Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO THE REHABILITATION EXIT SUPPORT AGREEMENT

This First Amendment (the “Amendment”) to the Rehabilitation Exit Support Agreement, is made as of September 21, 2017, by and among Ambac Assurance Corporation (“AAC”), Ambac Financial Group, Inc. (“AFG”) and certain holders of Ambac Assurance Corporation’s 5.1% Surplus Notes due 2020 and certain holders of Ambac Assurance Corporation’s deferred payment obligations (the “Holders”).

WHEREAS, AAC, AFG and the Holders entered into a Rehabilitation Exit Support Agreement, by and among AAC, AFG and the Holders, dated as of July 19, 2017 (the “Rehabilitation Exit Support Agreement”).

WHEREAS, the parties hereto (the “Parties”) wish to amend certain provisions of the Rehabilitation Exit Support Agreement, as set forth herein.

WHEREAS, each Holder party to the Rehabilitation Exit Support Agreement as of the date hereof has agreed to this Amendment to the Rehabilitation Exit Support Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and in the Rehabilitation Exit Support Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Definitions. Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Rehabilitation Exit Support Agreement.

Section 2. Amendments.

Section 2.1 The right-hand column in the row titled “Record Date” in the Rehabilitation Exit Term Sheet attached as Exhibit A to the Rehabilitation Exit Support Agreement (the “Plan Amendment Term Sheet”) is hereby amended and restated as follows:

“September 30, 2017”

Section 2.2 The right-hand column of the row titled “Initial Exchange” in the Plan Amendment Term Sheet is hereby amended and restated as follows:

“The Plan Amendment will provide that, on the Effective Date, an aggregate of $289 million in Deferred Amounts (including Accretion Amounts)3 outstanding as of the Record Date be transferred pro rata from all holders of Deferred Amounts (other than AAC and Ambac Financial Group, Inc. (“AFG,” collectively with AAC and the Segregated Account, the “Ambac Parties”)) (i) to AFG in exchange for AFG’s transfer of $132 million (principal plus accrued interest)4 of GA SSNs (as defined below) to such holders and (ii) to the third-party holders of GA SSNs who are signatories to the Rehabilitation Exit Support

Agreement (the “Sponsoring GA SSN Holders”) in exchange for the Sponsoring GA SSN Holders’ transfer of $157 million (principal plus accrued interest)5 of GA SSNs (as defined below) to such holders (collectively, the “Initial Exchange”). The Initial Exchange will be effectuated pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).6”

Section 2.3 The last sentence of the third non-bullet paragraph in the right-hand column of the row titled “Pre-Record Date Deferred Amounts” in the Plan Amendment Term Sheet is hereby amended and restated as follows:

“If the related Accretion Amount is less than 7.4% of any Pre-Record Date Deferred Amount, then the remainder of the Discharged Deferred Amount will be treated in a manner acceptable to the Rehabilitator, which may or may not include serving to discharge a portion of the applicable outstanding Deferred Amount.”

Section 2.4 A new sentence shall be added at the bottom of the right-hand column of the row titled “Pre-Record Date Deferred Amounts” in the Plan Amendment Term Sheet as follows:

“The Rehabilitator may, in lieu of the Deferred Amount Consideration allocated to any holder of a Deferred Amount, provide an alternative consideration package to such Deferred Amount Consideration, in an amount equal to such Deferred Amount Consideration, to the extent that AAC determines, in its sole discretion, that doing so is necessary or advisable to maintain compliance with any legal or regulatory requirements applicable to AAC or the Segregated Account.”

Section 2.5 The second sentence in the right-hand column of the row titled “Post-Record Date Permitted Policy Claims” in the Plan Amendment Term Sheet shall be amended by adding the following phrase between the words “Post-Record Date Permitted Policy Claims shall” and “be paid in full in Cash”:

“, subject to the Effective Date,”

Section 2.6 A new sentence shall be added at the bottom of the right-hand column of the row titled “Post-Record Date Permitted Policy Claims” in the Plan Amendment Term Sheet as follows:

“Subject to the occurrence of the Effective Date, no Accretion Amounts shall arise or accrue with respect to Post-Record Date Permitted Policy Claims.”

Section 2.7 The right-hand column in the row titled “Distribution Procedures” in the Plan Amendment Term Sheet is hereby amended and restated as follows:

“Where underlying securities related to Pre-Record Date Deferred Amounts are held through DTC, AAC shall transfer the Deferred Amount Consideration allocable to such Pre-Record Date Deferred Amounts to DTC for further transfer by DTC to its participants.

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Any distribution pursuant to the Plan Amendment will be deemed to have been received by beneficial holders of the securities to which such distribution relates on the next scheduled Bond Distribution Date applicable to the relevant insured obligation or underlying indenture that gives rise to the claims to which such distribution relates, notwithstanding the date when the cash or Deferred Amount Consideration was actually received by such beneficial holders.

For the avoidance of doubt, all Pre-Record Date Deferred Amount Consideration to be distributed pursuant to the Plan shall not be transferred to the applicable Trustees but shall be deemed to be transferred to such Trustees.”

Section 2.8 The first bullet in the right-hand column of the row titled “Conditions to Effectiveness of Plan Amendment” in the Plan Amendment Term Sheet is hereby amended and restated as follows:

“The Court will have entered an order approving the Plan Amendment (the “Confirmation Order”), including an approval as to the procedural and substantive fairness of the terms and conditions of the issuance of the Senior Secured Notes and the exchange of Deferred Amounts for GA SSNs pursuant to the Initial Exchange, in form and substance satisfactory to the Rehabilitator and consistent with the requirements of Section 3(a)(10) under the Securities Act and any “Blue Sky” laws required for the issuance of the Senior Secured Notes and the exchange of Deferred Amounts for GA SSNs pursuant to the Initial Exchange;”

Section 2.9 The row titled “Secured Notes Issuer” in the Secured Notes Term Sheet attached as Exhibit C to the Rehabilitation Exit Support Agreement is hereby amended to add the following sentence to the end thereof:

“The Secured Notes Issuer will liquidate on or after a date that is at least 12 months after the earlier of (a) the satisfaction of all of the Secured Notes Issuer’s obligations under the Secured Notes (other than contingent indemnification obligations) and (b) the Maturity Date (as defined below); provided that (i) prior to the satisfaction of all of the Secured Notes Issuer’s obligations under the Secured Notes (other than contingent indemnification obligations), holders of the Secured Notes shall retain their rights to the Secured Notes Collateral and the Policy (as defined below) and any liquidation of the Secured Notes Issuer prior to such satisfaction shall result in the note collateral agent under the Secured Notes becoming the “Holder” of the Ambac Note and retaining all rights and powers of the “Holder” thereunder (subject to the transfer restrictions for the Ambac Note) and (ii) such liquidation shall, in any event, be completed no later than the date that is 18 months after the earlier of (x) the satisfaction of all of the Secured Notes Issuer’s obligations under the Secured Notes (other than contingent indemnification obligations) and (y) the Maturity Date.”

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Section 2.10 The fourth bullet in the right-hand column of the row titled “Remedies for Failure to Pay Under Policy” in the Secured Notes Term Sheet attached as Exhibit C to the Rehabilitation Exit Support Agreement is hereby amended and restated as follows:

“None of the collateral agent, the trustee or the Secured Noteholders may sell the Ambac Note or the right to receive the RMBS Proceeds without the prior consent of AAC; provided that the foregoing shall not limit the assignment of the Ambac Note to the collateral agent in connection with a liquidation of the Secured Notes Issuer but shall limit the further assignment by the collateral agent without the prior consent of AAC.”

Section 2.11 The row titled “Investment Company Act” in the Secured Notes Term Sheet attached as Exhibit C to the Rehabilitation Exit Support Agreement is hereby amended and restated as follows:

“The Secured Notes Issuer is expected to be exempt from registration under the Investment Company Act of 1940, as amended.”

Section 2.12 The first clause of Section 4(b) of the Rehabilitation Exit Support Agreement is hereby amended and restated as follows:

“So long as this Agreement has not been terminated in accordance with its terms, each Holder (including, for the avoidance of doubt, any Joining Party) agrees and covenants that:”

Section 2.13 The right-hand column in the row titled “Initial Deposit” in Exhibit B to the Rehabilitation Exit Support Agreement (the “Exchange Offer Term Sheet”) is hereby amended and restated as follows:

“On or prior to the fifteenth (15th) Business Days preceding the scheduled expiration of the Offers (as defined below), (i) each Holder (including any Joining Party) shall deposit into an escrow account specified by the Rehabilitator, which account shall be for the benefit of the depositing Holders (the “Escrow Account”), its pro rata share of Notes (as defined below) with an aggregate principal amount outstanding, which when taken together with accrued and unpaid interest thereon (together, “Total Value”), equal $15711 million (the “Sponsoring Holder Notes”) and (ii) Ambac Financial Group, Inc. (“AFG”) shall deposit Notes with a Total Value equal to $13212 million into the Escrow Account.13 In the event that one or more Parties fails to deposit its pro rata share of Sponsoring Holder Notes into the Escrow Account as required hereby (a “Sponsoring Holder Default”), the Ambac Parties may adjust the Offers such that any shortfall may be contributed by one or more other holders of Notes or make any other appropriate adjustment to preserve the economic terms of the Offers and any such adjustment shall not constitute a breach of this Agreement or a Group Termination Event, provided that non-defaulting Holders shall not be required to purchase any Notes for such contribution. The Sponsoring Holder Notes shall be held in the Escrow Account for the benefit of the depositing Holder of the Sponsoring Holder Notes. If the Offers do not close or the Rehabilitation Exit Support Agreement terminates in accordance with its terms, any Notes held in the Escrow Account will be returned to the depositing Holder pursuant to an escrow agreement to be agreed upon by the Parties.”

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Section 2.14 The third paragraph in the right-hand column in the row titled “The DPO Offer” in the Exchange Offer Term Sheet is hereby amended and restated as follows:

“DPO Exchange Cap: Notes other than Sponsoring Holder Notes with a Total Value equal to $202 million.15

Section 2.15 The third paragraph in the right-hand column in the row titled “The AAC Sponsoring Holder Offer” in the Exchange Offer Term Sheet is hereby amended and restated as follows:

“AAC Sponsoring Holder Exchange Cap: Each Holder shall be capped at an amount of Notes with a Total Value equal to the percentage to be determined of the Total Value of Notes owned by such Holder that are tendered in the AAC Sponsoring Holder Offer.18 Assuming 100% participation, the AAC Sponsoring Holder Exchange Cap is $136 million, including principal amount and accrued and unpaid interest. The AAC Sponsoring Holder Exchange Cap (including the exchange cap components of principal and accrued and unpaid interest) for the Notes will be reduced if less than 100% of the Holders participate in the AAC Sponsoring Holder Offer.”

Section 2.16 The third paragraph in the right-hand column in the row titled “The AAC Offer” in the Exchange Offer Term Sheet is hereby amended and restated as follows:

“AAC Exchange Cap: Each holder shall be capped at an amount of Notes with a Total Value equal to approximately 87.5% of the Total Value of Notes owned by such holder (excluding the Sponsoring Holder Notes and Notes held by AAC and AFG) that are tendered in the AAC Offer. Assuming 100% participation, the AAC Exchange Cap is $492 million, including principal amount and accrued and unpaid interest. The AAC Exchange Cap (including the exchange cap components of principal and accrued and unpaid interest) for the Notes will be reduced if less than 100% of the holders participate in the AAC Offer.

Section 2.17 The paragraph in the right-hand column in the row titled “Holders Eligible to Participate in the Offers” in the Exchange Offer Term Sheet is hereby amended and restated as follows:

“Each of the Offers is being made in reliance on exemptions from registration provided by the Securities Act of 1933, as amended, and only to holders of Notes who are either (x) an institutional “accredited investor” within the meaning of subsection (1), (2), (3) or (7) of Rule 501(a) under the Securities Act of 1933, as amended, (y) a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, or (z) a non-U.S. person within the meaning of Rule 902 of the

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Securities Act and the AAC Sponsoring Holder Offer and AAC Offer are being made only to holders of Notes who are also “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended (each holder meeting such requirements, an “Eligible Holder”). Only holders of Notes who have completed and returned an eligibility certification, electronically or otherwise, certifying as to such holder’s status as an Eligible Holder are permitted to participate in the Offers.”

Section 3. Miscellaneous.

Section 3.1 Upon execution of this Amendment, (i) the Transaction Documents listed in Exhibit A, in the forms attached thereto, shall be deemed reasonably satisfactory by each of the Parties in satisfaction of Section 3(b) of the Rehabilitation Exit Support Agreement, and the Transaction Documents listed in Exhibit B, forms of which have been reviewed by the Holders, are understood by the Parties to accurately reflect the substance of the Transaction Documents listed in Exhibit A and the applicable transactions contemplated by the Rehabilitation Exit Support Agreement, subject to completion prior to finalization; (ii) White & Case LLP shall be authorized by all Holders to submit the affidavit referenced in Section 4(b)(6) of the Rehabilitation Exit Support Agreement; and (iii) Perry, Johnson, Anderson, Miller & Moskowitz LLP shall be authorized by all Holders to deliver the letter(s) referenced in Section 4(b)(7).

Section 3.2 Except as specifically set forth herein, the terms of this Amendment shall not be deemed to be a consent, waiver or modification with respect to any term, condition or obligation of any of the Parties in the Rehabilitation Exit Support Agreement and shall not obligate any of the Parties to agree to any other amendment to the Rehabilitation Exit Support Agreement.

Section 3.3 This Amendment may be executed and delivered in multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement. A facsimile or Portable Document Format copy of a signature shall have the same force and effect as an original signature.

Section 3.4 This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. By its execution and delivery of this Amendment, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit, or proceeding against it with respect to any matter under or arising out of or in connection with this Amendment or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a federal court of competent jurisdiction in the Southern District of New York. By execution and delivery of this Amendment, each of the Parties hereto hereby irrevocably accepts and submits to the jurisdiction of such court, generally and unconditionally, with respect to any such action, suit, or proceeding.

[Signature Page Follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first set forth above.

AMBAC ASSURANCE CORPORATION

By:	/s/ Claude LeBlanc
Name:	Claude LeBlanc
Title:	Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.

By:	/s/ Claude LeBlanc
Name:	Claude LeBlanc
Title:	Chief Executive Officer

[Signature Page to First Amendment]

400 Capital Credit Opportunities Master Fund Ltd.

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name:	Christopher Hentemann
Title:	Chief Investment Officer

[Signature Page to First Amendment]

Boston Patriot Milk St LLC

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name:	Christopher Hentemann
Title:	Chief Investment Officer

[Signature Page to First Amendment]

SSC 400 Capital Master Fund II Ltd.

By: 400 Capital Management LLC, as investment manager

By:	/s/ Christopher Hentemann
Name:	Christopher Hentemann
Title:	Chief Investment Officer

[Signature Page to First Amendment]

ABI – HoldCo1 LLC
on behalf of its participating funds and managed accounts

By:	/s/ Marc K. Furstein
Name:	Marc K. Furstein
Title:	Chief Operating Officer

[Signature Page to First Amendment]

Axonic Credit Opportunities Master Fund, LP

By:	/s/ Jamshed Engineer
Name:	Jamshed Engineer
Title:	Authorized Signatory

[Signature Page to First Amendment]

BlueCrest Capital Management (New York) LP
on behalf of its participating funds and managed accounts

By:	/s/ Jon Burwick
Name:	Jon Burwick
Title:	Legal Counsel of its general partner

[Signature Page to First Amendment]

Canyon Capital Advisors LLC,
on behalf of its participating funds and managed accounts

By:	/s/ Jonathan M. Kaplan
Name:	Jonathan M. Kaplan
Title:	Authorized Signatory

[Signature Page to First Amendment]

CarVal Investors, LLC,
on behalf of its participating funds and managed accounts

By:	/s/ Daniel K. Kersten
Name:	Daniel K. Kersten
Title:	Authorized Signatory

[Signature Page to First Amendment]

Centerbridge Partners, L.P.
on behalf of its participating funds and managed accounts on a several and not joint basis

By:	/s/ Susanne V. Clark
Name:	Susanne V. Clark
Title:	Authorized Signatory

[Signature Page to First Amendment]

Davidson Kempner Capital Management LP,
on behalf of its participating funds and managed accounts

By:	/s/ Patrick Dennis
Name:	Patrick Dennis
Title:	Managing Member

[Signature Page to First Amendment]

EJF Capital LLC,
on behalf of its participating funds and managed accounts

By:	/s/ Emanuel Friedman
Name:	Emanuel Friedman
Title:	CEO

[Signature Page to First Amendment]

Fifth Street Station, LLC
on behalf of its participating funds and managed accounts

By:	/s/ Benjamin Kolpa
Name:	Benjamin Kolpa
Title:	Managing Director

[Signature Page to First Amendment]

Intermarket Corporation
on behalf of its participating funds and managed accounts

By:	/s/ David B. Forer
Name:	David B. Forer
Title:	Managing Director

[Signature Page to First Amendment]

J.P. Morgan Securities LLC*, with respect to only its North American Non-Agency Trading Desk

By:	/s/ David Lawrence
Name:	David Lawrence
Title:	Executive Director

*	Notwithstanding anything to the contrary in the Rehabilitation Exit Support Agreement, the Rehabilitation Exit Support Agreement applies only to the North America Non-Agency Trading Desk, acting as a Qualified Marketmaker (as defined in the Rehabilitation Exit Support Agreement) (in such capacity, “NATD”) with the Global Securitized Products Group of J.P. Morgan Securities LLC and the principal amount of Senior Surplus Notes and any Holder Deferred Amounts set forth below and any Senior Surplus Notes and Holder Deferred Amounts hereafter acquired by the NATD. Accordingly, the term “Holder” for all purposes of the Rehabilitation Exit Support Agreement means and refers to only the NATD and the representatives, agents and employees of the NATD. For the avoidance of doubt, the Rehabilitation Exit Support Agreement does not apply to (i) Senior Surplus Notes, Holder Deferred Amounts, claims, securities, loans, other obligations or any other interests in the Company or Parent that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of, J.P. Morgan Securities LLC, (ii) any credit facilities to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new credit facility, amendment to an existing credit facility, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of the NATD, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any Senior Surplus Notes, Holder Deferred Amounts or related claims that may be beneficially owned by non-affiliated clients of J.P. Morgan Securities LLC or any of its affiliates.

[Signature Page to First Amendment]

Legg Mason Alternative Funds ICAV
Permal Alternative Income Strategy

By Axonic Capital LLC, authorized agent,

By:	/s/ Jamshed Engineer
Name:	Jamshed Engineer
Title:	Authorized Signatory

[Signature Page to First Amendment]

Marble Ridge Capital
on behalf of its participating funds and managed accounts

By:	/s/ Daniel Kamensky
Name:	Daniel Kamensky
Title:	Authorized Signatory

[Signature Page to First Amendment]

Moore Capital Management, LP
on behalf of its participating funds and managed accounts

By:	/s/ James Kaye
Name:	James Kaye
Title:	Vice President

[Signature Page to First Amendment]

Vertex One Asset Management Inc.
on behalf of its participating funds and managed accounts: Vertex Enhanced Income Fund (YVRF 4001002 and Vertex Strategic Income Fund (YVRF 3001002)

By:	/s/ Martin Lang
Name:	Martin Lang
Title:	Chief Compliance Officer & Chief Financial Officer

[Signature Page to First Amendment]

Exhibit A

1.	Plan Amendment;

2.	Disclosure Statement;

3.	Amended Payment Guidelines;

4.	Indenture for Secured Notes;

5.	SPV Security Agreement for Secured Notes;

6.	Company Pledge Agreement for Secured Notes;

7.	Note issued by the Company to the SPV; and

8.	Secured Notes Insurance Policy issued by the Company.

Form of Plan Amendment

(see attached)

STATE OF WISCONSIN	:	CIRCUIT COURT	:	DANE COUNTY

In the Matter of the Rehabilitation of:

SEGREGATED ACCOUNT OF	Case No. 10 CV 1576
AMBAC ASSURANCE CORPORATION	Hon. Richard G. Niess

[FORM OF]

SECOND AMENDED PLAN OF REHABILITATION

September 22, 2017

MICHAEL BEST & FRIEDRICH LLP

Ann Ustad Smith, Bar No. 1003243

John D. Finerty, Jr., Bar No. 1018183

Justin M. Mertz, Bar No. 1056938

Kimberly A. Streff, Bar No. 1106358

100 East Wisconsin Ave. Suite 3300

Milwaukee, Wisconsin 53202

Telephone: (414) 271-6560

Facsimile: (414) 277-0656

Email: jdfinerty@michaelbest.com

Attorneys for the Commissioner of Insurance of the State of Wisconsin, as the Court Appointed Rehabilitator of the Segregated Account of Ambac Assurance Corporation

i

(cont.)

ii

The Commissioner of Insurance of the State of Wisconsin, as the court-appointed Rehabilitator in this case, proposes the following Second Amended Plan of Rehabilitation for the Segregated Account of Ambac Assurance Corporation pursuant to Wis. Stat. § 645.33(5).

INTRODUCTION TO PLAN

This Second Amended Plan of Rehabilitation (the “Plan”) provides for the (i) satisfaction and discharge of all Deferred Amounts and related Claims, (ii) payment in full in cash of all Post-Effective Date Policy Claims, (iii) termination of the Operational Documents, (iv) termination of the Rehabilitation Proceeding of the Segregated Account, (v) merger of the Segregated Account back into the General Account and (vi) discharge and termination of the duties of the Rehabilitator and the Management Services Provider. Except as set forth herein, this Plan pertains solely to the Segregated Account, which acts through the Rehabilitator and the Management Services Provider. Pursuant to Wis. Stat. § 611.24(3)(e), the Segregated Account is deemed to be a separate insurer for purposes of the rehabilitation. Except as may be specifically stated herein, in the Payment Guidelines, the Amended Payment Guidelines, or in the Operational Documents, this Plan does not pertain to the assets or liabilities in the General Account.

ARTICLE 1

DEFINITIONS

The following terms used in this Plan shall have the meanings specified below, and such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires. Any term used in this Plan, whether or not capitalized, that is not defined in this Plan, but that is defined in the Act, shall have the meaning set forth in the Act.

1.1 2011 Confirmation Order. The Decision and Final Order Confirming the Rehabilitator’s Plan of Rehabilitation, with Findings` of Fact and Conclusions of Law, entered by the Court on January 24, 2011.

1.2 2014 Amendments. The amendments contained in the First Amended Plan dated June 12, 2014.

1.3 2014 Approval Order. The Final Order, dated June 11, 2014, approving the 2014 Amendments to the Original Plan.

1.4 AAC. Ambac Assurance Corporation.

1.5 Accretion Amounts. In respect of any Insured Obligation or any Permitted Claim which has a related Pre-Record Date Deferred Amount or Junior Deferred Amount outstanding, on any Bond Distribution Date on which such Pre-Record Date Deferred Amount or Junior Deferred Amount is to be calculated, accretion on such outstanding Pre-Record Date Deferred Amount or Junior Deferred Amount at the Accretion Rate to the Effective Date.

1.6 Accretion Rate. In respect of any Pre-Record Date Deferred Amount or Junior Deferred Amount, a rate compounded monthly (using 30/360 day count convention) to produce an effective annual rate of 5.1%, except that in Undercollateralized transactions, the portion of any Pre-Record Date Deferred Loss Amount attributable to the unpaid principal loss or balance of an Insured Obligation shall accrete at an effective annual rate, as determined by the Rehabilitator on a periodic basis, equal to the greater of (i) the monthly Accretion Rate, as calculated above, less the applicable Bond Interest Rate (as adjusted from time to time), and (ii) zero.

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1.7 ACP. Ambac Credit Products, LLC.

1.8 Act. The Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. Seq.

1.9 Administrative Claims. Claims for fees, costs and expenses of the administration of the Segregated Account incurred after the Petition Date, including, but not limited to, fees, costs and expenses associated with (i) management services, including all fees and payments pursuant to the Management Services Agreement, (ii) financial advisor, consulting and legal services, including services for OCI and the Rehabilitator, (iii) indemnification under commercially reasonable indemnification agreements of the Segregated Account (as determined by the Rehabilitator prior to the Effective Date, or OCI thereafter, in their sole and absolute discretion) with providers of financial, banking, trustee, consulting, legal or other services, (iv) the costs and expenses of preserving or recovering property, or enforcing rights and remedies, in respect of Policies and other liabilities allocated to the Segregated Account (as determined by the Rehabilitator prior to the Effective Date, or OCI thereafter, in their sole and absolute discretion), (v) any other fees, costs or expenses that are expressly approved by the Rehabilitator or the Special Deputy Commissioner, and (vi) any other indebtedness or obligations of the Segregated Account entitled to such priority in a liquidation proceeding under Wis. Stat. § 645.68(1).

1.10 AFG. Ambac Financial Group, Inc.

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1.11 Alternative Resolution. The resolution of any Claim by the Claims Administrator through the arrangement, negotiation, effectuation and execution of an amendment, restructuring, refinancing, purchase, repurchase, termination, settlement, commutation, tender, Synthetic Commutation or tear-up, or any similar transaction that results in the extinguishment or reduction of liability or agreement on alternative treatment, in respect of, as applicable, (i) all or part of the Policy or Policies, (ii) all or part of the underlying Insured Obligation or (iii) the underlying instrument, contract or arrangement, if any, giving rise to such Claim.

1.12 Ambac Parties. Ambac Assurance Corporation, Ambac Financial Group, Inc., and the Segregated Account.

1.13 Amended Payment Guidelines. The Amended Payment Guidelines (including any Amended LVM Payment Guidelines) to be issued by the Rehabilitator no later than October 1, 2017, which guidelines will be immediately effective and will apply to all Claims.

1.14 Amended Proof of Policy Claim Form. The form attached as an exhibit to the Amended Payment Guidelines, as such form may be amended and/or supplemented from time to time in the sole and absolute discretion of the Claims Administrator, to be used by the Holders of Policy Claims and Post-Effective Date Policy Claims to submit such claims to the Claims Administrator, whether prior to, or after, the Effective Date, and irrespective of any contrary requirement in any Policy.

1.15 Approval Order. The Decision approving this Plan, including any Findings of Fact and Conclusions of Law that may be required by the Rehabilitator in his sole and absolute discretion.

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1.16 Approval Order Date. The date of the Approval Order.

1.17 Beneficial Holder. In respect of any Insured Obligation, the beneficial holder(s) of such Insured Obligation.

1.18 Bond Distribution Date. In respect of an Insured Obligation, the monthly date on which scheduled interest and/or principal payments are due, or would be due (absent any acceleration, termination, extinguishment or legal final maturity of such Insured Obligation), from the issuer of the relevant Insured Obligation to the Beneficial Holders of such Insured Obligation, or, if payment of scheduled interest and/or principal in relation to any such Insured Obligation is not or would not have been due on a monthly basis, each Distribution Date.

1.19 Bond Interest Rate. In respect of any Insured Obligation subject to Undercollateralization, on any Bond Distribution Date on which Accretion Amounts are to be calculated, the applicable annualized interest rate that a Holder would be entitled to receive on such Bond Distribution Date for the relevant Insured Obligations in accordance with, and subject to, the terms and conditions of the relevant Transaction Documents relating to such Insured Obligations.

1.20 Business Day. A day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

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1.21 Cash. Legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check, or its equivalent in foreign currency for any transactions denominated in such foreign currency.

1.22 Causes of Action. Without limitation, any and all claims, rights, actions, demands, proceedings, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, defenses, affirmative defenses, rights of setoff, offset, powers, privileges, licenses, franchises, third-party claims, counterclaims, cross-claims, actions for declaratory or injunctive relief, suits and other rights of recovery, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages or judgments against or with respect to any Entity or property, wherever located, of any nature whatsoever, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, secured or unsecured, foreseen or unforeseen, asserted or unasserted or pending as of the Effective Date, whether direct, indirect, derivative or on any other basis, whether existing or hereafter arising, whether arising in whole or in part from the terms of the Plan or the Original Plan, whether arising in whole or in part prior to, on or after the Petition Date, based in whole or in part upon any act or omission or other event occurring prior to the date of the Petition Date or during the course of the Proceeding or thereafter, in contract or in tort, at law or in equity, whether pursuant to any federal, state, local, statutory or common law or any other law, rule or regulation, or under any theory of law or equity, including any available: (i) rights of setoff, counterclaim, recoupment, replevin or reclamation, or claims on contracts or for breaches of duties imposed by law, and (ii) claims, causes of action or defenses against any Entity including for intentional or negligent misrepresentation, fraud, mistake, duress and usury, breach of fiduciary duty, malpractice, negligence, breach of contract, wrongful distribution, aiding and abetting or inducement.

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1.23 Claim. Any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, that arises prior to the Effective Date.

1.24 Claim Requirements. The requirements applicable to the filing and validity of Claims as set forth in the First Amended Plan, the Payment Guidelines, this Plan, and the Amended Payment Guidelines, as applicable. For the avoidance of doubt, all Claims not otherwise adjudicated, resolved, settled, Permitted, or Disallowed pursuant to the Payment Guidelines by the Rehabilitator or the Management Services Provider prior to the issuance of the Amended Payment Guidelines, shall be adjudicated, resolved, settled, Permitted, or Disallowed pursuant to the Amended Payment Guidelines.

1.25 Claim Schedule. The Schedule attached to the Proof of Policy Claim Form or the Amended Proof of Policy Claim Form, as applicable, which shall include detailed information about the relevant Policy Claim and Post-Effective Date Policy Claim.

1.26 Claims Administrator. Prior to the Effective Date: The Management Services Provider, as may be provided by the First Amended Plan, the Payment Guidelines, and the Amended Payment Guidelines. From and after the Effective Date: AAC.

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1.27 Commissioner. The Commissioner of Insurance of the State of Wisconsin.

1.28 Consensual Transaction. The Transaction.

1.29 Cooperation Agreement. The Cooperation Agreement, by and between the Segregated Account, the Rehabilitator, AAC and Ambac Financial Group, Inc., effective March 24, 2010, as amended, supplemented or modified from time to time.

1.30 Court. The Circuit Court for Dane County, State of Wisconsin.

1.31 CUSIP. In respect of any security, the security as identified by the number allocated to such security pursuant to the Committee on Uniform Securities Identification Procedures.

1.32 Deferred Amount. Pre-Record Date Deferred Amounts and Post-Record Date Deferred Amounts.

1.33 Definitive Documents. The Rehabilitation Exit Support Agreement dated July 19, 2017, attached to the Disclosure Statement as Exhibit D, the Secured Note Indenture, attached to the RESA, and the Waiver and Amendment to Settlement Agreement, attached to the RESA.

1.34 Determination Date. The fifteenth (15th) day of each month (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Claims Administrator, or as may otherwise be defined in the Amended Payment Guidelines.

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1.35 Disallowed Claim. A Claim that has been determined by the Claims Administrator to constitute a Duplicate Claim or a Late Claim, or that the Claims Administrator has otherwise determined should not be Permitted, in each case in accordance with the provisions of the Payment Guidelines or the Amended Payment Guidelines, as the case may be.

1.36 Disclosure Statement. The joint Disclosure Statement Accompanying this Plan filed with the Court and dated September 22, 2017, as amended, modified or supplemented from time to time.

1.37 Disputed Claim. A Claim as to which an Objection has been raised by the Claims Administrator pursuant to the terms hereof, the Payment Guidelines, or the Amended Payment Guidelines, that has not been released, satisfied, resolved, terminated, commuted or otherwise extinguished or become a Permitted Claim or a Disallowed Claim.

1.38 Distribution. A payment made by or on behalf of the Segregated Account, in accordance with this Plan, the First Amended Plan, the Payment Guidelines, the Amended Payment Guidelines, an order of the Court, or pursuant to the direction of the Special Deputy Commissioner, on account of Deferred Amounts or Permitted Claims, including, but not limited to, Cash, Senior Secured Notes, SA SSNs, SA JSNs, Interim Payments, Supplemental Payments, Deferred Payments (as defined in the Payment Guidelines), Junior Deferred Payments (as defined in the Payment Guidelines), Special Policy Payments and/or payments made (as applicable) in conjunction with an Alternative Resolution, as well as any transfer of Pre-Record Date Deferred Amount Consideration by AAC or the Segregated Account in respect of a Pre-Record Date Deferred Amount received by AFG or a Sponsoring Holder in the Initial Exchange pursuant to Section 3.3(c) herein. For the avoidance of doubt, the term Distribution does not include securities transferred by AFG or a Sponsoring Holder pursuant to the Initial Exchange.

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1.39 Distribution Date. The date during each month on which Policy Claims, arising before the Effective Date, and which have been Permitted by the Claims Administrator on the immediately preceding Determination Date, are scheduled to be paid in accordance with the Payment Guidelines or the Amended Payment Guidelines, as applicable. The Distribution Date shall be the twentieth (20th) day of each such month (or, if any such day is not a Business Day, the immediately following Business Day), or such other date as may be defined in the Amended Payment Guidelines; provided that all Distributions of the Pre-Record Date Deferred Amount Consideration to be distributed pursuant to this Plan and the Amended Payment Guidelines shall be completed on the Effective Date or as soon as reasonably practicable following the Effective Date.

1.40 DTC. The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission or any successor entity thereto.

1.41 Duplicate Claim. Any Claim with respect to which the Claims Administrator, has determined, in its sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the Policy or other Transaction Documents giving rise to such Claim is the subject of, or is, a Pending Claim, Disputed Claim, Late Claim, Disallowed Claim or a Permitted Claim.

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1.42 Effective Date. The date on which this Plan shall be effective, as determined and announced by the Rehabilitator, in accordance with Article 5 of this Plan.

1.43 Entity. An individual, person, corporation, partnership, limited liability company, association, joint stock company, estate, trust, unincorporated organization, government or any political subdivision thereof, or any other entity.

1.44 Exchange Offers. Those certain voluntary exchange offers to be effectuated concurrently with the effectiveness of this Plan whereby (i) AAC shall offer to the Sponsoring Holders securities entitling the beneficial holders of such securities to Pre-Record Date Deferred Amounts in exchange for an equal amount of GA SSNs (including principal amount and accrued and unpaid interest), (ii) AAC shall offer to purchase 65.7% of all GA SSNs (including principal amount and accrued and unpaid interest) held by the Sponsoring Holders in exchange for consideration comprised of (x) 45.7% Cash and (y) 46.9 % in principal amount of Senior Secured Notes representing a discount of 7.4% to the total amount of all such GA SSNs (including principal amount and accrued and unpaid interest); and (iii) AAC shall offer to purchase 87.5% of all GA SSNs (including principal amount and accrued and unpaid interest) held by Entities other than the Sponsoring Holders in exchange for consideration comprised of (x) 45.7% Cash and (y) 46.9% in principal amount of Senior Secured Notes representing a discount of 7.4% to the total amount of all such GA SSNs (including principal amount and accrued and unpaid interest).1

[1]	Upon consummation of the Exchange Offers, consummation of the Initial Exchange pursuant to this Plan, and the payment of the Deferred Amount Consideration pursuant to this Plan, the Holders of Deferred Amounts and GA SSNs, respectively, will have received, on account of such Pre-Record Date Deferred Amounts and GA SSNs, (with accretion until the Effective Date), an effective consideration package of (i) 40% Cash, (ii) 41% Senior Secured Notes, (iii) 12.5% Remaining Senior Surplus Notes, and (iv) a 6.5% discount.

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1.45 Exculpated Parties. (i) The Ambac Parties, (ii) the Rehabilitator, (iii) the Management Services Provider, (iv) the Special Deputy Commissioner, (vi) OCI, (vii) the Sponsoring Holders, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees, attorneys, agents, advisors and representatives.

1.46 Final Order. An order or judgment entered by a court, which has not been reversed, vacated, or stayed, that may no longer be appealed from or otherwise reviewed or reconsidered, as a result of which such order or judgment shall have become final and non- appealable.

1.47 Final Post-Record Date Payment. With respect to any Permitted Post-Record Date Policy Claim, payment of Cash in the amount of the Post-Record Date Deferred Amount, less any Recovery Amounts received in respect of the Insured Obligation to which such Post-Record Date Policy Claim relates and which have not otherwise reduced the Post-Record Date Deferred Amount in respect of such Insured Obligation.

1.48 First Amended Plan. The Original Plan and all supplements and Exhibits thereto, as amended by the 2014 Amendments.

1.49 GA Surplus Notes or GA SSNs. The 5.1% surplus notes issued by the General Account on June 7, 2010 and scheduled to mature on June 7, 2020.

1.50 General Account. The general account of AAC.

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1.51 General Claims. All Claims which are not Administrative Claims or Policy Claims, and are not otherwise entitled to priority under the Act or an order of the Court, including, but not limited to, any Claim submitted under a reinsurance agreement allocated to the Segregated Account, as identified in Exhibit F to the Plan of Operation.

1.52 Holder. Any Entity (other than a Beneficial Holder) holding (i) a Claim, including, in the case of a Policy Claim, the named beneficiary of the related Policy, and including any trustee submitting claims in accordance with the Amended Payment Guidelines or the Payment Guidelines, (ii) a Deferred Amount, (iii) a Junior Deferred Amount, or (iv) a SA SSN.

1.53 Indemnified Party. Any Holder acting in its capacity as Trustee or Sub-Trustee/Agent and any Paying Agent retained by AAC.

1.54 Initial Exchange. The transfer required by this Plan of beneficial interests in Pre-Record Date Deferred Amounts estimated in the aggregated amount of $282 million representing 12.5% of all Pre-Record Date Deferred Amounts from Non-Ambac Holders, on a pro rata basis, (i) to AFG in exchange for the transfer by AFG to such Non-Ambac Holders (on a pro rata basis) of GA SSNs in an estimated aggregated amount of $129 million equal to (x) all GA SSNs and SA SSNs held by AFG as of the Record Date less (y) $100 million, and less (z) unpaid interest on $100 million of GA SSNs and SA SSNs accrued between June 30, 2017 and the Effective Date and (ii) to the Sponsoring Holders in exchange for the transfer by the Sponsoring Holders to such Non-Ambac Holders (on a pro rata basis) of GA SSNs in an estimated aggregate amount, as of the Effective Date, of $153 million equal to 12.5% of all Pre-Record Date Deferred Amounts held by Non-Ambac Holders of Pre-Record Date Deferred Amounts, less the amount specified in (i) above.

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1.55 Injunction. The Order for Temporary Injunctive Relief entered by the Court on March 24, 2010, made permanent by the 2011 Confirmation Order, and the related Order Granting Rehabilitator’s Motion to Confirm and Declare the Scope of the Relief Issued Under this Court’s Prior Order for Injunctive Relief, dated September 12, 2012.

1.56 Insured Obligation. In respect of any Policy Claim, an obligation guaranteed by the Segregated Account under or pursuant to the relevant Policy or Policies. A Policy may provide financial guaranty insurance in respect of more than one Insured Obligation, each Insured Obligation as identified by its CUSIP, if any.

1.57 Interim Cash Payment Rules. The rules governing the submission, processing and payment of Policy Claims of the Segregated Account in accordance with the June 4, 2012 Interim Cash Payment Order, filed with the Court and effective August 1, 2012, together with any amendments or supplements thereto.

1.58 Interim Payment. With respect to each Policy Claim determined to be a Permitted Policy Claim, and which is based on events, occurrences, and circumstances, occurring or existing prior to the Effective Date, the payment of the amount equal to the then applicable Interim Payment Percentage (as defined in the Payment Guidelines or the Amended Payment Guidelines, as applicable) of the amount of a Permitted Policy Claim, made in accordance with the Payment Guidelines or the Amended Payment Guidelines, as applicable.

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1.59 Junior Deferred Amount. With respect to each Permitted General Claim, the amount established as a Junior Deferred Amount by the Segregated Account pursuant to the procedure set forth in the Payment Guidelines.

1.60 Late Claim. Any Claim determined pursuant to the procedure set forth in the Payment Guidelines or the Amended Payment Guidelines, as applicable, to not have been submitted in compliance with the Claim Requirements (i) with respect to Pre-Record Date Policy Claims, by the earlier of (x) November 30, 2017 or (y) the date that such Claim would be a “Late Claim” pursuant to the First Amended Plan and the Payment Guidelines, or (ii) with respect to Post-Record Date Policy Claims, 120 days following the earliest date on which such Claim, if it had been submitted, would have satisfied all of the requirements to be considered a Permitted Claim. Any Claim that, on or before the date of the issuance of the Amended Payment Guidelines would be a “Late Claim” pursuant to the terms of the Payment Guidelines, shall be a Late Claim under this Plan and the Amended Payment Guidelines. For the avoidance of doubt, the earliest date on which a Claim may be submitted to the Claims Administrator for consideration as a Permitted Claim is the earlier of (x) the Bond Distribution Date and (y) the date that the right to payment arises under the Insured Obligation that gives rise to a Claim.

1.61 Lien. A charge against or interest in property to secure payment of a debt or performance of an obligation.

1.62 Management Services Agreement. The Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010, as amended, modified or supplemented from time to time.

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1.63 Management Services Provider. AAC or any successor Management Services Provider under the Management Services Agreement.

1.64 Merger. The merger of the Segregated Account and AAC provided by Section 3.2 hereof.

1.65 Non-Ambac Holders. Beneficial Holders of Pre-Record Date Deferred Amounts or GA SSNs, as applicable, other than AAC or AFG.

1.66 Objection. Any dispute or objection with respect to a Claim, as contemplated by the Payment Guidelines or the Amended Payment Guidelines.

1.67 OCI. The Office of the Commissioner of Insurance of the State of Wisconsin.

1.68 Operational Documents. The documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement, each as amended, modified or supplemented from time to time, but excluding any tax sharing agreements or cost-allocation agreements.

1.69 Original Plan. The Plan of Rehabilitation for the Segregated Account dated October 8, 2010, and all supplements and Exhibits thereto.

1.70 Paying Agent. Any paying agent retained by the Claims Administrator on or after the Effective Date, in the sole and absolute discretion of the Claims Administrator for the purpose of making any Distributions in accordance with the Amended Payment Guidelines.

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1.71 Payment Guidelines. The Payment Guidelines issued by the Rehabilitator dated June 12, 2014 and the LVM Payment Guidelines issued by the Rehabilitator dated June 12, 2014.

1.72 Pending / Pending Claim. Claims submitted prior to the Effective Date in accordance with all of the requirements of the First Amended Plan and the Payment Guidelines, or in accordance with this Plan and the Amended Payment Guidelines, as applicable, which are under evaluation by the Claims Administrator and have not yet become a Permitted Claim, a Disputed Claim, or a Disallowed Claim.

1.73 Permitted / Permitted Claim. A Claim (other than a Late Claim, a Disputed Claim, a Pending Claim, a Duplicate Claim or a Disallowed Claim) submitted in compliance with the provisions of the First Amended Plan and the Payment Guidelines, or this Plan and the Amended Payment Guidelines, to the extent determined by the Claims Administrator to be a matured, non-contingent, due and payable obligation according to the provisions of the applicable Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such Claim. Permitted Claims shall not include any Claim in respect of (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date other than Accretion Amounts, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the Claim or on the related Insured Obligation, if any, that would violate the Injunction, or (iv) in the sole and absolute

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discretion of the Claims Administrator, as applicable, that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by the Holder or any Beneficial Holder, including without limitation, any cash deposits, reserves or other defeasance or reinsurance instruments made available to such Holder or Beneficial Holder. In addition, a Permitted Claim shall not include any Claim in respect of which the Holder, or any party to the transaction relating thereto, is in violation of the Plan, the Injunction, the Payment Guidelines, the Amended Payment Guidelines, or any other order of the Court relating to the Segregated Account.

1.74 Petition Date. March 24, 2010, the date on which OCI commenced the Proceeding.

1.75 Plan. This Second Amended Plan of Rehabilitation for the Segregated Account dated September 22, 2017 and all supplements and Exhibits hereto, and as the same may be further amended or modified as set forth herein and in accordance with the Act. All references to the “Plan” used herein are to this Second Amended Plan.

1.76 Plan of Operation. The Plan of Operation of the Segregated Account, as amended, modified and/or supplemented from time to time.

1.77 Policy. Any financial guaranty insurance policy, surety bond or other similar guarantee which was allocated to the Segregated Account pursuant to the Plan of Operation.

1.78 Policy Claim. A Claim under a Policy or Policies in respect of an Insured Obligation (as identified by CUSIP, if any).

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1.79 Post-Effective Date Policy Claims. Any Policy Claims based on events, occurrences, and circumstances occurring or existing, on or after the Effective Date.

1.80 Post-Record Date Deferred Amount. With respect to each Insured Obligation (identified by its CUSIP, if any) in respect of which a Post-Record Date Policy Claim has been Permitted, and an Interim Payment made, the amount calculated as a Deferred Amount pursuant to the procedure set forth in the Amended Payment Guidelines. Post-Record Date Deferred Amounts are not entitled to any accretion during the Post-Record Date Period.

1.81 Post-Record Date Period. The period of time from and after the Record Date through and including one business day immediately preceding the Effective Date.

1.82 Post-Record Date Policy Claims. Any Policy Claims based on events, occurrences, and circumstances occurring or existing during the Post-Record Date Period.

1.83 Pre-Record Date Deferred Amount. With respect to each Insured Obligation (identified by its CUSIP, if any) in respect of which a Pre-Record Date Policy Claim has been Permitted and/or established by the Segregated Account, and an Interim Payment made, the amount calculated as a Deferred Amount pursuant to the procedures set forth in the Payment Guidelines or the Amended Payment Guidelines, as applicable, in respect of Permitted Policy Claims based on events, occurrences and circumstances occurring or existing prior to the Record Date (x) including any and all Accretion Amounts and (y) less any Recovery Amounts received up to and including the Effective Date in respect of such Insured Obligation and which have not otherwise previously reduced the Pre-Record Date Deferred Amount in respect of such Insured Obligation.

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1.84 Pre-Record Date Deferred Amount Consideration. The Cash and Senior Secured Notes to be distributed to Holders of Pre-Record Date Deferred Amounts pursuant to Section 2.2 of this Plan.

1.85 Eligibility Distribution Record Date. A date to be set by the Rehabilitator in his sole discretion; provided that that such date is intended to be as close as reasonably practicable to the Effective Date, but shall be no later than one business day prior to the Effective Date.

1.86 Pre-Record Date Deferred Amount Discount. This term has the meaning given it in Section 2.2(a)(iii) of this Plan.

1.87 Pre-Record Date Deferred Loss Amount. With respect to each Insured Obligation in respect of which a Pre-Record Date Policy Claim has been Permitted and an Interim Payment made or deemed to be made, the Pre-Record Date Deferred Amount excluding the aggregate of all Accretion Amounts relating to such Insured Obligation.

1.88 Pre-Record Date Policy Claims. Any Policy Claims based on events, occurrences, and circumstances, occurring, or existing, before the Record Date.

1.89 Proceeding. The legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.

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1.90 Proceeding Circumstances. The circumstances and events, whenever arising, giving rise to the Proceeding or in existence from and after, or giving rise to or at any time resulting from, issuance of the Rehabilitation Order, including, without limitation, (i) the financial condition of the Ambac Parties, (ii) the grounds for the Proceeding, (iii) actions taken or statements made by the Ambac Parties, the Rehabilitator, the Management Services Provider, the Special Deputy Commissioner, OCI, or any other Person, in connection with or in contemplation of the Rehabilitation Order or the Proceeding, (iv) any ratings downgrade of the Ambac Parties, (v) any failure by the Ambac Parties to pay any amount (whether due prior to the Rehabilitation Order, the injunctive relief in the 2011 Confirmation Order, the 2014 Approval Order, this Plan, or otherwise) and (vi) the issuance and existence of the Rehabilitation Order.

1.91 Record Date. September 30, 2017.

1.92 Recovery Amount. Shall have the meaning set forth in the Payment Guidelines or the Amended Payment Guidelines, as applicable.

1.93 Rehabilitation Exit Support Agreement (“RESA”). The agreement dated July 19, 2017 between each of the Ambac Parties and the Sponsoring Holders (including any other “Joining Parties” (as defined in the Rehabilitation Exit Support Agreement) that have become parties to the Rehabilitation Exit Support Agreement after July 19, 2017), as amended, that sets forth the terms and conditions of the Sponsoring Holders’ agreement to support this Plan and the Segregated Account’s exit from the Proceeding.

1.94 Rehabilitation Order. The Order for Rehabilitation entered in the Proceeding, dated March 24, 2010.

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1.95 Rehabilitator. The Commissioner, as the Court-appointed rehabilitator of the Segregated Account.

1.96 Reimbursement Amount. Shall have the meaning set forth in the Payment Guidelines or the Amended Payment Guidelines, as applicable.

1.97 Reinsurance Agreement. The Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of the Petition Date, as amended, modified or supplemented from time to time.

1.98 Released Parties. (i) AAC, (ii) the Segregated Account, (iii) the Rehabilitator, (iv) the Management Services Provider, (v) the Special Deputy Commissioner, (vi) OCI, (vii) the General Account, (viii) any Paying Agent retained by the Rehabilitator pursuant to the Plan, and each of their respective current and former members, shareholders, affiliates, officers, directors, employees, agents (including any attorneys, financial advisors, investment bankers, consultants and other professionals retained by such Persons, and any other advisors or experts with whom OCI, the Rehabilitator or the Special Deputy Commissioner consults, as contemplated by Wis. Stat. § 645.33(3)).

1.99 Releasing Parties. All Holders of, and Beneficial Holders of Insured Obligations in respect of, Deferred Amounts.

1.100 Remaining Senior Surplus Notes. Any and all GA SSNs or SA SSNs that remain outstanding after the Effective Date.

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1.101 REMIC Matters. Matters related to the federal income tax treatment of a REMIC, as defined in Section 860D of the Internal Revenue Code of 1986, as amended.

1.102 RMBS Litigation. Those certain lawsuits to which AAC and/or the Segregated Account are parties involving residential mortgage backed securities transactions insured by policies allocated to the Segregated Account, captioned: Ambac Assurance Corp. v. Countrywide Home Loans, Inc., Index No. 651612/2010 ( N.Y. Sup. Ct. N.Y. Cty.) (Bransten, J.); Ambac Assurance Corp. v. First Franklin Fin. Corp., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cty.) (Sherwood, J.); Ambac Assurance Corp. v. Nomura Credit & Capital, Inc., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cty.); (Friedman, J.); Ambac Assurance Corp. v. Countrywide Home Loans, Inc., Index No. 653979/2014 ( N.Y. Sup. Ct. N.Y. Cty.) (Friedman, J.); Segregated Account of Ambac Assurance Corp. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cty.) (Anderson, J.); and Ambac Assurance Corp. v. Countrywide Home Loans, Inc., Index No. 652321/2015 ( N.Y. Sup. Ct. N.Y. Cty.) (Friedman, J.); and any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims.

1.103 SA JSNs. The 5.1% junior surplus notes due June 7, 2020, originally issued by the Segregated Account to holders of Permitted General Claims and AFG.

1.104 SA Surplus Notes or SA SSNs. The 5.1% senior surplus notes due June 7, 2020, issued by the Segregated Account to holders of Permitted Policy Claims.

1.105 Secured Note. The Secured Note issued by AAC to the Segregated Account on the Petition Date, as amended, modified or supplemented from time to time.

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1.106 Securities Act. The Securities Act of 1933, 15 U.S.C. §§ 77a-77aa (as amended from time to time).

1.107 Segregated Account. The Segregated Account of Ambac Assurance Corporation, established pursuant to the Plan of Operation in accordance with Wis. Stat. § 611.24(2).

1.108 Senior Secured Notes. The Senior Secured Notes, due on the fifth anniversary of the Effective Date, to be issued by a newly formed special purpose entity which is expected to be a liquidating entity and wholly owned by an affiliate of AFG, at the request of, and in satisfaction of certain Reinsurance Agreement obligations owed to the Segregated Account, to Beneficial Holders in respect of Pre-Record Date Deferred Amounts and Accretion Amounts as a component of the Pre-Record Date Deferred Amount Consideration, and to holders of GA SSNs in connection with the Exchange Offers. Ambac shall issue a financial guarantee policy for the benefit of the trustee of the Senior Secured Notes, irrevocably guaranteeing all regularly scheduled principal and interest and principal and interest payable in connection with mandatory redemptions.

1.109 Special Deputy Commissioner. The Special Deputy Commissioner of the Segregated Account.

1.110 Special Policy Payment. This term shall have the meaning given to such term in the Payment Guidelines.

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1.111 Sponsoring Holders. The parties who are signatories to the Rehabilitation Exit Support Agreement (including any other “Joining Parties” (as defined in the Rehabilitation Exit Support Agreement) that have become parties to the Rehabilitation Exit Support Agreement after July 19, 2017) other than AAC and AFG.

1.112 Sub-Trustee/Agent. Any Holder acting on its own behalf or acting in its capacity as Trustee, and any party to the Transaction Documents assigned or delegated in whole or in part duties relating to submitting or processing payment of Policy Claims under the related Transaction Documents.

1.113 Subsequent Adjustments. Means (i) a recoupment from the Holder of a Permitted Claim of all or a portion of the amount of a Distribution; or (ii) reduction of such Holder’s applicable Deferred Amount, in each case, to the extent the Claims Administrator may make Subsequent Adjustments if it determines, in its sole discretion, that any Distribution received by such Holder was incorrect.

1.114 Supplemental Payment. This term shall have the meaning given to such term in the Payment Guidelines and the Amended Payment Guidelines, as applicable.

1.115 Synthetic Commutation. A type of Alternative Resolution concerning Policy Claims arising out of Policies insuring securities that are held by multiple Beneficial Holders whereby the Rehabilitator or AAC is unable to reach a universal settlement with all Beneficial Holders of such securities and, instead, settles Policy Claims held by certain (rather than all) Beneficial Holders of such securities, as further described in that certain Order Confirming Procedures for Resolving Alternative Resolutions Including Synthetic Commutations, dated August 31, 2011.

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1.116 Third Party Liability. Any reasonable and documented out-of-pocket losses and costs, including reasonable attorney fees, incurred in defending any lawsuit, action, or similar formal legal proceeding arising out of an Indemnified Party’s compliance with this Plan, the Approval Order, the First Amended Plan, the 2014 Approval Order, the Original Plan, the 2011 Confirmation Order, and the Payment Guidelines and the Amended Payment Guidelines (excluding losses and costs resulting from the fraud, gross negligence or other willful misconduct of such Indemnified Party, provided, however, that for purposes of any indemnity under this Plan, compliance with this Plan and the Payment Guidelines shall not be deemed to constitute fraud, gross negligence, or willful misconduct).

1.117 Transaction. The Exchange Offers, together with the Initial Exchange.

1.118 Transaction Documents. Any agreements relating to Policies, including any credit derivative transaction agreements (including credit default swaps), interest rate or currency rate swap agreements, basis swap agreements, total return swap agreements, indentures, trust deeds, collateral management or administration agreements, credit or loan agreements, residential mortgage-backed security transaction documents, guarantee investment certificates, custodial account agreements, note purchase agreements, or other financing or transaction documents of any kind. Transaction Documents shall also include any contracts with ACP, Ambac Conduit Funding, LLC, and Juneau Investments.

1.119 Transaction Mechanics. The various steps and transactions that constitute the Initial Exchange and the Exchange Offers detailed in the transaction mechanics presentation annexed to the Rehabilitation Exit Support Agreement as Exhibit B.

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1.120 Trustee. A Holder acting in its capacity as trustee and/or agent on behalf of and for the benefit of Beneficial Holders.

1.121 Undercollateralization/Undercollateralized. With respect to any transaction, the amount by which the outstanding principal balance of all Insured Obligations relating to such transaction exceeds the outstanding principal balance of the collateral securing all such Insured Obligations.

1.122 Waiver and Amendment to Settlement Agreement. That certain waiver and amendment to be dated the Effective Date to that certain bank settlement agreement dated June 7, 2010 by and between AAC, ACP, Ambac Financial Group, Inc., and the other parties thereto.

1.123 Website. The website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, this Plan, the First Amended Plan, and the Segregated Account Operational Documents.

1.124 Wis. Stat. The Wisconsin Statutes (2015-16), as amended.

ARTICLE 2

TREATMENT OF CLAIMS

2.1 Administrative Claims. Each Holder of a Permitted Administrative Claim outstanding on the Effective Date and not previously the subject of an Alternative Resolution, shall receive, in full satisfaction of such Permitted Administrative Claim, on the Effective Date, Cash equal to the amount of such Permitted Administrative Claim, in accordance with the procedures set forth in Section 4.2 below and, as applicable, the Amended Payment Guidelines.

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2.2 Policy Claims.

(a) Satisfaction in Full of Pre-Record Date Deferred Amounts with Pre-Record Date Deferred Amount Consideration.

(i) Treatment of Holders Other than AFG. Each Holder of a Pre-Record Date Deferred Amount (other than AFG) after consummation of the Initial Exchange and the Exchange Offers, shall be entitled to receive, in full and final satisfaction of such Pre-Record Date Deferred Amount (x) Cash equal to 45.7% of such Pre-Record Date Deferred Amount, and (y) Senior Secured Notes in an amount equal to 46.9% of such Pre-Record Date Deferred Amount, ((x) and (y), collectively, being referred to herein as “Pre-Record Date Deferred Amount Consideration”). Subject to Section 3.3(c) of this Plan, such payment of Pre-Record Date Deferred Amount Consideration, as provided herein, shall constitute full and complete payment and settlement of such Pre-Record Date Deferred Amount and any related Accretion Amount. Each Holder of a Pre-Record Date Deferred Amount (other than AFG) and each Beneficial Holder of any Insured Obligation related to a Pre-Record Date Deferred Amount shall, after consummation of the Initial Exchange and the Exchange Offers, be required to accept the Pre-Record Date Deferred Amount Consideration issued to such Holder in accordance with this Plan, in lieu of any cash payments required to be made to such holders, in full and complete satisfaction of such cash payment obligation of the

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Segregated Account in respect of the Permitted Policy Claim allowed to such holders (which relates to the relevant Pre-Record Date Deferred Amount), regardless of the existence of any provision in any Policy, the 2011 Plan, the First Amended Plan, or any other underlying instrument(s) or contract(s) that would require, or that contemplates, the discharge of the obligations of the Segregated Account through the payment of Cash. AAC may, subject to the Rehabilitator’s approval, in lieu of the Pre-Record Date Deferred Amount Consideration allocated to a Holder, provide an alternative consideration package to such Pre-Record Date Deferred Amount Consideration, in an amount equal to such Pre-Record Date Deferred Amount Consideration, to the extent that AAC determines, in its sole discretion, that doing so is necessary or advisable to maintain compliance with any legal or regulatory requirements applicable to AAC or the Segregated Account.

(ii) Treatment of AFG. AFG, shall be entitled to receive, in full and final satisfaction of any Pre-Record Date Deferred Amounts that it holds or to which it is beneficially entitled (including any Pre-Record Date Deferred Amounts received by AFG pursuant to the Initial Exchange) after consummation of the Initial Exchange and the Exchange Offers, Senior Secured Notes in an amount equal to 91.3% of such Pre-Record Date Deferred Amounts. Subject to Section 3.3(c) of this Plan, such payment of Senior Secured Notes to AFG shall constitute full and complete payment, discharge and settlement of such Pre-Record Date Deferred Amount and Accretion Amounts held by AFG (or beneficial interests to which it is entitled) and AFG shall be required to accept such payment of Senior Secured Notes in accordance with this Plan in lieu of any cash payments required to be made to AFG in full and complete satisfaction of any cash payment obligation relating to any Pre-Record Date Deferred Amounts and Accretion Amounts owed to AFG by the Segregated Account.

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(iii) Application of Pre-Record Date Deferred Amount Discount. The remaining 7.4% of all Pre-Record Date Deferred Amounts and Accretion Amounts not held by AFG and 8.7% of Pre-Record Date Deferred Amounts and Accretion Amounts held by AFG shall be deemed satisfied and shall be discharged in full without further consideration (the “Pre-Record Date Deferred Amount Discount”). With respect to each Pre-Record Date Deferred Amount, the Pre-Record Date Deferred Amount Discount shall be applied against any Accretion Amounts related to such Pre-Record Date Deferred Amount-and, to the extent such Accretion Amounts are insufficient to satisfy the Pre-Record Date Deferred Amount Discount on such Pre-Record Date Deferred Amount, (a) if such Pre-Record Date Deferred Amount relates to an Insured Obligation that is Undercollateralized, the remainder of such Pre-Record Date Deferred Amount Discount shall be applied against the Pre-Record Date Deferred Loss Amount portion of such Pre-Record Date Deferred Amount, and (b) if such Pre-Record Date Deferred Amount relates to an Insured Obligation that is not Undercollateralized, the remainder of such Pre-Record Date Deferred Amount Discount shall not be applied against the Pre-Record Date Deferred Loss Amount portion of such Pre-Record Date Deferred Amount and instead shall be waived. To the extent such waiver of the Pre-Record Date Deferred Amount Discount results in an adjustment to the total amount of Pre-Record Date Deferred Amount Consideration to be distributed to Holders, such adjustment shall be paid in Cash.

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(iv) Eligibility Distribution Record Date. To be eligible to receive the Pre-Record Date Deferred Amount Consideration, Beneficial Holders of Insured Obligations in respect of Pre-Record Date Deferred Amounts calculated pursuant to the procedures set forth in the Payment Guidelines or the Amended Payment Guidelines, as the case may be, must be the Beneficial Holders of record as of the Eligibility Distribution Record Date.

(v) Total Effective Consideration. Except as otherwise provided this Plan, after consummation of the Initial Exchange and the Exchange Offers, the Distribution of the Pre-Record Date Deferred Amount Consideration shall not cause any Holder of Pre-Record Date Deferred Amounts to receive an effective consideration package of more than (a) 40% Cash, (b) 41% Senior Secured Notes, (c) 12.5% GA SSNs, and (d) a 6.5% discount. Except as otherwise provided by this Plan, after consummation of the Initial Exchange and the Exchange Offers, the Distribution of the Pre-Record Date Deferred Amount Consideration shall not cause any Holder of Pre-Record Date Deferred Amounts that is an Ambac Party to receive an effective consideration package of more than 91.3% Senior Secured Notes and an 8.7% discount.

(b) Payment in Full in Cash of Permitted Post-Record Date Policy Claims. Each Holder of a Permitted Post-Record Date Policy Claim shall be entitled to receive, in full and final satisfaction of such Post-Record Date Policy Claim, Cash equal to the amount of such Permitted Post-Record Date Policy Claim. Such payment of Cash, as provided herein, shall constitute full and complete payment and settlement of such Permitted Post-Record Date Policy Claim. Payments made on account of Permitted Post-Record Date Policy Claims will be paid in accordance with the Amended Payment Guidelines, and as set forth below, and any disputes with respect to Post-Record Date Claims will be administered according to the procedures set forth in the Amended Payment Guidelines.

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(i) Interim Payments. Pursuant to the Amended Payment Guidelines, the Claims Administrator shall pay to the Holder of a Permitted Post-Record Date Policy Claim an Interim Payment on the first Distribution Date occurring after the Determination Date by which such Post-Record Date Policy Claim has been determined to be a Permitted Policy Claim and shall establish a Post-Record Date Deferred Amount.

(ii) Final Post-Record Date Payment. Pursuant to the Amended Payment Guidelines, the Claims Administrator shall pay to the Holder of a Permitted Post-Record Date Deferred Amount a Final Post-Record Date Payment on the earlier of (x) the close of any Opposition Period or (y) the date that the amount of the Permitted Post-Record Date Policy Claim has been fixed, whether by agreement between the Claims Administrator and the Holder, or pursuant to a Final Order, but in no event shall such Final Post-Record Date Payment be made prior to the Effective Date.

(c) Effect of Settlement of RMBS Litigation on Pre-Record Date Deferred Amount Consideration. If, before the Effective Date, AAC or the Segregated Account receives, in full or partial satisfaction of one or more of their claims in the RMBS Litigation, proceeds on account of such claims (net of all amounts paid or payable to reimburse reinsurers for the amounts paid by reinsurers in connection with the receipt of such proceeds, but not the amount of any cost or fee (including legal fees) incurred in connection with the RMBS Litigation), or AAC provides the benefit of such proceeds to the Segregated Account through operation of the Reinsurance Agreement, such proceeds (in an amount not exceeding $1.4 billion) shall replace Senior Secured Notes (having a face amount equal to the amount of such

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proceeds) that would otherwise be issued to Holders of Pre-Record Date Deferred Amounts as Pre-Record Date Deferred Amount Consideration, in each case to the extent such proceeds would have been payable to Holders had such settlement proceeds instead been received immediately after issuance of the Senior Secured Notes. Any issuance of the Senior Secured Notes shall be reduced by an amount equal to the aforementioned net proceeds and such amount of net proceeds as would be received by AAC hereunder shall instead be paid in Cash to such Holders of Pre-Record Date Deferred Amounts (other than AAC) as if AAC had pledged such proceeds and such proceeds were used to prepay the Senior Secured Notes, thereby further reducing the issuance of the Senior Secured Notes to such Holders and AAC.

2.3 SA SSNs and SA JSNs. Holders of SA SSNs, and SA JSNs, shall not be entitled to receive any payment or other consideration directly or indirectly as a result of (i) the occurrence of the Effective Date or the transactions contemplated by this Plan to occur on the Effective Date, (ii) the existence, approval or effectiveness of this Plan, or (iii) the payment and issuance of the Pre-Record Date Deferred Amount Consideration; provided that the SA SSNs and SA JSNs will continue to remain outstanding as of the Effective Date, with AAC as the obligor thereunder as a result of the Merger. For the avoidance of doubt, while Section 2.05 of the First Amended Plan shall have no further force or effect on and after the Effective Date, the foregoing shall not affect any rights arising under Section 2.05 of the First Amended Plan in connection with Distributions, if any, paid or payable to Holders of SA SSNs and SA JSNs prior to the Effective Date.

2.4 Junior Deferred Amounts. Holders of Junior Deferred Amounts, if any, existing as of the Effective Date shall receive no distribution pursuant to this Plan, and any and all obligations of the Segregated Account on account of Junior Deferred Amounts shall be discharged in full on the Effective Date.

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2.5 General Claims. Holders of General Claims shall receive no distribution pursuant to this Plan, and any and all obligations of the Segregated Account on account of General Claims shall be discharged in full on the Effective Date.

ARTICLE 3

MEANS FOR IMPLEMENTATION OF PLAN

3.1 Administration of this Plan. From and after the Effective Date, neither the Management Services Provider nor the Rehabilitator shall have any continuing responsibility, obligation, or role with respect to this Plan or any matter governed thereby, and AAC in its capacity as Claims Administrator shall perform all responsibilities, duties and obligations ascribed to it in this Plan and the Amended Payment Guidelines.

3.2 Merger of the Segregated Account. On the Effective Date, the Segregated Account shall merge with and into AAC, such that (on such date): (i) full ownership and control over all assets and liabilities of the Segregated Account shall transfer by operation of law to AAC, (ii) without limiting the generality of the foregoing, all Policies, contracts, other assets (including the Segregated Account’s equity ownership interests in ACP, Ambac Conduit Funding, LLC, and Juneau Investments, LLC) and liabilities that were previously allocated to the Segregated Account in accordance with Wis. Stat. § 611.24 shall be reallocated/returned to AAC pursuant to Wis. Stat. § 645.35(2), (iii) all liens and security interests arising under the Operative Documents shall be terminated and the Ambac Parties shall be released from any and all obligations, including liens and security interests, except as may otherwise be provided in the Plan, (iv) the Rehabilitator shall no longer be in possession of any assets of the Segregated Account under Wis. Stat. § 634.33(2), and (v) the separate existence of the Segregated Account shall cease. From and after the Effective Date, any references to either the Segregated Account or the General Account shall instead be deemed to refer to AAC.

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3.3 Initial Exchange.

(a) On the Effective Date, immediately prior to the consummation of the Exchange Offers and the Distributions described in the Plan, the Initial Exchange shall be consummated specifically by means of the following steps:

(i) The Pre-Record Date Deferred Amounts of Non-Ambac Holders shall be reduced by an estimated aggregate amount of $282 million representing 12.5% of all Pre-Record Date Deferred Amounts held by Non-Ambac Holders, such reduction to be effected on a pro rata basis among such Non-Ambac Holders based on their Pre-Record Date Deferred Amounts;

(ii) The Pre-Record Date Deferred Amounts of AFG shall be increased by an estimated aggregate amount of $129 million equal to (a) all GA SSNs and SA SSNs held by AFG as of the Record Date, less (b) $100 million, and less (c) unpaid interest on $100 million of SSNs accrued between June 30, 2017 and the Effective Date;

(iii) The Pre-Record Date Deferred Amounts of the Sponsoring Holders shall be increased by an estimated aggregate amount of $153 million equal to 12.5% of all Pre-Record Date Deferred Amounts held by Non-Ambac Holders, less the amount set forth in Section 3.3(a)(ii) above, on a pro-rata basis;

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(iv) AFG shall transfer GA SSNs having an aggregate principal amount and accrued and unpaid interest equal to approximately $129 million, or the amount set forth in Section 3.3(a)(ii) above, to Non-Ambac Holders on the same pro rata basis used in determining the relative reduction of Pre-Record Date Deferred Amounts of such Non-Ambac Holders effected in clause (i) above; and

(v) The Sponsoring Holders shall transfer GA SSNs having an aggregate principal amount and accrued and unpaid interest as of the Effective Date equal to approximately $153 million, or the amount set forth in Section 3.3(a)(iii) above, to Non-Ambac Holders on the same pro rata basis used in determining the relative reduction of Pre-Record Date Deferred Amounts of such Non-Ambac Holders effected in clause (i) above.

(b) In the event that one or more Sponsoring Holders fails to deposit its pro rata share of the GA SSNs pursuant to Section 3.3(a)(v) of this Plan in the applicable escrow account, AAC and AFG may adjust the Initial Exchange such that any shortfall may be contributed by one or more other holders of GA SSNs or make any other appropriate adjustments to preserve the economic terms of the Initial Exchange.

(c) To avoid the potential for duplicative Policy Claims, among other things, any Distribution of the Pre-Record Date Deferred Amount Consideration paid by AAC or the Segregated Account in respect of a Pre-Record Date Deferred Amount received by AFG or a Sponsoring Holder in the Initial Exchange shall be treated as if the Holder of the applicable Policy directed AAC or the Segregated Account to make such payment on the Holder’s behalf to AFG or the Sponsoring Holders, as the case may be. Accordingly, for all purposes under this

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Plan, AAC, AFG, the Holders (including any Holder acting in its capacity as a Trustee), and the Sponsoring Holders, shall treat such payment of Pre-Record Date Deferred Amount Consideration as if (i) it had been made by AAC or the Segregated Account under the relevant Policy to the Holder of such Policy and (ii) the Holder of such Policy then paid such Pre-Record Date Deferred Amount Consideration to AFG or the Sponsoring Holder, as the case may be.

3.4 Funding of Cash Distributions. On the Effective Date and following the consummation of the Initial Exchange and the Exchange Offers, the Cash portion of the Pre-Record Date Deferred Amount Consideration, and any Distributions of Cash made on account of Permitted Post-Record Date Policy Claims, will be fully funded through a draw by the Segregated Account against the Reinsurance Agreement.

3.5 Transfer Provisions. On the Effective Date, and after the consummation of the Initial Exchange and the Exchange Offers the Pre-Record Date Deferred Amount Consideration shall be transferred by AAC, at the request of the Segregated Account and in satisfaction of its obligations under the Reinsurance Agreement, to the Beneficial Holders of the Insured Obligations related to the Pre-Record Date Deferred Amounts, as of the Eligibility Distribution Record Date, and pursuant to the procedures set forth in the Amended Payment Guidelines. Where such underlying securities related to such Pre-Record Date Deferred Amounts are held through DTC, AAC shall transfer the Pre-Record Date Deferred Amount Consideration to DTC for further transfer by DTC to its participants. AAC, in its capacity as Claims Administrator, and/or its agents, and after reconciliation with the Holders shall provide to DTC the rates and other information required by DTC to effect such transfers, and DTC shall be authorized to take instructions solely from AAC with respect to such transfers. Trustees shall permit, and provide any authorization or direction (but not indemnification) needed for AAC, any Paying Agent

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and/or DTC to make, process and/or accept any Distributions as contemplated by this Plan and the Amended Payment Guidelines. For the avoidance of doubt, all Pre-Record Date Deferred Amount Consideration to be distributed pursuant to Section 2.2(a) of this Plan shall not be transferred to the applicable Trustees but shall be deemed to be transferred to such Trustees. With respect to any transfers of GA SSNs to be effected under the Initial Exchange, AFG and the Sponsoring Holders will effect such transfers pursuant to an applicable escrow agreement.

3.6 Transfers by Trustees. Notwithstanding Section 3.5 of this Plan, to the extent received by a Trustee, any Pre-Record Date Deferred Amount Consideration shall promptly be transferred by such Trustee to the Beneficial Holders for whom it is acting as trustee. Notwithstanding the generality of the foregoing, any such Trustee may allocate, distribute or disburse the Pre-Record Date Deferred Amount Consideration issued in accordance with this Plan by allocating, distributing or disbursing such Pre-Record Date Deferred Amount Consideration (or any beneficial interest therein) to the Beneficial Holders of such underlying financial instrument(s) through the relevant custodians holding the positions on behalf of the Beneficial Holders, and such custodians shall be required to accept and distribute such Pre-Record Date Deferred Amount Consideration to the Beneficial Holders.

3.7 Deemed Distribution Dates. Any Distribution on the Effective Date, pursuant to this Plan and the Amended Payment Guidelines, will be deemed to have been received by Beneficial Holders on the next scheduled Bond Distribution Date applicable to the relevant Insured Obligation or underlying Transaction Documents that give rise to such Claims, notwithstanding the date when the Cash or Pre-Record Date Deferred Amount Consideration was actually received by such Beneficial Holders.

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3.8 Post-Effective Date Policy Claim. With respect to Post-Effective Date Policy Claims based on events, occurrences, and circumstances occurring or existing after the Effective Date, nothing in this Plan shall (x) cause to inure to any Holder of such claims any right or claim which would not have existed in the absence of the Proceeding or (y) in any manner, relieve or limit any obligation of any Holder of such Post-Effective Date Policy Claim to AAC, including with respect to payment of premiums, recoveries, reimbursements, settlements and/or other amounts that are due and owing to AAC under any Policy, Transaction Document, or other agreement; provided that, as set forth in Section 6.13 of this Plan, any default, event of default, or other event or circumstance occurring before or on the Effective Date or in connection with this Plan that may have given rise to or gives rise to a default or event of default, under any Policy or Transaction Document, will be deemed to be cured and not to have occurred.

3.9 No Fractional Amounts. Any Distributions of Senior Secured Notes and/or transfers of GA SSNs pursuant to the Initial Exchange, transferred to DTC for further transfer by DTC to its participants, shall be (i) in denominations of no less than $1.00 and (ii) made in accordance with Section 3.5 of this Plan. When any Distribution pursuant to this Plan or transfer pursuant to the Initial Exchange would otherwise result in the issuance of an amount of the Senior Secured Notes or the transfer of an amount of GA SSNs that is less than $1.00, the actual Distribution of such Senior Secured Notes or transfer of the GA SSNs, shall be rounded down to the next dollar amount with no further payment therefor. Any Distributions of Cash with respect to Pre-Record Date Deferred Amount Consideration shall be (i) in denominations of no less than $.01 and (ii) made in accordance with Section 3.5 of this Plan. When any Distribution of Cash pursuant to this Plan would otherwise result in a Cash amount of less than $.01, the actual Distribution of such Cash shall be rounded down to the next hundredth of a dollar with no further payment therefor.

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ARTICLE 4

PROCEDURES GOVERNING DISTRIBUTIONS AND CLAIM RESOLUTION

4.1 Claims Administration. From and after the Effective Date all Pending Claims, Administrative Claims, and Post-Record Date Policy Claims shall be governed by this Plan and the Amended Payment Guidelines, and except with respect to Administrative Claims, AAC shall be responsible for administering, evaluating, disputing, objecting to, compromising or otherwise resolving all such claims in accordance with this Plan and the Amended Payment Guidelines.

4.2 Administrative Claims.

(a) Submission of Administrative Claims. After the Effective Date, each Holder of an Administrative Claim that remain eligible for submission under the terms of the Amended Payment Guidelines and has not been submitted to the Claims Administrator before the Effective Date shall submit such Administrative Claim to OCI in accordance with the Amended Payment Guidelines and in accordance with, and including such information as is required by, the provisions of the underlying instrument(s), contract(s) or arrangement(s) giving rise to such Administrative Claim, if any.

(b) Administration and Payment of Pending Administrative Claims. The Rehabilitator or OCI in their sole and absolute discretion shall evaluate each Pending Administrative Claim to determine whether such Pending Administrative Claim is a Permitted Claim or whether an Objection should be raised against such Administrative Claim in accordance with the Amended Payment Guidelines. AAC shall make a Distribution to each Holder of a Permitted Administrative Claim, in accordance with normal business practices and in complete satisfaction of such Permitted Administrative Claim, in Cash in an amount equal to the dollar amount of such Permitted Administrative Claim.

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4.3 Post-Effective Date Policy Claims and Pending Policy Claims

(a) Post-Effective Date Policy Claims. Each Holder of a Post-Effective Date Policy Claim shall submit such Post-Effective Date Policy Claim to AAC in accordance with the applicable Transaction Documents; provided that if the applicable Transaction Documents contain provisions requiring Holders of a Post-Effective Date Policy Claim to use forms other than the Amended Proof of Policy Claim Form, this Plan and the Approval Order will control, and such Holder shall be required to submit such Post-Effective Date Policy Claim using the Amended Proof of Policy Claim Form and any related Claim Schedule.

(b) Administration of Pending Policy Claims. The Claims Administrator shall be responsible for administering, evaluating, disputing, objecting to, compromising or otherwise resolving all Pending Policy Claims in accordance with this Plan and the Amended Payment Guidelines.

4.4 Disputed Claims Process. As more fully described in the Amended Payment Guidelines, the Rehabilitator, the Management Services Provider, or the Claims Administrator, as applicable, may raise an Objection to any Pending Claim on any ground, including, but not limited to, the ground that the Management Services Provider or the Claims Administrator lacks sufficient information to evaluate such Pending Claim, that the amount submitted as a Claim is not valid, or that such Claim is a Duplicate Claim or a Late Claim, by providing the Holder of the Claim or the Holder’s representative (as applicable) with written notice of the substance of the Objection. The Holder, if it wishes to dispute such Objection, shall send to the Rehabilitator, the Management Services Provider, or the Claims Administrator, a written response to the Objection, in accordance with the terms of the Amended Payment Guidelines.

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4.5 Alternative Resolutions of Claims. Nothing in this Plan or the Amended Payment Guidelines shall limit the ability of the Management Services Provider, the Rehabilitator, or the Claims Administrator to effectuate an Alternative Resolution to resolve any Claim, including through the arrangement, negotiation, effectuation and execution of an amendment, restructuring, refinancing, purchase, repurchase, termination, settlement, commutation, tender, Synthetic Commutation or tear-up, or any similar transaction that results in the extinguishment or reduction of the Segregated Account’s or AAC’s liability or agreement on alternative treatment, in respect of, as applicable, (i) all or part of the relevant Policy or Policies, (ii) all or part of the underlying Insured Obligation or (iii) the underlying instrument, contract or arrangement, if any, giving rise to such Claim; provided that such Alternative Resolution must not violate the law.

4.6 Discharge of ACP Obligations. As of the Effective Date, all obligations of ACP under or with respect to contracts as to which a Policy Claim was or could have been made against the Segregated Account prior to the Effective Date shall be discharged and deemed satisfied in full.

4.7 No Duplicative Recovery. No Holder or Beneficial Holder of any Permitted Policy Claim or Insured Obligation shall be entitled to receive consideration on account of such Permitted Policy Claim or Insured Obligation in excess of 100% of the amount of such Permitted Policy Claim or Insured Obligation other than Accretion Amounts.

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4.8 Setoffs and Recoupment. The Segregated Account or AAC (individually or in its capacity as successor to the Segregated Account) may set off or recoup in whole or in part against any Permitted Claim and the Distribution to be made pursuant to this Plan on account of such Permitted Claim, any and all claims, rights and Causes of Action that the Segregated Account or AAC may hold against the Holder of such Permitted Claim, to the extent such setoff or recoupment is permitted under applicable law; provided that, (a) neither the failure to effect a set-off or recoupment, nor (b) the permission of any Claim hereunder, will constitute a waiver or release by the Segregated Account or AAC with respect to claims, rights, or Causes of Action that AAC may possess against such Holder.

4.9 Recoveries on Policy Claims. Notwithstanding the Proceeding, the Proceeding Circumstances, any provisions of the Interim Cash Payment Rules, the Payment Guidelines, the Amended Payment Guidelines, this Plan, the First Amended Plan, the Disclosure Statement and/or any amendments and/or or supplements thereto, the Segregated Account, or AAC as its successor, shall be entitled, in its sole and absolute discretion, to reduce its obligations to the Holders of Permitted Claims and Beneficial Holders of Deferred Amounts by any Recovery Amounts attributable to such Holders or Beneficial Holders or the relevant Insured Obligations, by reducing the amount of the Deferred Amount due to such Holders or Beneficial Holders to the extent such Deferred Amounts have not already been reduced by any applicable Recovery Amounts. No Holder, Trustee or Beneficial Holder may apply a Recovery Amount in a manner inconsistent with the determination by the Claims Administrator pursuant to this Section 4.09, the Payment Guidelines, or the Amended Payment Guidelines.

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4.10 Reimbursements on Policy Claims. Notwithstanding the Proceeding, the Proceeding Circumstances, any provisions of the Interim Cash Payment Rules, the Payment Guidelines, the Amended Payment Guidelines, this Plan, the First Amended Plan, the Disclosure Statement and/or any amendments and/or supplements thereto, the Claims Administrator shall be entitled to collect any Reimbursement Amounts that AAC or the Segregated Account becomes, or is, entitled to receive under the Transaction Documents in relation to any: (i) Distributions or payments made prior to, on, or after the Effective Date (including any distributions of the Pre-Record Date Deferred Amount Consideration and the application of the Pre-Record Date Deferred Amount Discount if applied to Pre-Record Date Deferred Loss Amounts) hereunder, under the Payment Guidelines and the Amended Payment Guidelines, pursuant to, and in accordance with, the applicable Policy and any related Transaction Documents; (ii) payments made according to the Interim Cash Payment Rules; and (iii) other amounts paid by or on behalf of the Segregated Account in respect of an Insured Obligation, and in each case where a payment was made by AAC in respect of a Pre-Record Date Deferred Amount received by AFG or a Sponsoring Holder from a Holder in the Initial Exchange, it shall be treated as if AAC had paid such amount under the relevant Policy to the Holder directly and then the Holder paid such amount to AFG or the Sponsoring Holder, in each such case as if AAC had paid 100% of such Policy Claims under the relevant Policy in Cash, notwithstanding the Pre-Record Date Deferred Amount Discount, to the Holder directly.

4.11 Assignment of Rights. Without prejudice to (i) the terms and provisions of the applicable Policy and any related Transaction Document and (ii) any assignment previously executed, whether pursuant to an Amended Proof of Policy Claim Form, or otherwise, upon receipt of any Distribution, including the Pre-Record Date Deferred Amount Consideration and the Final Post-Record Date Payment from AAC or the Segregated Account, or the type of Distributions described in Section 3.3(c) of this Plan, each Holder (for and on behalf of its

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Beneficial Holders, if such Holder is a Trustee) of such Permitted Policy Claim shall be deemed to have assigned its rights with respect to the full amount of its Policy Claim relating to the amount of such Distribution or transfer, including any Pre-Record Date Deferred Amount Discount in respect of any Pre-Record Date Deferred Amount, under the Transaction Document(s) to AAC.

4.12 Subsequent Adjustments. If AAC determines that any Distribution received by the Holder of a Deferred Amount or Permitted Claim was incorrect, AAC may, to the extent necessary to account for such error: (i) recoup from the Holder all or a portion of the amount of such Distributions or (ii) adjust the amount of any future Distributions to be paid to such Holder. Any disputes regarding Subsequent Adjustments are subject to the dispute resolution procedures set forth in the Amended Payment Guidelines.

ARTICLE 5

EFFECTIVENESS

5.1 Notification of Effective Date. On the Effective Date, or as soon as reasonably practicable thereafter, the Rehabilitator shall post a notice to the Website advising of the Effective Date of this Plan.

5.2 Conditions Precedent to the Effective Date. Unless otherwise specified herein, the occurrence of the Effective Date of this Plan is subject to satisfaction or waiver (in accordance with Section 5.3 below) of the following conditions precedent:

(a) This Court will have entered the Approval Order;

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(b) After giving effect to the transactions contemplated by this Plan, AAC will have sufficient capital and claims-paying resources for AAC to effectuate the terms of this Plan, as determined by the Rehabilitator in his sole and absolute discretion;

(c) All conditions (other than the occurrence of the Effective Date) to consummation of the Initial Exchange and the Exchange Offers shall have been satisfied or waived in accordance with the terms thereof;

(d) The Rehabilitator, AAC, and AFG will have received from the Internal Revenue Service a ruling, in form and substance reasonably satisfactory to the Rehabilitator, AAC, and AFG, that neither (i) the satisfaction of the Deferred Amounts pursuant to this Plan nor (ii) any exchange by AAC for Senior Surplus Notes contemplated by the Definitive Documents will be a “designated event” for purposes of Internal Revenue Service Notice 2004-37; and

(e) AAC will have received opinions from Sidley Austin LLP regarding the tax treatment of those aspects of the Transaction Mechanics, this Plan, the Exchange Offers, the Waiver and Amendment to Settlement Agreement, and certain transactions entered into to satisfy the condition regarding capital and claims-paying resources that are relevant to the continued affiliation of AAC with AFG for federal income tax purposes, to the continued availability of AAC’s net operating losses, and to REMIC Matters. Any such opinion shall be, in form and substance, satisfactory to the Rehabilitator and reasonably satisfactory to AAC.

5.3 Waiver of Conditions Precedent. Each of the conditions precedent in Section 5.2, other than the condition precedent set forth in section 5.2(e) above which may be waived by mutual consent of AAC and the Rehabilitator, may be waived in writing by the Rehabilitator in its sole discretion. The condition precedent set forth in Section 5.2(e) may only be waived by AAC in its sole discretion.

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5.4 Effect of Failure of Conditions to Effective Date. If the Effective Date does not occur before the termination of the Rehabilitation Exit Support Agreement, save as set forth in Article 5 hereof, this Plan will not become effective and (a) no Distributions shall be made pursuant to this Plan, (b) the Segregated Account and all holders of Claims shall be restored to the status quo ante as of the day immediately preceding the Approval Order Date as though the Approval Order Date never occurred, (c) all of the Segregated Account’s obligations with respect to Claims and Deferred Amounts shall remain unchanged and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Segregated Account or any other Entity or to prejudice in any manner the rights of the Segregated Account or any other Entity in any further proceedings involving the Segregated Account or otherwise, (d) the Initial Exchange shall not be consummated, and (e) nothing contained in the Plan shall: (i) constitute a waiver or release of any Claims; (ii) prejudice in any manner the rights of the Ambac Parties, the Rehabilitator, the Management Services Provider, the Sponsoring Holders, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking of any sort by the Ambac Parties, the Rehabilitator, the Management Services Provider, the Sponsoring Holders, or any other Entity.

ARTICLE 6

EFFECTS OF THIS SECOND AMENDED PLAN

6.1 Prior Orders Remain in Effect. To the extent not explicitly superseded or amended by this Plan, the Payment Guidelines, or the Approval Order, all (x) prior orders of this Court and (y) documents or agreements approved by this Court, shall remain in full and effect in

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all respects. For the avoidance of doubt, such orders or documents approved by this Court shall include the Plan, the First Amended Plan, the 2011 Confirmation Order, the Payment Guidelines, the 2014 Approval Order, the Injunction, and any orders pertaining to the allowance, determination, payment and dispute of Claims and Deferred Amounts, settlements, Synthetic Commutations, and utilization of Alternative Resolutions to resolve Claims and Deferred Amounts.

6.2 Termination of Rehabilitation Proceeding. Pursuant to § 645.35(2), on the Effective Date, the Proceeding shall be terminated and the Rehabilitator shall no longer be in possession of, and will be deemed to have fully relinquished any and all ownership of or control over, all assets and liabilities of the Segregated Account.

6.3 Termination of Duties of the Rehabilitator and the Management Services Provider. On the Effective Date, after completion of the Distributions required to be made hereunder, the Rehabilitator and the Management Services Provider shall be discharged of all duties, and their respective employees and appointed agents shall be discharged of their duties, if any, with respect to all matters related to this Proceeding and rehabilitation of the Segregated Account, except as otherwise ordered by the Court. The Rehabilitator, the Management Services Provider, and each of their respective employees and representatives shall have no liability for actions taken by AAC after the Effective Date, except as ordered otherwise by the Court.

6.4 Segregated Account Operational Documents. As of the Effective Date, the Segregated Account Operational Documents will terminate and no longer be of any force or effect, including any liens or security interests, and where applicable, all of AAC’s obligations thereunder will be deemed to have been satisfied in full and AAC will have no further obligations thereunder.

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6.5 Discharge. All Distributions made pursuant to this Plan and the First Amended Plan in the form of Cash, the Pre-Record Date Deferred Amount Consideration (including any Pre-Record Date Deferred Amount Discount in respect of any Pre-Record Date Deferred Amount Consideration), the Final Post-Record Date Payment, or any other form of consideration, shall serve to effect a full and complete payment, satisfaction, release, discharge and termination of any and all liens, Claims, Causes of Action, interests, or encumbrances upon or against the Ambac Parties and any matters relating to the Segregated Account, and any and all such liens, Claims, Causes of Action, interests, or encumbrances shall be deemed discharged and satisfied in full and shall be of no further force and effect.

6.6 Releases. As of the Effective Date, the Releasing Parties shall unconditionally and forever release each of the Released Parties from any and all Causes of Action based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date to the extent that it directly or indirectly arises from, or relates to, the Segregated Account or the Proceeding (including the commencement of the Proceeding, the preparations therefor, negotiations relating thereto, any restructuring work relating thereto, any Court orders sought or obtained, and the administration, conduct and termination of the Proceeding); the Disclosure Statement (as amended) (including the Disclosure Statement’s formulation, negotiation, preparation and dissemination); this Plan and the First Amended Plan (including the formulation, negotiation, preparation, dissemination and approval of each); or any contract, instrument, document or other agreement entered into as part of or pursuant to this Plan or the First Amended Plan; provided that the foregoing shall not affect the liability of any such

49

Entity that otherwise would result from any act or omission that is determined by a Final Order to constitute willful misconduct, gross negligence, intentional fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages or ultra vires acts; provided further that the foregoing shall not release the Released Parties from any of their respective obligations under the Plan. Nothing contained in or implied by this part of this Plan shall operate, or be construed or applied to deprive any Released Party any immunity, indemnity, benefits of law, rights or any defense otherwise available.

6.7 Exculpation. As of the Effective Date, each of the Exculpated Parties is unconditionally and forever exculpated from Causes of Action based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date to the extent that it directly or indirectly arises from, or relates to, the Segregated Account or the Proceeding (including the commencement of the Proceeding, the preparations therefor, negotiations relating thereto, any restructuring work relating thereto, any Court orders sought or obtained, and the administration, conduct and termination of the Proceeding); the Disclosure Statement (as amended) (including the Disclosure Statement’s formulation, negotiation, preparation and dissemination); this Plan and the First Amended Plan (including the formulation, negotiation, preparation, dissemination and approval of each); or any contract, instrument, document or other agreement entered into as part of or pursuant to this Plan or the First Amended Plan; provided that the foregoing shall not affect the liability of any such Entity that otherwise would result from any act or omission that is determined by a Final Order to constitute willful misconduct, gross negligence, intentional fraud, criminal conduct, intentional unauthorized misuse of confidential information that causes damages or ultra vires acts; provided further that the foregoing shall not release the Exculpated Parties from any of their respective obligations under the Plan. Nothing contained in or implied by this part of this Plan shall operate, or be construed or applied to deprive any Exculpated Party any immunity, indemnity, benefits of law, rights or any defense otherwise available.

50

6.8 Discharge and Release Injunction. Except as may otherwise be provided herein or in the Definitive Documents, the Distributions (including any Pre-Record Date Deferred Amount Discount in respect of any Pre-Record Date Deferred Amount Consideration) made under this Plan shall be in complete exchange for, and in full and unconditional settlement, satisfaction, discharge and release of all Claims, Deferred Amounts, obligations, rights, Causes of Action or liabilities of the Segregated Account and AAC, and shall effect a full and complete release, discharge, and termination of any and all Liens, or other claims, interests, or encumbrances upon the Segregated Account and AAC with respect to such Claims, Deferred Amounts, obligations, rights, Causes of Action or liabilities. All Entities will be permanently barred and enjoined from asserting against the Ambac Parties, or their respective successors or property or any of their respective current or former members, shareholders, affiliates, officers, directors, employees, advisors or agents, any and all Claims, Deferred Amounts, obligations, rights, Causes of Action or liabilities, based upon any act, omission, transaction, or other activity of any kind or nature in connection with the Segregated Account, the Proceeding, and the Proceeding Circumstances, other than as expressly provided for in this Plan. Without limiting the foregoing, the following actions with will be enjoined:

•

commencing or continuing in any manner any action or other proceeding, including the assertion of any counterclaims or defenses, on account of Policy Claims that arose prior to the Effective Date, whether such Claims, counterclaims, or defenses were predicated on the Proceeding Circumstances or otherwise, or the

51

property to be distributed under the terms of this Plan, other than (i) to enforce any right to the Pre-Record Date Deferred Amount Consideration and the Final Post-Record Date Payment and (ii) to administer or otherwise resolve any Disputed Claims pursuant to the Amended Payment Guidelines;

•	enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order against the Ambac Parties with respect to Claims that arose before the Effective Date, other than to enforce any right to the Pre-Record Date Deferred Amount Consideration and the Final Post-Record Date Payment;

•	creating, perfecting, or enforcing any Lien or other encumbrance against property of the Ambac Parties, or any property to be distributed under the terms of this Plan or the First Amended Plan;

•	with respect to Claims that arose before the Effective Date, asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due to the Ambac Parties or any direct or indirect transferee of any property of, or successor in interest to, the Ambac Parties as prohibited by Wis. Stat. § 645.56; and

•	acting or proceeding in any manner, in any place whatsoever, that does not comply with, the provisions of this Plan.

6.9 Indemnification and Injunction With Regard to Holders and Sub- Trustee/Agents. Each Sub-Trustee/Agent shall submit any Policy Claim for payment in accordance with the provisions of this Plan, the Payment Guidelines, and the Amended Payment Guidelines. Actions taken in compliance with this Plan and the Amended Payment Guidelines, or, to the extent applicable, in compliance with the First Amended Plan and the Payment

52

Guidelines, by any Holder or Sub-Trustee/Agent shall not be deemed to be a violation of any provision in, or duty arising out of, the applicable Policy or related Transaction Documents. AAC shall indemnify any Indemnified Party for any Third Party Liability provided (a) no amounts shall be payable by AAC to any Indemnified Party to the extent that the same shall be reimbursable to them under or pursuant to the Transaction Documents and (b) any Indemnified Party making a claim for indemnification shall have used its best efforts to cause any such lawsuit, action or similar formal legal proceeding to be brought before the Court before the Effective Date; provided that the foregoing shall not decrease the Pre-Record Date Deferred Amount Consideration to be distributed to each Holder under this Plan.

Any indemnification obligation of AAC under this provision shall further be subject to and conditioned upon the following: promptly upon receipt by any Indemnified Party of notice of any claim or of the commencement or threatened commencement of any action against the Indemnified Party which may constitute a Third-Party Liability, such Indemnified Party will cause notice to be given to AAC in writing of such claim or such commencement or threatened commencement of action or proceeding, together with a copy of any documents received by the Indemnified Party in connection therewith. In the event that any such claim or action shall be asserted against an Indemnified Party, the Indemnified Party shall consent to the intervention by AAC in any such suit in order to defend against said claim and/or shall tender to AAC control of the defense and settlement of such claim or action, and shall cooperate with AAC in such defense and settlement. AAC shall at all times have the right to employ counsel to represent both the Indemnified Party and AAC in any claim or action or proceeding, whether or not AAC has requested intervention or tender of control; provided that in the event AAC’s counsel or the Indemnified Party’s counsel determines that there is a legal conflict of interest between AAC and

53

such Indemnified Party, and neither AAC nor such Indemnified Party is willing to waive such conflict, then such Indemnified Party shall be entitled to retain one separate counsel, acceptable to AAC. Until AAC requests the control of the defense and settlement of such claim or action or unless AAC has otherwise employed counsel to represent both AAC and such Indemnified Party, such Indemnified Party shall have the right to employ its own counsel with respect to such lawsuit, action or similar formal legal proceeding, whose reasonable fees and documented expenses shall be Third-Party Liabilities (provided that AAC shall in no event be liable for the legal fees and expenses of more than one firm). Further, AAC shall have no liability for any settlement of any lawsuit or action for which AAC otherwise agrees herein to indemnify an Indemnified Party unless written notice of such proposed settlement shall have been furnished to AAC, and AAC in its sole and absolute discretion shall have consented in writing to such settlement.

All Entities are enjoined and restrained from commencing or prosecuting any actions, claims, lawsuits or other formal legal proceedings in any state, federal or foreign court, administrative body or other tribunal other than the Court against: (i) any Trustee in respect of such Trustee’s compliance with this Plan or the Payment Guidelines; (ii) any Sub-Trustee/Agent, in respect of such Sub-Trustee Agent’s compliance with this Plan or the Payment Guidelines; and/or (iii) any Paying Agent, in respect of such Paying Agent’s compliance with this Plan or the Payment Guidelines. The Court shall have exclusive jurisdiction over such actions, claims, or lawsuits, which must be raised by motion or other filing.

6.10 Preservation of Causes of Action. Other than Causes of Action against an Entity that are waived, relinquished, exculpated, released, compromised, or settled in this Plan or by a Court order, any and all Causes of Action of the Ambac Parties are preserved. On and after

54

the Effective Date, AAC may pursue such Causes of Action in its sole and absolute discretion. No Entity may rely on the absence of a specific reference in this Plan or the Disclosure Statement to any Cause of Action against them as any indication that AAC will not pursue any and all available Causes of Action against them. No preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the entry of Approval Order. On and after the Effective Date, AAC shall retain and shall have, including through its authorized agents or representatives, the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Court. Notwithstanding anything contained herein to the contrary, AAC shall not retain any claims or Causes of Action released pursuant to section 6.6 of this Plan against the Released Parties.

6.11 Beneficiaries of Immunity and Indemnification. The Released Parties are entitled to protection under this part of this Plan for any actions taken pursuant to, or in furtherance of, this Plan or the First Amended Plan.

6.12 Immunity and Indemnification. The Released Parties shall have official immunity and shall be immune from suit and liability, both personally and in their official capacities, for any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Approval Order related hereto), the First Amended Plan (and the 2014 Approval Order related thereto), the Interim Cash Payment Rules, the Payment Guidelines, the

55

consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, whether prior to or following the commencement of the Proceeding, with the sole exception of acts or omissions resulting from intentional fraud, gross negligence, or willful misconduct as determined by a Final Order and, in all respects, such Entities shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities, if any, under this Plan. If any legal action is commenced against any Released Party, whether against that Entity personally or in an official capacity, alleging property damage, property loss, personal injury or other civil liability caused by or resulting from any act or omission made in connection with, or arising out of, the Segregated Account, AAC or the General Account with respect to the Segregated Account, the Proceeding, this Plan (and the Approval Order related hereto), the First Amended Plan (and the 2014 Approval Order related thereto), the Interim Cash Payment Rules, the Payment Guidelines, the consummation of this Plan, or the administration of this Plan or the property to be distributed under this Plan, that Entity shall be indemnified by AAC for all reasonable and documented expenses, attorney’s fees, judgments, settlements, decrees or amounts due and owing or paid in satisfaction of or incurred in the defense of such legal action, unless it is determined by a Final Order that the alleged act or omission was caused by intentional fraud, gross negligence, or willful misconduct. Any such indemnification shall be considered a Permitted Administrative Claim. Nothing contained in or implied by this part of this Plan shall operate, or be construed or applied to deprive any Released Party any immunity, indemnity, benefits of law, rights or any defense otherwise available.

6.13 No Defaults. As of the Effective Date, any default, event of default, or other event or circumstance relating to AAC, the Segregated Account, or any subsidiary thereof, then existing or alleged to exist (or that would exist with the passing of time or the giving of notice or

56

both), under any agreement will be deemed to be cured and not to have occurred or existed, now, in the past or in the future, to the extent such default, event of default, or other event or circumstance is, or is alleged to be, due or relating to, or arising under or as a result of, the terms, existence, execution, delivery, performance in accordance with the terms thereof or the creation or consummation (in each case as applicable) of: (i) this Plan or any variation thereof; (ii) the First Amended Plan; (iii) the Original Plan; (iv) the Segregated Account; (v) the Merger; (vi) the Exchange Offers; (vii) the Definitive Documents; (viii) the Proceeding and all orders of the Court entered therein; (ix) the grounds for the Proceeding; (x) the failure of AAC or the Segregated Account to pay any amount prior to the Effective Date under any Policy or Transaction Document; (xi) the financial condition of AAC prior to the Effective Date resulting from the Proceeding or the grounds for the Proceeding; or (xii) noncompliance by AAC or the Segregated Account with any provision of any Policy or Transaction Document prior to the Effective Date; or (xiii) the Proceeding Circumstances.

6.14 Actions Self-Effectuating. All matters and actions provided in this Plan to occur as of the Effective Date shall occur automatically and without the need for further action by any Entity on the Effective Date, other than declaration by the Rehabilitator of the occurrence of the Effective Date as provided by Section 5.1 of this Plan.

ARTICLE 7

RETENTION OF JURISDICTION

7.1 Retention of Jurisdiction. Following the Effective Date, the Court shall retain exclusive jurisdiction over this Proceeding in accordance with the Act to ensure that the terms, purposes and intent of this Plan are carried out. Without limiting the generality of the foregoing, and except as otherwise provided in this Plan, the Court shall also expressly retain exclusive jurisdiction:

57

(a) to hear and determine Objections to Disputed Claims and disputes relating to Subsequent Adjustments;

(b) to hear, determine and enforce Causes of Action that may exist by or against the Segregated Account or by or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account;

(c) to enter such orders and injunctions as are necessary to enforce the terms of this Plan, and to impose such limitations, restrictions, terms, and conditions as the Court may deem necessary;

(d) to enter an order reopening the Proceeding;

(e) to correct any defect, cure any omission, or reconcile any inconsistency in this Plan and the Amended Payment Guidelines, or in any order of the Court as may be necessary to implement the purposes and intent of this Plan;

(f) to determine any motions, applications, and other contested matters that may be pending on the Effective Date;

(g) to consider any amendment or modification of this Plan or any related documents;

58

(h) to determine controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of this Plan, the Payment Guidelines, or the Amended Payment Guidelines;

(i) to determine such other matters or proceedings as may be provided for under the Act, including, but not limited to, this Plan, any prior order or orders of this Court, the Approval Order or any order that may arise in connection with this Plan or the Proceeding; and

(j) to interpret and enforce, and determine questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in this Plan or the Approval Order.

ARTICLE 8

GENERAL PROVISIONS

8.1 Governing Law. The rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

8.2 Revocation or Withdrawal of this Plan. The Rehabilitator reserves the right to revoke or withdraw this Plan prior to the Effective Date. If the Rehabilitator so revokes or withdraws this Plan, then this Plan shall be null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Segregated Account or any other Entity, or to prejudice in any manner the rights of the Segregated Account or any other Entity in any further proceedings involving the Segregated Account.

59

8.3 Amendment and Modification of this Plan. The Rehabilitator may seek the approval of the Court to alter, amend, or modify this Plan with such notice and hearing as the Court prescribes pursuant to Wis. Stat. § 645.33(5); provided however, that the Rehabilitator shall not seek to alter, amend or modify the Pre-Record Date Deferred Amount Consideration received hereunder.

8.4 Limitation of Recovery. Nothing in this Plan, the First Amended Plan, the Payment Guidelines, or the Amended Payment Guidelines shall cause to inure to the benefit of any Holder of a Policy Claim any greater right than that which would have existed were the Segregated Account not in rehabilitation.

8.5 Binding Effect. This Plan shall be binding on any Entity named or referred to in this Plan, and the rights benefits, and obligations of any Entity named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Entity.

8.6 Rules of Interpretation. For purposes of this Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference in this Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in this Plan to an existing document or Exhibit filed, or to be filed, shall mean such document or Exhibit, as it may have been or may be amended, modified, or supplemented in accordance with its terms; (iv)

60

unless otherwise specified, all references in this Plan to Sections and Articles are references to Sections and Articles of this Plan; (v) the words “herein” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; and (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Plan.

8.7 Implementation. The Rehabilitator, Management Services Provider, Claims Administrator, and AAC shall take all steps, and execute all documents including appropriate releases, necessary to effectuate the provisions contained in this Plan.

8.8 Inconsistency. As of the Effective Date, this Plan and the Approval Order shall supersede the First Amended Plan and the 2014 Approval Order as of the Effective Date. In the event of any inconsistency between this Plan and the Disclosure Statement (and/or any amendments and/or or supplements thereto), the provisions of this Plan shall govern. As of the Effective Date, with respect to making Distributions on account of Deferred Amounts or Permitted Claims or any transfer of GA SSNs pursuant to the Initial Exchange, this Plan shall supersede any inconsistent provisions of the First Amended Plan, the Payment Guidelines, the Interim Cash Payment Rules or the Disclosure Statement (and/or any amendments and/or or supplements thereto) that provide or impose rules, procedures, guidelines and/or obligations for, or on, any Entity for the submission to and the evaluation, processing and payment of Claims by the Segregated Account.

8.9 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed an admission by any Entity with respect to any matter set forth herein.

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8.10 Filing of Additional Documents. On or before the Effective Date, the Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan.

8.11 Returned Distributions. In the event that a Holder (including any Holder acting in its capacity as Trustee) rejects or returns a Distribution to the Management Services Provider (other than for clerical or administrative error), the Segregated Account, AAC or the Rehabilitator for any reason, the amount thereof shall revert to AAC, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, and the corresponding Claim of any such Distribution or Policy Claim or Deferred Amount shall be released and forever barred, except in the sole and absolute discretion of AAC.

Dated at Madison, Wisconsin this 22nd day of September, 2017

By:
Daniel J. Schwartzer, Special Deputy Commissioner
on behalf of the Rehabilitator

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EXHIBIT 1

PAYMENT GUIDELINES, AS AMENDED

EXHIBIT 2

LVM PAYMENT GUIDELINES, AS AMENDED

Form of Disclosure Statement

(see attached)

STATE OF WISCONSIN	:	CIRCUIT COURT	:	DANE COUNTY

In the Matter of the Rehabilitation of:

SEGREGATED ACCOUNT OF	Case No. 10 CV 1576
AMBAC ASSURANCE CORPORATION	Hon. Richard G. Niess

[FORM OF]

AMENDED DISCLOSURE STATEMENT ACCOMPANYING

THE SECOND AMENDED PLAN OF REHABILITATION

Dated: September 22, 2017.

MICHAEL BEST & FRIEDRICH LLP		STAFFORD ROSENBAUM LLP

Ann Ustad Smith John D. Finerty, Jr. Justin M. Mertz Hamang B. Patel Kimberly A. Streff	Bar No. 1003243 Bar No. 1018183 Bar No. 1056938 Bar No. 1054911 Bar No. 1106358	Barbara A. Neider Bar No. 1006157 222 West Washington Ave., Suite 900 Madison, WI 53701 WEIL GOTSHAL & MANGES LLP

100 E. Wisconsin Ave., Suite 3300

Milwaukee, Wisconsin 53202

Telephone: 414.271.6560

Facsimile:  414.277.0656

Email: jdfinerty@michaelbest.com

Attorneys for the Commissioner of Insurance of the State of Wisconsin, as the Court Appointed Rehabilitator of the Segregated Account of Ambac Assurance Corporation

Joseph Verdesca Kelly DiBlasi Richard Slack 767 Fifth Ave. New York, NY 10153 HOGAN LOVELLS US LLP Peter Ivanick Lynn Holbert 875 Third Ave. New York, NY 10022 Attorneys for Ambac Assurance Corp.

i

			a.	ACFI Intercompany Loans	23
			b.	AFS Intercompany Loans	23
		4.	Investment in Subsidiaries		24
			a.	Everspan Financial Guarantee Corp.	24
			b.	Ambac Assurance UK Limited	24
		5.	Miscellaneous		25
	B.	Policy Liabilities of the General Account and the Segregated Account			25
		1.	Summary of Liabilities		25
		2.	General Account Exposures		25
			a.	Credit Profile	26
			b.	Loss Reserves	26
			c.	Claim Payments during Q1 2017 and since the Petition Date	27
		3.	Segregated Account Exposures		27
			a.	Overview	27
			b.	Credit Profile	27
			c.	Loss Reserves	28
			d.	Claims Presented during Q1 2017 and since the Petition Date	29
			e.	Claims Paid during Q1 2017 and since the Petition Date	30

VII.	THE REHABILITATOR’S FINANCIAL PROJECTIONS				31

VIII.	THE REHABILITATOR’S LOSS PROJECTIONS				32

	A.	Overview			32

IX.	DESCRIPTION OF REHABILITATOR’S FINANCIAL PROJECTIONS, SCENARIOS AND PROJECTED RECOVERIES				33

	A.	General			33
	B.	Effective Consideration Summary under the Proposed Transaction and Rehabilitator’s Financial Projections			33
	C.	Investment Portfolio Assumptions			34
	D.	Treatment of Surplus Notes			34
	E.	Scenario One			34
	F.	Scenario Two			35
	G.	Scenario Three			35
	H.	Scenario Four			35

X.	RECOVERY AND DURABILITY ANALYSIS				35

	A.	Overview			35
	B.	Summary Fairness Conclusion			36
	C.	Summary Durability Conclusion			36

XI.	RELATIVE MERITS OF THE PLAN		37

XII.	SUMMARY OF SENIOR SECURED NOTES		38
	A.	Collateral	38
	B.	Coupon	39
	C.	Maturity	39
	D.	Redemption	40
	E.	Priority	40
	F.	Registration	40

XIII.	SUMMARY OF RMBS LITIGATIONS COLLATERAL		41

	A.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. First Franklin Financial Corporation, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Inc., Merrill Lynch Mortgage Lending, Inc., and Merrill Lynch Mortgage Investors, Inc., Index No. 651217/2012 (Supreme Court of the State of New York, County of New York, filed April 16, 2012)	41
	B.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Countrywide Securities Corp., Countrywide Financial Corp., and Bank of America Corp., Index No. 651612/2010 (Supreme Court of the State of New York, County of New York, filed September 28, 2010)	42
	C.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Nomura Credit & Capital, Inc. and Nomura Holding America Inc., Index No. 651359/2013 (Supreme Court of the State of New York, County of New York, filed April 15, 2013)	42
	D.	The Segregated Account of Ambac Assurance Corporation and Ambac Assurance Corporation v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wisconsin Circuit Court for Dane County, filed December 30, 2014) (the “Wisconsin Action”)	43
	E.	The Segregated Account of Ambac Assurance Corporation and Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Index No. 652321/2015 (Supreme Court of the State of New York, County of New York, filed June 30, 2015) (the “2015 New York Action”)	43
	F.	Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Countrywide Securities Corp., Countrywide Financial Corp., and Bank of America Corp., Index No. 653979/2014 (Supreme Court of the State of New York, County of New York, filed December 30, 2014)	44

XIV.	SUMMARY OF EXCHANGE OFFERS AND CONSENT SOLICITATION		44

	A.	Summary of the DPO Exchange Offer	44
	B.	Summary of the AAC Supporting Holder Exchange Offer	45
	C.	Summary of the AAC Exchange Offer	45
	D.	Summary of the Consent Solicitation	46

XV.	SUMMARY OF TIER 2 NOTES				46

	A.	Maturity			46
	B.	Collateral			47
	C.	Condition Precedents			47
	D.	Commitment Fee			47
	E.	Ticking Fee			48
	F.	Payments of Principal and Interest			48
	G.	Call Protection; Collateral Account			49
	H.	Early Termination			50
	I.	Registration			50

XVI.	SUMMARY OF REHABILITATION EXIT SUPPORT AGREEMENT				51

	A.	Agreement to Support the Plan			51
	B.	Surplus Notes Held by AFG			52
	C.	Transfers			52
	D.	Termination by Supporting Holders			52
	E.	Termination by AAC or AFG			53
	F.	Termination by the Parties			53
	G.	Amendment to the Rehabilitation Exit Support Agreement			54

XVII.	CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS				54

	A.	Treatment of the Segregated Account			55
	B.	Section 382			55
	C.	Initial Exchange			56
	D.	Deferred Amounts Consideration			56
		1.	Tax Consequences to Deferred Amount Holders other than Supporting Holders Receiving Deferred Amounts in Initial Exchange		56
		2.	Tax Consequences to Supporting Holders Receiving Deferred Amounts in Initial Exchange		57
		3.	Tax Consequences to AAC		57
	E.	Ownership and Disposition of GA SSNs Received in the Initial Exchange			57
		1.	Characterization of GA SSNs		57
		2.	Tax Consequences to GA SSN Holders		58
			a.	Interest	58
			b.	Sale, Exchange or Other Disposition of GA SSNs	59
	F.	Ownership and Disposition of Senior Secured Notes			59
		1.	Characterization of Senior Secured Notes		59
		2.	Tax Consequences to Senior Secured Notes		60
			a.	Interest	60
			b.	Sale, Exchange or Other Disposition of Senior Secured Notes	60
	G.	Information Reporting and Backup Withholding			60
	H.	Medicare Tax			60

XVIII.	CERTAIN RISK FACTORS TO BE CONSIDERED			61

	A.	Risks Relating to Plan Implementation		61
		1.	Risk of Non-Approval, Withdrawal or Modification of the Plan	61
		2.	Risk of Non-Occurrence of the Effective Date	61
		3.	Risks relating to the Character of Securities received under the Plan	62
		4.	Risks relating to the RESA	62
	B.	Risks Relating to Creditors’ Recoveries Under the Plan		62
		1.	Risks relating to the Durability of AAC following the Merger	62
		2.	Risks Relating to the GA SSNs Received in the Initial Exchange	63
		3.	Risks Relating to the Senior Secured Notes	65
	C.	Risks Relating to Tax		75
	D.	Other Considerations		75
		1.	No Duty to Update	75
		2.	Unanticipated Developments	75

XIX.	CONCLUSION			76

v

LIST OF EXHIBITS

Exhibit A:	Corporate Organizational Chart

Exhibit B:	Second Amended Plan of Rehabilitation

Exhibit C:	Rehabilitation Exit Support Agreement and First Amendment to the Rehabilitation Support Agreement

Exhibit D:	Projected Financial and Operating Results Associated with Scenario 1

Exhibit E:	Projected Financial and Operating Results Associated with Scenario 2

Exhibit F:	Projected Financial and Operating Results Associated with Scenario 3

Exhibit G:	Projected Financial and Operating Results Associated with Scenario 4

KEY DOCUMENTS AVAILABLE ON THE WEBSITE

The following key documents, among other documents and pleadings from the Proceeding, are (or will be) available on the Website (www.ambacpolicyholders.com), as indicated:

1.	Second Amended Plan of Rehabilitation Documents

	1.1	Plan

	1.2	Amended Payment Guidelines

	1.3	Rehabilitation Exit Support Agreement

	1.4	Senior Secured Notes Documentation

		1.4.1	Form of Senior Secured Notes Indenture

		1.4.2	Form of Credit Agreement

		1.4.3	Form of AAC Financial Guaranty Insurance Policy

		1.4.4	Form of Senior Secured Notes Collateral Agreement

		1.4.5	Form of Senior Secured Notes Issuer Organizational Documents

		1.4.6	Form of AAC Pledge Agreement

2.	BSA Wavier and Amendment and Tier 2 Notes

	2.1	Form of BSA Waiver and Amendment

	2.2	Tier 2 Notes Documentation (collectively, the “Tier 2 Notes Documentation”).

		2.2.1	Form of Tier 2 Notes Indenture

		2.2.2	Form of Tier 2 Notes Collateral Agreement

3.	First Amended Plan of Rehabilitation Documents

	3.1	Notice of Effective Date, June 12, 2014;

	3.2	Plan of Rehabilitation, as Amended, June 12, 2014;

	3.3	Disclosure Statement (as filed October 8, 2010);

	3.4	Amendment No. 1 to Disclosure Statement (as filed October 21, 2010);

	3.5	Amendment No. 2 to Disclosure Statement (as filed November 12, 2010);

	3.6	Payment Guidelines for Plan of Rehabilitation, as Amended, June 12, 2014;

	3.7	LVM Payment Guidelines for Plan of Rehabilitation, as Amended, June 12, 2014;

	3.8	Guidelines Governing Ceded Reinsurance Contracts Following the 2014 Amendments dated June 13, 2014;

4.	Rehabilitators’ Reports (collectively, the “Annual Reports”)

	4.1	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated June 5, 2017 (“2017 Annual Report”)

	4.2	Supplement to Annual Report dated December 2016 (“Supplement to 2016 Annual Report”);

	4.3	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated June 1, 2016 (“2016 Annual Report”);

	4.4	Corrected Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation effective June 1, 2015, Corrected September 24 2015 (“2015 Corrected Annual Report”);

	4.5	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated June 1, 2016(“2015 Annual Report”);

	4.6	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated May 2, 2014 (“2014 Annual Report”);

	4.7	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated June 1, 2013 (“2013 Annual Report”);

	4.8	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated May 24, 2012 (“2012 Annual Report”); and

	4.9	Annual Report on the Rehabilitation of the Segregated Account of Ambac Assurance Corporation dated June 1, 2011 (“2011 Annual Report”).

I.	EXECUTIVE SUMMARY

The duly appointed and confirmed Commissioner of Insurance of the State of Wisconsin (the “Commissioner”), in his capacity as the duly appointed Rehabilitator of the Segregated Account (the “Rehabilitator”), and Ambac Assurance Corporation (“AAC”) submits this Disclosure Statement, to accompany the Second Amended Plan of Rehabilitation (the “Second Amended Plan” or the “Plan”) for the Segregated Account (“Segregated Account”) of AAC. Unless defined herein, capitalized terms in this Disclosure Statement are as defined in the Second Amended Plan or as the context otherwise requires.

The Second Amended Plan is being filed with the Court simultaneously with this Disclosure Statement, is attached hereto as Exhibit B, and is available online at www.ambacpolicyholders.com (the “Website”). Any updates or revisions to the Second Amended Plan will be posted on the Website and filed with the Dane County Circuit Court in Wisconsin (the “Court”). Copies of other pleadings and papers filed in the Proceeding (as defined below) can also be found on the Website.

The Second Amended Plan provides for the exit of the Segregated Account from rehabilitation and the termination of the rehabilitation proceedings relating to the Segregated Account (the “Proceeding” or “Rehabilitation”). Immediately upon exit from Rehabilitation, the Segregated Account will merge (the “Merger”) with the General Account (the “General Account”) of AAC, and the Segregated Account will cease to exist. Should the Court approve the Second Amended Plan, upon the Effective Date, AAC will resume paying all future policy and other claims that had previously been allocated to the Segregated Account in cash in full in accordance with the terms of the various policies, contracts and the Second Amended Plan.

The Second Amended Plan is designed to facilitate a larger series of transactions that will allow for an exit of the Segregated Account from Rehabilitation and is the result of diligent arms-length negotiations between AAC and an ad hoc group (the “AHG”) of holders of beneficial interests in Deferred Amounts and GA SSNs (each as defined below). Members of the AHG are all sophisticated financial institutions who at the time of signing the RESA held in aggregate 34% of the beneficial interests in all Deferred Amounts (defined below). Together with AAC and its parent, Ambac Financial Group (“AFG” and, together with its consolidated subsidiaries, the “Company”), all members of the AHG entered into a Rehabilitation Exit Support Agreement (the “RESA”, as described more fully below). Pursuant to the RESA, the AHG (and holders that later become party to the RESA) have agreed to support the approval of the Second Amended Plan. The Rehabilitator understands that, inclusive of AAC and AFG, approximately 61% of the holders of beneficial interests in Deferred Amounts have agreed to support the Second Amended Plan and will not object to its terms.

Although the transactions underlying the Second Amended Plan were the product of negotiations between AAC and the AHG, they conform to parameters established by the Rehabilitator for a plan providing for a durable exit of the Segregated Account from the Rehabilitation. Since the Proceeding began, the Rehabilitator and his advisors have worked closely with AAC as management services provider to the Segregated Account to mitigate losses through multiple commutations, settlements and restructurings. As a result, actual and projected liabilities of the Segregated Account have been significantly reduced since 2010. In addition, the prudent investment of the investment portfolio resulted in investment returns significantly above the Rehabilitator’s 2010 expectations and projections. For these reasons, among others, and given the support from AFG and AAC, described below, the Rehabilitator believes that the Segregated Account can exit the Rehabilitation on the terms described below and merge with the General Account and, based on the financial analysis performed by the Rehabilitator’s financial advisors, the Rehabilitator believes that, thereafter, AAC will be able to pay post-exit claims in full and in cash for both the General Account and merged Segregated Account post-exit liabilities.

In reaching the conclusion that AAC, post-Merger, should be durable and, therefore, in a position to pay its future claims in full in the ordinary course, the Rehabilitator considered various scenarios for exposures currently held in both the Segregated Account and the General Account (see the analysis herein). The financial analysis that the Rehabilitator relied upon is reprinted in part herein where noted, including Sections VII through IX; further, Section X includes a summary of conclusions and supporting projections which are attached as Exhibits D, E, F, and G. The Rehabilitator’s complete financial analysis is an attachment to the Affidavit of Daniel J. Schwartzer available under the Court Filings tab of the Website.

The Second Amended Plan further provides that following the consummation of the Initial Exchange (as defined below) and receipt of the Deferred Amount Consideration (as defined below) all holders of Deferred Amounts arising on or prior to September 30, 2017 (the “Record Date”) will receive an effective consideration package of $0.935, for each dollar of accreted value of Deferred Amounts; such consideration to be comprised of $0.40 in cash, $0.41 in a senior secured note (as described herein), and $0.125 in currently outstanding GA SSNs (as described herein). The balance of $0.065 represents a discount to the total accreted Deferred Amount, which discount will be applied first to Accretion Amounts.

The Rehabilitator’s comprehensive analysis (described herein) supports the conclusion that the net present value of the package of consideration that will be distributed to holders of Deferred Amounts upon the effectiveness of the Second Amended Plan surpasses the consideration that would have been distributed to such holders under the First Amended Plan.

Further, the Second Amended Plan enjoys the benefit of significant support from a group of large and sophisticated holders of beneficial interests in Deferred Amounts. The Rehabilitator believes that the Second Amended Plan provides greater value to holders of Deferred Amounts than they would otherwise receive under the status quo and allows for a durable AAC to immediately begin paying all future claims in full in cash. Accordingly, the Rehabilitator believes the Second Amended Plan is fair and equitable to holders of Deferred Amounts, and has filed a motion asking the Court to confirm the Second Amended Plan on that basis.

II.	DISCLAIMER

This Disclosure Statement dated September 22, 2017 (including any exhibits hereto, the “Disclosure Statement”), the Plan, and the Proceeding pertain to the Segregated Account and to the policies, rights, and liabilities specifically allocated to the Segregated Account in accordance with Wis. Stat. § 611.24. Pursuant to Wis. Stat. § 611.24(3)(e), the Segregated Account is a separate insurer. Neither AAC nor the General Account is in rehabilitation as a part of the Proceeding or otherwise. Neither this Disclosure Statement nor the Plan is intended, or will be deemed, to affect AAC or its General Account except as specifically stated herein or in the Plan.

Unlike a disclosure statement and plan of reorganization submitted to a bankruptcy court under title 11 of the United States Code (the “Bankruptcy Code”), chapter 645 of the Wisconsin Statutes does not require a disclosure statement or otherwise contemplate or permit voting on a plan of rehabilitation. Under Wis. Stat. § 645.33(5), the only approval required is that of the Court. Consequently, neither this Disclosure Statement nor the Plan is submitted for the purpose of facilitating voting, or for any purpose other than to provide information intended to promote a full understanding of the Plan and the Proceeding generally.

This Disclosure Statement summarizes and describes certain key components of the Plan and related documents, but is not a substitute for the Plan. The terms of the Plan will govern in case of any inconsistency between the Plan and this Disclosure Statement. A copy of the Plan is available on the Website and is attached hereto as Exhibit B.

Neither the Plan nor this Disclosure Statement is required to be prepared in accordance with federal or state securities laws or other applicable law. Neither the Securities and Exchange Commission (“SEC”), nor any state securities commission, or any similar public, governmental or regulatory authority has approved this Disclosure Statement or the Plan, or has passed on the accuracy or adequacy of the statements contained herein. Persons trading in or otherwise purchasing, selling or transferring securities of or insured by the Segregated Account should evaluate the Plan and this Disclosure Statement in light of the purpose for which it was prepared, and should also consider other publicly available information, including the materials on file with the SEC prepared by AFG.

No registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state securities or “blue sky” laws has been filed with the SEC or any other agency by the Rehabilitator or the Segregated Account with respect to the Senior Secured Notes (as defined below) that will be distributed under the Plan and offered pursuant to the Exchange Offers. The Senior Secured Notes will be issued pursuant to the Plan in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act and pursuant to the Exchange Offers (as defined below) in reliance on available exemption(s) from registration.

Except as specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement. The Rehabilitator disclaims any obligation to, and will not, update the financial projections prepared to aid him in the administration of the Rehabilitation (the “Rehabilitator’s Projections”), which are qualified by, and subject to, the assumptions set forth therein and the other information contained in this Disclosure Statement. The Rehabilitator’s Projections were not prepared with a view toward compliance with published guidelines of the SEC, the American Institute of Certified Public Accountants, Accounting Principles Generally Accepted in the United States of America (“GAAP”) or in accordance with U.S. statutory accounting principles (“SAP”) prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance (“OCI”). The most recent SAP financial statements of AAC are available on AAC’s website.

This Disclosure Statement may not be relied upon for any purpose other than to obtain information about the Plan and the Proceeding generally. Nothing contained herein will constitute an admission of any fact or of any liability by any party with regard to any claim or litigation, including, but not limited to, any proceeding involving the Rehabilitator, the Segregated Account or any other party, or any proceeding with respect to any legal effect of the rehabilitation of the Segregated Account or the transactions contemplated by the Plan and this Disclosure Statement. Calculations, figures or amounts set out in this Disclosure Statement are subject to alteration or amendment depending on the facts, circumstances, and timing or scheduling of the Proceeding, the Rehabilitation Exit Transactions and the Effective Date.

The Rehabilitator consulted with and relied upon the input of the SDC, its advisors, and AAC in connection with the preparation of this Disclosure Statement. Without limiting the generality of the foregoing, (i) Sections XII through XVIII of this Disclosure Statement (the “AAC Supplemental Disclosures”) are being provided solely by AAC and its advisors, (ii) the Rehabilitator has not independently verified the information set forth in the AAC Supplemental Disclosures, and (iii) the Rehabilitator is assuming the accuracy and reasonableness thereof. The representations and disclosures herein of the Rehabilitator relate to the scope and substance of the Plan, as amended, the Rehabilitator’s Motion to Further Amend the Plan of Rehabilitation Confirmed on January 24, 2011 to Facilitate An Exit From Rehabilitation and supporting documentation, including the Affidavit of Daniel J. Schwartzer and exhibits thereto (together, the “Court Documents”), and in the event of any inconsistency between any provision of the Court Documents and the Rehabilitator Disclosures (as defined below), the Court Documents shall prevail. The Rehabilitator makes no representations other than in respect of the Rehabilitator Disclosures.

AAC has joined this Disclosure Statement solely for purposes of providing the AAC Supplemental Disclosures. Without limiting the generality of the foregoing, (i) Sections I through XI and XIX of this Disclosure Statement (the “Rehabilitator Disclosures”) are being provided solely by Rehabilitator and his advisors, (ii) AAC has not independently verified the information set forth in the Rehabilitator Disclosures except for AAC’s review and comment on financial data in Section VI, and (iii) AAC is assuming the accuracy and reasonableness thereof.

None of AAC, AFG, the General Account, the Segregated Account or the Rehabilitator makes any warranty, express or implied, as to the accuracy or completeness of the information contained herein. Without limiting the generality of the foregoing, events and forces beyond the control of such persons may alter the assumptions upon which the disclosures in this Disclosure Statement are based.

This Disclosure Statement may contain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding consummation of the transactions contemplated by the Plan. Although the Rehabilitator believes that any such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. Any such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of AAC or the Segregated Account to be different from any future results, performance and achievements expressed or implied by these statements.

This Disclosure Statement and the materials attached as exhibits hereto are not an offer to exchange or a solicitation or acceptance of an offer to exchange any securities, nor is this Disclosure Statement and the materials attached as exhibits hereto an offer to sell or a solicitation or acceptance of an offer to buy any securities. In addition, this Disclosure Statement and the materials attached as exhibits hereto are not a solicitation of any consents from holders of GA SSNs.

III.	INTRODUCTION TO AMBAC AND THE SEGREGATED ACCOUNT

A.	Ambac Assurance Corporation

AAC is a Wisconsin-domiciled insurance company. It was incorporated under the laws of Wisconsin as CMI Credit Insurance, Inc. on February 25, 1970, and its common stock is wholly-owned by AFG, a Delaware corporation. AFG’s common stock is publicly traded on The NASDAQ Global Select Market under the symbol “AMBC”. NEITHER AAC NOR ITS GENERAL ACCOUNT, NOR ANY OF THE POLICIES, CONTRACTS, ASSETS, EQUITY OWNERSHIP INTERESTS AND RIGHTS OR LIABILITIES IN THE GENERAL ACCOUNT, ARE IN REHABILITATION AS PART OF THE PROCEEDING OR OTHERWISE.

AAC and its subsidiaries provide financial guarantees to entities in both the public and private sectors around the world (AAC and its subsidiaries are collectively referred to herein as “Ambac”). However, AAC has not written a meaningful volume of financial guarantee business since November 2007 and no new business since mid-2008.

Previously, AAC offered financial guaranty insurance on investment-grade municipal debt and structured-finance debt obligations, such as municipal bonds and residential mortgage-backed securities (“RMBS”). Financial guaranty insurance provides a guarantee that protects the holder of a fixed-income obligation against non-payment of principal and interest when due. AAC also indirectly guaranteed certain structured-finance debt obligations by guarantying the financial obligations of Ambac Credit Products, LLC (“ACP”), a wholly-owned subsidiary of AAC, under credit-default swaps (“CDS”) referencing certain structured finance obligations.

Attached as Exhibit A is a Corporate Organizational Chart for AAC depicting the relationships between it and its various subsidiaries and affiliates as of the date of this Disclosure Statement.

B.	Establishment of the Segregated Account and Commencement of the Rehabilitation Proceeding

In early 2010, as a result of AAC’s financial condition (as set forth in more detail in the First Disclosure Statement), the OCI requested that AAC form the Segregated Account and allocate to the Segregated Account only those policies, categories of policies or parts of its business for which a rehabilitation proceeding was necessary, to be followed immediately by the OCI’s commencement of a rehabilitation proceeding limited to the Segregated Account. Accordingly, on March 24, 2010, AAC established the Segregated Account pursuant to section 611.24(2) of the Wisconsin Statutes (2007-08, as amended) (hereinafter, “Wis. Stat.”) with the approval of the Commissioner and in accordance with the Plan of Operation for the Segregated Account (the “Plan of Operation”). Pursuant to the Plan of Operation, specified policies, rights, and liabilities, together with the limited liability member interests held by AAC in ACP, Ambac Conduit Funding, LLC, Juneau Investments, LLC, and Aleutian Investments, LLC (collectively, the “Allocated Subsidiaries”), were allocated to the Segregated Account. Wisconsin law treats the Segregated Account as a separate insurer within the meaning of Wis. Stat. § 645.03(1)(f) for the purposes of an insurance delinquency proceeding such as the Proceeding.

Then, on March 24, 2010, pursuant to the OCI’s request, the Court entered the Rehabilitation Order and placed the Segregated Account into rehabilitation pursuant to Wis. Stat. § 645.32. The Court appointed the Commissioner as Rehabilitator of the Segregated Account, with full powers and authority granted to him pursuant to Wis. Stat. §§ 645.33 to 645.35 and all other applicable laws as are reasonable and necessary to fulfill his duties and responsibilities. Further, the Court appointed a Special Deputy Commissioner pursuant to Wis. Stat. § 645.33 for the purposes of carrying out the rehabilitation of the Segregated Account, with all of the powers of the Rehabilitator (the “SDC”). Pursuant to Wis. Stat. § 645.08(1), the Rehabilitator and SDC serve without bond.

Upon entry of the Rehabilitation Order, the Rehabilitator took control of the Segregated Account and began the rehabilitation in accordance with the Plan of Operation. The background and events leading to the Proceeding are further described in the First Disclosure Statement (as defined below) and the Rehabilitator’s Annual Reports on the Segregated Account (the “Annual Reports”), which are available on the Website and are incorporated herein by reference.

As detailed below, at the inception of the Segregated Account, it was allocated Policies with approximately $47 billion in net par outstanding.

C.	Significant Rehabilitation Actions

Following entry of the Rehabilitation Order, during the course of the Proceeding, numerous significant events have occurred, which are described in documents posted on the Website and in the Annual Reports. Below is an overview of certain of these key events.

1.	Previous Plans

a.	The First Plan

On October 8, 2010, the Rehabilitator filed a proposed plan of rehabilitation for the Segregated Account, pursuant to Wis. Stat. § 645.33(5) (as amended from time to time, the “First Plan”) together with a disclosure statement in support thereof (the “First Disclosure Statement”). The First Plan was confirmed by order of the Court on January 21, 2011 (the “Confirmation Order”). The First Plan provided for holders of permitted policy claims to receive 25% of their permitted claims in cash and 75% in surplus notes issued by the Segregated Account (“SA SSNs”), and that delivery of such cash and the SA SSNs would constitute satisfaction in full of the Segregated Account’s obligations in respect of each claim. Further details of the First Plan, its procedures, and treatment of classes are available on the Website.

The Confirmation Order and various other orders of the Circuit Court approving actions taken by OCI to rehabilitate the Segregated Account were appealed to the Wisconsin Court of Appeals by numerous holders of policies allocated to the Segregated Account. The Court of Appeals affirmed the Court’s approval of the First Plan and its earlier orders with conclusions of law that have continued significance throughout the rehabilitation case. See Nickel v. Wells Fargo Bank (In re Rehabilitation of Segregated Account of Ambac Assurance Corp.), 2013 WI App 129, ¶¶ 86-91, 351 Wis. 2d 539, 841 N.W.2d 482 (“Nickel”) (holding that a rehabilitation plan may be structured in a manner that harms individual interests in order to advance the interests of policy holders, the creditors, and the public as a whole).

The Wisconsin Court of Appeals held, inter alia:

•	“[I]t is appropriate to afford great weight deference to the commissioner’s interpretation and application of the statutes governing the rehabilitation of an insurer and other related statutes the commissioner is charged with administering.” Nickel, 351 Wis. 2d 539, ¶¶ 20-21 (“each of the four criteria for granting great weight deference is met in this case”);

•	the rules of civil procedure do not apply in a rehabilitation case and the Circuit Court did not err in concluding that the appellants (referred to by the appellate court as “interested parties”) were not entitled to, discovery in connection with their challenges to the First Plan and related OCI decisions. Id. ¶ 13 (“The rules of civil procedure, including the rules pertaining to discovery, do not apply to rehabilitation proceedings because ch. 645 prescribes its own rules of procedure in insurer delinquency proceedings. See Wis. Stat. § 645.33(5).”);

•	“Wisconsin’s rehabilitation statutory scheme does not require that policyholders fare as well in rehabilitation as they would in liquidation. The rehabilitation statutory scheme provides the commissioner with minimal guidance as to how to structure a rehabilitation plan and certainly no requirement that each plan must provide policyholders the liquidation value of their claims[.]” Id. ¶ 69;

•	“[I]t is axiomatic that the commissioner, in the reasonable exercise of the state’s police power, may structure a rehabilitation plan that has the potential to adversely affect the interests of individual policyholders when the plan advances the broader interests of the policyholders, the creditors, and the public as a whole.” Id. ¶ 91.

More information regarding the details and stages of the Federal Appellate Proceedings is available in the Annual Reports and on the Website. For the reasons outlined below, the First Plan did not become effective.

b.	First Amended Plan

Following the Confirmation Order but before the First Plan became effective, a number of potential tax issues arose from the First Plan as originally confirmed, including: (i) the potential deconsolidation of AAC from the AFG consolidated tax group for U.S. federal income tax purposes would result if the SA SSNs that were to be issued were treated as equity rather than debt for U.S. federal income tax purposes; (ii) the imposition of original issue discount treatment on holders of those SA SSNs; and (iii) AAC’s recognition of significant ordinary income as a result of satisfying permitted policy claims with SA SSNs treated as issued with original issue discount. The Rehabilitator, AAC and AFG took three major actions to mitigate those tax issues and to achieve more certainty regarding the tax consequences of the First Plan. First, OCI and the Rehabilitator reached an agreement with AAC, AFG and the Official Committee of Unsecured Creditors of Ambac Financial Group, Inc.1 (the “AFG Settlement”), which resolved all outstanding tax and expense-related issues between AFG and AAC and which, among other things, allocated certain net operating losses (“NOLs”) generated by the AFG consolidated tax group prior to September 30, 2011 to AAC and provided for AAC to compensate AFG for use of such NOLs above a defined threshold. The AFG Settlement is described in more detail in the motion papers relating thereto available on the Website and in the 2012 Annual Report. Second, the Rehabilitator and AFG sought a private letter ruling (the “PLR”) from the Internal Revenue Service (the “IRS”) to the effect that: (i) neither the appointment of the Rehabilitator nor the First Amendments (as defined below) requiring the cash payments and establishing Deferred Amounts would result in a disaffiliation of AAC from AFG for federal tax purposes; (ii) policies allocated to the Segregated Account would continue to be treated as insurance contracts for federal tax purposes; and (iii) the obligations to pay both cash payments and Deferred Amounts are taken into account in computing “losses incurred” for federal tax purposes. On March 12, 2014, the IRS issued a favorable PLR with respect to all three issues.

Third, in resolution of various potential tax issues arising from the First Plan as originally confirmed, on April 21, 2014, the Rehabilitator filed proposed amendments to the First Plan, modifying the form of distribution to holders of permitted claims under the First Plan (the “First Amendments”). Instead of a combination of cash payments and SA SSNs, holders of permitted policy claims would receive cash payments for a portion of such claims (“Cash Payments”), and the Segregated Account would establish on its books deferred amounts equal to the remaining balance of such claims, reduced from time to time by recoveries and/or payments (“Deferred Loss Amounts”). With the exception of adjustments for certain under-collateralized transactions, Deferred Loss Amounts would accrete at an effective rate of 5.1% (such Deferred Loss Amounts, together with such accretion thereon, the “Deferred Amounts”). Pursuant to the First Amendments, payment of Deferred Amounts (each such payment a “Deferred Payment”) would be made at such time as the Rehabilitator deemed, in his sole discretion, based on an analysis of estimated liabilities, available claims-paying resources, and other considerations relevant to equitable treatment of claims and the best interests of policyholders. Additionally, the Segregated Account would, if required in satisfaction of any junior claims, establish on its books junior deferred amounts accreting at 5.1% per year, instead of issuing junior surplus notes bearing interest at 5.1% per year.

The First Amendments required proportionate payments to be applied on account of the SA SSNs (together with the GA SSNs previously issued separately from the First Plan (as defined below) and the SA JSNs, the “Surplus Notes”) as and when payments were made on Deferred Amounts, or junior deferred amounts, respectively including certain equalizing amounts paid to Policy Holders (as defined below) to maintain parity among Policy Holders. Pursuant to the Bank Settlement Agreement (as defined below), AAC was also required to make proportionate payments to holders of the GA SSNs as and when the Segregated Account made a payment to holders of the SA SSNs.

[1]

On November 8, 2010 AFG filed a petition for relief pursuant to the Bankruptcy Code (“AFG Bankruptcy Proceeding”). The Official Committee of Unsecured Creditors of Ambac Financial Group, Inc. (the “AFG Committee”) was appointed in the AFG Bankruptcy Proceeding. On May 1, 2013, AFG announced the effectiveness of its chapter 11 plan of reorganization, marking the completion of its restructuring efforts and emergence from the AFG Bankruptcy Proceeding.

After a hearing on June 11, 2014, the Court approved the First Amendments by entering an order dated June 11, 2014 (the “First Amendment Order”). Pursuant to Section 5.02 of the First Plan, the First Plan, as amended by the First Amendments (the “First Amended Plan”), became effective on June 12, 2014.2

Among other things, the First Amended Plan (which is currently in effect) provides for the operation of the Segregated Account, the classification and treatment of claims, and the settlement of disputes. Currently, pursuant to the First Plan, holders of Permitted Policy Claims receive 45% in cash and 55% in Deferred Amounts in satisfaction of their Permitted Policy Claims.

For the reasons outlined in this Disclosure Statement, the Rehabilitator has determined that it is in the best interests of the Segregated Account and its creditors to now effect the Second Amended Plan and related Rehabilitation Exit Transactions (as defined below), including the termination of the Proceeding and consummation of the Merger contemplated thereby.

D.	Certain Other Significant Actions Taken

During the course of the Proceeding, the SDC and his advisors continued to evaluate all aspects of the Rehabilitation. Such responsibilities included (but were not limited to): (i) maintaining an in-depth knowledge of the Segregated Account’s liabilities and financial position, (ii) reviewing AAC’s loss development profile and corresponding liquidity requirements, and (iii) assessing significant economic and legal matters pertaining to the Segregated Account. A number of other significant outcomes were achieved during the course of the Rehabilitation, some of which are summarized below. A more complete explanation of the significant actions taken or events which occurred during the Proceeding is set out in the Annual Reports and on the Website.

1.	Favorable Resolution of All Outstanding Appellate Litigation

By Order dated March 19, 2014, the Wisconsin Supreme Court denied the petitions for review filed by certain of the appellants seeking review of the published decision of the Wisconsin Court of Appeals entered on October 24, 2013. That decision by the Wisconsin Court of Appeals affirmed all of the orders entered by the Court in favor of the Rehabilitator that were the subject of Appeal Nos. 2010AP1291, 2010AP2022, 2010AP2835 and 2011AP561. The Court’s confirmation order was among the orders of the Court that were affirmed by the Wisconsin Court of Appeals.3

[2]	Pursuant to the terms of the First Plan, the Rehabilitator could seek the approval of the Court to alter, amend, or modify the First Plan with such notice and hearing as the Court prescribes pursuant to Wis. Stat. § 645.33(5). Further, amendment and modification of the Payment Guidelines could be effected by written notice by the Rehabilitator or his counsel to all parties included on the Court-approved electronic service list and a posting on the Website. In addition, the Payment Guidelines could be supplemented, modified, altered or withdrawn in the Rehabilitator’s discretion.
[3]

See Nickel v. Wells Fargo Bank, N.A. (In re Rehabilitation of Segregated Account of Ambac Assurance Corp.), 2013 WI App 129, 351 Wis. 2d 539, 841 N.W.2d 482, review denied, 2014 WI 22, 353 Wis. 2d 448, 846 N.W.2d 14 (the “Court of Appeals Decision”). Following the Wisconsin Supreme Court’s denial of the appellant’s petitions for review, the Court of Appeals Decision is now the controlling law of the case in the Rehabilitation.

2.	Motion to Declare the Nature of the Segregated Account Rehabilitation Proceedings

On July 15, 2016, the Rehabilitator filed a motion to confirm and declare the nature of the Proceedings to avoid misunderstandings that may arise in litigations involving AAC concerning certain military housing projects. Certain parties to these military housing litigations opposed the Rehabilitator’s motion. On October 11, 2016 the Court held a hearing on the motion and, on October 24, 2016, entered an order granting the Rehabilitator’s Motion to Confirm and Declare the Nature of These Proceedings. On November 7, 2016, the interested parties that had opposed the Rehabilitator’s motion filed a notice of appeal from the October 24 order, and that appeal is now fully briefed before the Wisconsin Court of Appeals. Based on a review and comparison of other unrelated appeals in the Wisconsin Court of Appeals, the Rehabilitator expects that a decision will be rendered sometime by late fall/early winter of 2017 and remains confident that he will prevail in that proceeding.

3.	Discovery Litigation

On November 21, 2016, the Rehabilitator filed a motion to quash a subpoena served on the Wisconsin Commissioner of Insurance by certain parties to the military housing litigations. The Court granted the Rehabilitator’s motion to quash, and denied a subsequent motion to reconsider. In doing so, the Court reaffirmed that discovery is not permitted in a rehabilitation proceeding and set forth specific procedures for the Rehabilitator, interested parties, court personnel and others to follow when addressing requests for information directed to the Rehabilitator or OCI. A copy of the Court’s order dated January 20, 2017 is posted on the Website.

4.	Interim Payment Percentage and Equalizing Payments

After the Effective Date of the First Amended Plan, as described above, the Rehabilitator increased the portion of Permitted Policy Claims to be paid in cash from 25% to 45% (the “Interim Payment Percentage”) effective July 21, 2014. Accordingly, on and after July 21, 2014, (i) holders of Permitted Policy Claims receive Cash Payments equal to 45% of their claims, and (ii) the Segregated Account records Deferred Amounts on its books in favor of the respective holders in an amount equal to 55% of such claims, which accretes in accordance with the Payment Guidelines at an effective annual rate of 5.1%.4 In order to maintain parity among all policyholders, including those whose Permitted Policy Claims were accepted and paid prior to July 21, 2014, a Deferred Payment (the “Equalizing Deferred Payment”) was made on December

[4]

There are certain limited situations involving under-collateralized obligations where Deferred Amounts may not accrete at an effective annual rate 5.1%, as set forth in more detail in the First Amended Plan.

22, 2014 to policyholders that received Interim Claim Payments.5 The amount of the Equalizing Deferred Payment was 26.67% of such holder’s Deferred Amounts, including the value of accretion, in each case, as at July 20, 2014. This Equalizing Deferred Payment constituted the amount necessary to provide policyholders who received Interim Claim Payments with a total payment of 45% of their Permitted Policy Claim amounts, the amount which is now paid as Cash Payments to policyholders Permitted Policy Claims under the Payment Guidelines. This resulted in equal treatment of those Policy Holders whose Permitted Policy Claims were processed under the Interim Rules prior to July 21, 2014 and policyholders whose policy claims are processed under the Plan and the Payment Guidelines.

The Rehabilitator provided notice of the Equalizing Deferred Payment and the increase in Interim Payment Percentage, as required by the Plan, on June 20, 2014.

With the Rehabilitator’s permission, the proportionate Surplus Note redemption payments required by the First Amended Plan and the Bank Settlement Agreement to be made in conjunction with any Deferred Payment were made on November 20, 2014, rather than on December 22, 2014 when the Equalizing Deferred Payment was made. This early payment date for Surplus Notes resulted in interest savings to AAC that benefit all policyholders, and facilitated the orderly processing and disbursement of all payments to policyholders.

5.	Bank Settlement Agreement

In the fall of 2009, AAC became aware that several large financial institutions that were parties to credit default swaps with ACP in respect of collateralized debt obligations backed primarily by RMBS (“ABS CDOs”), collateralized loan obligations (“CLOs”), and other collateralized debt obligations (“CDOs”) were forming a group to negotiate with AAC regarding a global commutation of those exposures (the “Bank Group”). The obligations of ACP under the ABS CDOs, CLOs and CDOs were guaranteed by AAC pursuant to financial guaranty policies. Those policies represented the greatest concentration of projected losses to AAC as well as the largest potential source of collateral damage through the possibility of “mark-to-market” damages. On June 7, 2010, AAC, AFG, ACP and the Bank Group entered into a settlement agreement that effected the commutation of all of ACP’s outstanding credit default swaps in respect of ABS CDOs with respect to the Bank Group, and all of AAC’s related financial guaranteed exposure (the “Bank Settlement Agreement”). In exchange for AAC and ACP commuting $16.5 billion of net par exposure, AAC transferred to the Bank Group, in the aggregate, $2.6 billion in cash and $2 billion of surplus notes newly issued by AAC (being the GA SSNs). AAC also paid $96.5 million to the Bank Group to commute certain other obligations, including non-ABS CDO obligations, with par amounting to $1.4 billion, in full satisfaction, but partial payment, of such obligations. Averaging the valuations of AAC’s independent appraiser, the Bank Group Settlement ultimately paid the Bank Group 43.3% of the present value of expected losses, with 24.5% in cash and 18.8% in GA SSNs.

[5]	Starting on September 20, 2012 but before June 12, 2014, the Rehabilitator made interim cash payments equal to 25% of the permitted amount of each policy claim, as approved for payment by the Rehabilitator (the “Interim Claim Payments”).

6.	IRS Closing Agreement

On November 3, 2010, the Rehabilitator learned that AFG had received an “Information Document Request” from the IRS asking AFG to describe its legal basis for claiming approximately $700 million of federal income tax refunds that were subsequently paid by AFG to AAC pursuant to a tax sharing agreement between AFG and AAC (the “Tax Refund Payments”). Out of concern that the IRS might attempt to impose a levy on the proceeds of the Tax Refund Payments, an action which could have had severe consequences for AAC and the Segregated Account, the AAC board of directors voted to allocate to the Segregated Account: (i) any liabilities that AAC may have to AFG in regard to tax refunds including, but not limited to, any preference claim or fraudulent transfer claim pertaining to such subjects brought by, or on behalf of, AFG in any bankruptcy proceeding involving AFG; and (ii) any liabilities that AAC may have to the IRS in regard to certain taxes or tax refunds.

Ultimately, on April 30, 2013, the Rehabilitator, OCI, the Segregated Account, AFG, AAC, the AFG Committee, and the IRS settled the lawsuit brought by AFG against the IRS seeking: (i) to enjoin the IRS from attempting to levy AFG’s assets in connection with the Tax Refund Payments, and (ii) to determine the amount, if any, of AFG’s tax liability (the “IRS Dispute”). The terms of this settlement (the “IRS Settlement”) included: (a) a payment to the IRS by the Segregated Account of $100 million; (b) a payment to the IRS by AFG of $1.9 million; and (c) AFG’s consolidated tax group, including AAC and the Segregated Account, relinquishing its claims to loss carry-forwards resulting from losses on credit default swap contracts arising on or before December 31, 2010, to the extent that such carry-forwards exceeded $3.4 billion. On April 30, 2013, AFG and the IRS executed a closing agreement reflecting the IRS Settlement. As a result, the IRS Settlement has been consummated and the IRS Dispute has been resolved.

7.	RMBS Settlement Agreement

In a February 13, 2014 order (“RMBS Settlement Proceeds Order”) the Court approved the Rehabilitator’s Motion for Approval to Disburse Proceeds and Make Permitted Policy Claim Payments as He Deems Appropriate from Settlement of RMBS Remediation Claims, Including Those Proceeds Received, and to be Received, from a Settlement Memorialized in a Stipulated Order of the Bankruptcy Court Handling the Residential Capital, LLC Cases. The RMBS Settlement Proceeds Order: (i) authorized the Rehabilitator to allocate and distribute cash and other forms of consideration generated by settlements of remediation claims related to certain residential mortgage backed securities (“RMBS Remediation Claims”); and (ii) approved the Rehabilitator’s approach for disbursing certain settlement proceeds and making Permitted Policy Claims payments to specific Policy Holders in the Proceeding in accordance with the stipulated order (the “Stipulated Order”) of the United States Bankruptcy Court for the Southern District of New York in In re Residential Capital, LLC, No. 1:12-bk-12020 (Bankr. S.D.N.Y.). The Stipulated Order reflects the settlement achieved by AAC and the Segregated Account with Residential Capital LLC and certain of its affiliates with respect to certain RMBS Remediation Claims.

8.	Secured Note and Reinsurance Agreement

In May 2014, the Segregated Account drew down the last of the principal amount available under the secured notes issued by AAC to the Segregated Account on March 24, 2010, as a result of ongoing claims payments and expenses. The Segregated Account now makes periodic demands to AAC under the Reinsurance Agreement6 in order to make claims and certain Surplus Note payments.

9.	Significant Commutations and Settlements

During the course of the Proceeding, the Rehabilitator, working with AAC’s management, has effected numerous significant commutations. The details of all significant policy commutations achieved over the course of the Rehabilitation are set forth in the Annual Reports available on the Website. In summary, the Segregated Account has benefitted from an approximately $6.7 billion decrease in insured portfolio exposure as a result of commutations, which represent a reduction of approximately 14% of the total insured portfolio exposure of AAC and its subsidiaries for policies allocated to the Segregated Account. Much of this exposure is attributable to commutations effectuated in connection with the Segregated Account’s exposure to bonds backed by student loans.

In addition, in January 2016, AAC settled its RMBS litigation against JP Morgan Chase & Co. (including various affiliates). See Ambac Assurance Corp. v. EMC Mortg. LLC, Index No. 651013/2012 (N.Y. Sup. Ct.). Pursuant to the settlement agreement, JP Morgan paid AAC $995 million in cash in exchange for AAC’s release of certain claims against JP Morgan arising from RMBS transactions insured by AAC.

10.	Other Developments

Throughout the pendency of the Proceeding, the Rehabilitator has pursued various efforts and strategies directed at reducing risks and remediating losses of the Segregated Account. Those efforts have been consistent with the Rehabilitator’s overall effort to improve outcomes for Policy Holders through prompt, efficacious management and administrative strategies, and have included, among other things, replacing mortgage loans servicers, either through voluntary agreements or through the exercise of control rights provided in the transactional documents governing the insured securities.

A more complete explanation of the significant actions taken during the Proceeding is set out in the Annual Reports and on the Website.

IV.	SEGREGATED ACCOUNT PORTFOLIO – COMPARISON SINCE INCEPTION

The Rehabilitator has made considerable strides to improve the condition of the Segregated Account portfolio since the inception of the Rehabilitation. Commutations, policy terminations, policy amortization, and claims payments have significantly de-levered the risk profile and

[6]	“Reinsurance Agreement” means an Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC dated as of March 24, 2010.

overall net par outstanding of the Segregated Account. As of March 31, 2017, Segregated Account net par outstanding, adjusted for the Augusta Commutation, totaled $11.1 billion, down 77% from inception. Set out below is a table comparing the Segregated Account portfolio at inception to adjusted March 31, 2017.

Insured Exposure Portfolio - Comparison Over Time

March 31, 2017 vs June 30, 2010

($ in millions)

Segregated Account Portfolio	Policies				Net Par Outstanding
	As of March 31, 2017		As of June 30, 2010(1)		As of March 31, 2017		As of June 30, 2010(1)(2)
	Count	%	Count	%	Amount	%	Amount	%
Direct:
RMBS	222	70%	301	45%	$8,807	79%	$29,670	63%
US Public Finance	61	19%	171	25%	232	2%	1,342	3%
Student Loans	23	7%	126	19%	1368	12%	11,378	24%
Structured Finance (excl STL and RMBS)	7	2%	35	5%	60	1%	649	1%
International (3)	1	0%	21	3%	0	0%	1,227	3%
ACP	5	2%	19	3%	382	3%	2,500	5%

Total Direct	319	100%	673	100%	$10,849	98%	$46,766	99%

Assumed (4)	—	0%	—	0%	241	2%	459	1%

Total Segregated Account	319	100%	673	100%	$11,089	100%	$47,225	100%

(1)	June 30, 2010 information excluded policies that matured, terminated or were otherwise extinguishable between June 30, 2010 and the Disclosure Statement Filing Statement Accompanying Plan of Rehabilitation filed on October 8, 2010.
(2)	Net Par Outstanding reflects (i) June 30, 2010 amounts for all exposures other than student loans, and (ii) September 20, 2010 amounts for student loans.
(3)	March 2017 Segregated Account net par outstanding is reduced by $185 million for the Augusta Commutation, which was executed post March 31, 2017.
(4)	March 2017 policy count for Assumed differs from charts in the Financial Overview, since in the Disclosure Filing Statement Accompanying the Plan of Rehabilitation filed on October 8, 2010, and for consistency here, policies are defined to include the underlying policy, which for assumed contracts were not allocated to the Segregated Account. The assumed reinsurance contract was allocated to the Segregated Account. Such allocations are reflected in the Financial Overview exposure charts. Net par is consistent between the charts.

V.	INTRODUCTION TO THE EXIT TRANSACTIONS

A.	OCI’s Goal to Exit the Rehabilitation

With the financial condition of the Segregated Account significantly improved since 2010, the Rehabilitator turned his attention to the goal of a durable exit by the Segregated Account from Rehabilitation. The Rehabilitator explored other various options to exit the Proceeding, but also stated that, if possible, a broadly consensual arrangement among interested parties would be preferred. In doing so, however, the SDC set various deadlines and required AAC to achieve certain benchmarks. AAC requested that it be provided with additional time to meet and negotiate with the AHG and other creditor constituencies to formulate a consensual exit strategy. The Rehabilitator and the SDC, noting AAC’s forward progress toward achieving the SDC’s benchmarks, allowed AAC additional time. The Rehabilitator sought to ensure that any termination of the Proceedings had the sufficient support of key stakeholders, including AAC and creditors of the Segregated Account.

With the consent of the Rehabilitator and the SDC, AAC and its advisors diligently sought to reach an agreement with certain key stakeholders on a plan that will: (i) enable the Segregated Account to exit from Rehabilitation and consummate the Merger; (ii) provide more immediate recoveries to Holders of Policy Claims against the Segregated Account (“Policy Holders”) than would otherwise be the case; and (iii) save significant costs and other resources presently devoted to administering the Proceeding. The Rehabilitator and the SDC closely monitored this process. The Plan (as described in further detail below) resulted from this collective work. Concurrently, the SDC and his advisors worked to develop legal, financial, regulatory, and temporal parameters for the Segregated Account to exit the Rehabilitation in a manner that renders AAC durable as a whole, meaning that AAC will have adequate capital to continue operations and pay in full Post-Effective Date Policy Claims and that the causes of the Proceeding will have been resolved. This process entailed, among other things, a comprehensive review of: (a) AAC’s current financial and tax position; (b) AAC’s prospective business and financial performance after giving effect to hypothetical exit structures; (c) legal and regulatory tools and strategies at the Rehabilitator’s disposal to effectuate a rehabilitation; and (d) other practical and economic consequences of certain Rehabilitation exit scenarios.

B.	Support for the Second Amended Plan: the Rehabilitation Exit Support Agreement[7]

While no voting of creditors is contemplated or permitted on a plan of rehabilitation (as noted above in the Disclaimer), the Rehabilitator believed that obtaining the support of creditors beneficially owning a significant portion of the interests that would be affected by the Plan and the Rehabilitation Exit Transactions was in the best interests of the Segregated Account. Such support was formally obtained on July 19, 2017 through execution of the RESA. Since the date the RESA was executed, certain beneficial holders of GA SSNs and Deferred Amounts have joined the AHG as parties to the RESA (collectively, the “Supporting Holders”). As of September 2017, the Supporting Holders beneficially own approximately 52% by principal amount of GA SSNs and approximately 34% of Deferred Amounts (including accretion). A copy of the RESA is attached to this Disclosure Statement as Exhibit C.

Pursuant to the RESA, each of the parties thereto have agreed, among other things: (i) on the terms and conditions of the Rehabilitation Exit Transactions; (ii) to cooperate with each other in good faith in connection with the pursuit, approval, implementation, and consummation of the Rehabilitation Exit Transactions; (iii) to negotiate in good faith definitive agreements and documents to implement and consummate the Rehabilitation Exit Transactions; and (iv) not to object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance of, the Rehabilitation Exit Transactions, or encourage or support any person or entity to do any of the foregoing.

The RESA, including provisions as to its termination, is described in further detail herein.

[7]	Unless otherwise defined in this Disclosure Statement, capitalized terms in this Subsection V.B have the same meaning given to them in the RESA.

C.	Executive Summary of the Plan[8]

Pursuant to the RESA, the parties agreed upon the terms of the Plan to be proposed by the Rehabilitator. The Plan provides for the: (i) satisfaction and discharge of all Deferred Amounts and related Policy Claims; (ii) termination of the Proceeding; (iii) discharge of duties of the Rehabilitator and the Management Services Provider; (iv) termination of the Operational Documents; and (v) the Merger. The foregoing will occur concurrently on the Effective Date, such that: (a) full ownership and control over all assets and liabilities of the Segregated Account will merge by operation of law into the General Account; (b) all Policies, contracts, other assets (including the Segregated Account’s equity ownership interests in the Allocated Subsidiaries and liabilities that were previously allocated to the Segregated Account in accordance with Wis. Stat. § 611.24) will be reallocated, returned and/or restored to the possession of the General Account pursuant to Wis. Stat. § 645.35(2); (c) all liens and security interests arising under the Operational Documents will be terminated and AAC and AFG will be released from any and all obligations, including liens and security interests; (d) the Rehabilitator will no longer be in possession of any assets of the Segregated Account under Wis. Stat. § 645.33(2); and (e) the separate existence of the Segregated Account will cease. From and after the Effective Date, any references to either the Segregated Account or the General Account will instead be deemed to refer to AAC.

The Plan provides for, among other things, the following:

•	On the Effective Date,[9] an aggregate of approximately $282 million[10] in beneficial interests in respect of Deferred Amounts established by the Rehabilitator based on Permitted Policy Claims arising from a right to payment occurring prior to the Record Date (“Pre-Record Date Deferred Amounts”) will be transferred pro rata from all holders of Pre-Record Date Deferred Amounts (other than AAC or AFG) to AFG and the Supporting Holders in exchange for AFG’s and the Supporting Holders’ transfer of approximately $129[11] million and $153 million[12] (of principal plus accrued and unpaid interest), respectively, of GA SSNs, which AFG and the Supporting Holders will have placed into an escrow account (the “Escrow Account”) pursuant to the RESA (the “Initial Exchange”);

[8]	Set forth below is an executive summary of the Plan, which is qualified in its entirety by reference to the provisions of the Plan itself.
[9]	This Disclosure Statement assumes an Effective Date of December 31, 2017, including accretion up to that date. All amounts set forth in the summary of the Plan are estimates based on an Effective Date of December 31, 2017. All amounts related to the Exchange Offer assume 100% participation by holders of GA SSNs.
[10]	This amount is approximate (and includes accretion up to December 31, 2017) and is subject to change, however, it will be equal to 12.5% of all Pre-Record Date Deferred Amounts not held by AFG or AAC (the “Third Party Deferred Amounts”).
[11]	This amount is approximate (and includes accretion up to December 31, 2017) and is subject to change, however, it will be an amount equal to (i) all GA SSNs and SA SSNs held by AFG as of the Record Date less (ii) $100 million, less (iii) unpaid interest on $100 million of SSNs accrued between June 30, 2017 and the Effective Date (the “Transfer Amount”).
[12]	This amount is approximate and is subject to change, however, it will be an amount equal to 12.5% of all Third Party Deferred Amounts less the Transfer Amount on a pro rata basis.

•	Immediately after the Initial Exchange, pursuant to Section 4.2 of the Plan each holder (other than AFG) of the Pre-Record Date Deferred Amounts will receive the following consideration in full satisfaction of such Pre-Record Date Deferred Amounts:

•	45.7% in Cash; and

•	46.9% in Senior Secured Notes (described in more detail below).

For the avoidance of doubt, taking into account the Initial Exchange and the Exchange Offers and the Distribution of the Pre-Record Date Deferred Amount Consideration, each Holder of a Pre-Record Date Deferred Amount (other than AFG) shall receive (or Beneficial Holders of the relevant underlying Insured Obligations receiving) an effective consideration package of (a) 40% Cash, (b) 41% Senior Secured Notes, (c) 12.5% GA SSNs, and (d) a 6.5% discount.

AFG will receive in full satisfaction of the Pre-Record Date Deferred Amounts held by AFG (including Pre-Record Date Deferred Amounts received by AFG in the Initial Exchange) additional Senior Secured Notes in lieu of Cash, such that AFG’s Pre-Record Date Deferred Amount Consideration will consist exclusively of 91.3% in Senior Secured Notes (as explained in more detail below.

The remaining 7.4% of all Pre-Record Date Deferred Amounts not held by AFG, and the remaining 8.7% of all Pre-Record Date Deferred Amounts held by AFG, will be discharged without further consideration (collectively, the “Pre-Record Date Discharged Deferred Amounts”). These Pre-Record Date Discharged Deferred Amounts will serve to discharge any related Accretion Amounts and, to the extent such Accretion Amounts are insufficient to satisfy the Pre-Record Date Deferred Amount Discount, if the Pre-Record Date Deferred Amount relates to an Insured Obligation that is Undercollateralized, the remainder of such Pre-Record Date Deferred Amount Discount (if any) shall be applied against the Deferred Loss Amount portion of such Pre-Record Date Deferred Amount. If such Pre-Record Date Deferred Amount relates to an Insured Obligation that is not Undercollateralized, the remainder of such Pre-Record Date Deferred Amount Discount (if any) shall not be applied against the Deferred Loss Amount portion of such Pre-Record Date Deferred Amount and instead shall be waived.

On the Effective Date, and after the consummation of the Initial Exchange and the Exchange Offers, the Pre-Record Date Deferred Amount Consideration shall be transferred by AAC, at the request of the Segregated Account and in satisfaction of its obligations under the Reinsurance Agreement, to the Beneficial Holders, as of the Pre- Record Date Deferred Amount Consideration Record Date, of the Insured Obligations related to the Pre-Record Date Deferred Amounts, pursuant to the procedures set forth in the Amended Payment Guidelines (as defined below). Where such underlying securities related to such Pre-Record Date Deferred Amounts are held through the Depository Trust Company (“DTC”), AAC shall transfer the Pre-Record Date Deferred Amount

Consideration to DTC for further transfer by DTC to its participants. AAC, in its capacity as Claims Administrator, and/or its agents, and after reconciliation with the Holders shall provide to DTC the rates and other information required by DTC to effect such transfers, and DTC shall be authorized to take instructions solely from AAC with respect to such transfers. Holders acting in their capacity as Trustees shall permit, and provide any authorization or direction (but not indemnification) needed for AAC, any Paying Agent and/or DTC to make, process and/or accept any Distributions as contemplated by the Plan and the Amended Payment Guidelines. For the avoidance of doubt, all Pre-Record Date Deferred Amount Consideration to be distributed pursuant to Section 2.2(a) of the Plan shall not be transferred to the applicable Trustees but shall be deemed to be transferred to such Trustees. With respect to any transfers of GA SSNs to be effected under the Initial Exchange, AFG and the Supporting Holders will effect such transfers pursuant to an applicable escrow agreement.

Each Holder of a Permitted Post-Record Date Policy Claim shall be entitled to receive, in full and final satisfaction of such Post-Record Date Policy Claim, Cash equal to the amount of such Permitted Post-Record Date Policy Claim. Such payment of Cash, as provided herein, shall constitute full and complete payment and settlement of such Permitted Post-Record Date Policy Claim. Payments made on account of Permitted Post-Record Date Policy Claims will be paid in accordance with the Amended Payment Guidelines, and any disputes with respect to Post-Record Date Claims will be administered according to the procedures set forth in the Amended Payment Guidelines.

•	Other claimants will be treated as follows:

•	Administrative Claims: all Permitted Administrative Claims will be satisfied or otherwise paid in the ordinary course as they come due;

•	Holders of SA SSNs and SA JSNs:

•	Holders of SA SSNs and SA JSNs will not be entitled to any payment or other consideration arising out of, as a result of, or related to the Plan, including any portion of the Deferred Amount Consideration;

•	SA SSNs and SA JSNs will continue to remain outstanding after the Effective Date, with AAC as the obligor thereunder as a result of the Merger.

•	Upon the closing of the above-referenced transactions (together with the Exchange Offers, the Tier 2 Notes, and BSA Waiver and Amendment (each as defined and described below), the “Rehabilitation Exit Transactions”), the Merger will occur and any remaining unsatisfied obligations of the Segregated Account that have not already been discharged pursuant to the Plan will become obligations of the General Account; and

•	By the terms of the anticipated Approval Order of the Court, all injunctions, releases, exculpations, and certain other operational provisions implementing or relating to the Plan will permanently remain in force following termination of the Proceeding.

D.	Amended Payment Guidelines

DURING THE PENDENCY OF THE FIRST AMENDED PLAN, POLICY CLAIMS HAVE BEEN ADMINISTERED, AND DEFERRED AMOUNTS HAVE BEEN ESTABLISHED, PURSUANT TO PROCEDURES SET FORTH IN THOSE PAYMENT GUIDELINES ISSUED BY THE REHABILITATOR ON JUNE 12, 2014. THE REHABILITATOR WILL BE ISSUING REVISED PAYMENT GUIDELINES (THE “AMENDED PAYMENT GUIDELINES”) SHORTLY AFTER THE FILING OF THE SECOND AMENDED PLAN. THE AMENDED PAYMENT GUIDELINES WILL APPLY TO ALL POLICY CLAIMS AND WILL CONTAIN (AMONG OTHER THINGS) REVISED DEADLINES REGARDING THE PROCESS FOR PERMITTING POLICY CLAIMS, SUBMISSION OF POLICY CLAIMS, THE RECONCILIATION OF DEFERRED AMOUNTS, AND DISPUTE RESOLUTION OF POLICY CLAIMS. IN PARTICULAR, IT IS ANTICIPATED THAT THE AMENDED PAYMENT GUIDELINES WILL PROVIDE FOR A NOVEMBER 30, 2017 DEADLINE TO SUBMIT PRE-RECORD DATE POLICY CLAIMS WHICH, IF NOT COMPLIED WITH, MAY RESULT IN SUCH POLICY CLAIMS BEING DISALLOWED. FROM THE ISSUANCE DATE, THE AMENDED PAYMENT GUIDELINES WILL SUPERSEDE ALL PREVIOUS PAYMENT GUIDELINES AND ALL POLICY CLAIMS WILL THEN BE ADMINISTERED PURSUANT TO THE AMENDED PAYMENT GUIDELINES.

E.	Executive Summary of the Exchange Offers, BSA Waiver and Amendment and Tier 2 Notes[13]

In conjunction with the Plan and the Segregated Account’s exit from rehabilitation, AAC will launch a series of interrelated transactions involving the exchange of certain GA SSNs (collectively, the “Exchange Offers”), pursuant to which, for each $1.00 of principal amount outstanding and accrued and unpaid interest thereon, Holders who participate in the Exchange Offers effectively will (i) receive $0.40 in Cash, (ii) receive $0.41 in principal amount of Senior Secured Notes, (iii) retain $0.125 in principal amount and accrued and unpaid interest thereon of GA SSNs, and (iv) provide a discount of $0.065 in principal amount and accrued and unpaid interest thereon. AFG will not participate in the Exchange Offers and will retain surplus notes issued by the Segregated Account and AAC, which as of June 30, 2017 had an aggregate of $100 million of principal amount and accrued and unpaid interest outstanding. Holders of GA SSNs that choose not to participate in the Exchange Offer will continue to hold their GA SSNs, which will become subordinated to policy claims by operation of the Second Amended Plan.

As part of the Rehabilitation Exit Transactions, AFG, AAC and ACP (collectively, the “Ambac BSA Parties”) will seek consents (“Consents”) from holders of GA SSNs to a waiver and amendment (the “BSA Waiver and Amendment”) of certain provisions of the Bank Settlement Agreement, such consents to be executed by holders of more than 50% in aggregate principal amount of the GA SSNs. The Supporting Holders have agreed to deliver consents to the BSA

[13]

Set forth in this subsection is an executive summary of the Rehabilitation Exit Transactions and the Tier 2 Notes, which is qualified in its entirety by reference to the provisions of the definitive documents relating thereto. For a detailed summary of the Rehabilitation Exit Transactions and Tier 2 Notes, see Sections XII to XV of this Disclosure Statement.

Waiver and Amendment, and collectively the Supporting Holders hold more than a majority of the GA SSNs, which would be sufficient to amend the Bank Settlement Agreement pursuant to the BSA Waiver and Amendment even if all other holders of GA SSNs did not deliver their Consents. OCI will also consent to the BSA Waiver and Amendment.

In addition, upon consummation of the Rehabilitation Exit Transactions, and subject to the conditions specified in the Tier 2 Notes Documentation, AAC will issue $240 million of new notes (the “Tier 2 Notes”, described below) secured by recoveries from the RMBS Litigations (after reinsurance) in excess of $1.6 billion.

VI.	FINANCIAL REVIEW[14]

With the assistance of his financial advisors, the Rehabilitator provides the following update on the financial condition of the General Account and Segregated Account.

A.	General Account Assets

Total claims-paying resources are estimated at approximately $6.0 billion as of March 31, 2017, compared to estimated claims-paying resources of $6.0 billion as of December 31, 2016. The primary components of estimated claims-paying resources as of March 31, 2017 are (i) $5.1 billion of investment portfolio assets at statutory carrying value, (ii) $0.6 billion associated with AAC’s investments in, and transactions with, subsidiaries, and (iii) $0.2 billion associated with the net present value of future installment premiums and (iv) $0.1 billion associated with certain miscellaneous financial assets. The foregoing estimate of claims-paying resources includes certain assumptions and judgments made by the Rehabilitator regarding future events that are described more fully below.

1.	Investment Portfolio Holdings

As of March 31, 2017, AAC held fixed income investment securities with a fair value of approximately $5.3 billion, statutory carrying value of approximately $5.1 billion and par value of approximately $5.7 billion. Certain information regarding AAC’s portfolio holdings is summarized below:

[14]	Totals in charts may not foot due to rounding.

AAC Investment Portfolio by Asset Class as of March 31, 201715, 16

Dollars in Millions	Fair Value	Carrying Value	Par Value	YTM	WAL
Municipal Obligations	$362	$341	$1,136	5.90%	14.3
RMBS	2,295	2,236	2,081	9.35%	5.4
Corporate Obligations	1,824	1,816	1,648	2.70%	4.4
Short-Term	78	77	78	0.08%	0.0
U.S. Government, Agency, and GSE Obligations	113	113	113	1.07%	0.6
Military Housing	232	203	261	9.08%	14.1
ABS, CDO, and Structured Insurance	353	347	378	4.15%	8.9

Total	$5,258	$5,134	$5,696	6.08%	6.1

Percentage of Total	Fair Value	Carrying Value	Par Value
Municipal Obligations	7%	7%	20%
RMBS	44%	44%	37%
Corporate Obligations	35%	35%	29%
Short-Term	1%	2%	1%
U.S. Government, Agency, and GSE Obligations	2%	2%	2%
Military Housing	4%	4%	5%
ABS, CDO, and Structured Insurance	7%	7%	7%

Total	100%	100%	100%

The statutory carrying value and fair value of AAC’s investment portfolio assets was largely unchanged from December 31, 2016 levels. RMBS and corporate obligations still account for the bulk of portfolio holdings, representing 79% of portfolio holdings on a fair value basis and 79% on a carrying value basis. Municipal obligations represent 7% on a fair value and carrying value basis, compared with 5% of fair value as of December 2016. The weighted average life of municipal obligations increased from 3.6 to 14.3 due to the purchase of certain AAC-insured Puerto Rico obligations during the first quarter of 2017.

As of March 31, 2017, investment portfolio holdings representing approximately 46% of aggregate portfolio carrying value had an investment grade rating or may otherwise be considered investment-grade, versus 49% three months prior and 69% as of December 2013. Investments in AAC-insured securities account for approximately 90% of all non-investment grade holdings, compared with 91% three months earlier.

[15]	Approximately 99% of AAC’s non-agency RMBS holdings, as measured by statutory carrying value, are AAC-insured instruments. Accordingly, the yield to maturity and weighted-average life associated with AAC’s non-agency RMBS holdings are necessarily linked to AAC’s assumptions regarding the amount and timing of claim payments such holdings will receive under the Rehabilitation Plan.
[16]

On July 24, 2015, AAC borrowed $146 million by contributing RMBS guaranteed by AAC with a statutory carrying value of $388 million as of December 31, 2015 to a third party trust. As of March 31, 2017, the statutory carrying value of the borrowed funds relating to the trust was approximately $93 million. The contributed RMBS, which possessed a statutory carrying value of $368 million as of March 31, 2017, remain reported in AAC’s investment portfolio. See Note 11 to AAC’s Q1 2017 statutory financial statements for further information on this transaction.

The market liquidity profile of AAC’s investment portfolio as of March 31, 2017 is summarized as follows:

AAC Investment Portfolio by Market Liquidity Classification as of March 31, 2017

	Fair Value	Carrying Value	Par Value	Fair Value	Carrying Value	Par Value
	(In millions)			(Percentage of Total)
Highly Liquid	$376	$374	$373	7%	7%	7%
Medium	2,048	2,016	1,866	39%	39%	33%
Low	208	175	186	4%	3%	3%
Illiquid	2,625	2,569	3,270	50%	50%	57%

Total	$5,258	$5,134	$5,696	100%	100%	100%

1.	Highly Liquid: Includes widely-held securities with tight bid/ask spreads and transparent markets. Asset classes represented in this category include money market holdings, certain municipal bonds and U.S. agencies and treasuries.

2.	Medium Liquid: Incorporates widely-held securities with broader bid/ask spreads in actively-traded markets. Asset classes represented in this category include certain asset-backed securities, residential mortgage-backed securities, corporate obligations and municipal bonds.

3.	Low Liquid: Incorporates closely-held securities with wide bid/ask spreads. Price changes are primarily credit-driven. Asset classes represented in this category include residential mortgage-backed securities and corporate obligations. Certain of these securities may generate periodic principal distributions.

4.	Illiquid: Includes distressed and/or complex securities in specialty asset classes such as CDO/CLOs, certain corporate obligations, structured insurance, and certain municipal bonds, as well as securities insured by AAC including residential mortgage-backed securities. Certain of these securities may generate periodic principal distributions.

The liquidity profile of AAC’s holdings has decreased over the last three months. Portfolio holdings classified as highly liquid or medium liquid represent 46% of total portfolio carrying value as of March 31, 2017, versus 49% as of December 31, 2016. Conversely, portfolio holdings classified as low liquid or illiquid represent 53% of aggregate carrying value as of March 31, 2017, compared to 51% as of December 31, 2016.

The weighted-average book yield for securities classified as either highly liquid or medium liquid was 2.9% as of March 31, 2017, compared with 2.8% three months prior. In comparison, the weighted-average book yield for securities classified as either low liquid or illiquid was 8.9%, compared with 8.7% as of December 31, 2016. AAC-insured instruments account for 91% of the carrying value of all securities classified as low liquid or illiquid, compared with 90% three months earlier.

2.	Installment Premiums

Many insurance policies issued by AAC provide for premiums to be paid to AAC over the life of the corresponding exposure. Pursuant to the Plan of Operation, installment premiums related to Segregated Account policies are to be paid to the General Account, but are available for payment under the Reinsurance Agreement.

The value attributable to future installment premium receipts is subject to uncertainty. Events such as early contract termination, commutation, faster than expected principal amortization, prepayment of the underlying obligation, and payment default may cause actual installment premium receipts to be lower than projected amounts. In light of these factors, the Rehabilitator’s estimate of future installment premium receipts is less than the aggregate amount of installment premiums receivable if all existing policies remain in force until contractual maturity.

After giving effect to such adjustments, the Rehabilitator’s estimate of the present value of future installment premiums (net of reinsurance) for General Account and Segregated Account policies is $0.2 billion as of March 31, 2017 using a 5.1% discount rate.

3.	Intercompany Loans

As of March 31, 2017, AAC had $371 million in loans receivable from its affiliates, representing a $604 million decrease from the $975 million of intercompany loans outstanding as of December 31, 2016. Loans to affiliates comprised $65 million in unsecured loans of securities and $306 million in unsecured cash loans to Ambac Financial Services, LLC (“AFS”). The decrease in intercompany loans over the past three months is attributable to (i) AFS, which had $400 million of debt previously deemed uncollectable canceled pursuant to a Debt Forgiveness Agreement dated March 13, 2017 between AAC and AFS and reduced collateral posting requirements due to beneficial interest rate movements and (ii) full repayment of $196 million in unsecured loans to Ambac Capital Funding, Inc. (“ACFI”) during Q1 2017.

A portion of the AFS obligation is comprised of $65 million of loans in the form of marketable securities. In accordance with Statutory Accounting Practices (“SAP”), the statutory carrying value of the loaned securities is included in the investment portfolio totals summarized in Section VI.A.(1) above; accordingly, $65 million is excluded from the intercompany loan component of claims-paying resources, and the net inter-company loan receivable, before impairments, is $306 million. After impairments, the intercompany loans have no statutory value at March 31, 2017. As a result of the Augusta Commutation (as defined below), intercompany loans had a statutory value of $49 million at June 30, 2017.

a.	ACFI Intercompany Loans

The guaranteed investment contract (“GIC”) business operated through ACFI had no GICs outstanding as of March 31, 2017, compared to approximately $82 million as of December 31, 2016. The last remaining GIC matured in March 2017.

b.	AFS Intercompany Loans

As of March 31, 2017, AFS maintained derivative positions with gross notional exposure of approximately $3.3 billion, compared to $3.0 billion as of December 31, 2016. These derivative obligations are primarily floating-for-fixed interest rate swaps with financial institutions as counter-parties. AAC has fully impaired the $306 million unsecured cash loan to AFS, indicating that no residual value will be available to policyholders from this intercompany loan. The decrease in the balance of this loan since December 31, 2016 was largely the result of the Debt Forgiveness Agreement and beneficial interest rate movements. In addition to the foregoing factors, this impairment is based upon various assumptions, including but not limited to, forward interest rates, the ability of counterparties to pay when due, and early contract terminations. Accordingly, the ultimate impairment realized in respect of this obligation may change, perhaps materially, to the extent future performance differs from such assumptions. Furthermore, the interest rate swap portfolio acts as a hedge relative to prospective policy claims on certain insured exposures that are sensitive to interest rates. A sustained increase in the term structure of interest rates would reduce the estimated impairment of the AFS intercompany loan. In contrast, a sustained decline in the term structure of interest rates could lead to a greater impairment estimate and/or recognition of a further loss on AAC’s guarantee of AFS’ obligations.

During June 2017, and therefore not reflected in Q1 2017 loan balances set forth above, AAC made a $94.4 million capital contribution to AFS, which was used to commute the majority of AFS’s remaining interest rate swaps with financial guarantee customer counterparties related to Augusta Funding Limited IV (“Augusta”) at a discount, as part of a transaction in which Augusta redeemed its outstanding AAC-insured debt (the “Augusta Commutation”).17 Subsequent to the Augusta Commutation, the AFS loan had a statutory carrying value of $49 million.

4.	Investment in Subsidiaries

a.	Everspan Financial Guarantee Corp.

As of March 31, 2017, AAC’s investment in its indirect, wholly-owned subsidiary Everspan Financial Guarantee Corp. (“Everspan”) is valued at $229 million, compared to $228 million as of December 31, 2016. Everspan’s only insured obligation represents approximately $4 million of net par outstanding as of March 31, 2017. The exposure is healthcare-related and adversely-classified, although no statutory loss reserves have been established. The Rehabilitator believes that AAC’s investment in Everspan will ultimately be available to AAC to fund policy obligations.

b.	Ambac Assurance UK Limited

AAC’s investment in its wholly-owned subsidiary Ambac Assurance UK Limited (“AUK”) is a non-admitted asset for statutory accounting purposes. AAC is currently unable to repatriate funds from AUK due to local regulatory capital requirements. In addition, AUK’s license was amended in 2010 to require regulatory approval of any transfer of value and/or assets from AUK to AAC. Accordingly, we do not anticipate that AAC will receive dividends from AUK until it has paid or fully remediated its policies with losses, which may not occur until 2036 (which represents the contractual end of AUK’s most significant currently-identified policy with losses) or perhaps later (in the event that additional policies with losses develop).

[17]	See Note 1, Background and Business Description in AFG’s Q2 2017 10Q for further information on the Augusta Commutation.

As of March 31, 2017, AUK has approximately $15.3 billion in net par outstanding, of which $1.7 billion was adversely classified. Based upon our review of AUK’s investment portfolio, policy obligations (including a recent legal settlement in respect of Ballantyne Re Plc which serves to materially reduce prospective losses on the AUK-insured debt issued by such entity), operating expenses, prospective tax liability, and other factors (including exchange rates), we estimate the present value of AAC’s interest in AUK, employing the statutory discount rate of 5.1%, to be between $300 million and $350 million.

5.	Miscellaneous

Other claims-paying resources include (i) investment income due and accrued, (ii) cash and cash equivalents and (iii) receivables for securities, none of which are incorporated in the investment portfolio totals summarized above. AAC had $121 million of such assets as of March 31, 2017, compared with $66 million three months prior. AAC’s miscellaneous financial assets as of March 2017 comprise (i) $22 million of investment income due and accrued and (ii) $99 million in cash and cash equivalents.

B.	Policy Liabilities of the General Account and the Segregated Account

1.	Summary of Liabilities

The Segregated Account is primarily exposed to RMBS and student loan-related credit risk. While the General Account is primarily exposed to the U.S. public finance sector, it retains exposure to Segregated Account policies under the terms of the Reinsurance Agreement. Further information on this subject is contained in AFG’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

2.	General Account Exposures

As of March 31, 2017, the General Account had approximately 3,100 policies in force, representing $49 billion in net par outstanding, compared to approximately 3,300 policies, representing $53 billion in net par outstanding, as of December 31, 2016.18 The decline of 7.9%, or $4 billion, in General Account net par outstanding is a function of scheduled terminations (such as maturity of a specific obligation), unscheduled terminations (such as refinancing transactions), and de-risking initiatives.

U.S. public finance exposures represent $41 billion, or 82%, of aggregate net par outstanding in the General Account, as well as 94% of total number of General Account policies.19 See below for a summary of policies and net par outstanding by exposure category.

[18]	Included in the General Account net par outstanding as of March 31, 2017 and December 31, 2016 is approximately $1 billion in second-to-pay insured exposures related to obligations where AUK is the primary insurer.
[19]	Net par exposures within the U.S. public finance market include capital appreciation bonds which are reported at the par amount at the time of issuance of the insurance policy as opposed to the current accreted value of the bonds.

General Account Policies and Net Par Outstanding as of March 31, 2017

Dollars in Millions	Policies		Net Par Outstanding
	Count	Percentage	Amount (In millions)	Percentage
U.S. Public Finance	2,894	94%	$40,585	82%
Other Structured Finance	143	5%	5,180	11%
CLOs and other CDOs	1	0%	9	0%
International	29	1%	3,462	7%

Total	3,067	100%	$49,236	100%

a.	Credit Profile

Approximately $4.7 billion, or 9.5%, of General Account exposure is adversely classified, compared to $5.5 billion, or 10.2%, of General Account net par outstanding as of December 31, 2016. Approximately $2.3 billion of all adversely classified General Account exposures are currently classified in the more severe III (Doubtful with Clear Potential for Loss), IV (Imminent Default or Defaulted), and V (Fully Reserved) classifications, compared to $1.5 billion as of December 31, 2016.

Net Par Outstanding Associated with Adversely Classified General Account Policies

	Adversely	Credit Classification
	Classified
Dollars in Millions	NPO	I-A	II	III	IV	V
	(In millions)
U.S. Public Finance	$3,765	$582	$955	$1,497	$682	$49
Other Structured Finance	201	170	0	0	31	0
CLOs and Other CDOs	0	0	0	0	0	0
International	719	322	391	6	0	0

Total	$4,685	$1,074	$1,346	$1,503	$713	$49

b.	Loss Reserves

Statutory loss reserves, net of reinsurance, reflect AAC management’s best estimate of the present value of future loss payments (net of projected subrogation recoveries) for policies that have already defaulted, discounted at the applicable statutory rate (currently 5.1%). As of March 31, 2017, total statutory reserves associated with General Account policies were $126 million including loss expenses, compared to statutory reserves of $72 million in December 31, 2016.

Pursuant to GAAP accounting requirements, AAC develops estimates of gross claim liability20 for all policies, regardless of whether claims have been presented. The aggregate gross claim liability, net of reinsurance, associated with all General Account policies was $714 million as of March 31, 2017, versus $581 million, as of December 31, 2016.

As the calculation of gross claim liabilities under GAAP is different from that of statutory loss reserves, readers should consult AFG’s annual reports on Form 10-K and quarterly reports on Form 10-Q for a detailed description of GAAP loss calculations.

[20]	For purposes of this Report, gross claim liability for General Account exposures is defined as the present value of projected losses minus the present value of projected subrogation recoveries.

c.	Claim Payments during Q1 2017 and since the Petition Date[21]

AAC paid $15 million in claims resulting from General Account policies and received $4 million in General Account policy recoveries during the first three months of 2017, compared to paid claims of $14 million and negligible recoveries in the three months ended March 31, 2016. 94% of gross General Account claims paid in 2017 was related to Puerto Rico exposures. AAC has paid $283 million in aggregate General Account policy payments from the Petition Date through March 31, 2017 and received $110 million in recoveries.

3.	Segregated Account Exposures

a.	Overview

Aggregate Segregated Account net par outstanding declined by $0.66 billion, or 6.7%, from $11.9 billion as of December 31, 2016 to $11.1 billion as of March 31, 201722. RMBS and student loan exposures accounted for 92% of aggregate Segregated Account net par outstanding as of March 31, 2017. See below for a summary of Segregated Account policies and net par outstanding.

Segregated Account Policies and Net Par Outstanding as of March 31, 2017

Dollars in Millions	Policies		Net Par Outstanding
	Count	Percentage	Amount (In millions)	Percentage
Direct
RMBS	222	69%	$8,807	79%
U.S. Public Finance	61	19%	232	2%
Structured Finance	7	2%	60	1%
Student Loans	23	7%	1,368	12%
International	1	0%	0	0%
CDS	5	2%	382	3%

Subtotal	319	98%	$10,849	98%
Assumed	5	2%	241	2%
Total	324	100%	$11,089	100%

b.	Credit Profile

Approximately $9.5 billion, or 86%, of aggregate Segregated Account net par outstanding is adversely classified23, compared to $10.2 billion, or 86%, as of December 31, 2016. Approximately $7.1 billion or 64% of aggregate Segregated Account net par outstanding was allocated to the more severe III, IV, and V risk classifications, compared to $7.4 billion, or 63%, as of December 31, 2016. A summary of adversely classified Segregated Account net par outstanding is presented below.

[21]	All claim payment information is presented gross of realized recoveries.
[22]	March 2017 Segregated Account net par outstanding reduced by $185 million for Augusta Commutation which was executed post March 31, 2017.
[23]	March 2017 Segregated Account net par outstanding reduced by $185 million for Augusta Commutation which was executed post March 31, 2017.

Net Par Outstanding Associated with Adversely Classified Segregated Account Policies

	Adversely	Credit Classification
	Classified
Dollars in Millions	NPO	I-A	II	III	IV	V
	(In millions)
Direct
RMBS	$8,400	$23	$1,976	$454	$5,947	$0
U.S. Public Finance	30	0	0	0	30	0
Structured Finance	0	0	0	0	0	0
Student Loans	879	0	182	697	0	0
International	0	0	0	0	0	0
CDS	72	72	0	0	0	0

Subtotal	$9,381	$95	$2,158	$1,151	$5,977	$0
Assumed	137	137	0	0	0	0
Total	$9,518	$232	$2,158	$1,151	$5,977	$0

c.	Loss Reserves

As of March 31, 2017, total statutory loss and loss expense reserves, net of reinsurance, associated with defaulted Segregated Account policies amounted to approximately $2.4 billion, unchanged from December 31, 2016 levels. As mentioned above, statutory loss reserves reflect AAC management’s best estimate of the present value of future loss payments. For Segregated Account exposures such loss reserves include Deferred Amounts. Specifically, statutory loss and loss expense reserves as of March 31, 2017, include $3.7 billion of unpaid permitted policy claims, inclusive of deferred interest accrued, and $0.5 billion of loss and loss expense reserves for future claims net of projected subrogation other than projected remediation recoveries associated with alleged representation and warranty breaches (“R&W Recoveries”) related to certain RMBS transactions. Statutory loss and loss expense reserves are also net of approximately $1.8 billion of projected R&W Recoveries.24

If all R&W Recoveries are excluded from the reserve calculation, aggregate statutory reserves for Segregated Account policies are $4.2 billion as of March 31, 2017, again unchanged from December 31, 2016 levels.25

Statutory loss reserves associated with Segregated Account policies are maintained in the General Account for reporting purposes, in accordance with accounting principles prescribed or permitted by OCI, and exclude the effect of the allocation of the policies to the Segregated Account. The allocation of the liabilities to the Segregated Account is reflected on the balance sheet of the General Account, prepared in accordance with SAP as “Liabilities Allocated to the Ambac Assurance Corporation Segregated Account.” See below for a summary of statutory reserves associated with Segregated Account policies by category.

[24]	Readers should consult AFG’s annual reports on Form 10-K and quarterly reports on Form 10-Q for additional disclosure regarding R&W Recoveries.
[25]	R&W Recoveries associated with defaulted RMBS policies and discounted at the statutory discount rate were $1.8 billion as of March 31, 2017 and December 31, 2016.

Statutory Reserves Associated with Segregated Account Policies as of March 31, 2017

Dollars in Millions	Statutory Reserves	Statutory Reserves Excluding R&W Remediation Recoveries
RMBS	$2,339	$4,140
US Public Finance	54	54
Student Loans	(33)	(33)
Loss Adjustment Expense	50	50

Total	$2,409	$4,210

As noted above, statutory reserves reflect prospective losses for defaulted policies. As part of GAAP accounting requirements, AAC develops estimates of gross claim liability26 for all policies, regardless of whether claims have been presented. The aggregate gross claim liability, net of reinsurance, associated with Segregated Account policies was approximately $2.8 billion as of March 31, 2017, unchanged from December 31, 2016 levels. Such estimates are net of R&W Recoveries (as estimated in accordance with GAAP) of $1.9 billion as of both March 2017 and December 2016, respectively. Accordingly, if all R&W Recoveries are excluded from these calculations, aggregate gross claim liabilities associated with Segregated Account policies would be $4.7 billion as of March 31, 2017, compared with $4.6 billion as of December 31, 2016.

As the calculation of gross claim liabilities, including R&W Recoveries, under GAAP is different than that of statutory loss reserves, readers should consult AFG’s annual reports on Form 10-K and quarterly reports on Form 10-Q for further descriptions of GAAP loss calculations.

d.	Claims Presented during Q1 2017 and since the Petition Date

Excluding commutation payments, aggregate claims of approximately $45 million (representing an average of $15 million per month) against Segregated Account policies were presented during 2017, compared to $62 million (representing an average of $21 million per month) in the first three months of 2016. Total claims presented decreased by 27% on a year-over-year basis.

[26]	For purposes of this Report, gross claim liability for Segregated Account exposures is defined as the present value of projected losses plus unpaid claims, including Deferred Amounts, minus the present value of projected subrogation recoveries. The present value is discounted at the respective periods risk free rate.

From the Petition Date to March 31, 2017, aggregate claims of approximately $6.2 billion have been presented against Segregated Account policies, representing an average of $74 million per month. Such claims are summarized by category as follows:

Segregated Account Claims Presented Since Petition Date

Dollars in Millions	From Petition Date to December 31, 2016	January 1, 2017 to March 31, 2017	Total
1st Lien RMBS	$4,352	$37	$4,389
2nd Lien RMBS	1,759	8	1,767
Other SA Exposures	67	1	68

Total	$6,178	$45	$6,223

e.	Claims Paid during Q1 2017 and since the Petition Date

Exclusive of commutation payments AAC paid $51 million in Interim and Supplemental Payment Amounts in respect of Segregated Account policy claims during 2017. In comparison, AAC paid $45 million in Interim and Supplemental Payment Amounts in respect of Segregated Account policy claims during the first three months of 2016.

From the Petition Date to March 31, 2017, AAC paid approximately $3.2 billion in Interim and Supplemental Payments in respect of Segregated Account policy claims. Such claim payments are summarized by category as follows:

Segregated Account Claims Presented, Claims Paid, and Claims Outstanding27,28

Dollars in Millions	Cumulative Claims Presented	Cumulative Claims Paid	Accrued but Unpaid Claims
1st Lien RMBS	$4,389	$2,339	$2,050
2nd Lien RMBS	1,767	841	926
Other SA Exposures	68	55	13

Total	$6,223	$3,235	$2,988

In Q1 2017 AAC received $63 million in reimbursements in connection with previously-paid claims, compared to $1.057 billion in the first three months of 2016 (comprised of $1.0 billion associated with the JPM Settlement and $57 million in other reimbursements), AAC has received $3.1 billion in such reimbursements since the Petition Date.

[27]	Differences between cumulative claims presented and claims paid at the Interim Payment Percentage rate are primarily attributable to the Supplemental Payment Program.
[28]	Accrued but unpaid claim totals exclude accretion.

VII.	THE REHABILITATOR’S FINANCIAL PROJECTIONS

The Rehabilitator and his financial advisors have developed detailed financial projections (the “Rehabilitator’s Financial Projections”) to aid in the administration of the Rehabilitation and, in this instance, assist in the evaluation of the Proposed Transaction.29 The Rehabilitator’s Financial Projections were initially developed prior to the Petition Date and have been periodically updated and revised since that time. These Projections have served as both (i) a decision-making tool for the Rehabilitator and his advisors and (ii) a mechanism by which the Rehabilitator can apprise Holders of Policy Claims of potential recoveries available under certain financial and operating scenarios under the Proposed Transaction.

The Rehabilitator’s Financial Projections reflect the analysis and assessment of the Rehabilitator and his advisors in respect of a range of financial and operating factors that affect AAC’s performance and recoveries that may be available to Holders of Policy Claims. The Rehabilitator’s Financial Projections are derived from direct involvement in and/or on-going review of these critical factors, including the following:

1.	Detailed reviews of adversely classified exposures;

2.	Periodic sector reviews addressing both performing and adversely classified exposures;

3.	Detailed analysis of commutation strategies and specific transactions;

4.	Periodic reviews of investment portfolio strategies, criteria and performance;

5.	Detailed reviews of AAC’s RMBS litigation strategy and activity; and

6.	Detailed analysis and review of the Mediation Agreement and the Private Letter Ruling, which collectively affect AAC’s and the Segregated Account’s prospective tax liability.

In addition to adjustments related to the Proposed Transaction, the Rehabilitator’s Financial Projections reflect material changes that have occurred in AAC’s financial condition since the 2017 Annual Report on the Rehabilitation of the Segregated Account dated June 5, 2017 (the “June 5 Report”), including:

1.	Incorporating the Augusta Commutation;

2.	Revising R&W Recovery assumptions to reflect data from the market test embodied by the Tier 2 Note process;

3.	Incorporating realized gains associated with the sale of certain investment portfolio holdings;

4.	Adjusting loss assumptions associated with specific single risks due to changed credit circumstances; and

5.	Incorporating AAC’s purchase of certain AAC-insured securities.

[29]	The Proposed Transaction is defined to include (i) a reallocation of existing GA SSNs through an exchange of GA SSNs by certain holders of GA SSNs for Deferred Amounts held by Deferred Amount beneficiaries, (ii) the distribution of cash and Senior Secured Notes to Deferred Amount beneficiaries and GA SSN holders, and (iii) the Merger.

VIII.	THE REHABILITATOR’S LOSS PROJECTIONS

A.	Overview

A central element of the Rehabilitator’s Financial Projections are estimates of future losses developed by the Rehabilitator and his financial advisors for both the General Account and Segregated Account, using financial information provided by AAC, including information that may have been prepared for Statutory or GAAP financial statements or at the request of the Rehabilitator. Such loss estimates do not purport to reflect the views of AAC, AFG or their management.

Two distinct sets of loss estimates, a “base case” and a “stress case,” have been developed, based on financial data for the period ending March 31, 2017, as adjusted for certain subsequent events. Present value calculations, including the loss estimates described herein, employ the prescribed statutory discount rate of 5.1%. These loss estimates are presented herein on a “gross” basis, meaning that these estimates do not reflect the effect of AAC’s ownership of AAC-insured securities, and thus are comparable to the estimate of claims-paying resources detailed above. Actual losses attributable to General Account and/or Segregated Account policies may exceed these base case and stress case loss estimates, perhaps materially, and such estimates do not represent a cap on prospective losses.

Base and stress case loss projections are often developed by aggregating AAC’s second-worst and worst-case loss estimates, respectively, for each exposure for which a loss is projected, although this methodology has been adjusted in respect of certain policies where the Rehabilitator determined that the second-worst and worst-case loss estimates should be revised. In addition, certain adjustments have been made to exposure-level loss estimates to reflect (i) evolving risk assessments and (ii) material events subsequent to March 31, 2017. In light of such adjustments (as well as other factors), we do not believe that the estimates contained herein would differ materially if more recent data were incorporated.

The base case losses for the General Account and the Segregated Account, before any R&W Recoveries, as of March 31, 2017, are estimated to be $1.3 billion and $4.5 billion, respectively. The base case Segregated Account loss estimate includes (i) $3.7 billion in accrued but unpaid claims (including accretion), (ii) $0.5 billion in projected RMBS losses, and (iii) $0.3 billion in projected losses associated with student loan credits and other Segregated Account exposures.

The stress case losses for the General Account and the Segregated Account, before any R&W Recoveries, as of March 31, 2017, are estimated to be $1.8 billion and $4.6 billion, respectively. The stress case Segregated Account loss estimate includes (i) $3.7 billion in gross accrued but unpaid claims (including accretion), (ii) $0.6 billion in projected RMBS losses, and (iii) $0.3 billion in projected losses associated with student loan credits and other Segregated Account exposures.

Excluding AAC’s holdings of Surplus Notes, AAC had $1.3 billion of Surplus Notes outstanding (including accrued and unpaid interest) as of March 31, 2017.30 The Surplus Notes are not included in the base case and stress case losses detailed above. AAC’s Surplus Note obligations (including accrued but unpaid interest) affect both the financial condition of the Segregated Account and prospective recoveries for Segregated Account policy beneficiaries.

It is important to note that AAC’s financial condition remains subject to many uncertainties that cannot be definitively incorporated in a projection model. For example, the Rehabilitator remains concerned about the possibility of further adverse credit developments with respect to (i) Puerto Rico and other troubled public finance exposures and (ii) the military housing and equipment-leasing sectors, as well as other segments of AAC’s insured book. In addition, losses associated with the Segregated Account’s remaining student loan and RMBS exposures are correlated with interest rates, meaning that losses may ultimately exceed the estimates contained herein in the event of a prolonged upward shift in the term structure of interest rates. As such, actual losses attributable to General Account and/or Segregated Account policies may exceed the base case and stress case loss estimates summarized above, perhaps materially. The Rehabilitator and his advisors have taken these uncertainties into account to the extent possible in their review of the Proposed Transaction.

IX.	DESCRIPTION OF REHABILITATOR’S FINANCIAL PROJECTIONS, SCENARIOS AND PROJECTED RECOVERIES

A.	General

Four iterations, or scenarios, of the Rehabilitator’s Financial Projections were prepared to demonstrate the financial implications of the Proposed Transaction for various stakeholders under various operating assumptions. These projected financial statements are found in Exhibits D, E, F, and G. These scenarios have generally been developed to highlight a range of outcomes in relation to a relevant range of three primary factors, i.e., future loss development, RMBS Litigation proceeds, and the prospective realization of AUK’s residual value by AAC. Given the risks inherent in AAC’s insured portfolio and other matters facing the company, the range of actual outcomes may differ from those highlighted below materially.

B.	Effective Consideration Summary under the Proposed Transaction and Rehabilitator’s Financial Projections

Holders of Permitted Policy Claims currently receive a combination of Cash and the right to Deferred Amounts to satisfy their Policy Claims under the Plan. This cash to Deferred Amount ratio of 45:55 is assumed to remain unchanged until December 31, 2017, when the Proposed Transaction is assumed to be implemented. At that time, the Projections contemplate that the Holders of Deferred Amounts as of the Record Date will receive the following distribution in full satisfaction of their claim:

[30]	This total includes GA SSNs and SA SSNs but excludes JA SSNs.

Effective Consideration Summary, per $100 Outstanding

	Third Parties	AFG
Cash	$40.0	$0.0
Senior Secured Notes	$41.0	$52.0
Surplus Notes	$12.5	$43.1

Total	$93.5	$95.0

Note: Numbers may not sum to total due to rounding.

The foregoing effective consideration summary reflects the assumption of the SA SSNs (held by AFG) following the Merger.31

C.	Investment Portfolio Assumptions

The reinvestment rate is assumed to be 4.4% in 2017, and is expected to rise gradually to 5.1% in 2020, and remain at that level until the end of the Projection Period. The majority of funds available for reinvestment are assumed to be invested in the high liquid or medium-liquid asset classifications.

D.	Treatment of Surplus Notes

For purposes of this analysis, the Rehabilitator’s Financial Projections do not contemplate any future payments in respect of the Surplus Notes outstanding after the Effective Date other than the initial interest payment contemplated under the RESA, as any future distributions on the Surplus Notes will be based upon OCI’s review of the facts and circumstances existing at the time of any future distribution request. Instead, recovery projections for the Surplus Notes (and, in Scenarios Two and Four, the Tier 2 Notes) are based on the level of residual claims-paying resources available to satisfy such obligations at the end of the Projection Period. Furthermore, to the extent that any claims-paying resources are available after distributions are made in respect of Surplus Notes, such funds would be available to the Junior Surplus Notes.

E.	Scenario One

Scenario One contemplates (i) the Rehabilitator’s base case loss estimates for both the General and Segregated Accounts, (ii) realization of RMBS Litigation proceeds equal to 100% of the nominal cash flows employed in Ambac’s GAAP financial statements as of March 31, 2017, and (iii) the high end of our valuation range for AUK ($350 million assuming a 5.1% discount rate), with dividends from AUK to AAC assumed to commence in 2036. Under Scenario One, all post-transaction Policy Claims would be paid in full, the new Senior Secured Notes would be paid in full, the Tier 2 Notes would be paid in full, and holders of Surplus Notes and Junior Surplus Notes would be paid in full. See Exhibit D.

[31]	The discount incorporated in the effective consideration package is the same for non-affiliated third parties and AFG provided that AFG’s retention of the SA SSNs is excluded from this calculation.

F.	Scenario Two

Scenario Two contemplates (i) the Rehabilitator’s base case loss estimates for both the General and Segregated Accounts, (ii) realization of R&W Recoveries equal to 84% of the nominal cash flows employed in Ambac’s GAAP financial statements as of March 31, 2017, and (iii) the low end of our valuation range for AUK ($300 million assuming a 5.1% discount rate), with dividends from AUK to AAC assumed to commence in 2036. Under Scenario Two, all post-transaction Policy Claims would be paid in full, the new Senior Secured Notes would be paid in full, the Tier 2 Notes would be paid in full, and the Surplus Notes would receive a 78.2% nominal recovery. The Junior Surplus Notes would receive no recovery. See Exhibit E.

G.	Scenario Three

Scenario Three contemplates (i) the Rehabilitator’s stress case loss estimates for both the General and Segregated Accounts, (ii) realization of R&W Recoveries equal to 100% of the nominal cash flows employed in Ambac’s GAAP financial statements as of March 31, 2017, and (iii) the high end of our valuation range for AUK ($350 million assuming a 5.1% discount rate), with dividends from AUK to AAC assumed to commence in 2036. Under Scenario Three, all post-transaction Policy Claims would be paid in full, the new Senior Secured Notes would be paid in full, the Tier 2 Notes would be paid in full, and holders of Surplus Notes would be paid in full. Holders of Junior Surplus Notes would receive a 43.4% recovery (in nominal terms) of their then-outstanding claim. See Exhibit F.

H.	Scenario Four

Scenario Four contemplates (i) the Rehabilitator’s stress case loss estimates for both the General and Segregated Accounts, (ii) realization of R&W Recoveries equal to 84% of the nominal cash flows employed in Ambac’s GAAP financial statements as of March 31, 2017, and (iii) the low end of our valuation range for AUK ($300 million assuming a 5.1% discount rate), with dividends from AUK to AAC assumed to commence in 2036. Under Scenario Four, all post-transaction Policy Claims would be paid in full, the new Senior Secured Notes would be paid in full, the Tier 2 Notes would receive an 81.7% recovery, and the Surplus Notes and Junior Surplus Notes would receive no recovery. See Exhibit G.

X.	RECOVERY AND DURABILITY ANALYSIS

A.	Overview

As part of his analysis, the Rehabilitator requested that Mr. Dennis McGettigan, a member of Gordian Group, LLC (“Gordian”), prepare a comprehensive analysis (the “Expert Report”) regarding the Proposed Transaction. Gordian is an investment banking firm specializing in advising companies and their constituencies in financial restructurings, merger and acquisition (“M&A”) transactions, financings and related corporate finance topics, particularly as it relates to distress and bankruptcy. Mr. McGettigan has provided financial advisory services in respect of AAC to the OCI since February 2008 and to the Rehabilitator of the Segregated Account since

March 2010. His Expert Report addresses (i) the fairness of the Proposed Transaction to non-affiliate third party beneficiaries of Deferred Amounts and holders of GA SSNs and (ii) the durability of AAC following the consummation of the Proposed Transaction. The Expert Report can be found as an attachment to the Affidavit of Daniel J. Schwartzer, being filed concurrently with this Disclosure Statement.

The opinions and resulting conclusions contained in the Expert Report are based upon the assumptions, qualifications, and limitations contained therein. Readers are advised to consult the Expert Report to ensure a complete understanding of the opinions, assumptions, qualifications, and limitations associated with such Report.

B.	Summary Fairness Conclusion

As detailed in the Expert Report, the consideration distributed to non-affiliate third party beneficiaries of Deferred Amounts and holders of the GA SSNs under the Proposed Transaction is fair and equitable to such beneficiaries and holders. This conclusion is based on the following findings:

•	The present value of the consideration to be distributed to non-affiliate third party Deferred Amount beneficiaries and GA SSNs under the Proposed Transaction as of the Effective Date is greater than the present value of the prospective recovery available to such parties assuming (i) the continuation of the Segregated Account Rehabilitation (the “Status Quo”) and (ii) an aggressive but hypothetical IPP progression and market discount rates;

•	The consideration provided to non-affiliate third parties under the Proposed Transaction is superior to the instruments currently held by such parties, as the Proposed Transaction provides non-affiliate third parties with cash and Senior Secured Notes that, unlike the existing Deferred Amounts and GA SSNs, are almost entirely insulated from further potential adverse developments in AAC’s insured portfolio; and

•	The Proposed Transaction provides for a transition to cash payment in full in respect of Segregated Account claims presented after the Record Date, which represents a material benefit for policies currently allocated to the Segregated Account (including many with Deferred Amounts outstanding) which would not be possible under the Status Quo.

C.	Summary Durability Conclusion

As detailed in the Expert Report, the Proposed Transaction provides for a durable exit. In a durable exit, AAC is able to pay all prospective policy claims in full and in cash under all four Scenarios described above, while also maintaining a sufficient buffer, or margin of safety, so that AAC will be able to maintain payment in full even if adverse developments occur over the course of the Projection Period. This analysis includes the loss estimates described in Section VIII, the other assumptions summarized in Section IX, as well as the prospective payments owed pursuant to the tax sharing agreement between AAC and AFG.

The opinions found in the Expert Report regarding AAC’s durability under the Proposed Transaction reflect the author’s informed judgment given the facts and circumstances as they exist on the date hereof, and do not guarantee that further regulatory actions will not be necessary in the future in the event of unforeseen catastrophic loss and/or litigation developments over the course of the next 37 years. Further, retaining the Status Quo structure may not eliminate the need for further regulatory action either in the event of such unforeseen catastrophic loss and/or litigation developments over the course of the next 37 years.

XI.	RELATIVE MERITS OF THE PLAN

Based on the foregoing Sections VI through X, which have been prepared by the Rehabilitator, the SDC, and its advisors, the Rehabilitator has determined that the Plan presents the best approach to treating policy holders in a fair and equitable manner, while removing the causes and conditions that made the Proceeding necessary. Such determination is supported by the Rehabilitator’s review of alternatives to and variations of the Plan and extensive legal, financial, and strategic input from the Rehabilitator’s advisors, AAC, the Supporting Holders, and other stakeholders. The Rehabilitator’s determination is further supported by the following features of the Plan.

•	Superior to Alternatives. The present value of payments made in respect of Deferred Amounts and GA SSNs under the Plan are greater than would be the case should the Segregated Account continue on pursuant to the First Amended Plan;

•	Expeditious Payments. The Plan provides for payment of all Pre-Record Date Deferred Amounts either at or shortly after the Effective Date with the Deferred Amount Compensation. In addition, the Plan provides for payment in full in Cash of all Post-Record Date Permitted Policy Claims as they become due and payable;

•	No Prejudice to Holders of Future Policy Claims. Given the extended period of time (approximately 37 years) over which Policy Claims against AAC are expected to arise and the significant amount of such Policy Claims that are not expected to arise until near the end of that period, the Plan is based on assumptions intended to ensure that Policy Holders whose Policy Claims may not arise for some time are not prejudiced;

•	Continuation of Insurance Coverage. Policy Holders will receive continuing durable coverage as the Plan provides that coverage under AAC’s Policies (including with respect to Policies under which Policy Claims have not arisen and are not expected to arise for a long period of time); and

•	Exit from Rehabilitation and Merger. The Plan minimizes administrative costs and expenses at AAC, and thus promotes the durability requirements desired by the Rehabilitator which in turn increases recoveries for Policy Holders by allowing the Segregated Account to emerge from the Proceeding and merge with the General Account.

XII.	SUMMARY OF SENIOR SECURED NOTES[32]

Pursuant to the Plan and the AAC Exchange Offers (described below), holders of GA SSNs and Deferred Amounts will receive the Senior Secured Notes in an initial principal amount of up to $2,146,000,000,33 issued by a newly formed special purpose entity which is expected to be a liquidating entity (the “Senior Secured Notes Issuer”) and wholly owned by an affiliate of AFG.

A.	Collateral

The Senior Secured Notes will be secured by all assets of the Senior Secured Notes Issuer, including the Ambac Note (described below) and a collateral account into which proceeds received from the Ambac Note (as defined below) shall be deposited. The Senior Secured Notes Issuer will establish an account that will be pledged to the Note Collateral Agent for the benefit of holders of Senior Secured Notes into which the Senior Secured Notes Issuer will deposit any proceeds from the Ambac Note that it receives. AAC will pledge to the Trustee for the benefit of the holders of Senior Secured Notes (other than AAC) the proceeds of any Senior Secured Notes that AAC may from time to time hold (the “AAC Secured Notes”) in order to secure the Senior Secured Notes Issuer’s obligations to the holders of Senior Secured Notes (other than AAC). AAC will establish an account (the “Principal Proceeds Collateral Account”) that will be pledged to the Trustee for the benefit of the holders of Senior Secured Notes (other than AAC) into which AAC will deposit any proceeds of any AAC Secured Notes that it receives. On the Effective Date, AAC will hold $647,000,000 of Senior Secured Notes, and non-affiliate third parties and AFG, together, will hold $1,499,000,000 of Senior Secured Notes.

Further, AAC will issue a financial guaranty insurance policy to the Trustee for the Senior Secured Notes irrevocably guaranteeing all scheduled principal and interest payments (including mandatory redemptions) in respect of the Senior Secured Notes as and when such payments become due and owing (the “Secured Notes Policy”).

AAC will issue a note to the Senior Secured Notes Issuer in an initial principal amount equal to the initial principal amount of the AAC Secured Notes (the “Ambac Note”). The Senior Secured Notes Issuer will then deliver the Senior Secured Notes to AAC in consideration for the Ambac Note and AAC will distribute the Senior Secured Notes as part of the consideration in the Exchange Offers and the Plan. The Ambac Note will be secured by a pledge of (i) AAC’s right, title and interest in the cash and non-cash proceeds received by, or on behalf of, AAC pursuant to the RMBS Litigations (as defined and further described below), pursuant to any final and non-appealable judgment, settlement or other arrangement, minus all amounts paid or payable to

[32]	The following is a summary of certain provisions of the Senior Secured Notes. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Senior Notes Indenture, the Secured Notes Policy, the Ambac Note and the Note Security Documents (as defined in the Senior Notes Indenture) (collectively, the “Senior Secured Note Documents”), including the definitions therein of certain terms. If there is any inconsistency between the description set forth herein and the terms of the Senior Secured Note Documents, the terms of the Senior Secured Note Documents will prevail. Documents relating to the Senior Secured Notes are or will be available on the Website.
[33]

Amount subject to change. Estimated based on a calculation of 41.0% of the estimated amount of Pre-Record Date Deferred Amounts and GAS SSNs outstanding as of December 31, 2017, with a slight adjustment for AFG.

reimburse reinsurers for the amounts paid by reinsurers in connection with the receipt of such proceeds (but not the amount of any cost or fee (including legal fees) incurred in connection with the RMBS Litigation) in an amount up to, but not in excess of $1.4 billion (the “RMBS Proceeds”), (ii) RMBS securities having a market value of not less than $350 million on the date that is not more than 5 business days prior to the Effective Date, and (iii) a collateral account into which the proceeds and securities referred to in clauses (i) and (ii), shall be deposited (clauses (i), (ii) and (iii), together, the “Ambac Note Collateral”); provided that any principal or interest received on the RMBS securities described in clause (ii) will either be pledged in favor of the holder of the Ambac Note or be used to make payments on (or redemptions of) the Ambac Note, and may be reinvested in securities which are also pledged in favor of the holder of the Ambac Note; provided further that at all times, AAC and the Segregated Account will control the RMBS Litigations in all respects (including, without limitation, all decisions as to strategy, settlement, and pursuit). For the avoidance of doubt, AAC will not transfer its right to receive the proceeds of the RMBS Litigations (except in connection with the Tier 2 Notes or any refinancing thereof, or in connection with contingency fee arrangements with counsel) or relinquish its control of the RMBS Litigations (including granting any consent rights) to any third party. If the Senior Secured Notes Issuer liquidates or winds up as described above in “Maturity”, the Ambac Note shall automatically be assigned to the Note Collateral Agent under the Senior Secured Notes.

B.	Coupon

The Senior Secured Notes and the Ambac Note will accrue interest at a per annum rate of three-month U.S. dollar London inter-bank offered rate, or “LIBOR”, not less than 1.00% plus an applicable margin of 5.00%. Accrued and unpaid interest will be paid in cash on each payment date with respect to the Senior Secured Notes and Ambac Note.

C.	Maturity

The maturity date (the “Maturity Date”) for the Senior Secured Notes and the Ambac Note will be the fifth anniversary of the Effective Date; provided that if (i) Senior Secured Notes remain outstanding and (ii) the OCI approves payment of the outstanding principal amount of the GA SSNs, the maturity date for the Senior Secured Notes will spring to the fifth business day immediately preceding the date approved for such payment. All outstanding principal and accrued but unpaid interest in respect of the Senior Secured Notes and the Ambac Note will be due and payable on the maturity date. The Senior Secured Notes Issuer will liquidate on or after a date that is at least 12 months after the earlier of (a) the satisfaction of all of the Senior Secured Notes Issuer’s obligations under the Senior Secured Notes (other than contingent indemnification obligations) and (b) the Maturity Date; provided that (i) prior to the satisfaction of all of the Senior Secured Notes Issuer’s obligations under the Senior Secured Notes (other than contingent indemnification obligations), holders of the Senior Secured Notes shall retain their rights to the Senior Secured Notes collateral and the Secured Notes Policy and any liquidation of the Senior Secured Notes Issuer prior to such satisfaction shall result in the Note Collateral Agent becoming the “Holder” of the Ambac Note and retaining all rights and powers of the “Holder” thereunder (subject to the transfer restrictions for the Ambac Note) and (ii) such liquidation shall, in any event, be completed no later than the date that is 18 months after the earlier of (x) the satisfaction of all of the Senior Secured Notes Issuer’s obligations under the Senior Secured Notes (other than contingent indemnification obligations) and (y) the Maturity Date.

D.	Redemption

The Senior Secured Notes Issuer shall apply any proceeds received on the Ambac Note as a result of a payment of RMBS Proceeds to redeem the Senior Secured Notes. Promptly, after RMBS Proceeds are received by AAC or indirect proceeds are paid for the benefit, in whole or in part, of AAC, AAC will apply cash in an amount equal to the lower of (i) the remaining outstanding amount of the Ambac Note and (ii) the cash value of such RMBS Proceeds received by or for the benefit of AAC, to redeem the Ambac Note in an amount equal to the maximum amount of principal that can be repaid with such RMBS Proceeds along with accrued and unpaid interest on such Senior Secured Notes to, but not including, the redemption date for the Senior Secured Notes. Non-cash RMBS Proceeds are deemed to be received after the receipt of a third party appraisal as to the fair market value of the non-cash RMBS Proceeds.

The Ambac Note (including any accrued unpaid interest thereon) may be redeemed in whole, or in part, at the option of AAC on any Payment Date (an “Optional Payment Date”), without penalty or premium. On the Optional Payment Date, the Senior Secured Notes Issuer will apply the proceeds of such optional redemption in repayment of the Senior Secured Notes (including any accrued unpaid interest thereon) without penalty or premium.

E.	Priority

The Ambac Note will rank senior to all AAC surplus notes. Claims under the Senior Secured Notes Policy will rank pari passu with other Policy Claims.

F.	Registration

The Senior Secured Notes will be issued only pursuant to an exemption from the registration requirements under the Securities Act and will not be registered under the Securities Act, or any other applicable securities laws, and, unless so registered, such Senior Secured Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

Subsequent transferees of the Senior Secured Notes will be required to be (i) (a) in the United States, “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (QIBs”) or (b) outside the United States, non-“U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act and (ii) also “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended. Please refer to the transfer restrictions contained in the Senior Secured Notes Indenture.

The Senior Secured Notes Issuer is not expected to be required to register as an investment company under the Investment Company Act of 1940, as amended.

The foregoing description is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase Senior Secured Notes and will not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

XIII. SUMMARY	OF RMBS LITIGATIONS COLLATERAL

In connection with AAC’s efforts to seek redress for breaches of representations and warranties and/or fraud related to the information provided by the underwriters, the sponsors and mortgage loan originators in various transactions and for failure to comply with the obligation by the sponsors to repurchase ineligible loans, AAC and the Segregated Account have filed various lawsuits listed below (collectively with any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims, the “RMBS Litigations”).

As of June 30, 2017, AAC had estimated recoveries of $1,857.0 million (net of reinsurance) in respect of the RMBS Litigations included in its financial statements. While the estimated recoveries are subject to significant uncertainty, including risks inherent in litigation, collectability of such amounts from counterparties and/or their respective successors, parents and affiliates, timing of receipt of any recoveries, intervention by OCI and uncertainties inherent in the assumptions used in estimating any recoveries, AAC believes that its methodology for extrapolating estimated recoveries, based on its review procedures of the underlying securitized loans and the assessment of the claims asserted in the RMBS Litigations by the law firms representing AAC in the litigation, is appropriate for evaluating the amount of potential recoveries and that its currently estimated recoveries fairly represent a probability-weighted estimate of amounts AAC expects to recover under various possible scenarios.

A description of the status of each of the RMBS Litigations as of the date of this Disclosure Statement is set forth below.

A.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. First Franklin Financial Corporation, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Inc., Merrill Lynch Mortgage Lending, Inc., and Merrill Lynch Mortgage Investors, Inc., Index No. 651217/2012 (Supreme Court of the State of New York, County of New York, filed April 16, 2012).

AAC alleged breach of contract, fraudulent inducement, indemnification, and reimbursement, and requested the repurchase of loans that breach representations and warranties as required under the contracts, as well as damages. Defendants filed a motion to dismiss on July 13, 2012, which AAC opposed on September 21, 2012. Oral argument was held on May 6, 2013. On July 18, 2013 the court dismissed AAC’s claims for indemnification and limited AAC’s claim for breach of loan-level warranties to the repurchase protocol, but did not dismiss AAC’s other contractual claims or fraudulent inducement claim. On August 21, 2013, defendants filed a notice of appeal, and on August 30, 2013, AAC filed a notice of cross-appeal. On April 22, 2014, the parties filed a stipulation withdrawing defendants’ appeal and AAC’s cross-appeal of the court’s July 18, 2013 decision. Discovery is ongoing.

B.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Countrywide Securities Corp., Countrywide Financial Corp., and Bank of America Corp., Index No. 651612/2010 (Supreme Court of the State of New York, County of New York, filed September 28, 2010).

AAC filed an Amended Complaint on September 8, 2011. AAC alleged breach of contract, fraudulent inducement, indemnification and reimbursement, and breach of representations and warranties, requested the repurchase of loans that breach representations and warranties as required under the contracts, as well as damages, and asserted a successor liability claim against Bank of America. On May 28, 2013, AAC filed a Second Amended Complaint adding an alter ego claim against Bank of America alleging that, because Bank of America and Countrywide are alter egos of one another, Bank of America is responsible for Countrywide’s liabilities to Ambac. The defendants served their answers on July 31, 2013. Fact and expert discovery has ended. On May 1, 2015, AAC filed motions for partial summary judgment, which defendants opposed. Defendants also each filed motions for summary judgment, which AAC opposed. On October 27, 2015, the court issued a decision dated October 22, 2015 granting in part and denying in part the parties’ respective summary judgment motions regarding AAC’s claims against Countrywide (primary-liability claims), and issued a second decision granting AAC’s partial motion for summary judgment and denying Bank of America’s motion for summary judgment regarding AAC’s secondary-liability claims against Bank of America. AAC and Countrywide filed notices of appeal of the October 22, 2015 decision relating to primary liability and Bank of America filed a notice of appeal of the October 27, 2015 decision relating to its secondary-liability to the New York Appellate Division, First Department. On May 16, 2017, the First Department issued rulings in both appeals, reversing a number of rulings that the trial court had made and affirming other rulings. On June 15, 2017, AAC filed a motion with the First Department for leave to appeal certain rulings in the May 16, 2017 decision to the Court of Appeals. Countrywide opposed the motion. On July 25, 2017, the First Department granted AAC’s motion for leave to appeal. The briefing for this appeal is expected to be complete by November 24, 2017, with oral argument expected in 2018.

C.	Ambac Assurance Corporation and The Segregated Account of Ambac Assurance Corporation v. Nomura Credit & Capital, Inc. and Nomura Holding America Inc., Index No. 651359/2013 (Supreme Court of the State of New York, County of New York, filed April 15, 2013).

AAC alleged claims for material breach of contract and for the repurchase of loans that breach representations and warranties under the contracts, as well as damages. AAC also asserted alter ego claims against Nomura Holding America, Inc. Defendants filed a motion to dismiss on July 12, 2013, which AAC opposed. The court held oral argument on November 13, 2013. On September 22, 2014, plaintiffs filed an amended complaint alleging claims for fraudulent inducement, material breach of contract and for the repurchase of loans that breach representations and warranties under the contracts, as well as damages. On October 31, 2014 defendants filed a motion to strike the amended complaint. AAC opposed that motion and at the court’s recommendation also filed a cross motion for leave to amend the complaint on November 14, 2014, which the defendants opposed. Defendants filed a motion to dismiss the fraudulent inducement claim, which AAC opposed. The court heard oral argument on the defendants’ motion to dismiss the fraudulent inducement claim on April 14, 2015. On June 3, 2015, the court denied defendants’ July 2013 motion to dismiss AAC’s claim for breaches of representations and warranties, but granted the defendants’ motion to dismiss AAC’s claims for breach of the repurchase protocol and for alter ego liability against Nomura Holding. On December 29, 2016, the court denied defendants’ motion to strike AAC’s amended complaint and its motion to dismiss the fraudulent inducement claim. On January 30, 2017, defendants filed a notice of appeal from that decision. On March 27, 2017, Nomura appealed the June 2015 decision to the extent it denied its motion to dismiss and filed its opening appellate brief. AAC filed its opening brief on June 23, 2017. Discovery is ongoing.

D.	The Segregated Account of Ambac Assurance Corporation and Ambac Assurance Corporation v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wisconsin Circuit Court for Dane County, filed December 30, 2014) (the “Wisconsin Action”).

AAC alleged a claim for fraudulent inducement in connection with AAC’s issuance of insurance policies relating to five residential mortgage-backed securitizations that are not the subject of AAC’s previously filed lawsuit against the same defendant. Defendant filed a motion to dismiss the complaint on February 20, 2015, which AAC opposed. The court heard oral argument on two of Countrywide’s grounds for dismissal on June 23, 2015, and indicated that it would dismiss the Wisconsin Action without prejudice for lack of personal jurisdiction. The court issued an order to that effect on July 2, 2015. AAC appealed the July 2, 2015 order. On June 23, 2016, the Wisconsin Court of Appeals reversed the dismissal of the complaint, finding that the Court had general jurisdiction over Countrywide, and on October 11, 2016, the Wisconsin Supreme Court granted Countrywide’s petition for review of the June 23 decision by the Wisconsin Court of Appeals. On June 30, 2017, the Wisconsin Supreme Court reversed the decision of the Wisconsin Court of Appeals and remanded the case to the Wisconsin Court of Appeals for further proceedings.

E.	The Segregated Account of Ambac Assurance Corporation and Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Index No. 652321/2015 (Supreme Court of the State of New York, County of New York, Case No. 652321/2015, filed June 30, 2015) (the “2015 New York Action”).

Ambac alleged claims identical to the Wisconsin Action. On July 21, 2015, plaintiffs filed a complaint in the 2015 New York Action and a motion to stay the 2015 New York Action pending appeal and litigation of the Wisconsin Action. On August 5, 2015, Countrywide filed its opposition to plaintiffs’ motion to stay and on August 10, 2015, Countrywide filed a motion to dismiss the complaint, which AAC opposed. The court held oral argument in November 2015 and on September 20, 2016 granted AAC’s motion to stay. Countrywide’s motion to dismiss the complaint is held in abeyance pending resolution of the Wisconsin Action.

F.	Ambac Assurance Corporation and the Segregated Account of Ambac Assurance Corporation v. Countrywide Home Loans, Inc., Countrywide Securities Corp., Countrywide Financial Corp., and Bank of America Corp., Index No. 653979/2014 (Supreme Court of the State of New York, County of New York, filed December 30, 2014).

AAC alleged a claim for fraudulent inducement in connection with AAC’s issuance of insurance policies relating to eight residential mortgage-backed securitizations that are not the subject of AAC’s previously filed lawsuits against the same defendants. On February 20, 2015, the Countrywide defendants filed a motion to dismiss the complaint, which Bank of America joined on February 23, 2015. AAC opposed the motion. On December 20, 2016, the court issued a decision denying the defendants’ motion to dismiss. Discovery is ongoing.

XIV. SUMMARY	OF EXCHANGE OFFERS AND CONSENT SOLICITATION

The Rehabilitation Exit Transactions contemplate a series of three proposed exchange offers: (i) the DPO Exchange Offer, (ii) the AAC Supporting Holder Exchange Offer and (iii) the AAC Exchange Offer (as each is defined below, and together, the “Exchange Offers”). The Exchange Offers are conditions precedent to the effectiveness of the Plan, and will, subject to satisfaction or waiver of conditions precedent set forth therein, including effectiveness of the Plan, be closed concurrently with the effectiveness of the Plan. Set out below is an executive summary of the Exchange Offers. For each $1.00 of principal amount outstanding and accrued and unpaid interest thereon, holders of GA SSNs that participate in the Exchange Offers effectively will (i) receive $0.40 in cash, (ii) receive $0.41 in principal amount of Senior Secured Notes, (iii) retain $0.125 in principal amount and accrued and unpaid interest thereon of Senior Surplus Notes and (iv) provide a discount of $0.065 in principal amount and accrued and unpaid interest thereon.34 As a result, the holders of GA SSNs that participate in the Exchange Offers will receive the same consideration that holders of beneficial interests in Deferred Amounts effectively will receive in the Plan. The purpose of the DPO Exchange Offer is to effect the same economics for holders of Deferred Amounts, including AAC, and holders of GA SSNs. As a result of the DPO Exchange Offer, AAC will receive substantially the same consideration as to the other Deferred Amount holders in the Plan.

A.	Summary of the DPO Exchange Offer

Pursuant to the DPO Exchange Offer, AAC, as “Offeror” is offering to Supporting Holders, and only the Supporting Holders, in exchange for each $1.00 of principal amount of its outstanding GA SSNs validly tendered, and not validly withdrawn at or prior to the expiration of the Exchange Offers, which is expected to be 11:59 p.m., New York City time, on the day immediately preceding the Effective Date (the “Expiration Time”), subject to an exchange cap of $197 million35 of principal plus accrued and unpaid interest, $1.00 of Deferred Amounts evidenced by RMBS Securities where the remaining recourse of payment is to Deferred Amounts.

[34]	Certain amounts, including the amounts of each component of exchange consideration, presented herein are approximations that have been rounded for purposes of presentation in this summary of the Exchange Offers.
[35]	This amount will be equal to 12.5% of the principal amount of DPOs, plus accretion thereon, held by AAC as of the Record Date (the “AAC Held DPO Amount”).

B.	Summary of the AAC Supporting Holder Exchange Offer

Pursuant to the AAC Supporting Holder Exchange Offer, AAC as, “Offeror” is offering to the Supporting Holders, and only the Supporting Holders, in exchange for each $1.00 of principal amount of GA SSNs validly tendered, and not validly withdrawn at or prior to the Expiration Time, subject to each Supporting Holders participation in the DPO Exchange Offer and an exchange cap of $132 million36 of principal plus accrued and unpaid interest, (i) $0.666 in cash and (ii) $0.683 in principal amount of Senior Secured Notes, which represents (if expressed as an amount of consideration per $1.00 of obligations that include accrued and unpaid interest) $0.457 in cash and (ii) $0.469 in principal amount of Senior Secured Notes for each $1.00 of the sum of (A) principal amount and (B) accrued and unpaid interest thereon (up to, but not including, the settlement date for the Exchange Offers, which will be promptly after the Expiration Time). The amounts described in this Section XIV.B, when combined with the Supporting Holders’ participation in the Initial Exchange, results in each Supporting Holder effectively (i) receiving $0.40 in cash, (ii) receiving $0.41 in principal amount of Senior Secured Notes, (iii) retaining $0.125 in principal amount and accrued and unpaid interest thereon of Senior Surplus Notes and (iv) providing a discount of $0.065 in principal amount and accrued and unpaid interest thereon.

C.	Summary of the AAC Exchange Offer

Pursuant to the AAC Exchange Offer, AAC as, “Offeror” is offering to the holders of GA SSNs (other GA SSNs held by Supporting Holders, AAC or AFG) in exchange for each $1.00 of principal amount of GA SSNs validly tendered, and not validly withdrawn at or prior to the Expiration Time, subject to an exchange cap of $480 million37 of principal plus accrued and unpaid interest, (i) $0.666 in cash and (ii) $0.683 in principal amount of Senior Secured Notes, which represents (if expressed as an amount of consideration per $1.00 of obligations that include accrued and unpaid interest) $0.457 in cash and (ii) $0.469 in principal amount of Senior Secured Notes for each $1.00 of the sum of (A) principal amount and (B) accrued and unpaid interest thereon (up to, but not including, the settlement date for the Exchange Offers, which will be promptly after the Expiration Time). The amounts described in this Section XIV.C, when combined with the applicable exchange cap, results in each Holder of GA SSNs that participates in the AAC Exchange Offer effectively (i) receiving $0.40 in cash, (ii) receiving $0.41 in principal amount of Senior Secured Notes, (iii) retaining $0.125 in principal amount and accrued and unpaid interest thereon of Senior Surplus Notes and (iv) providing a discount of $0.065 in principal amount and accrued and unpaid interest thereon.

[36]	Each Supporting Holder shall be capped at an amount of GA SSNs with an aggregate principal amount outstanding, which when taken together with accrued and unpaid interest thereon (the “Total Value”) equal to the percentage to be determined of the Total Value of GA SSNs owned by such Supporting Holder that are tendered in the AAC Supporting Holder Exchange Offer, based on the following formula: 1 – (12.5% * amount of Supporting Holder owned existing GA SSNs) / (amount of Supporting Holder owned existing GA SSNs less the existing GA SSNs deposited into the Escrow Account by the Supporting Holders less 12.5% of the AAC held DPO amount).
[37]

Each holder shall be capped at an amount of GA SSNs with a Total Value equal to approximately 87.5% of the Total Value of the existing GA SSNs owned by such holder (excluding the existing GA SSNs deposited into the Escrow Account by the Supporting Holders and existing GA SSNs held by AAC and AFG) that are tendered in the AAC Exchange Offer.

D.	Summary of the Consent Solicitation

In conjunction with the Exchange Offers, the Ambac BSA Parties will solicit Consents from the holders of the GA SSNs to the BSA Waiver and Amendment (the “Consent Solicitation”). A holder cannot deliver a Consent to the BSA Waiver and Amendment in the Exchange Offers without tendering its GA SSNs, or tender its GA SSNs without delivering a Consent. The Supporting Holders have agreed to deliver consents to the BSA Waiver and Amendment, and collectively the Supporting Holders hold more than a majority in aggregate principal amount of the GA SSNs, which would be sufficient to amend the Bank Settlement Agreement pursuant to the BSA Waiver and Amendment even if all other holders of GA SSNs were to not deliver their Consents. OCI will also consent to the BSA Waiver and Amendment. The proposed amendments to the Bank Settlement Agreement include eliminating the unaffiliated qualified directors requirement; eliminating the prohibition on writing new business; refining the incurrence of material obligations restriction to allow for up to $400 million of additional permitted indebtedness; allowing liens securing permitted indebtedness; providing for additional flexibility to issue junior surplus notes; and providing for additional flexibility for the merger of AAC subsidiaries.

XV.	SUMMARY OF TIER 2 NOTES[38]

In connection with the consummation of the Rehabilitation Exit Transactions, on the Effective Date, AAC will issue and sell Tier 2 Notes in an aggregate principal amount of $240,000,000 (the “Principal Amount”) to funds affiliated with or managed by certain investors (each an “Investor”, and collectively the “Investors”) who have committed to purchase them pursuant to, and subject to the terms and conditions in a commitment letter, by and among AAC and the Investors, dated as of July 19, 2017 (the “Commitment Letter”).

A.	Maturity

The Tier 2 Notes will mature in 2055 and interest will accrue from but excluding the Effective Date at 8.5% per annum. Interest payments will be paid-in-kind and compounded on the last day of each calendar quarter.

[38]	The following is a summary of the provisions of the Tier 2 Notes. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Tier 2 Notes Indenture and the Note Security Documents (as defined in the Tier 2 Notes Indenture), including the definitions therein of certain terms. If there is any inconsistency between the description set forth herein and the terms of the Tier 2 Notes Indenture or Note Security Documents, the terms of the Tier 2 Notes, the Tier 2 Notes Indenture and Note Security Documents will prevail. Documents relating to the Tier 2 Notes (other than the Commitment Letter) are or will be available on the Website.

B.	Collateral

The Tier 2 Notes will be secured by a pledge of (i) AAC’s right, title and interest in the cash and non-cash proceeds received by, or on behalf of, AAC pursuant to the RMBS Litigations (as defined and further described in Section XIII), pursuant to any final and non-appealable judgment, settlement or other arrangement, minus all amounts paid or payable to reimburse reinsurers for the amounts paid by reinsurers in connection with the receipt of such proceeds (but not the amount of any cost or fee (including legal fees) incurred in connection with the RMBS Litigation) in excess of $1,600,000,000 (the “Tier 2 Net Proceeds”) and (ii) the Account (as defined below).

At all times, after issuance of the Tier 2 Notes, AAC will control the RMBS Litigations in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and the holders of the Tier 2 Notes will have no right to join or participate in the RMBS Litigations in any way.

No holder of the Tier 2 Notes or of any beneficial interest in the Tier 2 Notes will have any third party beneficiary rights under, relating to or in respect of the RMBS Litigations. Each such holder will agree not to, and will procure that none of its affiliates, representatives, employees, directors, shareholders or agents will, take any action, whether direct or indirect, that is intended to, or could be reasonably expected to, interfere with, or influence the value, settlement discussions, legal arguments, timing of, the prosecution or resolution, in any way whatsoever, any RMBS Litigations or other litigation to which AAC or the Segregated Account is a party. For the term of the Tier 2 Notes, AAC will covenant not to sell or otherwise transfer to any third party any of its ownership of the Tier 2 Net Proceeds in excess of $1,600,000,000 (other than in connection with contingency fee arrangements with counsel).

C.	Condition Precedents

The issuance of the Tier 2 Notes is subject to a number of conditions precedent including, among others:

•	Satisfaction or waiver of the conditions to effectiveness set forth in the Plan;

•	Execution of final documentation relating to the Tier 2 Notes;

•	Payment of reasonable and documented legal fees of the Investors subject to a cap; and

•	Delivery of customary corporate predicate, enforceability, and registration exemption opinions.

D.	Commitment Fee

The Investors received a commitment fee of 2.5% of the Principal Amount that was paid in cash upon execution of the Commitment Letter.

E.	Ticking Fee

The Investors are entitled to a ticking fee of 3.5% of the Principal Amount per annum, payable monthly in cash from 60 days after the execution of the Commitment Letter (the “Ticking Date”) until the earliest of (i) the Effective Date, (ii) the rejection of the Plan by the applicable insurance regulator and (iii) termination of the Commitment Letter following the resolution of Ambac Assurance Corp. v. Countrywide Home Loans, Inc., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cty.) (Bransten, J.) or the termination of the RESA; provided that, in the event of a termination pursuant to (ii) or (iii) above, the minimum number of months of ticking fee payable shall be 3 months.

F.	Payments of Principal and Interest

Promptly, after receipt of any Tier 2 Net Proceeds by AAC and provided that the Initial Call Date has occurred, AAC shall be obliged to redeem the Tier 2 Notes with such Tier 2 Net Proceeds. Non-cash Tier 2 Net Proceeds are deemed to be received after the receipt of a third party appraisal as to the fair market of the non-cash Tier 2 Net Proceeds.

In addition, in the event that a payment (other than payments in connection with closing of the Rehabilitation Exit Transactions) is made on the GA SSNs (a “SSN Payment Date”) and provided that the Initial Call Date (as defined below) has occurred, AAC shall be obliged to redeem the Tier 2 Notes in an amount (the “SSN Payment”) equal to (a) the then outstanding accrued and unpaid interest and principal balance of the Tier 2 Notes, multiplied by (b) the Surplus Note Distribution Percentage, (as defined below) and by applying such proceeds to redeem the Tier 2 Notes in an amount equal to the maximum amount of principal that can be repaid with such SSN Payment, along with accrued and unpaid interest on such Tier 2 Notes to, but not including, the redemption date for such Tier 2 Notes. For the avoidance of doubt, it is contemplated that there can be multiple such distributions (in the event of multiple regulator approved payments to the GA SSNs).

In the event of a SSN Payment Date prior to the scheduled maturity of GA SSNs that includes a principal payment on such GA SSNs, occurring prior to the one year anniversary of a payment of principal on the Tier 2 Notes (a “Recent Principal Payment”) and provided that the Initial Call Date has occurred, in lieu of making a SSN Payment as calculated in the prior paragraph, AAC shall be obliged to make a SSN Payment equal to: (a) the outstanding accrued and unpaid interest and principal balance of the Tier 2 Notes immediately prior to the Recent Principal Payment, multiplied by (b) the Surplus Note Distribution Percentage, (as defined below) and by applying such proceeds to redeem the Tier 2 Notes in an amount equal to the maximum amount of principal that can be repaid with such SSN Payment, along with accrued and unpaid interest on such Tier 2 Notes to, but not including, the redemption date for such Tier 2 Notes. For the avoidance of doubt, it is contemplated that there can be multiple such distributions (in the event of multiple regulator approved payments to the GA SSNs).

At the maturity date, or on any date on which the Tier 2 Notes are to be redeemed in whole, AAC will make a payment of the then outstanding interest and principal balance of the Tier 2 Notes, in full. On any date on which the Tier 2 Notes are to be redeemed in part, AAC will make a payment of the interest and principal outstanding on the Tier 2 Notes to be redeemed and any applicable make-whole premium.

The “Surplus Note Distribution Percentage” is equal to the percentage calculated as: (i) the amount of payments to be made on the GA SSNs on such SSN Payment Date, as the numerator, over (ii) the outstanding unpaid interest and principal balance of the GA SSNs immediately prior to such distribution, as the denominator.

Note that, for the purpose of determining the Surplus Note Distribution Percentage, any payments to the GA SSNs made in connection with the transactions relating to the exit of the Segregated Account from rehabilitation are excluded (i.e., the GA SSN balance is considered to be 100% following any payments made on or before or in connection with the date of issuance of the Tier 2 Notes).

G.	Call Protection; Collateral Account

Prior to the Initial Call Date, AAC may at its option (including, for the avoidance of doubt, through the use of Tier 2 Net Proceeds or SSN Payments as an alternative to funding the Account (as defined below), or any other source of available cash) redeem the Tier 2 Notes in whole or in part, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, plus the applicable make-whole premium.

To the extent there is an SSN Payment Date or receipt of Tier 2 Net Proceeds in advance of the Initial Call Date, a separate account (the “Account”) will be funded with amounts equal to any Tier 2 Net Proceeds and/or SSN Payments which would have been applied in redemption of the Tier 2 Notes but for the application of this Call Protection provision (including the applicable make-whole premium). Except as described herein, the Tier 2 Notes may not be redeemed or repaid prior to the Initial Call Date. Thereafter, the Tier 2 Notes may be redeemed, in whole or in part, at the option of AAC, at a price equal to 100% of the aggregate principal amount redeemed, plus accrued and unpaid interest, if any.

The Account, which can be funded with cash or certain specified assets, will be pledged to secure the Tier 2 Notes and will be subject to an account control agreement in favor of the noteholders. The Tier 2 Notes will constitute secured debt to the extent of the value of the Account, and any unsecured portion of the Tier 2 Notes in a liquidation of AAC will constitute class 5 claims under Wisconsin insurance law.

AAC’s obligation to pre-fund such amounts will be subject to a maximum amount equal to the sum of the aggregate principal amount of all outstanding Tier 2 Notes and the applicable make-whole premium on all such Tier 2 Notes (the “Maximum Amount”). If the Maximum Amount has been funded in the Account, (i) any Tier 2 Net Proceeds in excess of such Maximum Amount shall be exclusively for the account of AAC and the lien over such excess Tier 2 Net Proceeds shall be, immediately and without further action, released; and (ii) there shall be no further obligation to redeem any of the Tier 2 Notes, or fund the Account, as a consequence of any payment on the GA SSNs any further receipt of Tier 2 Net Proceeds or any diminution of value of the Account (though, for the avoidance of doubt, such diminution shall in no event reduce the amount owed in respect of the Tier 2 Notes). If and only if the Account has been funded in excess of the Maximum Amount, AAC may, in its sole discretion, withdraw such excess from the Account for its general use, free and clear of any liens for the benefit of the noteholders.

At any time and from time to time AAC may also, in its sole discretion, collateralize any amount of Tier 2 Notes by funding the Account with any source of cash or certain specified assets in an amount equal to the principal amount of such Tier 2 Notes, all accrued and unpaid interest thereon, and the applicable make-whole premium that would have been payable if such Tier 2 Notes were redeemed on the date of such funding; provided, that all such collateralized Tier 2 Notes shall be redeemed (without premium or penalty) on or about the Initial Call Date, together with accrued and unpaid interest thereon to the date of such redemption, if they are not redeemed prior to such Initial Call Date with their applicable make-whole premium in respect thereof (and accrued and unpaid interest thereon) on such prior date.

The “Initial Call Date” shall be the 39th month anniversary of the Ticking Date, which such date shall be automatically extended on each month anniversary of the Effective Date after the one year anniversary of the Effective Date, on a ratable basis, to (i) the 48th month anniversary of the Ticking Date by the second year anniversary of the Effective Date and (ii) the 54th month anniversary of the Ticking Date by the third year anniversary of the Effective Date; provided that for any given redemption or repayment of principal on the Notes (in whole or in part), the Initial Call Date for such principal to be redeemed or repaid shall be determined as of the earlier of the date of such redemption or repayment and the date that an amount equal to the amount of principal to be redeemed or repaid was funded into the Account.

H.	Early Termination

AAC may voluntarily redeem the Tier 2 Notes, in whole or in part, (i) on the Initial Call Date or thereafter without penalty or (ii) prior to the Initial Call Date, pursuant to the provisions described above under the heading “Call Protection; Collateral Account”.

I.	Registration

The Tier 2 Notes will be issued only pursuant to an exemption from the registration requirements under the Securities Act and will not be registered under the Securities Act, or any other applicable securities laws, and, unless so registered, such Tier 2 Notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

The foregoing description is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase Tier 2 Notes and will not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

XVI. SUMMARY	OF REHABILITATION EXIT SUPPORT AGREEMENT[39]

While no voting of creditors is contemplated or permitted on a plan of rehabilitation (as noted above in the Disclaimer), the Rehabilitator believed that obtaining the support of creditors beneficially owning a significant portion of the interests that would be affected by the Plan and the Rehabilitation Exit Transactions was in the best interests of the Segregated Account. Such support was formally obtained on July 19, 2017 through execution of the Rehabilitation Exit Support Agreement with AAC and AFG. Copies of the RESA and the First Amendment to the RESA (as defined and described below) are attached to this Disclosure Statement as Exhibit C.

A.	Agreement to Support the Plan

Pursuant to the RESA, each of the parties thereto have agreed, among other things: (i) on the terms and conditions of the Rehabilitation Exit Transactions; (ii) to cooperate with each other in good faith in connection with the pursuit, approval, implementation, and consummation of the Rehabilitation Exit Transactions; (iii) to negotiate in good faith definitive agreements and documents to implement and consummate the Rehabilitation Exit Transactions; and (iv) not to object to, delay, impede, or commence any proceeding pertaining to, or take any other action to interfere, directly or indirectly, in any material respect with the acceptance of, the Rehabilitation Exit Transactions, or encourage or support any person or entity to do any of the foregoing. Each Supporting Holder acknowledged and agreed that AFG, AAC, and the Segregated Account will continue their ongoing remediation, bond purchase, and deleveraging efforts, including, but not limited to, separate transactions with any of the Supporting Holders, including without limitation, those that have occurred since January 1, 2017 that are listed on Schedule A attached to the RESA.

Pursuant to the RESA, the Supporting Holders have further agreed, among other things, to: (i) deposit into the Escrow Account their pro rata share of GA SSNs required for the Initial Exchange; (ii) tender and not withdraw their GA SSNs in the Exchange Offers; (iii) deliver their Consent in the Consent Solicitation (as defined below); (iv) accept the consideration offered pursuant to the Plan in full satisfaction of the Deferred Amounts held by each holder; (v) not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any alternative transaction for or involving the GA SSNs and Deferred Amounts (other than the Exchange Offers and the Plan); (vi) authorize the Supporting Holders’ counsel to provide (A) an affidavit of such counsel describing the support of the Supporting Holders for the Plan or (B) a statement of the Supporting Holders’ support for the Plan; (vii) deliver, with respect to all Deferred Amounts beneficially owned by the Supporting Holders, a letter of support to the trustees of the trusts holding such Deferred Amounts; and (viii) not object to, nor otherwise commence any proceeding to oppose, the Rehabilitation Exit Transactions.

[39]	Unless otherwise defined in this Disclosure Statement, capitalized terms in this Section XVI have the same meaning given to them in the RESA.

B.	Surplus Notes Held by AFG

Following the consummation of the Rehabilitation Exit Transactions and until the earlier of: (i) June 8, 2020; and (ii) the date on which at least 25% of the principal amount of Remaining Senior Surplus Notes (as defined the RESA) are no longer outstanding, AFG will hold and not sell Remaining Senior Surplus Notes which, as of June 30, 2017, have an aggregate of $60 million of principal amount and accrued and unpaid interest outstanding.

C.	Transfers

Pursuant to the terms of the RESA, any GA SSNs or Deferred Amounts acquired by Supporting Holders will be subject to the terms of the RESA and may not be transferred other than pursuant to the terms thereof. Subject to certain exclusions, Supporting Holders may transfer GA SSNs or Deferred Amounts, provided that any transferee of such GA SSNs or Deferred Amounts signs a joinder agreement to the RESA. The RESA also includes provisions allowing for acquisitions or transfers through market makers; provided that any transferee or, in certain circumstances, the market maker signs a joinder agreement to the RESA.

D.	Termination by Supporting Holders

The RESA may be terminated by Supporting Holders that, in the aggregate, beneficially own at least 66 2/3% of the principal amount outstanding under the GA SSNs and 66 2/3% of the principal amount of the Deferred Amounts subject to the terms of the RESA, held by the Supporting Holders as a whole (the “Supermajority Consenting Holders”), upon the occurrence of any of the following events (each a “Group Termination Event”), by delivering written notice of the occurrence of such event in accordance with the notices provision of the RESA: (a) (i) the Rehabilitator has not filed a motion in the Rehabilitation Court seeking entry of an order by the Rehabilitation Court, which order is not subject to a stay of execution, approving the Rehabilitation Plan Amendment, by October 2, 2017; (ii) the confirmation hearing has not commenced by January 15, 2018; (iii) the Rehabilitation Exit Transactions have not been consummated by April 15, 2018; or (iv) the Parties have not satisfied the requirements of Section 3(b) of the RESA; provided that if the Rehabilitation Exit Transactions have not been consummated by July 19, 2018, each Holder will have the right to terminate the Agreement with respect to itself; or (b) the Rehabilitation Exit Transactions or the final definitive documents with respect to the Rehabilitation Plan Amendment, Exchange Offers or the Senior Secured Notes do not conform in all material respects to the term sheets attached to the RESA with respect to the Plan, Exchange Offers and the Senior Secured Notes (the “Term Sheets”), except as approved pursuant to the RESA; or (c) the Rehabilitator seeks an order or other relief from the Rehabilitation Court or other court of competent jurisdiction (including approval of an amendment to the First Amended Plan) inconsistent in any material respect with the Term Sheets, or the Rehabilitation Court or other court of competent jurisdiction issues an order or grants relief (including approval of an amendment to the Original Plan) inconsistent in any material respect with the Term Sheets; or (d) a material breach of any of the undertakings, representations, warranties, or covenants set forth in the RESA by AAC and AFG that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach. Notwithstanding anything therein to the contrary, a Supporting Holder may not seek to terminate the RESA based upon a Group Termination Event arising out of its own actions or omissions in violation of the RESA.

E.	Termination by AAC or AFG

AFG and AAC will have the right to terminate the RESA on the occurrence of any of the following events (each a “Company Termination Event”) by giving written notice in accordance with the notices provision of the RESA to the other parties to the agreement: (a) the Rehabilitation Exit Transactions have not been consummated by July 19, 2018; (b) the Rehabilitator seeks an order or other relief from the Rehabilitation Court or other court of competent jurisdiction (including approval of an amendment to the Amended Plan) inconsistent in any material respect with the Term Sheets, or the Rehabilitation Court or other court of competent jurisdiction issues an order or grants relief (including approval of an amendment to the Amended Plan) inconsistent in any material respect with the Term Sheets; or (c) a material breach of any of the undertakings, representations, warranties, or covenants set forth in the RESA by any Supporting Holder that is not, by its terms, curable or that is, by its terms, curable and is not cured by the 25th day after notice of such breach.

F.	Termination by the Parties

Each party to the RESA will have the right to terminate the agreement on the occurrence of any of the following events by giving written notice in accordance with the notices provision of the RESA to the other parties to the agreement: (a) any court of competent jurisdiction has entered a final, non-appealable judgment or order (i) declaring the RESA or any material portion hereof to be illegal or unenforceable; or (ii) restricting, preventing or prohibiting in any material respect the Rehabilitation Exit Transactions in a way that cannot reasonably be remedied by the parties within the time periods set forth in the prior two paragraphs above; or (b) the parties to the agreement mutually agree to do so. Notwithstanding anything to the contrary in the RESA, the Term Sheets, or any other agreement, the RESA will terminate on the earlier of: (x) the election of the Supporting Holders to terminate the RESA upon the occurrence of a Group Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in the paragraph above with respect to termination by the Supporting Holders; (y) the election of AAC or AFG to terminate the RESA upon the occurrence of a Company Termination Event after expiration of any cure periods and satisfaction of any conditions set forth in the paragraph above with respect to termination by AAC and AFG; and (z) the consummation of the Rehabilitation Exit Transactions.

On the delivery of the written notice therein referred to in connection with the valid termination of the RESA, the obligations of each of the parties to the agreement will thereupon terminate and be of no further force and effect (subject to the last sentence of this paragraph). Prior to the delivery of such notice the Supporting Holders may waive the occurrence of a Group Termination Event and AAC may waive the occurrence of a Company Termination Event. No such waiver will affect any subsequent termination event or impair any right consequent thereon. Upon termination of the RESA, no party to the agreement will have any continuing liability or obligation to the other parties to the agreement thereunder; provided, however, that no such termination will relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

G.	Amendment to the Rehabilitation Exit Support Agreement

On September 21, 2017, AFG, AAC and the Supporting Holders entered into the First Amendment to the RESA (the “First Amendment to the RESA”). Pursuant to the RESA, the parties thereto agreed to negotiate in good faith definitive agreements and documents to implement and consummate the Rehabilitation Exit Transactions (the “Definitive Documents”). Pursuant to the First Amendment to the RESA, the parties thereto agreed, among other things, to amend certain provisions of the RESA, including the Term Sheets attached thereto, to reflect the terms of the Definitive Documents to which the parties had agreed to during the course of this negotiation.

XVII. CERTAIN	U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences to AAC and the Segregated Account, and to U.S. Holders (as defined below) of beneficial interests in Deferred Amounts if the Second Amended Plan is confirmed, including a summary of certain U.S. federal income tax consequences relevant to the receipt, ownership and disposition of the GA SSNs and the Senior Secured Notes (collectively, the “Notes”) by U.S. Holders that receive Notes in the Initial Exchange or as Deferred Amount Consideration. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates and retroactive changes as well as legislative amendments to existing tax law) or possible differing interpretations. AAC will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of the Second Amended Plan to U.S. Holders and, therefore, there can be no assurance that the IRS or the courts will agree with the tax consequences set forth below. This summary deals only with U.S. Holders that hold the Notes and Deferred Amounts as capital assets and does not apply to holders that are subject to special rules, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting, persons holding Notes or beneficial interests in Deferred Amounts as a part of a “straddle,” “hedge,” “conversion” or other integrated transaction for tax purposes, tax-exempt organizations, or persons whose functional currency is not the U.S. dollar. The discussion addressing the Notes does not deal with holders other than the initial holders of the Notes received in Initial Exchange or a Deferred Amount Consideration. In addition, this summary does not address any aspects of state, local or foreign tax laws or any U.S. federal tax considerations applicable to holders other than U.S. Holders. Non-U.S. Holders of beneficial interests in Deferred Amounts should consult their own tax advisors concerning the application of the U.S. federal income tax laws, including any possible U.S. withholding tax, to their particular situations.

As used herein, the term “U.S. Holder” means a beneficial owner of a Deferred Amount that receives Notes in the Initial Exchange or as Deferred Amount Consideration and that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of any Note or Deferred Amount, the treatment of a partner in that partnership will generally depend upon the status of such partner and the activities of such partnership.

THERE CAN BE NO ASSURANCE THAT THE IRS OR THE COURTS WILL AGREE WITH THE TAX CONSEQUENCES SET FORTH BELOW.

HOLDERS OF BENEFICIAL INTERESTS IN DEFERRED AMOUNTS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE TAX LAWS OF ANY OTHER TAXING JURISDICTION, TO THEIR PARTICIPATION IN, AND RECEIPT OF CONSIDERATION IN ACCORDANCE WITH, THE SECOND AMENDED PLAN AND TO THE OWNERSHIP AND DISPOSITION OF THE NOTES IN THEIR PARTICULAR SITUATIONS.

A.	Treatment of the Segregated Account

The U.S. federal income tax treatment of the Segregated Account is uncertain. AAC intends to take the position that the assets and liabilities of the Segregated Account are treated as the assets and liabilities of AAC for U.S. federal income tax purposes. No assurance can be given, however, that the IRS would agree with this position. The remainder of this summary assumes that the assets and liabilities of the Segregated Account will be treated as the assets and liabilities of AAC for U.S. federal income tax purposes.

B.	Section 382

AAC has a substantial amount of NOLs and other tax attributes, for U.S. federal income tax purposes, available to offset taxable income and gains. If a corporation experiences an “ownership change” within the meaning of Section 382 of the Code, then Section 382 generally limits the corporation’s ability to use its NOL and other tax attributes to an amount equal to the equity value of the corporation at the time of the ownership change multiplied by the federal long-term tax-exempt rate. In general terms, an ownership change would result from transactions that result in aggregate increases in the percentage stock ownership in AAC by certain stockholders in excess of 50 percentage points over a testing period (generally three years). If an ownership change were to occur, the annual limitation imposed by Section 382 could result in a significant limitation on AAC’s ability to use its NOL, which could result in AAC having a substantially higher tax liability and a material amount of AAC’s NOL expiring unused. This would significantly impair the value of AAC’s NOL and, as a result, have a negative impact on its financial results. Because, as discussed below, AAC expects the GA SSNs, the Senior Secured Notes and the Tier 2 Notes to be treated as debt for U.S. federal income tax purposes, it does not expect the Second Amended Plan, the Exchange Offers or the issuance of the Tier 2 Notes to result in an ownership change. Accordingly, the NOLs are expected to be available to offset any net income recognized by AAC, including as described below under “Deferred Amount Consideration – Tax Consequences to AAC”. However, pursuant to the Amended and Restated Tax Sharing Agreement, dated March 14, 2012, AAC is required to make certain payments to AFG for the use of certain portions of the NOL, which could be significant.

C.	Initial Exchange

AAC expects that the exchange by AFG and the Supporting Holders of GA SSNs for Deferred Amounts in the Initial Exchange pursuant to the Plan will be treated as a sale or exchange of the right to receive insurance proceeds represented by the Deferred Amounts by the exchanging Deferred Amount holders for U.S. federal income tax purposes, although there can be no assurance that the IRS or a court will agree with such treatment. The rest of this Disclosure Statement assumes that this sale or exchange treatment will be respected. Accordingly, upon the exchange, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the fair market value of the GA SSNs received in the Initial Exchange and such U.S. Holder’s adjusted tax basis in the Deferred Amount. For any U.S. Holder that owns its beneficial interest in a Deferred Amount through a “real estate mortgage investment conduit”, as defined in the Code (a “REMIC”), the Initial Exchange is intended to have no adverse effect on such entity’s qualification as a REMIC. A U.S. Holder should consult its own tax advisors concerning the character of its gain or loss on the exchange and its adjusted tax basis in the Deferred Amount, the continued qualification of the entity as a REMIC, and the application of U.S. federal income tax laws to its particular circumstances.

D.	Deferred Amounts Consideration

1.	Tax Consequences to Deferred Amount Holders other than Supporting Holders Receiving Deferred Amounts in Initial Exchange

For U.S. federal income tax purposes, AAC intends to treat its issuance of Senior Secured Notes, together with the payment of cash consideration, in satisfaction of the Deferred Amounts (other than those acquired by the Supporting Holders in the Initial Exchange) first as a payment in satisfaction of the Policy Claim that resulted in the Deferred Amount and then as a payment of accretion on the Deferred Amount. The amount of the Deferred Amount Consideration will equal the amount of the cash consideration plus an amount equal to the fair market value of the Senior Secured Notes received in respect of the Deferred Amount. The rest of this Disclosure Statement assumes that this treatment will be respected. Based on this treatment, to the extent that the amount of the Deferred Amount Consideration does not exceed the amount of the Policy Claim that gave rise to the Deferred Amount, it is expected to have the same character for U.S. federal income tax purposes as the unpaid item that gave rise to the Policy Claim. Accordingly, the portion of the Deferred Amount Consideration attributable to a Policy Claim for unpaid principal on the underlying insured bond is expected to be characterized as a payment of principal on such bond and the portion of the amount realized attributable to a Policy Claim for unpaid interest on the underlying insured bond is expected to be characterized as ordinary interest income. To the extent that the Deferred Amount Consideration exceeds the amount of the Policy Claim that gave rise to the Deferred Amount, AAC intends to treat such amount as attributable to accretion, the tax treatment of which is unclear and which may be capital gain or ordinary income for the Deferred Amount holder depending on such holder’s particular circumstances. For any U.S. Holder that owns its beneficial interest in a Deferred Amount through a REMIC, the receipt of the Deferred Amount Consideration is intended to have no adverse effect on such entity’s qualification as a REMIC. A U.S. Holder should consult its own tax advisors concerning the U.S. federal income tax consequences of the receipt of the Deferred Amount Consideration in its particular circumstances (including those applicable to Deferred Amount Consideration received in respect of an underlying insured tax-exempt bond).

2.	Tax Consequences to Supporting Holders Receiving Deferred Amounts in Initial Exchange

With respect to the Supporting Holders that receive Deferred Amounts in the Initial Exchange, AAC expects that its issuance of Senior Secured Notes, together with the payment of cash consideration, in satisfaction of such Deferred Amounts will be treated as a sale or exchange of such Deferred Amounts for U.S. federal income tax purposes, although there can be no assurance that the IRS or a court will agree with such treatment. The rest of this Disclosure Statement assumes that this sale or exchange treatment will be respected. The amount of the Deferred Amount Consideration will equal the amount of the cash consideration plus an amount equal to the fair market value of the Senior Secured Notes received in respect of the Deferred Amount Payment. Upon the exchange, a Supporting Holder generally will recognize taxable gain or loss equal to the difference between the sum of the Deferred Amount Consideration and the Supporting Holder’s adjusted tax basis in the Deferred Amount. Because the Supporting Holders will exchange GA SSNs for the Deferred Amounts in the Initial Exchange immediately prior to receipt of the Deferred Amount Consideration, AAC expects that the combined effect to a Supporting Holder of the Initial Exchange and receipt of the Deferred Amount Consideration generally will be the recognition of taxable gain or loss equal to the difference between the amount of the Deferred Amount Consideration and the Supporting Holder’s adjusted tax basis in the GA SSNs exchanged in the Initial Exchange. A Supporting Holder should consult its own tax advisors concerning the character of its gain or loss on the exchange and the application of U.S. federal income tax laws to its particular circumstances.

3.	Tax Consequences to AAC

AAC will recognize ordinary income to the extent the amount owed by AAC with respect to the Deferred Amounts exceeds the sum of the aggregate fair market value of the Senior Secured Notes and the Cash consideration paid by AAC in satisfaction of the Deferred Amounts.

E.	Ownership and Disposition of GA SSNs Received in the Initial Exchange

1.	Characterization of GA SSNs

AAC has treated and intends to treat the GA SSNs as indebtedness of AAC for U.S. federal income tax purposes. This characterization is not binding on the IRS or on the courts; however, this characterization by AAC has not previously been challenged by the IRS. The following discussion assumes that the GA SSNs will be treated as indebtedness of AAC for U.S. federal income tax purposes. To the extent the GA SSNs received in the Initial Exchange were received from AFG, under Treasury Regulations applicable to consolidated returns with respect to intercompany debt obligations that become non-intercompany debt obligations, such GA SSNs should be treated as having been satisfied by AAC and reissued to AFG immediately before the Initial Exchange for an amount of cash equal to their fair market value. The deemed reissuance will not affect the characterization of such GA SSNs as indebtedness for U.S. federal income tax purposes; however, AAC expects the deemed reissuance to result in such GA SSNs being issued with original issue discount (“OID”) to GA SSN holders. The GA SSNs received from the Supporting Holders in the Initial Exchange will not be treated as having been satisfied and reissued and will not be deemed reissued with OID as a result of the Initial Exchange.

2.	Tax Consequences to GA SSN Holders

a.	Interest

As described in the preceding paragraph, the GA SSNs received from AFG in the Initial Exchange are expected to be issued with OID. Although the GA SSNs received from the Supporting Holders will not be treated as reissued, they also are expected to accrue OID for the reasons set forth below. OID is the excess of the stated redemption price at maturity of a GA SSN over its issue price. The stated redemption price at maturity of such a GA SSN is the sum of all payments provided by the GA SSN other than “qualified stated interest” payments. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually. Because payments on the GA SSNs may be deferred until approved by the Commissioner, AAC intends to take the position that none of the interest payments constitute qualified stated interest and, accordingly, intends to treat the stated redemption price at maturity as including all payments of principal and interest on such GA SSNs. As a result, a U.S. Holder would include the resulting amount of OID in income as ordinary interest for U.S. federal income tax purposes as it accrues under a constant yield to maturity method, generally in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting. In general, the amount of OID included in income by the U.S. Holder of a GA SSN will be the sum of the daily portions of OID with respect to the GA SSN for each day during the taxable year (or portion of the taxable year) on which such U.S. Holder held such GA SSN. The “daily portion” of OID on any GA SSN is determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. An “accrual period” generally will be each twelve-month period. The amount of OID allocable to each accrual period will be generally equal to the product of the GA SSN’s adjusted issue price at the beginning of such accrual period and its yield to maturity. Special rules apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a GA SSN at the beginning of any accrual period is the sum of the issue price of the GA SSN plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the GA SSN.

If the fair market value of a GA SSN received by a U.S. Holder in the Initial Exchange from a Supporting Holder is less than its “revised issue price” on the date of the Initial Exchange, such U.S. Holder will be treated as having acquired such GA SSN at a “market discount,” unless the amount of such market discount is less than a specified de minimis amount. For this purpose, the “revised issue price” of a GA SSN generally equals its issue price, increased by the amount of any OID that has accrued on the GA SSN and decreased by the amount of any payments previously made on the GA SSN that were not qualified stated interest payments. If the fair market value of a GA SSN received by a U.S. Holder in the Initial Exchange from a Supporting Holder is greater than the sum of all amounts payable on the GA SSN after the purchase date other than payments of qualified stated interest, such U.S. Holder will be considered to have acquired the GA SSN with “amortizable bond premium” equal in amount to such excess. U.S. Holders receiving GA SSNs in the Initial Exchange should consult their own tax advisors regarding the rules applicable to debt instruments acquired with market discount or acquisition premium.

As explained above, under applicable Treasury Regulations, the GA SSNs transferred by AFG in exchange for Deferred Amounts in the Initial Exchange will be treated as having been satisfied by AAC and reissued to AFG at an issue price equal to their fair market value immediately before the AFG Exchange. The GA SSNs received from AFG in the Initial Exchange are expected to have a lower issue price than the GA SSNs received from the Supporting Holders and other GA SSNs currently outstanding and retained by their current holders. Therefore, the GA SSNs received from AFG in the Initial Exchange may not be fungible for U.S. federal income tax purposes with the GA SSNs received from the Supporting Holders or other outstanding GA SSNs.

It is possible that the GA SSNs could be treated as “contingent payment debt instruments”, within the meaning of the Applicable Treasury Regulations. If the IRS were successful in asserting that the GA SSNs are contingent payment debt instruments, the timing and character of income thereon could be significantly affected. U.S. Holders receiving GA SSNs in the Initial Exchange should consult their own tax advisors regarding the treatment of the GA SSNs for U.S. federal income tax purposes.

b.	Sale, Exchange or Other Disposition of GA SSNs

Upon the sale, exchange, redemption or retirement of a GA SSN, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement and such U.S. Holder’s adjusted tax basis in the GA SSN. A U.S. Holder’s adjusted tax basis in a GA SSN generally will equal the GA SSN’s issue price increased by any OID included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments previously made to the U.S. Holder with respect to such GA SSN, other than qualified stated interest payments received and amortizable bond premium, if any, taken with respect to such GA SSN. Such gain or loss generally will be long-term capital gain or loss if the GA SSN was held for more than one year, subject to certain rules that may be applicable to market discount. If the U.S. Holder is an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations. U.S. Holders receiving GA SSNs in the Initial Exchange should consult their own tax advisors regarding the treatment of the GA SSNs for U.S. federal income tax purposes.

F.	Ownership and Disposition of Senior Secured Notes

1.	Characterization of Senior Secured Notes

AAC intends to treat the Senior Secured Notes as indebtedness of AAC for U.S. federal income tax purposes. No ruling is being requested from the IRS, and as a result, no assurance can be given that the IRS will agree with this treatment or the statements made below. The following discussion assumes that the Senior Secured Notes will be treated as indebtedness of AAC for U.S. federal income tax purposes.

2.	Tax Consequences to Senior Secured Notes

a.	Interest

AAC expects that the Senior Secured Notes will not be issued at a discount from their stated principal amount by more than the statutory defined de minimis amount and that stated interest payments on the Senior Secured Notes will constitute qualified stated interest. Thus, under U.S. income tax law, AAC expects that the Senior Secured Notes will not be issued with OID and intends to so treat the Notes. Accordingly, a U.S. Holder should include the stated interest on a Senior Secured Note in income as ordinary interest for U.S. federal income tax purposes in accordance with the U.S. Holder’s regular method of tax accounting.

b.	Sale, Exchange or Other Disposition of Senior Secured Notes

Upon the sale, exchange, redemption or retirement of a Senior Secured Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in the Senior Secured Note. A U.S. Holder’s adjusted tax basis in a Senior Secured Note generally will equal the Secured Note’s issue price less any payments of principal previously received by such U.S. Holder. AAC expects the issue price of the Senior Secured Notes to be equal to their face amount. Such gain or loss generally will be long-term capital gain or loss if the Senior Secured Note was held for more than one year. If the U.S. Holder is an individual, long-term capital gains will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

G.	Information Reporting and Backup Withholding

Payments of interest on, or the proceeds of the sale or other disposition of, the Notes or the Deferred Amounts will be subject to information reporting to the IRS and the U.S. Holder, unless the U.S. Holder is an exempt recipient, and may be subject to U.S. federal backup withholding, currently at a rate of 28%, if the recipient of the payment fails to provide an accurate taxpayer identification number and comply with certain certification requirements or otherwise fails to establish an exemption from backup withholding. Backup withholding does not represent an additional income tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund if the required information is timely furnished to the IRS.

H.	Medicare Tax

A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid or accrued with respect to a Note), net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a Note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain.

XVIII.	CERTAIN RISK FACTORS TO BE CONSIDERED

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN. THESE FACTORS ARE NOT THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. ADDITIONAL RISK FACTORS IDENTIFIED IN AFG’S PUBLIC FILINGS WITH THE SEC MAY ALSO BE APPLICABLE TO THE MATTERS SET OUT HEREIN AND SHOULD BE REVIEWED AND CONSIDERED IN CONJUNCTION WITH THIS DISCLOSURE STATEMENT, TO THE EXTENT APPLICABLE.

A.	Risks Relating to Plan Implementation

1.	Risk of Non-Approval, Withdrawal or Modification of the Plan

The conclusion of the Proceeding and occurrence of the Merger will require the approval of the Court, which may not be obtained. Even if the RESA remains in effect and the Rehabilitator is pursuing a plan for the exit of the Segregated Account from Rehabilitation that is consistent with the RESA, the Court may determine that the Plan does not meet the legal requirements for the Proceedings to be concluded. The failure to obtain Court approval would create significant uncertainty with respect to whether or when the Proceedings could be concluded in the near term or at all. Further, there can be no assurance that the Court will approve the Plan, that modifications of the Plan may not be required for approval of the Plan, that approval of the Plan will not be overturned on appeal or that the Rehabilitator may not of his own initiative withdraw or modify the Plan for any reason. Any modifications of the Plan or failure of the Court to approve any of the transactions contemplated therein (including payment of any consideration contemplated by the Plan) could substantially impede the feasibility of the Plan.

2.	Risk of Non-Occurrence of the Effective Date

There can be no assurance that the Effective Date will occur. Events that may delay or prevent the Effective Date (among other things) include appeals of the Approval Order and failure of any other conditions to the Effective Date in Section 5.2 of the Plan, including, but not limited to, procurement of (a) an opinion from AAC’s tax advisors regarding satisfactory tax treatment of various aspects of the Transaction, (b) a private letter ruling from the Internal Revenue Service in form and substance reasonably satisfactory to the Rehabilitator, AAC, and AFG, and (c) other closing conditions described within the RESA. Circumstances may arise that are outside the control of the Rehabilitator and that may prevent one or more required conditions from occurring, which would prevent the Effective Date from occurring. Importantly, the Plan envisages the concurrent consummation of the Exchange Offers. The consummation of the Exchange Offers is a closing condition to the effectiveness of the Plan, and the concurrent effectiveness of the Plan is a closing condition to the consummation of the Exchange Offers. Accordingly, if one does not occur, then the other will not unless the closing condition is waived. The failure to consummate the Rehabilitation Exit Transactions due to the foregoing events or circumstances or other reasons may cause the Rehabilitator to pursue a different plan to conclude the Proceedings or to abandon the pursuit of a near-term resolution of such proceedings. Either alternative would have uncertain consequences for AAC and for holders of its securities or securities insured by AAC or the Segregated Account.

3.	Risks relating to the Character of Securities received under the Plan

Pursuant to the Plan, and in connection with the Initial Exchange and the Pre-Record Deferred Amount Consideration, entitled Beneficial Holders will receive their allocated portion of GA SSNs and Senior Secured Notes. As described in detail herein, the GA SSNs and the Senior Secured Notes each have certain characteristics that may carry risk for certain Beneficial Holders or, by their very form and structure, make the GA SSNs or Senior Secured Notes ineligible for holding by certain Beneficial Holders due to, among other things, institutional constraints or limitations. Accordingly, any Holder that believes it may be entitled to receive GA SSNs, Senior Secured Notes, or any other consideration under the Plan should consult, in advance, their respective tax, financial, and legal advisors to ensure that they will not be prohibited from receiving or holding such consideration. For the avoidance of doubt, the Plan does not provide any alternative consideration for those Beneficial Holders who may fall within such category. Accordingly, any such holders who cannot receive or hold securities received pursuant to the Plan should take any necessary and appropriate mitigating action prior to receipt of any consideration pursuant to the Plan.

4.	Risks relating to the RESA

As set out in detail above, AFG, AAC, and the Supporting Holders (collectively, the “RESA Parties”) entered into the RESA which, among other things, includes milestones relating to the consummation of the transactions contemplated therein. Although the milestone dates for those transactions may be extended by agreement of the RESA Parties, there is no guarantee that they will agree to do so. The failure to consummate those transactions may result in the RESA Parties deciding to terminate the RESA. If the RESA is terminated, the Rehabilitator may decide to pursue a different plan to conclude the Proceedings or to abandon the pursuit of a near-term resolution of the Proceedings. Either alternative would have uncertain consequences for the Segregated Account and for holders of Policy Claims or Deferred Amounts.

B.	Risks Relating to Creditors’ Recoveries Under the Plan

1.	Risks relating to the Durability of AAC following the Merger

The Rehabilitator has reviewed the financial status of AAC and has formed the view that AAC’s financial position is durable and, as a consequence, it will be able to satisfy its obligations following the Merger, as contemplated by the Plan. The Rehabilitators’ view is based on projections. Those projections may prove inadequate or inaccurate due to reasons outside the control of the Rehabilitator. As set out in detail above, the Plan provides for the Segregated Account to merge with AAC; thereafter, AAC will have the sole responsibility for satisfying the obligations of the Segregated Account in addition to its own existing obligations to creditors and policy holders. If, for some reason, AAC is not as durable as assumed by the Rehabilitator, then there is no certainty that it will be able to pay the claims of creditors and policy holders, if and when they come due. In that scenario, holders of policy or other claims may not receive satisfaction of their claims.

2.	Risks Relating to the GA SSNs Received in the Initial Exchange

AAC has not made regular interest or principal payments on its GA SSNs and may be unable to repay GA SSNs in full at maturity or ever.

On November 20, 2014, AAC, with the approval of OCI, redeemed GA SSNs in an amount equal to 26.67% of the principal amount of GA SSNs, plus accrued interest thereon, outstanding as of July 20, 2014, or approximately $396,366,560, owned by third parties. This redemption occurred concurrently with the redemption of a proportionate amount of SA SSNs, which was made pursuant to the First Amended Plan, and pursuant to the Bank Settlement Agreement, which required AAC to make proportional payments to holders of the GA SSNs as and when the Segregated Account made a payment to holders of the SA SSNs. However, no other interest or principal payments on the GA SSNs have been made to date and AAC may not receive approval from OCI to make payments as and when scheduled. While a single payment on the GA SSNs that remain outstanding following the consummation of the Plan and the Exchange Offers is a condition precedent to the Exchange Offers, there can be no assurance that any additional interest or principal payments will be made in the future. As a result, holders of the GA SSNs may not be paid in full at maturity or ever. If OCI does not begin to approve regular payments on the GA SSNs within the next several years, the accretion of GA SSNs may exceed AAC’s ability to ever repay in full the GA SSNs. If AFG or AAC become subject to a bankruptcy or similar proceeding, such as rehabilitation or liquidation under the Wisconsin Insurance Law, prior to the repayment of GA SSNs, holders of GA SSNs may not receive any recoveries on the GA SSNs.

There is a limited or no trading market for the GA SSNs and market prices for outstanding GA SSNs may decline as a result.

There is currently a limited trading market in the GA SSNs. AAC cannot assure holders that any trading market will continue, further develop or provide sufficient liquidity. Prices of GA SSNs in any trading market may also be volatile and such GA SSNs may trade at a discount to the price at which they would have traded if the Plan and the Exchange Offers had not been consummated depending on prevailing interest rates, the market for similar securities and other factors. There can be no assurance as to the prices at which the GA SSNs outstanding after the consummation of the Plan and the Exchange Offers may be traded. AAC does not intend to create or sustain a market for any GA SSNs that remain outstanding following the consummation of the Plan and the Exchange Offers.

The GA SSNs received from AFG in the Initial Exchange may not be fungible with GA SSNs received from the Supporting Holders or other outstanding GA SSNs.

The GA SSNs received in the Initial Exchange are expected to have a lower issue price for U.S. federal income tax purposes than the GA SSNs received from the Supporting Holders or other outstanding GA SSNs and, therefore, the GA SSNs received from AFG in the Initial Exchange will not be fungible with the GA SSNs received from the Supporting Holders or other outstanding GA SSNs for U.S. federal income tax purposes.

The Surplus Notes that remain outstanding following the consummation of the Exchange Offers (the “Remaining Surplus Notes”) will be subordinated in right of payment to other claims, which could impair your right to receive interest and principal in the event of AAC’s insolvency or a similar occurrence.

The Remaining Surplus Notes are unsecured obligations of AAC and, following effectiveness of the Rehabilitation Plan Amendment, will be expressly subordinated in right of payment to all of AAC’s existing and future indebtedness and policy claims. The Remaining Surplus Notes will be subject to provisions of Wisconsin insurance law, which establishes the priority of distribution of claims from the estate of an insolvent property/casualty insurance company. In the event that AAC becomes subject to rehabilitation, liquidation, conservation or dissolution, holders of AAC’s senior indebtedness, and policy claims would be afforded a higher priority of distribution than holders of the Remaining Surplus Notes, and accordingly would have the right to be paid in full before holders of the Remaining Surplus Notes would be paid. Due to the nature of AAC’s business, the amount of such higher priority claims in any rehabilitation, liquidation, conservation or dissolution is likely to be many times greater than any free and divisible surplus and it is likely that the holder of the Remaining Surplus Notes would not recover any payment in such circumstances. In addition, claims of holders of the Remaining Surplus Notes will be effectively subordinated to certain liabilities of AAC’s subsidiaries that are guaranteed by AAC.

There is a limited or no trading market for the Remaining Surplus Notes and market prices for outstanding Remaining Surplus Notes may decline as a result.

There is currently a limited trading market in the Remaining Surplus Notes. There is no assurance that any trading market will continue, further develop or provide sufficient liquidity. Prices of the Remaining Surplus Notes in any trading market may also be volatile and such Remaining Surplus Notes may trade at a discount to the price at which they would have traded if the Exchange Offers had not been consummated depending on prevailing interest rates, the market for similar securities and other factors. There can be no assurance as to the prices at which the Remaining Surplus Notes outstanding after the Exchange Offers may be traded. AAC does not intend to create or sustain a market for any Remaining Surplus Notes that remain outstanding following the consummation of the Exchange Offers.

The Surplus Notes have not been rated.

The Remaining Surplus Notes have not been rated by any rating agency. The lack of a rating reduces the potential liquidity of the Remaining Surplus Notes and thus may affect the market value of the Remaining Surplus Notes. In addition, the lack of a rating will reduce the potential for, or increase the cost of, financing the purchase and/or holding of the Remaining Surplus Notes. Investors subject to capital requirements will be required to hold more capital against the Remaining Surplus Notes than would have been the case had the Remaining Surplus Notes been rated.

3.	Risks Relating to the Senior Secured Notes

The Senior Secured Notes are secured primarily by potential recoveries on AAC’s RMBS Litigations and AAC’s ability to obtain, and the timing of, any recovery on the RMBS Litigations is subject to significant uncertainty.

The Senior Secured Notes are primarily secured by AAC’s potential recoveries in respect of the RMBS Litigations. The RMBS Litigations arise from AAC’s claims of fraud and/or contractual breaches of representations and warranties with respect to certain RMBS transactions insured by AAC. These claims are based on, among other things, representations with respect to the characteristics of the securitized loans, the absence of borrower fraud in the underlying loan pools or other misconduct in the origination process, the compliance of loans with the prevailing underwriting policies, and compliance of the RMBS transaction counterparties with policies and procedures related to loan origination and securitization. In such cases, where contract claims are being pursued, the sponsor of the transaction is contractually obligated to repurchase, cure or substitute collateral for any loan that breaches the representations and warranties. However, generally the sponsors have not honored those obligations and have vigorously defended claims brought against them.

The outcome of any litigation, including the RMBS Litigations, is inherently unpredictable, including because of risks intrinsic in the adversarial nature of litigation. Subsequent court motions, appeals and rulings, some of which could relate to the Rehabilitation Exit Transactions and the issuance of the Senior Secured Notes, could delay or otherwise impact any recovery by AAC. Moreover, rulings that may be adverse to AAC (in any given RMBS Litigation, as well as in related matters) could affect AAC’s ability to pursue its claims or alter settlement dynamics with RMBS Litigations counterparties. There can be no assurance that AAC will be successful in prosecuting its claims in the RMBS Litigations.

Any litigation award or settlement amount is subject to counterparty credit risk, successor liability and other similar risks of recovery, including that the sponsor is unable to honor its contractual obligations or pay a judgment that AAC may obtain in litigation. Some sponsors against which AAC has claims have been acquired since the securitized loans were originated and their successors may decline to honor the sponsor’s obligations. AAC may not be successful in enforcing its claims against any successor entity. There can be no assurance that AAC will not have difficulties recovering any damages it may be owed or that it will recover all amounts to which it believes it is entitled or that any actual recoveries will not differ materially from the estimated representation and warranty recoveries AAC has currently accounted for in its financial statements.

AAC’s inability to realize the recoveries included in the Company’s financial statements could adversely impact the value of the Senior Secured Notes.

As of June 30, 2017, the Company included in its financial statements estimated representation and warranty recoveries of $1,857 million (net of reinsurance). This estimate of representation and warranty recoveries is based on contractual claims arising from RMBS transactions that AAC insured, and represents a probability-weighted estimate of amounts AAC may recover under various possible scenarios under the applicable accounting rules. The Company’s estimated representation and warranty recoveries do not represent the full amount of damages that AAC seeks to recover in those matters, and also do not include any amounts attributable to RMBS litigation matters in which AAC is pursuing only claims for fraudulent inducement. As such, the Company’s estimated representation and warranty recoveries do not represent the best or the worst possible outcomes with respect to any particular transaction or group of transactions. The amount of these representation and warranty recoveries is significant and if AAC were unable to recover any of the amount the Company has estimated for in its financial statements, AAC’s ability to meet policy and other obligations may be adversely affected, perhaps materially.

In addition, while AAC will issue the Secured Notes Policy, pursuant to which AAC will irrevocably guaranty the payment of the Senior Secured Notes as and when such payment becomes due and owing in respect of the Senior Secured Notes, such policy may not provide adequate assurance that payments of principal and interest in respect of the Senior Secured Notes will be available in the event that AAC’s financial condition, including its capital and liquidity, is materially adversely affected, including as a result of the failure to recover expected damages and, as a result, AAC is unable to satisfy its policy obligations. In the event that AAC is unable to satisfy its obligations under the Secured Notes Policy, holders of the Senior Secured Notes will have the right to foreclose on the RMBS securities constituting collateral under the Senior Secured Notes and to sue AAC for failure to make payments under the Secured Notes Policy, however, there can be no assurance that the sale of the RMBS securities collateral will produce proceeds in an amount sufficient to pay any or all amounts due on the Senior Secured Notes or that holders will be successful in any litigation seeking payments pursuant to the Secured Notes Policy. Furthermore, holders of Senior Secured Notes will not obtain any control, consultation or direction rights in respect of the RMBS Litigations nor will holders be able to sell the Ambac Note or the right to receive proceeds in respect of the RMBS Litigations without the prior consent of AAC.

AAC’s estimate of RMBS Litigation recoveries is subject to significant uncertainty and changes to the estimate could adversely impact its liquidity, financial condition and results of operations.

For AAC’s current RMBS cases for which the Company records a representation and warranty recovery in its financial statements, AAC has been provided access to loan files for all loans in the relevant original pool and AAC utilizes a “random sample” approach to estimate such recoveries. The Company does not include estimates of damages attributed solely to fraudulent inducement claims in its estimate of representation and warranty recoveries.

The amount estimated for purposes of AAC’s representation and warranty recovery and the amount AAC may ultimately receive is subject to significant uncertainty, including risks inherent in litigation, collectability of such amounts from counterparties and/or their respective parents and affiliates, timing of receipt of any recoveries, intervention by the OCI which could impede AAC’s ability to take actions required to realize recoveries, and uncertainties inherent in the assumptions used in estimating any recoveries. In particular, the Company’s assumptions regarding default rates of the loans and the Company’s expectations with respect to the RMBS Litigations have a significant impact on the Company’s estimated representation and warranty recoveries. If these assumptions, expectations or estimates prove to be incorrect, or if an investor were to use different assumptions, expectations or estimates to predict recoveries, actual recoveries could differ materially from those estimated. Actual recovery will ultimately depend on future events and there can be no assurance that the assumed default rates or estimated RMBS Litigations recoveries will not differ from actual events. Although the Company believes that its methodology for extrapolating estimated recoveries is appropriate for evaluating the amount of potential recoveries, the methodologies the Company uses to estimate expected losses in general and for any specific obligation in particular may not be similar to methodologies used by the Company’s competitors, counterparties or other market participants. The determination of expected recovery is an inherently subjective process involving numerous estimates, assumptions and judgments by management, using both internal and external data sources with regard to frequency, economic projections and other factors that affect credit performance. As a result, the Company’s current estimates may not reflect AAC’s future ultimate recovery and management makes no representation that the actual amount recovered, if any, will not differ materially from those estimated. The failure of AAC’s actual recovery to meet or exceed its current estimate could result in a material adverse effect on the Company’s financial condition, including its capital and liquidity.

The Company’s estimated representation and warranty recoveries may change over time, causing the value or the perceived value of the collateral securing the Senior Secured Notes to change and any such changes may be material.

The Company reevaluates its estimated representation and warranty recoveries on a quarterly basis in connection with the preparation of its financial statements. As a result of any reevaluation, the amount of the Company’s representation and warranty recovery may be adjusted upward or downward due to, among other things, changes in management’s view of the value of such recoveries and/or changes in the loss reserves related to such recoveries, and any adjustment may be material. Changes in the representation and warranty recoveries may result in material changes in the Company’s financial condition, including its capital and liquidity. In addition, any adjustment to the estimated representation and warranty recoveries may alter the value or the perceived value of the collateral securing the Senior Secured Notes before payment on the Senior Secured Notes is made in full, which may affect the value of, and trading market, if any, for, the Senior Secured Notes. Adjustments to the Company’s estimated representation and warranty recovery are solely in the Company’s discretion and management makes no representation that the estimated representation and warranty recoveries will not change, materially or at all, including in the near term. There can be no assurance that the apparent, or actual, value of the collateral securing the Senior Secured Notes will equal or exceed the principal amount of the Senior Secured Notes at all times prior to maturity.

There may not be sufficient collateral to pay any or all of the Senior Secured Notes.

In addition to AAC’s right to representation and warranty recoveries in respect of the RMBS Litigations, which is inherently uncertain, the Ambac Note is also secured by RMBS securities having an estimated fair market value of not less than $350,000,000 on the date that is not more than five business days prior to the Effective Date. However, no appraisal of the value of the RMBS securities has been made in connection with this offering and there can be no assurances that the fair market value of these securities will not decrease, including significantly. The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. Consequently, liquidating the RMBS securities collateral securing the Ambac Note may not produce proceeds in an amount sufficient to pay any or all amounts due on the Senior Secured Notes.

The estimated fair market value of the RMBS securities collateral securing the Ambac Note is subject to fluctuations based on factors that include, among others, the financial condition of participants in the financial guaranty insurance industry, the market for and availability of financial guaranty insurance, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and other factors. The amount to be received upon a sale of the RMBS securities collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time and the timing and the manner of the sale, and the amount AAC receives may not equal or exceed the expected fair market value. Accordingly, there can be no assurance that the collateral can be sold in a short period of time or at all or at acceptable prices to AAC.

In the event of rehabilitation, liquidation, conservation, dissolution or other insolvency proceeding, AAC cannot assure holders that the proceeds from any sale or liquidation of the RMBS securities collateral will be sufficient to pay any or all of AAC’s obligations under the Ambac Note. In addition, in the event of any such proceeding, it is possible that the rehabilitator, trustee, or competing creditors will assert that the value of the collateral with respect to the Ambac Note, including AAC’s rights to recoveries in respect of the RMBS Litigations, is less than the then-current principal amount outstanding under the Ambac Note and the Senior Secured Notes on the date of the rehabilitation filing. Upon a finding by the Court that the Ambac Note and the Senior Secured Notes are under-collateralized, the claims in the rehabilitation proceeding with respect to the Ambac Note or the Senior Secured Notes may be bifurcated between a secured claim up to the value of the collateral and an unsecured claim for any deficiency. As a result, the claim of the holders of the Senior Secured Notes could be unsecured in whole or in part. The ability of the holders of the Senior Secured Notes to realize upon any of the collateral securing the Ambac Note and the Senior Secured Notes may also be subject to bankruptcy and insolvency law limitations or similar limitations applicable in insurance company rehabilitation or liquidation proceedings.

Holders of Senior Secured Notes will have no authority to make decisions in respect of the RMBS Litigations, will need to rely on AAC to pursue the RMBS Litigations and may only receive limited information concerning the RMBS Litigations.

All decisions concerning the conduct of the RMBS Litigations, including as to strategy, settlement, pursuit and abandonment, will be made by AAC, in consultation with its legal counsel. Holders of the Senior Secured Notes will have no control over any decisions related to the RMBS Litigations and will need to rely on AAC to prosecute the underlying claims. If holders do not agree with decisions by AAC with respect to the RMBS Litigations, there is no recourse or ability to object to such decision. Additionally, AAC’s ability to disclose potentially material details of the RMBS Litigations on a regular basis may be limited by litigation strategy and the inherent nature and rules of judicial proceedings, including, among other things, proceedings and filings that are sealed by the court, matters involving attorney-client privilege and proceedings that are conducted on a confidential basis by agreement of the parties. The RMBS Litigations could also be adversely affected if AAC does not have sufficient resources to actively prosecute its claims or becomes subject to rehabilitation, liquidation, conservation or dissolution, or otherwise impaired by actions of OCI or the Rehabilitator.

While AAC may pursue negotiated settlements of the RMBS Litigations, the settlement discussions may not materialize, may ultimately fail, may cause delays or may result in settlements for less than $1.4 billion.

AAC may elect to engage in settlement negotiations with the defendants of the RMBS Litigations and may decide to settle any or all of the RMBS Litigations. The aggregate amount of settlements may be for an amount less than $1.4 billion, which could have a material adverse effect on its financial condition or results of operations and make it more difficult for AAC to repay the Ambac Note, and therefore make it more difficult for the Senior Secured Notes Issuer to repay the Senior Secured Notes, on a timely basis or at all. Additionally, while AAC may pursue settlement negotiations, there can be no assurance that any settlement negotiations will materialize or that any settlement agreement can be reached on terms acceptable to AAC, or at all. If settlement discussions prior to trial fail with respect to a particular case, AAC could incur greater expenses preparing for, and prosecuting, a trial in such case, and AAC’s recovery would be subject to the additional risks inherent in any trial, which could adversely impact the value of the Senior Secured Notes.

AAC may receive non-cash proceeds in respect of the RMBS Litigations and may need to liquidate such proceeds for less than fair market value in order to make cash payments on the Ambac Note.

In connection with a settlement agreement or judgment, AAC may receive non-cash proceeds or indirect proceeds, which are cash or non-cash proceeds received by others for the benefit of AAC. AAC, however, will be required to make payments on the Ambac Note, for the benefit of the holders of Senior Secured Notes, in cash. In the event that AAC receives non-cash proceeds, AAC may need to liquidate the non-cash proceeds if it does not have sufficient cash available to make a payment on the Ambac Note on the applicable payment date. Market and economic conditions, governmental actions, the form of non-cash proceeds and other factors may cause substantial delays in the ability to liquidate any non-cash proceeds received. AAC may not be able to liquidate any non-cash proceeds received for fair value or at all. If AAC is unable to liquidate non-cash proceeds at their fair value, AAC will still be required to make payments on the Ambac Note and any payment made that is greater than the amount received could have a material adverse effect on AAC’s financial condition, including its capital and liquidity. If indirect proceeds are received, AAC will also be required to make payments on the Ambac Note, for the benefit of the holders of Senior Secured Notes, in cash to the extent of the fair value to AAC of the indirect proceeds. Any payments of cash on the Ambac Note as the result of receiving indirect proceeds may have a material adverse effect on AAC’s financial condition, including its capital and liquidity.

Increases in interest rates will increase the cost of servicing our debt, could reduce our profitability and could result in a decrease in the value of the Senior Secured Notes.

The Senior Secured Notes will bear interest at variable rates. As a result, increases in interest rates will increase the cost of servicing the Senior Secured Notes and could adversely affect our profitability and cash flows. Each one percentage point increase in interest rates would result in an $0.0223 million increase in the annual cash interest payments due on the Senior Secured Notes.

Changes in inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined may adversely affect the value of the Senior Secured Notes.

Since February 1, 2014, the administration of LIBOR has been undertaken by ICE Benchmark Administration Limited (“IBA”), a subsidiary of Intercontinental Exchange Group, and is known by the name ICE LIBOR. IBA, as the administrator of LIBOR, may make changes in methodology that could change the level of LIBOR, which in turn may adversely affect the value of the Senior Secured Notes. Since 2014, the IBA published multiple papers and other literature, including a “LIBOR Code of Conduct” relating to the setting of LIBOR. IBA has the power to alter, discontinue or suspend calculation or dissemination of LIBOR. IBA may take any actions in respect of LIBOR without regard to the interests of any holder of the Senior Secured Notes, and any of these actions could have an adverse effect on the value of the Senior Secured Notes.

At the present time it is uncertain what further changes, if any, may be made by the U.K. government or other governmental or regulatory authorities in the method for determining LIBOR or whether these changes would cause any decrease or increase in LIBOR rates. Any changes in the method pursuant to which the LIBOR rates are determined, or the development of a widespread market view that LIBOR rates have been or are being manipulated by members of the bank panel, may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of interest payments and the value of the Senior Secured Notes may be adversely affected.

The amount of interest payable on the Senior Secured Notes is set only once per interest period based on the three-month LIBOR rate on the applicable interest determination date, which rate may fluctuate substantially, and affect our ability to make payment on the Senior Secured Notes.

In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time during an Interest Period (as defined in the Senior Secured Notes Indenture), and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. In addition, although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date, the only relevant date for purposes of determining the interest payable on the Senior Secured Notes is the three-month LIBOR rate as of the respective interest determination date. Changes in the three-month LIBOR rates between interest determination dates will not affect the interest payable on the Senior Secured Notes. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the Senior Secured Notes.

The Senior Secured Notes will bear interest at floating rates that could rise significantly, increasing our interest expense and reducing our cash flow. If our interest expense increases significantly, whether due to changes in LIBOR or increased borrowing costs when we refinance our current indebtedness, we may not be able to make payments on the Senior Secured Notes or our other indebtedness.

Rights of holders of the Senior Secured Notes in the RMBS Litigations and the RMBS securities collateral may be adversely affected by the failure to perfect security interests in such collateral and insolvency considerations with respect to AAC may have an adverse effect on the ability of holders of the Senior Secured Notes to receive payments on the Senior Secured Notes.

Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. There can be no assurance that the note collateral agent for the holders of the Senior Secured Notes will have taken or will take all actions necessary to create properly perfected security interests in the proceeds from the RMBS Litigations, which may result in the loss of the priority of the security interest in favor of the holders of the Senior Secured Notes to which they would otherwise have been entitled. In particular, in the event of a rehabilitation, liquidation, conservation, dissolution or other insolvency proceeding with respect to AAC, if the proceeds from the RMBS Litigations received by AAC are determined not to be under the control of the Senior Secured Notes Issuer, a receiver or a creditor of AAC may take the position that the Senior Secured Notes Issuer’s security interest in such proceeds or a portion hereof is not perfected and therefore that such proceeds do not secure the Ambac Note. Moreover, if the proceeds from the RMBS Litigations are received after the initiation of a rehabilitation, liquidation, conservation, dissolution or other insolvency proceeding with respect to AAC, a receiver or a creditor of AAC may take the position that such proceeds do not secure the Ambac Note. If a court were to accept either of these positions, payments under the Ambac Note may be adversely affected and the Senior Secured Notes may become worthless. In addition, a rehabilitation, liquidation, conservation, dissolution or other insolvency proceeding with respect to AAC or the Senior Secured Notes Issuer, as applicable, could lead to delays in payments due on the Senior Secured Notes.

Fraudulent transfer laws may permit a court to void the Ambac Note, and if that occurs, holders may not receive any payments on the Senior Secured Notes.

Fraudulent transfer and conveyance statutes may apply to the issuance of the Ambac Note. Under state fraudulent transfer or conveyance laws, which may vary from state to state, the Ambac Note could be voided as a fraudulent transfer or conveyance if AAC (a) issued the Ambac Note with the intent to hinder, delay or defraud creditors or (b) received less than reasonably equivalent value or fair consideration in return for issuing the Ambac Note and, in the case of (b) only, one of the following is also true at the time thereof:

•	AAC was insolvent or rendered insolvent by reason of the issuance of the Ambac Note;

•	the issuance of the Ambac Note left AAC with an unreasonably small amount of capital or assets to carry on its business; or

•	AAC intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

In addition, under Wisconsin insurance law, if the Ambac Note were issued within one year prior to the filing of a successful petition for rehabilitation or liquidation with respect to AAC, the Ambac Note could be voided as a fraudulent transfer if AAC issued the Ambac Note with the intent to hinder, delay or defraud creditors or received less than fair consideration in return for issuing the Ambac Note.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied.

AAC cannot be certain as to the standards a court would use to determine whether or not AAC was insolvent at the relevant time or, regardless of the standard that a court uses, whether the Senior Secured Notes would be subordinated to AAC’s other debt or policyholder claims. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the Ambac Note was a fraudulent transfer or conveyance, the court could void the payment obligations under the Ambac Note or could subordinate the Ambac Note to presently existing and future indebtedness or policy obligations of AAC, and, as a result, holders may not receive any payments on the Senior Secured Notes.

No public market exists for the Senior Secured Notes and the Senior Secured Notes are subject to transfer restrictions and we do not expect an active trading market to develop in the Senior Secured Notes.

Prior to the effectiveness of the Plan, there has been no established market for the Senior Secured Notes. Senior Secured Notes are not and will not be registered under the Securities Act or any “blue sky,” state or foreign securities laws and, as a result, are subject to certain restrictions on transfer. These transfer restrictions may further limit the development or liquidity of any market for the Senior Secured Notes, and may have a negative impact on the trading price of the Senior Secured Notes. The Senior Secured Notes will also not be listed on any securities exchange and may not be quoted on any quotation system. AAC does not expect that the Dealer Managers or anyone else intends to or will make a market in the Senior Secured Notes. Accordingly, there can be no assurance that an active market for the Senior Secured Notes will develop. Moreover, even if a market for the Senior Secured Notes does develop, the Senior Secured Notes could trade at a substantial discount from their face amount. If a market for the Senior Secured Notes does not develop, or if market conditions change, holders of the Senior Secured Notes may be unable to sell the Senior Secured Notes for an extended period of time, if at all. Consequently, a holder may not be able to liquidate its investment readily, and the Senior Secured Notes may not be readily accepted collateral for loans.

If a trading market does develop for the Senior Secured Notes, general market conditions and unpredictable factors could adversely affect market prices for the Senior Secured Notes.

If a trading market does develop for the Senior Secured Notes, the market price for the Senior Secured Notes is uncertain. Several factors, many of which are beyond AAC’s control, will influence the market value of the Senior Secured Notes. As discussed herein, Holders of Senior Secured Notes will have no authority to make decisions in respect of the RMBS Litigations, will need to rely on AAC to pursue the RMBS Litigations and may only receive limited information concerning the RMBS Litigations,” AAC’s ability to disclose potentially material details of the RMBS Litigations on a regular basis may be limited, which could make it difficult for holders of, and potential investors in, the Senior Secured Notes, to value the Senior Secured Notes, which may negatively impact the trading market for the Senior Secured Notes, if any. Additional factors that might influence the market value of the Senior Secured Notes include, but are not limited to:

•	the nature of court decisions and opinions in the RMBS Litigations or other litigations involving similar claims or issues;

•	the settlement of any of the RMBS Litigations;

•	AAC’s ability to fund the prosecution of the RMBS Litigations;

•	AAC’s creditworthiness, financial condition, performance and prospects;

•	prevailing interest rates and expectations regarding changes in interest rates;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect AAC or the financial markets generally.

The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market price of the Senior Secured Notes. If holders receive Senior Secured Notes pursuant to the Plan or Exchange Offers, or purchase Senior Secured Notes in the secondary market, the Senior Secured Notes may subsequently trade at a discount which may be substantial, to the value ascribed by a holder to the Senior Secured Notes received pursuant to the Plan or Exchange offers, or the price paid for them.

AAC may redeem the AAC Note at its option on any payment date and the Senior Secured Notes will be redeemed with the proceeds of any optional redemption of the Ambac Note.

The Ambac Note will be redeemable, in whole or in part, at the option of AAC on any payment date without penalty or premium. In the event of an Ambac Note redemption, the Senior Secured Notes Issuer will redeem the Senior Secured Notes, without penalty or premium, with the proceeds of the Ambac Note redemption. In the event AAC chooses to redeem the Ambac Note, investors may not be able to reinvest the redemption proceeds in a security comparable to the Senior Secured Notes at an effective interest rate as high as the interest rate on such Senior Secured Notes. See “Summary of Senior Secured Notes” above.

Holders of the Senior Secured Notes will not be entitled to registration rights, and neither AAC nor the Senior Secured Notes Issuer currently intends to register the Senior Secured Notes under applicable securities laws.

The Senior Secured Notes are being offered and sold pursuant to an exemption from registration under the Securities Act and applicable state securities laws, and neither AAC nor the Senior Secured Notes Issuer currently intends to register the Senior Secured Notes. The holders of the Senior Secured Notes will not be entitled to require AAC or the Senior Secured Notes Issuer to register the Senior Secured Notes for resale or otherwise. Therefore, you may transfer or resell the Senior Secured Notes in the United States only in a transaction registered under or exempt from the registration requirements of the Securities Act and applicable state securities laws, and you may be required to bear the risk of your investment for an indefinite period of time. The Senior Secured Notes will not be subject to registration rights.

The Senior Secured Notes and the GA SSNs have not been rated.

The Senior Secured Notes and the GA SSNs have not been rated by any rating agency. The lack of a rating reduces the potential liquidity of the Senior Secured Notes and the GA SSNs and thus may affect the market value of the Senior Secured Notes and the GA SSNs. In addition, the lack of a rating will reduce the potential for, or increase the cost of, financing the purchase and/or holding of the Senior Secured Notes and the GA SSNs. Investors subject to capital requirements will be required to hold more capital against the Senior Secured Notes than would have been the case had the Senior Secured Notes and the GA SSNs been rated.

The Senior Secured Notes Issuer has not registered as an investment company under the Investment Company Act of 1940.

The Senior Secured Notes Issuer has not registered as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”) and believes it is not subject to registration under the Investment Company Act. If the Senior Secured Notes Issuer becomes obligated to register as an investment company under the Investment Company Act, it could be subject to adverse regulatory actions and would be required to comply with, or seek a waiver from, a number of additional regulatory requirements, all of which could have a material adverse effect on the Senior Secured Notes Issuer.

C.	Risks Relating to Tax

If surplus notes or other obligations are characterized as equity of AAC, the NOLs (and certain other tax attributes or tax benefits of the AFG Consolidated Group) may be subject to limitation under Section 382 of the Code.

It is possible that certain surplus notes or other obligations may be characterized as equity of AAC for U.S. federal income tax purposes. Such characterization could result in an “ownership change” of AAC for purposes of Section 382 of the Code. If such an ownership change were to occur, the value and amount of AAC’s NOLs would be substantially impaired, increasing the U.S. federal income tax liability of AAC.

U.S. federal income tax consequences of certain aspects of the transaction contemplated by the Second Amended Plan are uncertain.

The U.S. federal income tax consequences of certain aspects of the transaction contemplated by the Second Amended Plan are uncertain. Because of this uncertainty, holders of beneficial interests in Deferred Amounts should see the section of this Disclosure Statement entitled Certain U.S. Federal Income Tax Considerations and consult their own tax advisors concerning the application of the U.S. federal income tax laws, as well as the tax laws of any other taxing jurisdiction, to their particular circumstances. In addition, the summary of U.S. federal income tax consequences of the transactions contemplated by the Second Amended Plan that is set forth in this Disclosure Statement does not address the U.S. federal income tax consequences to holders other than U.S. Holders (as defined in this Disclosure Statement (Certain U.S. Federal Income Tax Considerations)). Non-U.S. Holders of beneficial interests in Deferred Amounts should consult their own tax advisors concerning the application of the U.S. federal income tax laws, including any possible U.S. withholding tax, to their particular situations.

D.	Other Considerations

1.	No Duty to Update

This Disclosure Statement does not reflect any events that may occur subsequent to the date hereof. Such events may have a material impact on the information contained in this Disclosure Statement and any recovery that may be received by Holders or Beneficial Holders of a Policy Claim of the Segregated Account. Neither the Rehabilitator nor AAC intends to update any of the information contained in this document (including the Rehabilitator’s Financial Projections and other financial information, as well as underlying assumptions).

2.	Unanticipated Developments

Although potential changes in law or regulation, regulatory action, unanticipated administrative developments or interpretation and other factors may be beyond the Rehabilitator’s control, and although their impacts may not be ascertainable in advance, they could have a significant impact on the Segregated Account or General Account, and/or the implementation of the Plan, including, without limitation, by increasing the costs of administration of the Proceeding or implementation of the Plan and resulting in a corresponding reduction in the value or creditworthiness of AAC or the ability to effectuate the Plan.

XIX. CONCLUSION

The Rehabilitator believes that the Plan is fair and equitable and represents the most value to Deferred Amount holders and policy holders and approval and implementation of the Plan is in the best interests of Deferred Amount holders, Segregated Account policy holders, other claimants, and the public in general.

Dated: September 22, 2017.

By:
Daniel J. Schwartzer,
Special Deputy Commissioner,
on behalf of the Rehabilitator

AMBAC ASSURANCE CORPORATION

By:
Claude LeBlanc,
President & CEO

Exhibit A

Corporate Organizational Chart

Exhibit B

Second Amended Plan of Rehabilitation

Exhibit C

Rehabilitation Exit Support Agreement and First Amendment to the Rehabilitation Exit Support Agreement

Exhibit D

Projected Financial and Operating Results Associated with Scenario 1

Exhibit E

Projected Financial and Operating Results Associated with Scenario 2

Exhibit F

Projected Financial and Operating Results Associated with Scenario 3

Exhibit G

Projected Financial and Operating Results Associated with Scenario 4

Form of Amended Payment Guidelines

(see attached)

Draft — September 21, 2017

[FORM OF]

PAYMENT GUIDELINES FOR PLAN OF REHABILITATION, AS AMENDED

Date: September [     ], 2017

Issued by

the Rehabilitator and the Special Deputy Commissioner

of the Segregated Account of Ambac Assurance Corporation

On March 24, 2010, the Circuit Court for Dane County, Wisconsin (the “Court”)1 entered a rehabilitation order (the “Rehabilitation Order”), granting the petition of the Commissioner of Insurance of the State of Wisconsin to place the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) into rehabilitation and to appoint the Commissioner as the Rehabilitator for the Segregated Account (the “Rehabilitator”). On January 24, 2011, the Court issued an order confirming the Plan of Rehabilitation for the Segregated Account dated October 8, 2010 (the “Original Plan”). On June 11, 2014, the Court issued an order approving certain amendments to the Original Plan (together with all supplements and Exhibits thereto, the “First Amended Plan”). On September [●], 2017, the Rehabilitator filed a further amended Plan of Rehabilitation for the Segregated Account (together with all supplements and Exhibits thereto, the “Second Amended Plan” or the “Plan”).

In order to facilitate an efficient and orderly process for the submission of Policy Claims to the Segregated Account and the evaluation, processing, and payment of Claims by the Segregated Account pursuant to the Plan, the Rehabilitator hereby issues the following rules, procedures and guidelines (as may be amended, modified or supplemented from time to time pursuant to the terms hereof, the “Payment Guidelines”). These Payment Guidelines are being posted online at www.ambacpolicyholders.com, and shall be effective immediately on issuance.

These Payment Guidelines replace and supersede the Guidelines under the Plan of Rehabilitation (Claims Processing for Policy Claims) dated as of February 18, 2011, and the Rules Governing the Submission, Processing and Partial Payment of Policy Claims of the Segregated Account of Ambac Assurance Corporation in Accordance With June 4, 2012 Interim Cash Payment Order (the “Interim Cash Payment Rules”) and the Payment Guidelines for the Plan of Rehabilitation, as amended, dated June 12, 2014. These Payment Guidelines do not apply to payments relating to financial guaranty policy no. 17548BE, known as the “LVM Policy,” which shall be controlled by the LVM Payment Guidelines dated June 12, 2014, as amended and supplemented from time to time.

For illustration purposes, these Payment Guidelines are accompanied by a series of examples showing, as applicable, the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts, the reallocation of Deferred Loss Amounts, and the application of Recovery Amounts in three separate contexts: (i) Write Down Transactions; (ii) transactions affected by Undercollateralization; and (iii) Certain Multi-CUSIP Policies. The examples are attached hereto as Exhibits C, D, and E, respectively.

[1]	Unless otherwise defined herein or in the Plan, capitalized terms used herein shall have the meanings specified in Exhibit A hereto. Such meanings shall be equally applicable to both the singular and plural forms of such terms, unless the context otherwise requires.

ARTICLE I

Submission and Processing of Policy Claims

1.1 Policy Claims Administration. Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing all Policy Claims. Subject to the oversight and control of the Special Deputy Commissioner and the Rehabilitator, the Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving all Policy Claims in accordance with the Plan, these Payment Guidelines and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.

1.2 Submission of Policy Claims. Each Holder of a Policy Claim, whether acting on its own behalf or in its capacity as Trustee, including any Policy Claim arising prior to the Effective Date (but not already submitted to the Management Services Provider in accordance with the provisions of the Interim Cash Payment Rules or the Original Payment Guidelines) shall submit to the Management Services Provider (i) such Policy Claim in accordance with, and including such information as is required by, the provisions of the applicable Policy and any other Transaction Document(s) giving rise to or governing the submission of such Policy Claim, and (ii) a fully completed and duly executed Proof of Policy Claim Form in the form attached hereto as Exhibit B relating to such Policy Claim, including the Claim Schedule referred to therein. Each Holder shall submit all Policy Claims covered by the same Policy and for the same Claim Period on one Proof of Policy Claim Form (and Claim Schedule), and shall therein identify each Insured Obligation (by CUSIP, if any) to which each such Policy Claim relates, as required by the Claim Schedule relating to such Proof of Policy Claim Form. A separate Proof of Policy Claim Form and Claim Schedule shall be submitted for all Policy Claims relating to the same Policy for each Claim Period. Each such Policy Claim submitted in accordance with this Section and Section 1.3, and meeting the requirements of Section 1.4, shall be referred to as a Pending Policy Claim.

1.3 Timing for Submission of Policy Claims. A Holder shall not submit a Policy Claim any earlier than permitted under the relevant Policy or other Transaction Document giving rise to or governing the submission of such Policy Claim; provided however, that a Holder shall submit a Policy Claim in a timely manner such that it is determined not to be a Late Claim.

1.4 Pending Policy Claim. No Policy Claim shall become a Pending Policy Claim unless the Holder of such Policy Claim fully and properly complies with (i) the requirements of Sections 1.2 and 1.3 hereof, as applicable, (ii) the requirements of the Proof of Policy Claim Form (including the Claim Schedule referred to therein) with respect to such Policy Claim, and (iii) any other guidelines or further directions issued by the Rehabilitator from time to time. All Claims that were designated as Pending Policy Claims under the Original Payment Guidelines, but were not Permitted, and were not denied, under the Original Payment Guidelines as of the Record Date, shall be deemed Pending Policy Claims under these Payment Guidelines.

2

1.5 Eligibility of Pending Policy Claims. No Policy Claim shall be eligible to be considered a Permitted Policy Claim on any Payment Date following the date of submission by the Holder unless it is a Pending Policy Claim on or prior to 5:00 p.m. (Eastern Time) on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, unless the Rehabilitator determines otherwise in his sole and absolute discretion.

1.6 Evaluation of Pending Policy Claims. The Management Services Provider shall evaluate each Pending Policy Claim to determine whether the amount set forth in the Proof of Policy Claim Form is a Permitted Policy Claim or whether an Objection should be raised as to such Policy Claim in accordance with Section 4.1 hereof. The Management Services Provider may, from time to time, ask any Holder to supplement its Pending Policy Claim with further supporting documentation in order to evaluate and decide whether to Permit such Pending Policy Claim. Upon the determination by the Management Services Provider and the Rehabilitator that a Pending Policy Claim constitutes a Permitted Claim, such Policy Claim shall be considered a Permitted Policy Claim.

1.7 No Re-Submission of Policy Claims. Unless required or permitted by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder shall not submit a Policy Claim to the Management Services Provider more than once or in more than one Proof of Policy Claim Form, including without limitation, any Policy Claim previously submitted by a Holder to the Management Services Provider or the Segregated Account in accordance with the Interim Cash Payment Rules or the Original Payment Guidelines. For the avoidance of doubt, unless required by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder may not submit a subsequent Proof of Policy Claim Form for any portion of a Permitted Policy Claim not satisfied pursuant to any Payment, or for any Pending Claim, Disputed Claim, Late Claim or Disallowed Claim.

1.8 No Duplicative Recovery. No Holder or Beneficial Holder of any securities insured by a Policy shall be entitled to receive consideration (whether from Payments, Recovery Amounts or other amounts received from any other source) on account of its Permitted Policy Claim that exceeds 100% of the amount of such Permitted Policy Claim, other than Accretion Amounts.

ARTICLE II

Payments on Permitted Policy Claims

2.1 Interim Payments. Each Holder of a Permitted Policy Claim shall receive an Interim Payment unless (i) the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of such Permitted Policy Claim, or (ii) the Holder already received an Interim Payment in respect of such Permitted Policy Claim pursuant to the Interim Cash Payment Rules or the Original Payment Guidelines.

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2.2 Procedure for Interim Payments. If the Management Services Provider, the Rehabilitator, or the Court has determined that a Pending Policy Claim constitutes a Permitted Policy Claim, the Segregated Account shall pay to the Holder of such Permitted Policy Claim an Interim Payment in Cash. Any Interim Payment in respect of a Permitted Policy Claim shall be made on the first Payment Date occurring after the Determination Date by which it was determined to be a Permitted Policy Claim; provided that with respect to Permitted Post-Record Date Policy Claims that are submitted, in accordance with the Plan and these Payment Guidelines, during the month that the Court enters the Approval Order, such Permitted Post-Record Date Policy Claims shall first receive an Interim Payment and then shall be paid in full in Cash on the Effective Date or as soon as reasonably practicable following the Effective Date. Such Interim Payment shall be paid by the Segregated Account to the account identified by the Holder in the Proof of Policy Claim Form relating to such Permitted Policy Claim; provided that, any Holder acting in its capacity as Trustee shall, in accordance with the provisions of the Transaction Documents relating to such Policy, distribute such Interim Payment (solely in respect of Insured Obligations) on the Bond Distribution Date immediately following the Payment Date on which such Interim Payment was made. For the avoidance of doubt, notwithstanding each Holder’s obligation to submit all Policy Claims covered by the same Policy on one Proof of Policy Claim Form and to identify therein each Insured Obligation (by CUSIP, if any) to which each such Policy Claim relates (as applicable), as set forth in Section 1.2 hereof, on each Payment Date, the Rehabilitator or the Segregated Account shall pay to the Holder a single aggregate Interim Payment for all Permitted Policy Claims that relate to the same Policy.

2.3 Increases to the Interim Payment Percentage. The Rehabilitator may increase the Interim Payment Percentage from time to time if, based on his analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims generally. The Rehabilitator shall announce his intention to increase the Interim Payment Percentage by filing with the Court and posting on the Website an IPP Notice. The Rehabilitator shall determine the amount of any increase in the Interim Payment Percentage in his sole and absolute discretion, based on such analysis. In determining whether an increase in the Interim Payment Percentage is equitable to the interests of the Holders of Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such increase, a Deferred Payment should be made under Section 2.9 of these Payment Guidelines.

2.4 Deferred Amounts. Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of a Policy Claim, the Rehabilitator shall cause the Segregated Account to establish a Deferred Amount for each Policy in respect of which an Interim Payment has been made or has been deemed to be made pursuant to Section 2.18 of the Original Payment Guidelines, or in the case of a Policy that insures multiple Insured Obligations, each Insured Obligation insured by such Policy in respect of which an Interim Payment has been made or has been deemed to be made. In the case of Certain Multi-CUSIP Policies, subject to Section 2.7 hereof, the Deferred Amount relating to such Policies shall be established, allocated and/or paid in a manner that is substantially similar to the procedure shown in the “Reallocation of Deferred Loss Amount Example” attached hereto as Exhibit E, except to the extent that any Trustee or Holder of such Multi-CUSIP Policies directs otherwise, but in each case as determined by the Rehabilitator and communicated by the Management Services Provider to the Holder during the Reconciliation process described in Section 2.5 of these Payment Guidelines. In no event shall an uninsured bondholder receive or be allocated any Deferred Amount or Payment.

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With respect to each such Policy Claim or Insured Obligation, as the case may be, the Deferred Amount shall be: (A) as of the first Bond Distribution Date occurring after the first Interim Payment made or deemed made by the Segregated Account in respect of a Permitted Policy Claim relating to such Policy or Insured Obligation, or such earlier date as may be determined by the Management Services Provider in its sole discretion, the higher of (i) the amount equal to the Permitted Policy Claim Amount less the amount of any Payment and less any Recovery Amount, in each case established, paid or received with respect to such Policy or Insured Obligation since the immediately preceding Bond Distribution Date, and (ii) zero; and (B) as of each subsequent Bond Distribution Date, or such earlier date as may be determined by the Management Services Provider in its sole discretion, the higher of (i) the amount equal to Deferred Amount as of the immediately preceding Bond Distribution Date, and (x) with respect to each Pre-Record Date Deferred Amount, plus any Accretion Amounts accrued between the immediately preceding Bond Distribution Date and the Effective Date, and (y) with respect to all Deferred Amounts, plus any Permitted Policy Claim Amount, less the amount of any Payment, less any Recovery Amount, and less any and all amounts which reduce the Deferred Amount pursuant to Sections 2.14, 4.2 and 4.3 in each case in this subparagraph (B)(i), as established, paid or received with respect to such Policy or Insured Obligation since the immediately preceding Bond Distribution Date, and (ii) zero.

2.5 Reconciliation of Pre-Record Date Deferred Loss Amounts. The Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and any Holders of any outstanding Deferred Amounts, including those acting in their capacity as Trustee, shall conduct a final reconciliation of the Pre-Record Date Deferred Loss Amounts relating to any and all Permitted Pre-Record Date Policy Claims. Such reconciliation (the “Pre-Record Date Reconciliation”) shall be completed with respect to each Policy in respect of which there is an outstanding Pre-Record Date Deferred Amount, or in the case of a Policy that insures multiple Insured Obligations, each Insured Obligation insured by a Policy by CUSIP (if any) in respect of which there is an outstanding Pre-Record Date Deferred Amount, in each case, to the extent not previously reconciled.

Provided that a Holder, and/or its paying agent or calculating agent, as applicable, has complied with any request of the Management Services Provider (as described below), the Management Services Provider shall complete the Pre-Record Date Reconciliation by delivering, no later than December 29, 2017, the Reconciliation Notice relating to each Policy and the Insured Obligations insured thereunder by CUSIP, as the case may be, to the relevant Holder of the related Pre-Record Date Deferred Amount, using personal delivery, first class mail or electronic mail, showing the Management Service Provider’s calculation, as of the Reconciliation Date, of the Pre-Record Date Deferred Loss Amounts relating to such Insured Obligation or Policy. Following delivery of the Reconciliation Notice contemplated by this Section 2.5, and, as necessary, completion of any dispute resolution proceedings described below, the Rehabilitator will post to the Website a schedule showing all outstanding Deferred Amounts, including the aggregate of all unpaid and outstanding Accretion Amounts.

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The Management Services Provider or the Rehabilitator may, from time to time, ask a Holder to promptly provide, or cause its paying agent or calculating agent, as applicable, to promptly provide, information and/or further supporting documentation in order to evaluate a Pre-Record Date Deferred Loss Amount and/or Pre-Record Date Reconciliation and/or in order to assist the Management Services Provider in preparing the Reconciliation Notice. Such Holder, paying agent or calculating agent shall be required to deliver any such information and/or supporting documentation within the time frame specified for delivery of such information in the reasonable request made by the Management Services Provider or the Rehabilitator and Section 2.11 hereof shall apply if the Holder, paying agent or calculating agent does not do so.

If a Holder wishes to dispute, for any reason, the Reconciliation Notice issued by the Management Services Provider, the Holder shall, no later than thirty (30) calendar days after delivery of such Reconciliation Notice (the “Reconciliation Opposition Period”), send to the Management Services Provider a written response to the Reconciliation Notice. Such written response (and any related written communications) shall be delivered by email to:

claimsprocessing@ambac.com

with a copy to:

claimsobjections@ambac.com.

The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Reconciliation Notice is incorrect. If no response is sent by the Holder within such Reconciliation Opposition Period, the Pre-Record Date Reconciliation shall be deemed final as of the Reconciliation Date, and no further dispute resolution shall be permitted. If a response is submitted within such Reconciliation Opposition Period, the Rehabilitator shall resolve such dispute with the Holder in accordance with these Payment Guidelines and communicate such resolution to the Holder in writing. Only in the event that a response is submitted within such Reconciliation Opposition Period by the Holder, and the Management Services Provider issues a written resolution against the Holder (a “Resolution”), shall the Holder have the right to file a motion with the Court asserting that the Reconciliation Notice is incorrect. Any such motion must be filed by the Holder no later than the 20th day after the delivery of such Resolution to the Holder. If no motion is filed by the 20th day after the delivery of such Resolution to the Holder, the Reconciliation shall be deemed final as of the Reconciliation Date and no further dispute resolution shall be permitted. If at any time, pursuant to this Section 2.5, the Reconciliation is deemed final and no further dispute resolution shall be permitted, the Management Services Provider and the Rehabilitator’s calculation of the Pre-Record Date Deferred Loss Amount shall apply for the purposes of these Payment Guidelines.

2.6 Allocation Schedules. To assist with the Reconciliation process contemplated by this Article 2, following the receipt by a Holder of any Payment in respect of a Permitted Policy Claim under the Plan, such Holder receiving such Payment, or its paying agent or calculating agent, as applicable, shall, on or before November 30, 2017, submit to the Management Services Provider, by e-mail to claimsprocessing@ambac.com, a fully completed and duly executed

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Allocation Schedule in respect of the application of such Payment, in the form attached to the Proof of Policy Claim Form which is set forth in Exhibit B to these Payment Guidelines. Provided that the Allocation Schedule is submitted on or before November 30, 2017, an Allocation Schedule may be submitted either together with a Proof of Policy Claim Form relating to the Policy pursuant to which the relevant Payment was made or separately. The requirement to submit an Allocation Schedule may be waived by the Management Services Provider, in its sole and absolute discretion, if the information required by the Allocation Schedule is contained in a remittance, trust or other report, in a form acceptable to the Management Services Provider.

2.7 Payment of Pre-Record Date Deferred Amount Consideration. On the Effective Date, or as soon as reasonably practicable following the Effective Date, and pursuant to the terms set forth in the Plan, after the consummation of the Initial Exchange and the Exchange Offers, the Pre-Record Date Deferred Amount Consideration shall be transferred by AAC, at the request of the Segregated Account and in satisfaction of its obligations under the Reinsurance Agreement, to the Beneficial Holders, as of the Eligibility Distribution Date, of the Insured Obligations related to the Pre-Record Date Deferred Amounts established pursuant to the Original Payment Guidelines, the Interim Cash Payment Rules, or these Payment Guidelines. In the case of Certain Multi-CUSIP Policies, Pre-Record Date Deferred Amount Consideration relating to such Policies shall be distributed in a manner that is substantially similar to the procedure shown in the “Reallocation of Deferred Loss Amount Example” attached hereto as Exhibit E, except to the extent that any Trustee or Holder of such Multi-CUSIP Policies directs otherwise. Where such underlying securities related to such Pre-Record Date Deferred Amounts are held through DTC, AAC shall transfer the Pre-Record Date Deferred Amount Consideration to DTC for further transfer by DTC to its participants. AAC, in its capacity as Claims Administrator, and/or its agents, and after reconciliation with the Holders shall provide to DTC the rates and other information required by DTC to effect such transfers, and DTC shall be authorized to take instructions solely from AAC with respect to such transfers. Holders acting in their capacity as Trustees shall permit, and provide any authorization or direction (but not indemnification) needed for AAC, any Paying Agent and/or DTC to make, process and/or accept any Payments as contemplated by the Plan and these Payment Guidelines. For the avoidance of doubt, all Pre-Record Date Deferred Amount Consideration to be distributed pursuant to Section 2.2(a) of the Plan shall not be transferred to the applicable Trustees but shall be deemed to be transferred to such Trustees. If the Pre-Record Date Deferred Amount Consideration relates to an Insured Obligation that is Undercollateralized, the Holder of the related Pre-Record Date Deferred Amount shall reduce the outstanding principal balance of the related Insured Obligation by an amount equal to the Pre-Record Date Deferred Loss Amount portion of the related Pre-Record Date Deferred Amount, provided the Pre-Record Date Deferred Amount has been satisfied in full in accordance with the Plan and these Payment Guidelines.

2.8 Reconciliation of and Satisfaction of Post-Record Date Deferred Amounts. The Management Services Provider, on behalf of the Segregated Account and the Rehabilitator, and after the Effective Date, AAC, shall reconcile any Post-Record Date Deferred Amounts relating to any and all Permitted Post-Record Date Policy Claims. Such reconciliation shall be completed with respect to (x) each Policy in respect of which there is an outstanding Post-Record Date Deferred Amount, or (y) in the case of a Policy that insures multiple Insured Obligations,

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each Insured Obligation insured by a Policy by CUSIP (if any) in respect of which there is an outstanding Post-Record Date Deferred Amount, pursuant to the terms of the applicable Insured Obligation and related Transaction Documents. In accordance with Section 2.2 of the Plan, AAC shall pay the outstanding Final Post-Record Date Payment in full in Cash, less any and all amounts which reduce the Post-Record Date Deferred Amount, including any Recovery Amounts, Subsequent Adjustments, or setoffs.

2.9 Deferred Payments. The Rehabilitator may determine to make a Deferred Payment if, based on an analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is equitable to the interests of the Holders of Policy Claims generally. The Rehabilitator shall announce his intention to make a Deferred Payment, by filing with the Court and posting on the Website a Deferred Payment Notice. The Rehabilitator shall determine the Deferred Payment Percentage in connection with any such Deferred Payment in his sole and absolute discretion, based on such analysis. In determining whether a Deferred Payment is equitable to the interests of the Holders of Policy Claims generally, the Rehabilitator shall consider whether, in conjunction with any such Deferred Payment, among other things, the Interim Payment Percentage should be increased under Section 2.3 of these Payment Guidelines. Deferred Payment Notices shall identify the Deferred Payment Percentage and the anticipated Deferred Payment Date for the Deferred Payment. For the avoidance of doubt, the term “Deferred Payment” does not include the Payment of the Pre-Record Date Deferred Amount Consideration and Final Post-Record Date Payment to be made on the Effective Date, or as soon as reasonably practicable following the Effective Date, pursuant to the Plan.

2.10 Surplus Note Payments. On or about the Deferred Payment Date when any Deferred Payment is made, the Segregated Account shall pay the holder of each outstanding Surplus Note an amount equal to the product of (i) the Deferred Payment Percentage applicable to such Deferred Payment and (ii) the sum of the principal and accrued but unpaid interest outstanding, as of the immediately preceding Reconciliation Date, under each such Surplus Note. Any such payment shall be applied in accordance with the terms of the Surplus Notes and any applicable fiscal agency agreement, and shall be deemed approved by OCI in accordance with Wis. Stat. § 611.33(2)(d). For the avoidance of doubt, and consistent with Section 2.3 of the Plan, this Section 2.10 of these Payment Guidelines shall be of no further force or effect from and after the Effective Date, and shall not apply to any Payment made on or after the Effective Date.

2.11 Eligibility for Deferred Payments. A Holder of a Permitted Policy Claim shall not be eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to these Payment Guidelines until the later of the relevant Deferred Payment Date and the Payment Date following the first Determination Date on which (i) it and each Beneficial Holder of the Insured Obligation relating to such Permitted Policy Claim, and any paying agent or calculating agent, as applicable, are not in violation of the Plan, the Injunction, these Payment Guidelines, or any other order of the Court relating to the Segregated Account, (ii) all Reconciliations of Deferred Loss Amounts relating to such Insured Obligation have been finally determined in accordance with these Payment Guidelines, and (iii) it, or its’ paying agent or calculating agent, as applicable, has provided all information and supporting documentation reasonably requested by the Rehabilitator and the Management Services Provider pursuant to these Payment Guidelines

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2.12 Procedure for Deferred Payments. For each Holder eligible to receive a Deferred Payment announced by the Rehabilitator pursuant to Section 2.9, as determined by the Rehabilitator in his sole and absolute discretion, the Segregated Account shall, on or before the Deferred Payment Date, in satisfaction of its liabilities under the Permitted Policy Claim (insofar as they relate to the portion of such Deferred Payment Amount attributable to the Deferred Loss Amount), pay the Deferred Payment relating to such Insured Obligation to the relevant Holder or a Paying Agent, as applicable, in an amount equal to the product of (i) the Deferred Payment Percentage announced by the Rehabilitator and (ii) the sum of (y) the Deferred Loss Amount set forth in the Reconciliation Notice (or, if a Holder has disputed a Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these Payment Guidelines, the Deferred Loss Amount determined as a result of such dispute resolution procedures) and (z) the aggregate of all outstanding Accretion Amounts posted by the Rehabilitator to the Website pursuant to Section 2.5 of these Payment Guidelines. Any Holder acting in its capacity as Trustee shall, on the Bond Distribution Date immediately following the Deferred Payment Date on which the Deferred Payments were made, distribute to the Beneficial Holders all Deferred Payment Amounts (a) in respect of Deferred Loss Amounts, in accordance with the Reconciliation Notice (or, if a Holder has disputed the Reconciliation Notice in accordance with the procedures set forth in Section 2.5 of these Payment Guidelines, then in accordance with the result of such dispute resolution procedures), and (b) in respect of Accretion Amounts, in accordance with the written direction of the Management Services Provider, on behalf of the Rehabilitator. If any Accretion Amounts are paid to a Holder in its capacity as Trustee or other paying agent for and on behalf of Beneficial Holders, such Holder shall establish a separate account solely for the purpose of paying Accretion Amounts and such amounts shall not be paid to or through any trust or REMIC to any Beneficial Holder.

2.13 Paying Agent Obligations. If, in accordance with the Plan, the Segregated Account has retained and elects to use (in the sole and absolute discretion of the Rehabilitator) a Paying Agent in connection with any Deferred Payment relating to an Insured Obligation, then the Paying Agent, unless otherwise directed by the Rehabilitator, shall: (i) on the Deferred Payment Date, distribute all Deferred Payment Amounts in respect of Deferred Loss Amounts relating to such Insured Obligation to the Holder of the relevant Permitted Policy Claim using the account information provided in the most recent Proof of Policy Claim Form, and such Holder shall then distribute such Deferred Loss Amounts to the Beneficial Holders of such Insured Obligations to which such Deferred Loss Amounts apply; and (ii) on or before the next occurring Bond Distribution Date relating to the relevant Insured Obligation, distribute any Deferred Payment Amounts in respect of Accretion Amounts directly to the then-current (or, when a Deferred Loss Amount has been reduced to zero, the last) Beneficial Holders of the Insured Obligation via DTC or in such other manner that is reasonably available to the Paying Agent. All Trustees shall permit, and provide any authorization, direction or special direction (but not indemnification) needed for, the Segregated Account, AAC, any Paying Agent and/or DTC to make, process and/or accept any Payments (including, without limitation, Accretion Amounts) contemplated by these Payment Guidelines.

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2.14 Reimbursements on Policy Claims. Notwithstanding the Proceeding, the Proceeding Circumstances, any provisions of the Interim Cash Payment Rules, the Original Payment Guidelines, these Payment Guidelines, the Plan, the First Amended Plan, the Disclosure Statement and/or any amendments thereto, the Claims Administrator shall be entitled to collect any Reimbursement Amounts that AAC or the Segregated Account becomes, or is, entitled to receive under the Transaction Documents in relation to any: (i) Payments made prior to, on, or after the Effective Date (including any Payment of the Pre-Record Date Deferred Amount Consideration and the application of the Pre-Record Date Deferred Amount Discount if applied to Pre-Record Date Deferred Loss Amounts pursuant to the Plan), under the Original Payment Guidelines and these Payment Guidelines, pursuant to, and in accordance with, the applicable Policy and any related Transaction Documents; (ii) payments made according to the Interim Cash Payment Rules; and (iii) other amounts paid by or on behalf of the Segregated Account in respect of an Insured Obligation, and in each case where a payment was made by AAC in respect of a Pre-Record Date Deferred Amount received by AFG or a Sponsoring Holder from a Holder in the Initial Exchange, it shall be treated as if AAC had paid such amount under the relevant Policy to the Holder directly and then the Holder paid such amount to AFG or the Sponsoring Holder, in each such case as if AAC had paid 100% of such Policy Claims under the relevant Policy in Cash, notwithstanding the Pre-Record Date Deferred Amount Discount, to the Holder directly.

2.15 Recoveries on Policy Claims. Notwithstanding the Proceeding, the Proceeding Circumstances, any provisions of the Interim Cash Payment Rules, the Original Payment Guidelines, these Payment Guidelines, the Plan, the First Amended Plan, the Disclosure Statement and/or any amendments thereto, the Segregated Account, or AAC as its successor, shall be entitled, in its sole and absolute discretion, to reduce its obligations to the Holders of Permitted Claims and Beneficial Holders of Deferred Amounts by any Recovery Amounts attributable to such Holders or Beneficial Holders of the relevant Insured Obligations, by reducing the amount of the Pre-Record Date Deferred Amount Consideration or the Final Post-Record Date Payment due to such Holders or Beneficial Holders by the Recovery Amount. No Holder, Trustee or Beneficial Holder may apply a Recovery Amount in a manner inconsistent with the determination by the Claims Administrator pursuant to this Section 2.15 or the Plan.

2.16 Supplemental Payments. The Rehabilitator may, at any time, direct the Management Services Provider to make a Supplemental Payment to any Holder of a Permitted Policy Claim. Supplemental Payments may be made in one lump sum, or in varying proportions in certain months or time periods as appropriate, and may include, on a case-by-case basis, payments of all or a portion of any Deferred Amount. The Rehabilitator shall use his (sole and absolute) discretion to monitor and manage Supplemental Payments to maximize Reimbursement Amounts, and to minimize Supplemental Payments in excess of the available reimbursements.

2.17 Special Policy Payments. The Rehabilitator may, at any time, direct the Management Services Provider to make a Special Policy Payment. Special Policy Payments may be made in one lump sum, or in varying proportions in certain months or time periods as appropriate, and may include, on a case-by-case basis, payments of all or a portion of any Deferred Amount.

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2.18 Assignment of Rights. Without prejudice to (i) the terms and provisions of the applicable Policy and any related Transaction Document and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form, or otherwise, upon receipt of any Payment, including the Pre-Record Date Deferred Amount Consideration and the Final Post-Record Date Payment from AAC or the Segregated Account, or the type of Payments described in Section 3.3(c) of the Plan, each Holder (for and on behalf of its Beneficial Holders, if such Holder is a Trustee) of such Permitted Policy Claim shall be deemed to have assigned its rights with respect to the full amount of its Policy Claim relating to the amount of such Payment or transfer, including any Pre-Record Date Deferred Amount Discount in respect of any Pre-Record Date Deferred Amount, under the Transaction Document(s) to AAC.

2.19 Payments of ACP Obligations. Any Payment made in respect of a Permitted Policy Claim that relates to an obligation of ACP under a related credit default swap shall be deemed a payment by ACP of its obligations under such related credit default swap to the extent of such Payment.

2.20 Proof of Policy Claim Form. From and after the Effective Date, each Holder of a Post-Effective Date Policy Claim shall submit such Post-Effective Date Policy Claim to AAC in accordance with the applicable Transaction Documents; provided that if the applicable Transaction Documents contain provisions requiring Holders of a Post-Effective Date Policy Claim to use forms other than the Proof of Policy Claim Form, such Holder shall be required to submit such Post-Effective Date Policy Claim using the Proof of Policy Claim Form and any related Claim Schedule.

ARTICLE III

General Claims Procedure2

3.1 General Claims Administration. Pursuant to the Management Services Agreement, the Rehabilitator has engaged the Management Services Provider to assist him and the Segregated Account in processing all General Claims. The Management Services Provider is responsible for administering, disputing, objecting to, compromising or otherwise resolving all General Claims in accordance with the Plan and the Segregated Account Operational Documents, together with any other rules or guidelines issued by the Rehabilitator or the Special Deputy Commissioner under any of the foregoing, all existing orders of the Court and the specific directions of the Rehabilitator or the Special Deputy Commissioner.

3.2 Submission of General Claims. Each Holder of a General Claim, including any General Claim arising prior to the Effective Date (other than a General Claim that was, is or becomes the subject of an Alternative Resolution), shall submit to the Management Services Provider such General Claim in accordance with, and including such information as is required by, the provisions of the underlying instrument(s) or contract(s) giving rise to or governing the submission of such General Claim, if any. Each such General Claim submitted in accordance with this Section shall be referred to as a Pending General Claim.

[2]	Because the Plan does not provide for any Payments on account of General Claims, this Article and its provisions are inoperable; provided that the Court approves the Plan.

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3.3 Timing for Submission of General Claims. A Holder shall not submit a General Claim any earlier than permitted under the underlying instrument(s) or contract(s) giving rise to or governing the submission of such General Claim; provided, however, that a Holder shall submit a General Claim in a timely manner such that it is determined not to be a Late Claim.

3.4 Pending General Claims. No General Claim shall become a Pending General Claim unless the Holder of such General Claim fully and properly complies with the Plan and these Payment Guidelines, including without limitation the requirements of Sections 3.2 and 3.3 hereof, as applicable, and with any other guidelines or further directions issued by the Rehabilitator.

3.5 Evaluation of Pending General Claims. The Management Services Provider shall evaluate each Pending General Claim to determine whether such Pending General Claim is a Permitted Claim or whether an Objection should be raised as to such General Claim in accordance with Section 4.1 hereof. The Management Services Provider may, from time to time, ask any Holder to supplement its Pending General Claim with further supporting documentation in order to evaluate and decide whether to Permit such Pending General Claim. Upon the determination by the Management Services Provider or the Rehabilitator that a Pending General Claim constitutes a Permitted Claim, such General Claim shall be considered a Permitted General Claim.

3.6 No Re-Submission of General Claims. Unless required by the Rehabilitator, the Segregated Account or the Management Services Provider, a Holder shall not submit the same General Claim to the Management Services Provider more than once.

3.7 Junior Deferred Amounts. Unless the Court or the Rehabilitator (in his sole and absolute discretion) has permitted an Alternative Resolution of a General Claim, the Rehabilitator shall cause the Segregated Account to establish a Junior Deferred Amount with respect to each Permitted General Claim on the Payment Date immediately following the date on which such General Claim is determined to be a Permitted General Claim.

3.8 Junior Deferred Payments. No part of any Junior Deferred Amount shall be payable until such time as the Rehabilitator announces that a Junior Deferred Payment will be made. The Rehabilitator may announce his intention to make a Junior Deferred Payment by filing with the Court and posting on the Website a Junior Deferred Payment Notice if, based on an analysis of the estimated liabilities and available claims-paying resources of the Segregated Account, the Rehabilitator has determined, in his sole and absolute discretion, that such action is generally equitable to the interests of the Holders of Permitted Policy Claims and General Claims. The Rehabilitator shall determine the Junior Deferred Payment Percentage in connection with each Junior Deferred Payment in his sole and absolute discretion, based on such analysis. On or about the Deferred Payment Date when any Junior Deferred Payment is made, the Segregated Account shall pay the holder of each outstanding Junior Surplus Note an amount equal to the product of (i) the Junior Deferred Payment Percentage applicable to such Junior

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Deferred Payment and (ii) the sum of the principal and interest then outstanding under each such Junior Surplus Note. Any such payment shall be applied in accordance with the terms of the Junior Surplus Notes, and shall be deemed approved by OCI in accordance with Wis. Stat.§ 611.33(2)(d).

3.9 Procedure for Junior Deferred Payments. Promptly following the announcement of a Junior Deferred Payment, the Management Services Provider and the Holders of Permitted General Claims shall reconcile the amount to be paid. The Rehabilitator may ask any Holder to supplement its General Claim with further supporting documentation. If the parties are unable to reconcile the amount to be paid, each of the Holder and the Management Services Provider shall have the right to file a motion with the Court seeking resolution of the dispute. The Management Services Provider shall make any Junior Deferred Payments to the Holder of the applicable Permitted General Claim in an amount equal to the Junior Deferred Payment Percentage announced by the Rehabilitator, multiplied by the Junior Deferred Amount with respect to such General Claim as of the date of the Junior Deferred Payment Notice. Such Junior Deferred Payment shall be made on the Payment Date that next follows the date on which the reconciliation required by this Section 3.9 is completed. All Junior Deferred Payments shall be made by the Management Services Provider to the account of the Holder identified in the General Claim submitted by the Holder.

ARTICLE IV

Claims Resolution Procedures

4.1 Disputed Claims. The Rehabilitator or the Management Services Provider may raise an Objection to any Pending Claim on any ground, including, but not limited to, the ground that the Rehabilitator or the Management Services Provider lacks sufficient information to evaluate such Pending Claim, that the amount submitted as a Claim is not valid, or that such Claim is a Duplicate Claim or a Late Claim, by providing the Holder of the Claim or the Holder’s representative (as applicable) with written notice of the substance of the Objection, which objection, with respect to any Claim arising on or prior to the Record Date, shall be delivered by the Management Services Provider to such Holder no later than December 1, 2017. No later than the thirtieth (30th) day after the delivery of such written notice of Objection to the Holder (the “Disputed Claim Opposition Period”), the Holder, if it wishes to dispute such Objection, shall send to the Management Services Provider a written response to the Objection. Such written response (and any related written communications) shall be delivered by email to:

claimsprocessing@ambac.com

with a copy to:

claimsobjections@ambac.com

The response must clearly set forth all facts and the legal basis, if any, for the opposition and the reasons why the Claim should be a Permitted Claim. If no response is sent by the Holder within such Disputed Claim Opposition Period, the Claim, or the portion in respect of which the Rehabilitator or the Management Services Provider has raised an Objection, as applicable, shall

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become a Disallowed Claim without order of the Court and no further dispute resolution shall be permitted. If a response is submitted within such Disputed Claim Opposition Period, the Rehabilitator or the Management Services Provider shall resolve such dispute in accordance with these Payment Guidelines (including by considering any excusable neglect, in the case of a Late Claim) and communicate such resolution to the Holder in writing (a “Resolution”). Only in the event that a response is submitted within such Disputed Claim Opposition Period by the Holder and the Rehabilitator or the Management Services Provider issues a written Resolution that such Disputed Claim is fully or partially a Disallowed Claim, shall the Holder have the right to file a motion with the Court asserting that the Rehabilitator or the Management Services Provider improperly disallowed all or any portion of such Claim. Any such motion must be filed by the Holder no later than the twentieth (20th) day after the delivery of such Resolution to the Holder.

4.2 Setoffs. The Segregated Account or AAC (individually or in its capacity as successor to the Segregated Account) may set off or recoup in whole or in part against any Permitted Claim and the Payment to be made pursuant to the Plan on account of such Permitted Claim, and any all claims, rights and Causes of Action that the Segregated Account or AAC may hold against the Holder of such Permitted Claim; provided that, (a) neither the failure to effect a set-off or recoupment, nor (b) the permission of any Claim hereunder, will constitute a waiver or release by the Segregated Account or AAC with respect to claims, rights, or Causes of Action that AAC may possess against such Holder.

4.3 Subsequent Adjustments. Prior to the Effective Date, if the Rehabilitator or the Management Services Provider determines that any amount of the Cash received by the Holder of a Permitted Claim as a Payment, a payment under the Interim Cash Payment Rules, or any other amount paid by or on behalf of the Segregated Account in respect of a particular Insured Obligation was incorrect, the Rehabilitator or the Management Services Provider may, as necessary to account for such error: (i) recoup from the Holder the amount of such Payments or other amounts paid by the Segregated Account; (ii) adjust the amount of the Cash paid in respect of the relevant Insured Obligation in one or more subsequent Payments of other Permitted Claims; or (iii) reduce the Holder’s then applicable Deferred Amount for the relevant Insured Obligation (each, a “Subsequent Adjustment”), by providing the Holder of the Permitted Claim or the Holder’s representative (as applicable) with a notice of Subsequent Adjustment. No later than the thirtieth (30th) day after the delivery of such written notice of Objection to the Holder (the “Subsequent Adjustment Opposition Period”), the Holder, if it wishes to dispute such Subsequent Adjustment, shall send to the Management Services Provider a written response to the Subsequent Adjustment Notice. Such written response (and any related written communications) shall be delivered by email to:

claimsprocessing@ambac.com

with a copy to:

claimsobjections@ambac.com

The response must clearly set forth all facts and the legal basis, if any, for the opposition to the Subsequent Adjustment. If no response is sent by the Holder within such Subsequent Adjustment Opposition Period, the Management Services Provider may make a Subsequent Adjustment and

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no further dispute resolution shall be permitted. If a response is submitted within such Subsequent Adjustment Opposition Period, the Rehabilitator shall resolve such dispute in accordance with these Payment Guidelines and communicate such resolution to the Holder in writing (a “Resolution”). Only in the event that a response has been submitted by the Holder within such Subsequent Adjustment Opposition Period and the Rehabilitator issues a written Resolution determining that a Subsequent Adjustment is necessary, shall the Holder have the right to file a motion with the Court asserting that the Subsequent Adjustment was improper. Any such motion must be filed by the Holder no later than the twentieth (20th) day after the delivery of such Resolution to the Holder.

4.4 Disputes Pending on the Effective Date. Any Post-Record Date Policy Claim disputes or objections that are pending on the Effective Date shall be resolved in accordance with the procedures set forth in the applicable Transaction Documents in respect of the Insured Obligations that give rise to such Post-Record Date Policy Claims.

4.5 Disallowed Claims on or prior to the Effective Date. Any Claim which has been Disallowed on or prior to the Effective Date pursuant to the Interim Cash Payment Rules or the Original Payment Guidelines shall be, and shall continue to be, Disallowed under these Payment Guidelines.

ARTICLE V

Miscellaneous

5.1 Governing Law. The rights and obligations arising under these Payment Guidelines shall be governed by, and construed and enforced in accordance with, the laws of the State of Wisconsin, without giving effect to the principles of conflicts of law thereof.

5.2 Prior Orders and Agreements. Subject to these Payment Guidelines and the Plan, the prior orders of the Court shall remain in full force and effect throughout the period of administration of the Plan. These orders include, without limitation, the Rehabilitation Order and the Injunction. Nothing in the Plan alters prior agreements or arrangements approved by the Rehabilitator with respect to the Segregated Account or any liability in respect of any Policy or other liability allocated to the Segregated Account.

5.3 Retention of Jurisdiction. Before and after the Effective Date, the Court shall have exclusive jurisdiction over the Proceeding in accordance with the Act to ensure that the purposes and intent of the Plan and these Payment Guidelines are carried out. Without limiting the generality of the foregoing, and except as otherwise provided in the Plan or these Payment Guidelines, the Court shall also expressly retain exclusive jurisdiction:

(a) to hear and determine Objections to Disputed Claims and disputes relating to Subsequent Adjustments

(b) to hear, determine and enforce Causes of Action that may exist by or against the Segregated Account or by or against the General Account or AAC or the Management Services Provider in regards to the Segregated Account;

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(c) to enter such orders and injunctions as are necessary to enforce the terms of the Plan, and to impose such limitations, restrictions, terms, and conditions as the Court may deem necessary;

(d) to enter an order reopening the Proceeding;

(e) to correct any defect, cure any omission, or reconcile any inconsistency in the Plan and these Payment Guidelines, or in any order of the Court as may be necessary to implement the purposes and intent of the Plan;

(f) to determine any motions, applications, and other contested matters that may be pending on the Effective Date;

(g) to consider any amendment or modification of the Plan or any related documents;

(h) to determine controversies, suits, and disputes that may arise in connection with the interpretation, enforcement, or consummation of the Plan, the Payment Guidelines, or these Payment Guidelines;

(i) to determine such other matters or proceedings as may be provided for under the Act, including, but not limited to, the Plan, any prior order or orders of the Court, the Approval Order or any order that may arise in connection with the Plan or the Proceeding; and

(j) to interpret and enforce, and determine questions and disputes regarding, the injunctions, releases, exculpations, and indemnifications provided for or set forth in the Plan or the Approval Order.

5.4 Immunity and Indemnity. The immunity and indemnity provisions in Sections 6.9 and 6.12 of the Plan are incorporated here in full by reference as if fully set forth.

5.5 Amendment and Modification of These Guidelines. Upon written notice by the Rehabilitator or his counsel to all parties included on the Court-approved electronic service list and a posting on the Website, these Payment Guidelines may be supplemented, modified, altered or withdrawn in the Rehabilitator’s discretion, provided that so long as the Rehabilitation Exit Support Agreement has not been terminated, to the extent that such supplement, modification, alteration, or withdrawal affects the Pre-Record Date Deferred Amount Consideration, such supplement, modification, alteration, or withdrawal shall require the consent of the Sponsoring Holders.

5.6 Implementation. The Rehabilitator and Management Services Provider shall take all steps, and execute all documents, necessary to effectuate the provisions of these Payment Guidelines.

5.7 Limitation of Recovery. Other than in respect of Accretion Amounts, nothing in these Payment Guidelines shall cause to inure to the benefit of any Holder of a Policy Claim, General Claim or any other Claim any greater right than that which would have existed were the Segregated Account not in rehabilitation.

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5.8 Successors and Assigns. The rights, benefits, and obligations of any Person named or referred to in these Payment Guidelines shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors, or assigns of such Person.

5.9 Inconsistency. With respect to making Payments on Permitted Claims, these Payment Guidelines shall supersede the Interim Cash Payment Rules and the Original Payment Guidelines, and any inconsistent provisions of the Disclosure Statement or any other document, other than the Plan, that provides or impose rules, procedures, guidelines and/or obligations for, or on, any Person for the submission to and the evaluation, processing and payment of Claims by the Segregated Account. In the case of any inconsistency between these Payment Guidelines and the Plan, the Plan shall control.

5.10 Effect of Failure of Conditions to Effective Date. If (i) the Effective Date does not occur before the termination of the Rehabilitation Exit Support Agreement, (ii) a Final Order is entered (x) denying approval of the Plan or (y) reversing or vacating the Approval Order, or (iii) the Rehabilitator withdraws the Plan, these Payment Guidelines shall automatically rescind and shall have no further force or effect and, in such case, the Original Payment Guidelines shall control.

5.11 Post-Effective Date Period. These Payment Guidelines shall be of no further force or effect after the Effective Date, except with respect to Sections 2.14, 2.20, 4.2, 4.3, 4.4, 4.5, and Article 5 of these Payment Guidelines, which shall continue to be operative during the Post-Effective Date Period.

5.12 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in these Payment Guidelines shall be deemed an admission by any Person with respect to any matter set forth herein.

5.13 Notice. Except as otherwise specified herein, any notice permitted or required to be delivered by these Payment Guidelines may be delivered personally, by mail or by e-mail. Any such notice shall be deemed to have been duly delivered on the date (i) on which such notice is personally delivered, (ii) falling two (2) Business Days after the mailing by first class mail, postage prepaid, or by express delivery service of such notice, or (iii) on which such notice is sent by electronic mail (with a delivery receipt received from the addressee), (A) in the case of a Holder, to the address or e-mail address specified in the Proof of Policy Claim Form relating to the relevant Policy Claim, (B) in the case of the Management Services Provider, unless otherwise specified herein, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, and by electronic mail to claimsprocessing@ambac.com and any other e- mail address specified herein, and (C) in the case of the Rehabilitator and the Segregated Account, to the address advised to the parties by the Rehabilitator in writing from time to time.

5.14 Filing of Additional Documents. The Rehabilitator may file with the Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of these Payment Guidelines.

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5.15 Returned Payments. In the event that a Holder (including any Holder acting as Trustee) rejects or returns a Payment to the Management Services Provider (other than for clerical or administrative error), the Segregated Account, AAC, or the Rehabilitator for any reason, the amount thereof shall revert to AAC, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, and the corresponding Claim of any such Holder to such Payment shall be released and forever barred, except in the sole and absolute discretion of the Rehabilitator.

5.16 Terminated Trusts. Notwithstanding the terms of any Transaction Documents to the contrary, at no time throughout the effective duration of the Plan shall any Trustee acting on behalf of and for the benefit of Beneficial Holders, or any other person, be permitted to terminate the trust or an indenture relating to a Policy, or to extinguish or retire, or cause to be extinguished, retired, or terminated, any Insured Obligation insured by such Policy in respect of which a Deferred Amount is continuing, without the express, written consent of AAC and the Rehabilitator. If the terms of the Transaction Documents at any time permit termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, then in such event the Trustee shall, at its election, either (a) continue to serve as Trustee on the same terms and conditions set forth in the Transaction Documents but at rates authorized by the Rehabilitator, or (b) assign all of its rights and obligations under such Transaction Documents to a trustee/agent designated by the Rehabilitator. Where possible, upon termination, extinguishment or retirement of an Insured Obligation or a trust or indenture, it is not the intention of the Rehabilitator to continue the services required of a Trustee beyond those services necessary to effectuate the Plan, including, but not limited to, the effectuation of Recovery Amounts, Reimbursement Amounts, Reconciliations, Payments and Deferred Payments.

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EXHIBIT A

DEFINITIONS

Capitalized terms used in these Payment Guidelines shall have the following meanings, unless otherwise defined herein:

“AAC” means Ambac Assurance Corporation.

“Accretion Amounts” means, in respect of any Insured Obligation or any Permitted Claim which has a related Pre-Record Date Deferred Amount or Junior Deferred Amount outstanding, on any Bond Distribution Date on which such Pre-Record Date Deferred Amount or Junior Deferred Amount is to be calculated, accretion on such outstanding Pre-Record Date Deferred Amount or Junior Deferred Amount at the Accretion Rate from the immediately preceding Bond Distribution Date to the Effective Date.

“Accretion Rate” means, in respect of any Pre-Record Date Deferred Amount or Junior Deferred Amount, a rate compounded monthly (using 30/360 day count convention) to produce an effective annual rate of 5.1%, except that in Undercollateralized transactions, the portion of any Pre-Record Date Deferred Loss Amount attributable to the unpaid principal loss or balance of an Insured Obligation shall accrete at an effective annual rate, as determined by the Rehabilitator on a periodic basis, equal to the greater of (i) the monthly Accretion Rate, as calculated above, less the applicable Bond Interest Rate (as adjusted from time to time), and (ii) zero.

“ACP” means Ambac Credit Products, LLC.

“Act” means the Wisconsin Insurers Rehabilitation and Liquidation Act, Wis. Stat. § 645.01 et. seq.

“Allocation Schedule” shall have the meaning given to such term in the Amended Proof of Policy Claim Form.

“Alternative Resolution” means the process defined in Section 4.5 of the Plan pursuant to which the Rehabilitator may negotiate a resolution of certain Claims.

“Amendments” means the amendments to the Plan dated June 12, 2014.

“Approval Order” means the Decision approving the Plan, including any Findings of Fact and Conclusions of Law that may be required by the Rehabilitator in his sole and absolute discretion.

“Beneficial Holder(s)” means, in respect of any Insured Obligation, the beneficial holder(s) of such Insured Obligation insured by a Policy.

“Bond Distribution Date” means, in respect of an Insured Obligation, the monthly date on which scheduled interest and/or principal payments are due, or would be due (absent any acceleration, termination, extinguishment or legal final maturity of such Insured Obligation), from the issuer of the relevant Insured Obligation to the Beneficial Holders of such Insured Obligation, or, if payment of scheduled interest and/or principal in relation to any such Insured Obligation is not or would not have been due on a monthly basis, each Payment Date.

“Bond Interest Rate” means, in respect of any Insured Obligation subject to Undercollateralization, on any Bond Distribution Date on which Accretion Amounts are to be calculated, the applicable annualized interest rate that a Holder would be entitled to receive on such Bond Distribution Date for the relevant Insured Obligation in accordance with, and subject to, the terms and conditions of the relevant Transaction Documents relating to such Insured Obligations.

“Business Day” means a day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Cash” means legal tender of the United States of America payable in immediately available funds, such as a wire transfer, bank or cashier’s check, or its equivalent in foreign currency for any transactions denominated in such foreign currency.

“Certain Multi-CUSIP Policies” means Policies that insure multiple Insured Obligations under a transaction where Payments made by the Segregated Account are to be allocated by a Holder to Beneficial Holders of different Insured Obligations in the order and priority prescribed by the Transaction Documents. An example showing the reallocation of Deferred Loss Amounts for Certain Multi-CUSIP Policies is attached hereto as Exhibit E.

“Claim” means any right to payment from the Segregated Account, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, equitable, legal, secured, or unsecured, that arises prior to the Effective Date.

“Claim Period” shall have the meaning given to such term in the Proof of Policy Claim Form.

“Claim Schedule” shall have the meaning given to such term in the Proof of Policy Claim Form.

“Commissioner” means the Commissioner of Insurance of the State of Wisconsin.

“Confirmation Order” means the Decision and Final Order Confirming the Rehabilitator’s Plan of Rehabilitation, with Findings of Fact and Conclusions of Law, entered by the Court on January 24, 2011.

“Cooperation Agreement” means the Cooperation Agreement, by and between the Segregated Account, the Rehabilitator, AAC and Ambac Financial Group, Inc., effective March 24, 2010, as amended as of March 14, 2012, and as further amended, supplemented or modified from time to time.

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“CUSIP” means, in respect of any security, the security as identified by the number allocated to such security pursuant to the Committee on Uniform Securities Identification Procedures.

“Deferred Loss Amount” means, with respect to each Insured Obligation in respect of which a Policy Claim has been Permitted and an Interim Payment made or deemed to be made, the Deferred Amount excluding the aggregate of all Accretion Amounts relating to such Insured Obligation.

“Deferred Payment” means a Payment of all or any portion of a Deferred Amount to be made in accordance with these Payment Guidelines, except Payment of the Pre-Record Date Deferred Amount Consideration and the Final Post-Record Date Payment to be paid pursuant to the Plan.

“Deferred Payment Amount” means, in connection with any Deferred Payment, the amount, in Cash, paid in respect of the Deferred Amount established for such Permitted Policy Claim.

“Deferred Payment Date” means the Payment Date of any Deferred Payment or the date of any Junior Deferred Payment.

“Deferred Payment Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce a Deferred Payment, which notice shall identify the Deferred Payment Percentage and announce the anticipated Deferred Payment Date.

“Deferred Payment Percentage” means the percentage of each Deferred Amount to be satisfied in a Deferred Payment, as announced by the Rehabilitator.

“Determination Date” means the eleventh (11th) day of each month, or earlier (or, if any such day is not a Business Day, the immediately following Business Day), subject to change in the sole and absolute discretion of the Rehabilitator or the Management Services Provider.

“Disallowed Claim” means a Claim that has been determined by the Rehabilitator or the Management Services Provider to constitute a Duplicate Claim or a Late Claim, or that the Rehabilitator or the Management Services Provider has otherwise determined should not be Permitted, in each case in accordance with the provisions of the Original Payment Guidelines or these Payment Guidelines.

“Disclosure Statement” means the Disclosure Statement Accompanying the Plan filed with the Court on September [●], 2017, as amended, modified or supplemented from time to time.

“Disputed Claim” means a Claim as to which an Objection has been raised by the Rehabilitator or the Management Services Provider and which has not been released, satisfied, terminated, commuted or otherwise extinguished or become a Permitted Claim or a Disallowed Claim.

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“DTC” means The Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission or any successor entity thereto.

“Duplicate Claim” means any Claim with respect to which the Rehabilitator or the Management Services Provider has determined, in their sole and absolute discretion, that (i) the payment obligation of the Segregated Account under the provisions of the underlying instrument or contract giving rise to such Claim or (ii) the underlying risk of loss insured pursuant to the provisions of the Policy or other Transaction Document(s) giving rise to such Claim is the subject of, or is, a Pending Claim, Disputed Claim, Late Claim, Disallowed Claim or a Permitted Claim.

“Effective Date” means the day on which the Plan is effective, as determined, and announced by the Rehabilitator, in accordance with Article 5 of the Plan.

“Eligibility Distribution Date” means a date to be set by the Rehabilitator in his sole discretion; provided that that such date is intended to be as close as reasonably practicable to the Effective Date, but shall be no later than one business day prior to the Effective Date.

“General Account” means the general account of AAC.

“General Claims” means all Claims which are not Administrative Claims or Policy Claims, and are not otherwise entitled to priority under the Act or an order of the Court, including, but not limited to, any Claim submitted under a reinsurance agreement allocated to the Segregated Account, as identified in Exhibit F to the Plan of Operation.

“Holder” means any Person (other than a Beneficial Holder) holding (i) a Claim, including, in the case of a Policy Claim, the named beneficiary of the related Policy, and including any trustee submitting claims in accordance with the Original Payment Guidelines or these Payment Guidelines, (ii) a Deferred Amount, or (iii) a Junior Deferred Amount.

“Injunction” means the Order for Temporary Injunctive Relief entered by the Court on March 24, 2010, made permanent by the Confirmation Order, and the related Order Granting Rehabilitator’s Motion to Confirm and Declare the Scope of the Relief Issued Under this Court’s Prior Order for Injunctive Relief, dated September 12, 2012.

“Insured Obligation” means in respect of any Policy Claim, an obligation guaranteed by the Segregated Account under or pursuant to the relevant Policy or Policies. A Policy may provide financial guaranty insurance in respect of more than one Insured Obligation, each Insured Obligation as identified by its CUSIP, if any.

“Interim Cash Payment Rules” means the Rules Governing the Submission, Processing and Partial Payment of Policy Claims of the Segregated Account of Ambac Assurance Corporation in Accordance with the June 4, 2012 Interim Cash Payment Order, filed with the Court and effective August 1, 2012, together with any amendments or supplements thereto.

“Interim Payment” means, with respect to each Policy Claim determined to be a Permitted Policy Claim, the Payment of the amount equal to the then applicable Interim Payment Percentage of the Permitted Policy Claim Amount, made in accordance with these Payment

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Guidelines. With respect to each Policy Claim deemed Permitted in accordance with the Interim Cash Payment Rules and Section 2.18 of the Original Payment Guidelines, the payment made to the Holder of such Permitted Policy Claim in accordance with the Interim Cash Payment Rules or such guidelines as applicable.

“Interim Payment Amount” means the amount, in Cash, of any Interim Payment made by the Segregated Account to the Holder of a Permitted Policy Claim.

“Interim Payment Percentage” means the percentage of a Permitted Policy Claim Amount to be paid by an Interim Payment, as determined by the Rehabilitator in his sole and absolute discretion, which percentage is, for all Policies, 45%, and which may be increased from time to time by the Rehabilitator pursuant to these Payment Guidelines.

“IPP Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce an increase to the Interim Payment Percentage, which notice shall identify the new Interim Payment Percentage and announce the anticipated date that such increase will take effect.

“Junior Deferred Amount” means, with respect to each Permitted General Claim: (A) as of the Payment Date immediately following the date on which such General Claim became Permitted, the amount, in dollars, equal to the amount of the Permitted General Claim less any Junior Deferred Payment Amount paid with respect to such Permitted General Claim since the immediately preceding Payment Date, less any Recovery Amount or other recovery or salvage paid to or received by the Holder in respect of such Permitted General Claim since the immediately preceding Payment Date, less any amounts due and unpaid to AAC and/or the Segregated Account by the Holder of such Permitted General Claim since the immediately preceding Payment Date and less any amounts set off pursuant to Sections 4.2 and/or 4.3 hereof; and (B) as of each Payment Date following the first Payment Date, the amount, in dollars, equal to the Junior Deferred Amount as of the immediately preceding Payment Date plus any Accretion Amounts accrued since the immediately preceding Payment Date, less any Junior Deferred Payment Amount paid with respect to such Permitted General Claim since the immediately preceding Payment Date, less any Recovery Amount or other recovery or salvage paid to or received by the Holder in respect of such Permitted General Claim since the immediately preceding Payment Date, less any amounts due and unpaid to AAC and/or the Segregated Account by the Holder of such Permitted General Claim since the immediately preceding Payment Date and less any amounts set off pursuant to Sections 4.2 and/or 4.3 hereof.

“Junior Deferred Payment” means a Payment of all or any portion of a Junior Deferred Amount, made in accordance with these Payment Guidelines.

“Junior Deferred Payment Amount” means the amount, in Cash, of any Junior Deferred Payment made by the Management Services Provider on behalf of the Segregated Account to each Holder of a Permitted General Claim in respect of the Junior Deferred Amount established for such Permitted General Claim.

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“Junior Deferred Payment Notice” means any notice filed by the Rehabilitator with the Court and posted on the Website to announce a Junior Deferred Payment, which notice shall identify the Junior Deferred Payment Percentage and announce the anticipated Payment Date for the Junior Deferred Payment.

“Junior Deferred Payment Percentage” means the percentage of each Junior Deferred Amount to be paid by a Junior Deferred Payment.

“Junior Surplus Notes” means any junior surplus notes issued by the Segregated Account.

“Late Claim” means any Claim determined pursuant to the procedure set forth in the Original Payment Guidelines or these Payment Guidelines, as applicable, to not have been submitted in compliance with the Claim Requirements and with respect to Pre-Record Date Policy Claims, by the earlier of (x) November 30, 2017 or (y) the date that such Claim would be a “Late Claim” pursuant to the First Amended Plan and the Original Payment Guidelines. Any Claim that, on or before the date of the issuance of these Payment Guidelines would be a “Late Claim” pursuant to the terms of the Original Payment Guidelines, shall be a Late Claim under the Plan and these Payment Guidelines. For the avoidance of doubt, the earliest date on which a Claim may be submitted to the Claims Administrator for consideration as a Permitted Claim is the earlier of (x) the Bond Distribution Date and (y) the date that the right to payment arises under the Insured Obligation that gives rise to a Claim.1

“Management Services Agreement” means the Management Services Agreement between the Segregated Account and AAC, as Management Services Provider, effective March 24, 2010, as amended, supplemented or modified from time to time.

“Management Services Provider” means AAC or any successor Management Services Provider under the Management Services Agreement.

“Objection” means any dispute or objection with respect to a Claim, as contemplated by Section 4.1 of these Payment Guidelines.

“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin.

“Opposition Period” means the thirty (30) day period during which the Holder of a Claim may oppose a Reconciliation Notice under Section 2.5 of these Payment Guidelines, or the period through December 1, 2017, during which the Rehabilitator or the Management Services Provider may raise an Objection under Section 4.1, or the thirty (30) day period during which a Holder may dispute a Subsequent Adjustment under Section 4.3, as the case may be.

“Original Payment Guidelines” means the Payment Guidelines for the First Amended Plan, as amended, dated June 12, 2014.

“Paying Agent” means any paying agent retained by the Claims Administrator on or after the Effective Date, in the sole and absolute discretion of the Claims Administrator for the purpose of making any Payment in accordance with the Plan and these Payment Guidelines.

[1]	NTD: Removal of claims deadline for Post-Record Date Policy Claims will require a conforming change to the Plan.

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“Payment” means a payment made by or on behalf of the Segregated Account, in accordance with the Plan, the First Amended Plan, the Original Payment Guidelines, these Payment Guidelines, an order of the Court, or pursuant to the direction of the Special Deputy Commissioner, on account of Deferred Amounts or Permitted Claims, including, but not limited to, Cash, Senior Secured Notes, SA SSNs, SA JSNs, Interim Payments, Supplemental Payments, Deferred Payments, Junior Deferred Payments, Special Policy Payments and/or payments made (as applicable) in conjunction with an Alternative Resolution, as well as any transfer of Pre-Record Date Deferred Amount Consideration by AAC or the Segregated Account in respect of a Pre-Record Date Deferred Amount received by AFG or a Sponsoring Holder in the Initial Exchange pursuant to Section 3.3(c) of the Plan. For the avoidance of doubt, the term Payment does not include securities transferred by AFG or a Sponsoring Holder pursuant to the Initial Exchange.

“Payment Date” means the date during each month on which Policy Claims, arising before the Effective Date, and which have been Permitted by the Claims Administrator on the immediately preceding Determination Date, are scheduled to be paid in accordance these Payment Guidelines. The Payment Date for all Claims Permitted after the issuance of these Payment Guidelines shall be the eleventh (11th) day of each such month (or, if any such day is not a Business Day, the immediately following Business Day), or such other date as may be defined in these Payment Guidelines; provided that all Payments of the Pre-Record Date Deferred Amount Consideration to be distributed pursuant to the Plan and these Payment Guidelines shall be completed on the Effective Date or as soon as reasonably practicable following the Effective Date.

“Pending / Pending Claim” means a Claim (i) submitted in accordance with all of the requirements of the Plan and these Payment Guidelines, including without limitation, in the case of a Policy Claim, Sections 1.2, 1.3 and 1.4 of these Payment Guidelines; (ii) which is under evaluation by the Rehabilitator or the Management Services Provider; and (iii) which is not, or has not become, a Permitted Claim, a Disputed Claim, a Late Claim, a Duplicate Claim or a Disallowed Claim.

“Permitted / Permitted Claim” means a Claim (other than a Late Claim, a Disputed Claim, a Pending Claim, a Duplicate Claim or a Disallowed Claim) submitted in compliance with the provisions of the First Amended Plan and the Original Payment Guidelines, the Plan and these Payment Guidelines, to the extent determined by the Claims Administrator to be a matured, non-contingent, due and payable obligation according to the provisions of the applicable Policy and/or any other underlying instrument(s) or contract(s) giving rise to or governing such Claim. Permitted Claims shall not include any Claim in respect of (i) any interest on such Claim to the extent accruing or maturing on or after the Petition Date, (ii) punitive, consequential, special or exemplary damages, (iii) any fine, penalty, tax or forfeiture, including, but not limited to, default or penalty interest purported to be imposed on the Claim or on the related Insured Obligation, if any, that would violate the Injunction, or (iv) in the sole and absolute discretion of the Claims Administrator, as applicable, that portion of any loss for which indemnification is provided by other benefits or advantages recovered or recoverable by the Holder or any Beneficial Holder, including without limitation, any cash deposits, reserves or other defeasance or reinsurance instruments made available to such Holder or Beneficial Holder. In addition, a Permitted Claim shall not include any Claim in respect of which the Holder, or any party to the transaction relating thereto, is in violation of the Plan, the Injunction, the Original Payment Guidelines, these Payment Guidelines, or any other order of the Court relating to the Segregated Account.

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“Permitted General Claim Amount” means, with respect to each Permitted General Claim, the amount of the Permitted General Claim, as determined pursuant to these Payment Guidelines.

“Permitted Policy Claim Amount” means, with respect to each Permitted Policy Claim, the amount of the Permitted Policy Claim, as determined pursuant to these Payment Guidelines.

“Person” means an individual, a person, a corporation, a partnership, a limited liability company, an association, a joint stock company, an estate, a trust, an unincorporated organization, a government or any political subdivision thereof, or any other entity.

“Petition Date” means March 24, 2010, the date on which OCI commenced the Proceeding.

“Plan” means the Second Amended Plan of Rehabilitation for the Segregated Account dated September 22, 2017 and all supplements and Exhibits hereto, and as the same may be further amended or modified as set forth herein and in accordance with the Act. All references to the “Plan” used herein are to the Second Amended Plan.

“Plan of Operation” means the Plan of Operation of the Segregated Account, as amended, modified and/or supplemented from time to time.

“Policy/Policies” means one or more financial guaranty insurance policy or policies, surety bond(s) or other similar guarantee(s) allocated to the Segregated Account pursuant to the Plan of Operation.

“Policy Claim” means any Claim under a Policy or Policies in respect of an Insured Obligation (as identified by CUSIP, if any).

“Pre-Record Date Deferred Amount” means, with respect to each Insured Obligation (identified by its CUSIP, if any) in respect of which a Pre-Record Date Policy Claim has been Permitted and/or established by the Segregated Account, and an Interim Payment made, the amount calculated as a Deferred Amount pursuant to the procedures set forth in these Payment Guidelines or the Original Payment Guidelines, as applicable, in respect of Permitted Policy Claims based on events, occurrences and circumstances occurring or existing prior to the Record Date (x) including any and all Accretion Amounts and (y) less any Recovery Amounts received up to and including the Effective Date in respect of such Insured Obligation and which have not otherwise previously reduced the Pre-Record Date Deferred Amount in respect of such Insured Obligation.

“Pre-Record Date Deferred Amount Consideration” means the Cash and Senior Secured Notes to be distributed to Holders of Pre-Record Date Deferred Amounts pursuant to Section 2.2 of the Plan.

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“Pre-Record Date Reconciliation” means the reconciliation of Pre-Record Date Deferred Loss Amounts relating to Permitted Pre-Record Date Policy Claims, and any Recovery Amounts, and/or Payments relating thereto, in accordance with the procedure set forth in Section 2.5 of these Payment Guidelines.

“Proceeding” means the legal proceeding, currently styled as In the Matter of the Rehabilitation of: Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, pending in the Court.

“Proof of Policy Claim Form” means the forms attached to these Payment Guidelines as Exhibit B to be used by the Holders of relevant Policy Claims and Post-Effective Date Policy Claims to submit such claims to the Management Services Provider or AAC, as applicable, in accordance with these Payment Guidelines, and with respect to Post-Effective Date Policy Claims, the relevant Transaction Documents, as such forms may be amended and/or supplemented from time to time in the sole and absolute discretion of the Rehabilitator.

“Reconciliation Date” means December 29, 2017.

“Reconciliation Notice” means the notice delivered by the Management Service Provider no later than December 29, 2017, pursuant to Section 2.5 of these Payment Guidelines, to Holders of Permitted Policy Claims. Reconciliation Notices shall indicate the Management Services Provider’s calculation, as of the Reconciliation Date, of the Pre-Record Date Deferred Loss Amount, taking into consideration any Recovery Amounts, Reimbursement Amounts, or Payments.

“Reconciliation Opposition Period” means the thirty (30) day period that runs from the delivery of the Reconciliation Notice during which a Holder may send to the Management Services Provider a written response disputing the Reconciliation Notice. If no response is sent by the Holder within the Reconciliation Opposition Period, the Pre-Record Date Reconciliation shall be deemed final as of the Reconciliation Date, and no further dispute resolution shall be permitted.

“Recovery Amount” means, in respect of any Insured Obligation (identified by CUSIP, if any) or any General Claim, the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the Interim Cash Payment Rules or these Payment Guidelines) which the Rehabilitator, in his sole and absolute discretion, determines that the Holder of a Permitted Policy Claim relating to such Insured Obligation or a Beneficial Holder, or the Holder of a General Claim, has received, collected or recovered and that satisfies an obligation of the Segregated Account under the Plan with respect to Deferred Loss Amounts or Junior Deferred Amounts. Such amounts shall include, without duplication, double-counting or limitation, the amount of any payments, recoveries, reimbursements or other assets or benefits (excluding any Payments made under the Plan, the Interim Cash Payment Rules or these Payment Guidelines) that:

(i)	such Holder of a Permitted Policy Claim relating to such Insured Obligation, Beneficial Holder, or Holder of a General Claim has received, collected or recovered from a Person that is not AAC or the Segregated Account (other than scheduled principal and/or interest on the collateral for such Insured Obligation);

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(ii)	reduce, or are permitted to reduce, any amount of overdue and unpaid interest and/or principal that is insured under the relevant Policy;

(iii)	such Holder of a Permitted Policy Claim relating to such Insured Obligation or Beneficial Holder has received, collected or recovered in respect of such Insured Obligation that AAC, the Segregated Account or ACP would have been entitled to receive, collect, recover, or receive the benefit of, had it paid 100% of the Permitted Policy Claim relating to such Insured Obligation in Cash (rather than as contemplated herein);

(iv)	reduce the principal or interest on any such Insured Obligation after the final scheduled distribution date or maturity date of such Insured Obligation;

(v)	in the case of a Write Down Transaction, constitute amounts recovered in respect of allocated losses and that write the bond principal balance up;

(vi)	such Holder of a Permitted Policy Claim relating to such Insured Obligation or Beneficial Holder has received, collected or recovered pursuant to or in connection with any settlement of RMBS Remediation Claims, Alternative Resolution or pursuant to any judgment rendered by a court of competent jurisdiction in respect of such Claims; and/or

(vii)	reduce the Undercollateralization if such Insured Obligation relates to a transaction other than a Write Down Transaction and such transaction is subject to Undercollateralization.

“Reimbursement Amount” means the amount of any payments, recoveries, reimbursements or other assets that AAC is entitled to receive, collect or recover in its capacity as insurer, surety, credit support provider, credit enhancer, credit default swap counterparty or similar capacities, or as assignee or subrogee, under any Policy, any related Transaction Document with respect to the underlying obligation or Insured Obligation under such Policy, or any third party settlement or reinsurance agreement, but excluding premium payments under any Policy and, in the sole and absolute discretion of the Rehabilitator, payments made under expense-related agreements to which AAC is a party. For the avoidance of doubt, if, instead of being received, collected or recovered by AAC, any Reimbursement Amounts are received, collected or recovered by the Holder of a Permitted Policy Claim or a Beneficial Holder, such Reimbursement Amounts may be treated as Recovery Amounts under the Plan, subject to AAC’s right to collect such Reimbursement Amounts from the Holder(s) under Section 2.13 of these Payment Guidelines.

“Reinsurance Agreement” means the Aggregate Excess of Loss Reinsurance Agreement between the Segregated Account and AAC, entered into as of the Petition Date, as amended, modified or supplemented from time to time.

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“Resolution” shall have the meaning given to such term in Section 2.5, 4.1, or 4.3 of these Payment Guidelines, as applicable.

“RMBS Remediation Claims” means claims asserted by AAC and/or the Segregated Account in connection with Policies insuring residential mortgage backed securities, including but not limited to claims for breach of loan-level representations and warranties, fraudulent inducement and breach of contract.

“Secured Note” means the Secured Note issued by AAC to the Segregated Account on the Petition Date, as amended, modified or supplemented from time to time.

“Segregated Account Operational Documents” means the documents and agreements pertaining to the establishment and operation of the Segregated Account, including, but not limited to, the Plan of Operation, the Secured Note, the Reinsurance Agreement, the Management Services Agreement and the Cooperation Agreement, each as amended, modified or supplemented from time to time.

“Special Deputy Commissioner” means the Special Deputy Commissioner of the Segregated Account appointed by order of the Court.

“Special Policy Payment” means a Payment made by or on behalf of the Segregated Account for the purpose of distributing proceeds from the settlement or other resolution of RMBS Remediation Claims.

“Special Policy Payments Order” means the Court’s February 13, 2014, Order Granting Rehabilitator’s Motion for Approval to Disburse Proceeds and Make Permitted Policy Claim Payments as He Deems Appropriate from Settlement of RMBS Remediation Claims, Including those Proceeds Received, and to be Received, from a Settlement Memorialized in a Stipulated Order of the Bankruptcy Court Handling the Residential Capital, LLC Cases.

“Subsequent Adjustment” means any adjustment made in accordance with Section 4.3 of these Payment Guidelines.

“Subsequent Adjustment Notice” means the written notice of any Subsequent Adjustment made in accordance with Section 4.3 of these Payment Guidelines, which notice shall indicate the adjustment to be made and the reasons for doing so.

“Supplemental Payment” means any Payment made in accordance with Section 2.16 of these Payment Guidelines, or deemed to be made in accordance with Section 2.18 of the Original Payment Guidelines to the Holder of a Permitted Policy Claim in excess of the Interim Payment and/or any Deferred Payment made on account of such Permitted Policy Claim in order to maximize Reimbursement Amounts. Supplemental Payments shall not include Recovery Amounts.

“Supplemental Payments Order” means the Court’s August 2, 2013 Order Granting Rehabilitator’s Motion for Approval to Make Supplemental Cash Payments as to Certain Policy Claims for the Purpose of Maximizing Reimbursements for the Benefit of all Policyholders.

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“Surplus Notes” means any surplus notes issued by the Segregated Account, other than the Junior Surplus Notes.

“Transaction Documents” means any agreements relating to Policies, including any credit derivative transaction agreements (including credit default swaps), interest rate or currency rate swap agreements, basis swap agreements, total return swap agreements, indentures, trust deeds, collateral management or administration agreements, credit or loan agreements, residential mortgage-backed security transaction documents, guarantee investment certificates, custodial account agreements, note purchase agreements, or other financing or transaction documents of any kind. Transaction Documents shall also include any contracts with ACP, Ambac Conduit Funding, LLC, and Juneau Investments, LLC.

“Trustee” means a Holder acting in its capacity as trustee and/or agent on behalf of and for the benefit of Beneficial Holders.

“Undercollateralization/Undercollateralized” means, with respect to any transaction, the amount by which the outstanding principal balance of all Insured Obligations relating to such transaction exceeds the outstanding principal balance of the collateral securing all such Insured Obligations. An example showing the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts and the application of Recovery Amounts in Undercollateralized transactions is attached hereto as Exhibit D.

“Website” means the website established by the Rehabilitator for policyholders at www.ambacpolicyholders.com, which makes available for viewing and download the key documents described herein and in the Disclosure Statement, including, but not limited to, the Plan and the Segregated Account Operational Documents.

“Wis. Stat. § ” The Wisconsin Statutes (2011-12), as amended.

“Write Down Transactions” means any transactions for which the Transaction Documents require the outstanding principal balance of the Insured Obligations to be reduced as a result of the allocation of realized losses to such Insured Obligations. An example showing the disbursement of Interim Payments, the creation of Deferred Loss Amounts and Accretion Amounts and the application of Recovery Amounts in Write Down Transactions is attached hereto as Exhibit C.

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Exhibit B

PROOF OF POLICY CLAIM FORM 1

Date: [____________]

Ambac Assurance Corporation,

as Management Services Provider of

the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: Claims Processing

Email: claimsprocessing@ambac.com

Facsimile: (212) 208-3404

Reference Policy Number: [                    ]

Reference is made to (i) the Payment Guidelines for Plan of Rehabilitation Effective [ ] (the “Payment Guidelines”), (ii) the attached claim schedule, which includes detailed information about the Policy Claim made pursuant to this Proof of Policy Claim Form (the “Claim Schedule”), (iii) the Policy issued by Ambac Assurance Corporation (“Ambac”), identified above and on the Claim Schedule (the “Policy”), with respect to the Insured Obligation identified on the Claim Schedule, and (iv) the attached Allocation Schedule, which sets out the application of any Cash paid by the Segregated Account in respect of the preceding Policy Claim (if any) submitted by the Holder in respect of the Policy. Terms capitalized herein and not otherwise defined shall have the meanings ascribed to such terms in or pursuant to the Payment Guidelines or the Policy, as the case may be, unless the context otherwise requires.

The undersigned hereby certifies as follows:

1.	The undersigned is a Holder under the Policy and is entitled, pursuant to the provisions of the Policy, to submit a Claim for the “Total Claim Amount” set forth on the Claim Schedule with respect to the Insured Obligations (the “Total Claim Amount”).

2.	The information set forth on the Claim Schedule and the Allocation Schedule is true, correct and complete.

3.	The Total Claim Amount is due for Payment pursuant to the terms of the Policy and the Transaction Documents relating to or governing the Insured Obligation.

[1]	All Policy Claims relating to the same Insured Obligation and Policy must be submitted using this Proof of Policy Claim Form (and Claim Schedule), with a separate Proof of Policy Claim Form (and Claim Schedule) being used for each Claim Period (as defined in the Claim Schedule).

4.	The undersigned has not previously made a Claim or demand for Payment under the Policy in respect of amounts due on the Insured Obligations on the “Distribution Date” indicated on the Claim Schedule, except as otherwise specified in an addendum to this Proof of Policy Claim Form submitted by the Holder herewith and[/or] as specified in the Claims or demands for Payment submitted to Ambac in the form specified by the Policy, copies of which are attached hereto pursuant to paragraph 7.

5.	[Complete for the first Policy Claim made after the Effective Date in respect of the Policy or if the Holder wishes to alter the payment instructions previously provided to the Management Services Provider: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be made to the following account by bank wire transfer of federal or other immediately available funds:

Bank Name: [                    ]

ABA #: [                    ]

Acct #: [                    ]

Reference: [                        ]

OR If the Holder has provided account details previously and these are not changing, please include the following: The undersigned hereby requests that any portion of the Total Claim Amount to be paid by the Segregated Account in Cash be paid by bank wire transfer of federal or other immediately available funds to the account notified by the undersigned to the Segregated Account and the Management Services Provider pursuant to the Proof of Policy Claim Form dated as of [ ] and relating to the Policy.]

6.	[Complete the following if the Holder is a Trustee and/or agent for the Beneficial Holder of the Insured Obligation:] The undersigned hereby agrees and confirms that, following receipt of any Cash Payment by the Segregated Account in respect of the Total Claim Amount, (A) it shall (i) cause such funds to be distributed in accordance with the provisions of the Transaction Documents relating to the Insured Obligations, and (ii) maintain an accurate record of such distributions with respect to the Insured Obligations and the corresponding Claim on the Policy and proceeds thereof, and (B) the Cash paid by the Segregated Account in respect of the preceding Policy Claim (if any) submitted by the Holder in respect of the Policy was applied as set forth in the Allocation Schedule.

7.	[If the Policy requires the Holder to submit a claim or demand for payment in a specified form or to have satisfied certain conditions, include the following: ] [The undersigned has duly completed and submitted to Ambac a claim or demand for Payment in the form specified by the Policy, a copy of which is attached hereto, and all other conditions to the receipt of the Total Claim Amount have been satisfied, and the amount claimed therein is equal to the Total Claim Amount.]

2

Without prejudice to (i) the terms and provisions of the Policy and any other related Transaction Documents and (ii) any assignment previously executed, whether pursuant to a Proof of Policy Claim Form or otherwise, the undersigned [include the following, if applicable:] [, in its capacity as Trustee and on behalf of the Beneficial Holders of the Insured Obligation], hereby assigns to Ambac all of its rights, title and interests [include the following, if applicable:] [, including rights, title and interests held by it on behalf of the Beneficial Holders of the Insured Obligation,] with respect to the Insured Obligations, to the extent of any Payments by the Segregated Account with respect to such Insured Obligations; the foregoing assignment is in addition to, and not in limitation of, rights of subrogation and/or reimbursement otherwise available to Ambac or the Segregated Account in respect of such Payments. The undersigned shall take such action and deliver such instruments as may be reasonably requested or required by Ambac or the Segregated Account to effectuate the purpose or provisions of the foregoing assignment.

Any oral or written communications to the Holder in respect of this Proof of Policy Claim Form and the Policy Claim made hereunder may be addressed to one of the following persons:

1. [insert name], [address], [phone number] and [email]

2. [insert name], [address], [phone number] and [email]2

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD THE SEGREGATED ACCOUNT, THE REHABILITATOR OR OTHER PERSON FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT ACT, WHICH MAY BE SUBJECT TO CIVIL AND/OR CRIMINAL PENALTY.

[ ],
as Holder

By:
Name:
Title:

[2]	Contact details for at least 2 persons at the Holder must be provided. At least 1 contact person must be authorized to discuss operations and settlement matters. The person responsible for operations/settlements should be clearly identified.

3

Holder: Deal name: Policy #: Payment Date:* Claim Period:** Total Claim Amount:	CLAIM SCHEDULE

Insured Obligations (including CUSIP, if any)	Principal Claim Amount	Interest Claim Amount	Total Claim Amount
Total

*	Payment Date is the date on which principal and/or interest is due for payment with respect to the Insured Obligation.
**	Claim Period is the period in respect of which Payments are due on the Payment Date.

Please use a different Proof of Policy Claim Form and Claim Schedule for each Payment Date.

POLICY CLAIM PAYMENT—ALLOCATION SCHEDULE

Holder:

Deal name:

Policy #:

Total Claim Amount for Policy Claim:

Cash received in respect of Policy Claim:

Claim Period*:

Payment application date**:

Insured Obligations by CUSIP (if applicable):	Payment applied against Principal:	Payment applied against Interest:	Total Claim Payment applied:
XXXXX
XXXXX

Total

*	Claim Period is the period in respect of which the Policy Claim was submitted pursuant to the Claim Schedule. For a Deferred Payment, the Claim Period can be identified as “Deferred Payment.”
**	Payment application date is the date the Policy Claim Payment was paid by the Holder to the Beneficial Holders.

The Holder hereby certifies that the information contained in this Allocation Schedule to be true, correct and up-to-date.

For and on behalf of

[INSERT NAME OF HOLDER]

Name:

Title:

Date:

Exhibit C

WRITE DOWN EXAMPLE 1

The example below is intended to provide a simplified illustration of how Permitted Policy Claims will be paid under the Plan and the Payment Guidelines. For present purposes, it is assumed that there is one Policy insuring only one series of Insured Obligations, secured by one pool of mortgage loan collateral, in a write down transaction, where the outstanding principal balance of the Insured Obligations is reduced by realized losses on the mortgage loans (“Write Down Transaction”). The example covers a period of four months and commences in month one, when the first Claim under the Policy is submitted to the Segregated Account in accordance with the Payment Guidelines.

Shown below are the monthly calculations and Payments associated with Permitted Policy Claims under the Payment Guidelines, including Interim Payments (initially at a 25% Interim Payment Percentage), the creation of Deferred Amounts (including Deferred Loss Amounts and Accretion Amounts), and the effect of Recovery Amounts.

Month One - Submission of a Policy Claim

In month one, the Beginning Bond Balance and Beginning Collateral Balance for this transaction are both $1,000 (A1) and (B1). Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $20 (C1). During the month, the collateral suffers a $100 realized loss (D1), resulting in a Policy Claim submission of $100 (“Month One Policy Claim”). The Month One Policy Claim is not Permitted in month one (E1) because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month One Policy Claim.

The payment of Intrinsic Principal ($20) and the $100 realized loss reduces the Beginning Bond Balance by $120, resulting in an Ending Bond Balance of $880 (H1). Together, the $20 Intrinsic Principal and the $100 realized loss reduce the Beginning Collateral Balance by $120, leaving an Ending Collateral Balance of $880 (I1).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	0	0	0	$880	$880	0	0	0	0
Calculations									A1 - C1 - D1	B1 -C1 - D1

[1]	Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

1

Month Two – Interim Payment and Creation of Deferred Amount

In month two, the Beginning Bond Balance is $880 (A2) and the Beginning Collateral Balance is $880 (B2). Intrinsic Principal for month two is $35 (C2). During the month the collateral suffers an $80 realized loss (D2), resulting in a Policy Claim submission of $80 (“Month Two Policy Claim”).

The Month Two Policy Claim is not Permitted in month two because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Two Policy Claim.

The Month One Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E2). An Interim Payment of $25 (F2) is made, an amount equal to 25% of the Month One Policy Claim. In addition, a Deferred Loss Amount of $75 (L2) is established in respect of the Month One Policy Claim. There are no Accretion Amounts in month two in respect of any Permitted Policy Claim (K2).

The payment of Intrinsic Principal ($35) and the $80 realized loss together reduce the Beginning Bond Balance for the month by $115, leaving an Ending Bond Balance of $765 (H2). (The Interim Payment in respect of the Month One Policy Claim ($25) does not reduce the Beginning Bond Balance for the month because it represents payment of an amount in respect of losses that reduced the principal balance of the bonds in prior periods.) Application of the $35 Intrinsic Principal and the $80 realized loss reduces the Beginning Collateral Balance for the month by $115, leaving an Ending Collateral Balance of $765 (I2).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	0	0	0	$880	$880	0	0	0	0
Calculations									A1 - C1 - D1	B1 - C1 - D1
		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	0	$765	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

Month Three – Accretion on Deferred Amounts in respect of Month One Policy Claim

In month three, the Beginning Bond Balance is $765 (A3) and the Beginning Collateral Balance is $765 (B3). Intrinsic Principal for month three is $25 (C3). During the month the collateral suffers a $100 realized loss (D3), resulting in a Policy Claim submission of $100 (“Month Three Policy Claim”).

The Month Three Policy Claim is not Permitted in month three because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Three Policy Claim.

The Beginning Deferred Amount in month three is $75 (J3).

2

The Month Two Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E3). An Interim Payment of $20 (F3) is made, an amount equal to 25% of the Month Two Policy Claim. In addition, a Deferred Loss Amount of $60 (L3) is established in respect of the Month Two Policy Claim.

The Accretion Amount in month three is $0.31 (K3), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $75 (J3).

The Ending Deferred Amount for month three is $135.31 (M3), which is the sum of: (i) the Beginning Deferred Amount of $75 (J3) established in respect of the Month One Policy Claim, (ii) the Accretion Amount of $0.31 (K3) and (iii) the Deferred Loss Amount of $60 (L3) established in respect of the Month Two Policy Claim.

The payment of month three Intrinsic Principal ($25) and the $100 realized loss together reduce the Beginning Bond Balance for the month by $125, leaving an Ending Bond Balance of $640 (H3). (The Interim Payment in respect of the Month Two Policy Claim ($20) does not reduce the Beginning Bond Balance for the month.) Application of the $25 Intrinsic Principal and the $100 realized loss reduces the Beginning Collateral Balance by $125, leaving an Ending Collateral Balance of $640 (I3).

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	0	0	0	$880	$880	0	0	0	0
Calculations									A1 - C1 - D1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	0	$765	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 accretion amount)	$765	$765	$25	$100	$80	$20	0	$640	$640	$75	$0.31	$60	$135.31
Calculations		H2	I2			D2	E3 x 25%		A3 - C3 - D3 + F3 - F3	B3 - C3 - D3	M2	J3 x (4.98%/12)	E3 - F3	J3 + K3 + L3 - G3

Month Four – Effect of Recovery Amounts

In month four, the Beginning Bond Balance is $640 (A4) and the Beginning Collateral Balance is $640 (B4). Intrinsic Principal for month four is $30 (C4). The transaction receives $60 (G4) as a Recovery Amount in respect of realized losses incurred in prior months. During the month the collateral suffers an $80 realized loss (D4), resulting in a Policy Claim submission of $80 (“Month Four Policy Claim”).

The Month Four Policy Claim is not Permitted in month four, because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Four Policy Claim.

In month four, the Beginning Deferred Amount is $135.31 (J4).

3

The Month Three Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E4). An Interim Payment of $25 (F4) is made, an amount equal to 25% of the Month Three Policy Claim. In addition, a Deferred Loss Amount of $75 (L4) is established in respect of the Month Three Policy Claim.

The Accretion Amount in month four is $0.56 (K4), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $135.31 (J4).

The Ending Deferred Amount for month four is $150.87 (M4), which is equal to: (a) the sum of (i) the Beginning Deferred Amount of $135.31 (J4), (ii) the Accretion Amount of $0.56 (K4), and (iii) the Deferred Loss Amount of $75 (L4) established in respect of the Month Three Policy Claim (which sum is $210.87), reduced by (b) the $60 Recovery Amount (G4) realized in month four.

The payment of month four Intrinsic Principal ($30) and the $80 realized loss together reduce the Beginning Bond Balance by $110, leaving an Ending Bond Balance of $530 (H4). (Neither the Interim Payment in respect of the Month Three Policy Claim ($25) nor the Recovery Amount realized in month four ($60) reduces the Beginning Bond Balance for the month.) Application of the $30 Intrinsic Principal, and the $80 realized loss reduces the Beginning Collateral Balance by $110, leaving an Ending Collateral Balance of $530 (I4).2

WRITE DOWN TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 claim amount	$1,000	$1,000	$20	$100	0	0	0	$880	$880	0	0	0	0
Calculations									A1 - C1 - D1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$880	$880	$35	$80	$100	$25	0	$765	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - D2 + F2 - F2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 accretion amount)	$765	$765	$25	$100	$80	$20	0	$640	$640	$75	$0.31	$60	$135.31
Calculations		H2	I2			D2	E3 x 25%		A3 - C3 - D3 + F3 - F3	B3 - C3 - D3	M2	J3 x (4.98%/12)	E3 - F3	J3 + K3 + L3 - G3

		A4	B4	C4	D4	E4	F4	G4	H4	I4	J4	K4	L4	M4
4	$30 intrinsic principal payment; $80 claim amount; 25% month 3 Interim Payment; $60 Recovery; ending Deferred Amount of $150.90	$640	$640	$30	$80	$100	$25	$60	$530	$530	$135.31	$0.56	$75	$150.87
Calculations		H3	I3			D3	E4 x 25%		A4-C4-D4+F4-F4+G4-G4	B4 - C4 - D4	M3	J4 x (4.98%/12)	E4 - F4	J4 + K4 + L4 - G4

[2]	The month four Ending Bond Balance of $530 (H4) reconciles with the month one Beginning Bond Balance of $1,000 (A1) as follows:

Month one Beginning Bond Balance ($1,000, A1) MINUS: (i) the sum of all payments of Intrinsic Principal (C1 + C2 + C3 + C4 = $110); (ii) the sum of all Interim Payments (F2 + F3 + F4 = $70); (iii) the sum of all Recovery Amounts (G4 = $60); (iv) the Month Four Policy Claim ($80, D4), which is not yet a Permitted Policy Claim; and (v) the month four Deferred Loss Amount ($150, M4 without considering accretion), EQUALS the month four Ending Bond Balance ($530, H4).

4

Exhibit D

UNDERCOLLATERALIZED EXAMPLE 1

The example below is intended to provide a simplified illustration of how Permitted Policy Claims will be paid under the Plan and the Payment Guidelines. For present purposes, it is assumed that there is one Policy insuring only one series of Insured Obligations, secured by one pool of mortgage loan collateral, in an undercollateralizing transaction, where the outstanding principal balance of the Insured Obligations is not reduced by realized losses on the mortgage loans (“Undercollateralized Transaction”). The example covers a period of four months and commences in month one, when the first Claim under the Policy is submitted to the Segregated Account in accordance with the Payment Guidelines.

Shown below are the monthly calculations and Payments associated with Permitted Policy Claims under the Payment Guidelines, including Interim Payments (initially at a 25% Interim Payment Percentage), the creation of Deferred Amounts (including Deferred Loss Amounts and Accretion Amounts) and the effect of Recovery Amounts.

Month One - Submission of a Policy Claim

In month one, the Beginning Bond Balance and Beginning Collateral Balance for this transaction are both $1,000 (A1) and (B1). Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $20 (C1). During the month, the collateral suffers a $100 realized loss (D1), resulting in a Policy Claim submission of $100 (“Month One Policy Claim”). The Month One Policy Claim is not Permitted in month one (E1) because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month One Policy Claim.

The payment of Intrinsic Principal reduces the Beginning Bond Balance by $20, resulting in an Ending Bond Balance of $980 (H1). Together, the $20 Intrinsic Principal and the $100 realized loss reduce the Beginning Collateral Balance by $120, leaving an Ending Collateral Balance of $880 (I1).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	0	0	0	$980	$880	0	0	0	0
Calculations									A1 - C1 - F1 - G1	B1 - C1 - D1

[1]	Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

1

Month Two – Interim Payment and Creation of Deferred Amount

In month two, the Beginning Bond Balance is $980 (A2) and the Beginning Collateral Balance is $880 (B2). Intrinsic Principal for month two is $35 (C2). During the month the collateral suffers an $80 realized loss (D2), resulting in a Policy Claim submission of $80 (“Month Two Policy Claim”).

The Month Two Policy Claim is not Permitted in month two because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Two Policy Claim.

The Month One Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E2). An Interim Payment of $25 (F2) is made, an amount equal to 25% of the Month One Policy Claim. In addition, a Deferred Loss Amount of $75 (L2) is established in respect of the Month One Policy Claim. There are no Accretion Amounts in month two in respect of any Permitted Policy Claim (K2).

The payment of Intrinsic Principal ($35) and the Interim Payment in respect of the Month One Policy Claim ($25) together reduce the Beginning Bond Balance for the month by $60, leaving an Ending Bond Balance of $920 (H2). Application of the $35 Intrinsic Principal and the $80 realized loss reduces the Beginning Collateral Balance for the month by $115, leaving an Ending Collateral Balance of $765 (I2).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	0	0	0	$980	$880	0	0	0	0
Calculations									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	0	$920	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

Month Three – Accretion on Deferred Amounts in respect of Month One Policy Claim

In month three, the Beginning Bond Balance is $920 (A3) and the Beginning Collateral Balance is $765 (B3). Intrinsic Principal for month three is $25 (C3). During the month the collateral suffers a $100 realized loss (D3), resulting in a Policy Claim submission of $100 (“Month Three Policy Claim”).

The Month Three Policy Claim is not Permitted in month three because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Three Policy Claim.

The Beginning Deferred Amount in month three is $75 (J3).

The Month Two Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E3). An Interim Payment of $20 (F3) is made, an amount equal to 25% of the Month Two Policy Claim. In addition, a Deferred Loss Amount of $60 (L3) is established in respect of the Month Two Policy Claim.

2

The Accretion Amount in month three is $0.31 (K3), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $75 (J3).

The Ending Deferred Amount for month three is $135.31 (M3), which is the sum of: (i) the Beginning Deferred Amount of $75 (J3) established in respect of the Month One Policy Claim, (ii) the Accretion Amount of $0.31 (K3) and (iii) the Deferred Loss Amount of $60 (L3) established in respect of the Month Two Policy Claim.

The payment of month three Intrinsic Principal ($25) and the Interim Payment in respect of the Month Two Policy Claim ($20) together reduce the Beginning Bond Balance for the month by $45, leaving an Ending Bond Balance of $875 (H3). Application of the $25 Intrinsic Principal and the $100 realized loss reduces the Beginning Collateral Balance by $125, leaving an Ending Collateral Balance of $640 (I3).

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	0	0	0	$980	$880	0	0	0	0
Calculations									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	0	$920	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 principal loss claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 Accretion Amount)	$920	$765	$25	$100	$80	$20	0	$875	$640	$75	$0.31	$60	$135.31
Calculations		H2	I2			D2	E3 x 25%		A3 - C3 - F3 - G3	B3 - C3 - D3	M2	J3 x (4.98%/12)	E3 - F3	J3 + K3 + L3 - G3

Month Four – Effect of Recovery Amounts

In month four, the Beginning Bond Balance is $875 (A4) and the Beginning Collateral Balance is $640 (B4). Intrinsic Principal for month four is $30 (C4). The transaction receives $60 (G4) as a Recovery Amount in respect of realized losses incurred in prior months. During the month the collateral suffers an $80 realized loss (D4), resulting in a Policy Claim submission of $80 (“Month Four Policy Claim”).

The Month Four Policy Claim is not Permitted in month four, because it will not have been determined to be a Permitted Policy Claim under the Payment Guidelines. Consequently, there are no Payments in respect of the Month Four Policy Claim.

In month four, the Beginning Deferred Amount is $135.31 (J4).

The Month Three Policy Claim is determined by the Rehabilitator to be a Permitted Policy Claim (E4). An Interim Payment of $25 (F4) is made, an amount equal to 25% of the Month Three Policy Claim. In addition, a Deferred Loss Amount of $75 (L4) is established in respect of the Month Three Policy Claim.

The Accretion Amount in month four is $0.56 (K4), which represents the effective annual rate of 5.1% on the Beginning Deferred Amount of $135.31 (J4).

3

The Ending Deferred Amount for month four is $150.87 (M4), which is equal to: (a) the sum of (i) the Beginning Deferred Amount of $135.31 (J4), (ii) the Accretion Amount of $0.56 (K4), and (iii) the Deferred Loss Amount of $75 (L4) established in respect of the Month Three Policy Claim (which sum is $210.87), reduced by (b) the $60 Recovery Amount (G4) realized in month four.

The payment of month four Intrinsic Principal ($30), the Interim Payment in respect of the Month Three Policy Claim ($25) and the Recovery Amount realized in month four ($60), together reduce the Beginning Bond Balance by $115, leaving an Ending Bond Balance of $760 (H4). Application of the $30 Intrinsic Principal, and the $80 realized loss reduces the Beginning Collateral Balance by $110, leaving an Ending Collateral Balance of $530 (I4).2

UNDERCOLLATERALIZED TRANSACTION (Deferred Amount; Accretion; and Recovery Example)
Month	Description	Beginning Bond Balance	Beginning Collateral Balance	Intrinsic Principal	Collateral Realized Loss	Permitted Policy Claim Amount	Interim Payment Amount	Recovery Amount	Ending Bond Balance	Ending Collateral Balance	Beginning Deferred Amount	Accretion Amount	Defered Loss Amount	Ending Deferred Amount
		A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1	M1
1	$20 intrinsic principal payment; $100 principal loss claim amount	$1,000	$1,000	$20	$100	0	0	0	$980	$880	0	0	0	0
Calculations									A1 - C1 - F1 - G1	B1 - C1 - D1

		A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2	M2
2	$35 intrinsic principal payment; $80 principal loss claim amount; 25% month 1 Interim Payment; 75% Deferred Amount created	$980	$880	$35	$80	$100	$25	0	$920	$765	0	0	$75	$75
Calculations		H1	I1			D1	E2 x 25%		A2 - C2 - F2 -G2	B2 - C2 - D2	M1		E2 - F2	J2 + K2 + L2 - G2

		A3	B3	C3	D3	E3	F3	G3	H3	I3	J3	K3	L3	M3
3	$25 intrinsic principal payment; $100 principal loss claim amount; 25% month 2 Interim Payment; ending Deferred Amount of $135.32 (including $.32 Accretion Amount)	$920	$765	$25	$100	$80	$20	0	$875	$640	$75	$0.31	$60	$135.31
Calculations		H2	I2			D2	E3 x 25%		A3 - C3 - F3 - G3	B3 - C3 - D3	M2	J3 x (4.98%/12)	E3 - F3	J3 + K3 + L3 - G3

		A4	B4	C4	D4	E4	F4	G4	H4	I4	J4	K4	L4	M4
4	$30 intrinsic principal payment; $80 claim amount; 25% month 3 Interim Payment; $60 Recovery; ending Deferred Amount of $150.90	$875	$640	$30	$80	$100	$25	$60	$760	$530	$135.31	$0.56	$75	$150.87
Calculations		H3	I3			D3	E4 x 25%		A4 - C4 -F4 - G4	B4 - C4 - D4	M3	J4 x (4.98%/12)	E4 - F4	J4 + K4 + L4 - G4

[2]	Note that in order to reconcile the Deferred Loss Amount ($150 in month four (M4 without considering accretion)) to the Undercollateralized amount ($230 (H4 minus I4)), the Month Four Policy Claim ($80 (D4)), which will not yet have been determined to be a Permitted Policy Claim under the Payment Guidelines, must be added to the Deferred Loss Amount.

4

Exhibit E

REALLOCATION OF DEFERRED LOSS AMOUNT EXAMPLE 1

Pursuant to the Payment Guidelines, Deferred Loss Amounts are calculated and allocated to Insured Obligations, including multiple classes of Insured Obligations insured under a single Policy. Situations can arise where the Deferred Loss Amount with respect to a single Policy remains unchanged, but due to the priority of payments under the Transaction Documents, the Deferred Loss Amounts allocated to multiple classes of Insured Obligations under such Policy no longer reflect the losses that each such Insured Obligation has incurred. This could result in a situation where Deferred Loss Amounts are overstated for some Insured Obligations and understated for others. To ensure that any Deferred Payments will be applied accurately, the Rehabilitator may, in his sole and absolute discretion, reallocate Deferred Loss Amounts among classes of Insured Obligations insured by a single Policy to the extent necessary to ensure that the Deferred Loss Amounts reflect the actual losses allocated to the Insured Obligations under the Transaction Documents.

Upon reallocation of a Deferred Loss Amount from one Insured Obligation to another, there shall be no further accretion on such reallocated Deferred Loss Amount in respect of the Insured Obligation from which the Deferred Loss Amount was reallocated. However, Accretion Amounts that accrued prior to such transfer shall remain with the Beneficial Holders of the Insured Obligation from which the Deferred Loss Amount was reallocated, and will continue to accrete in accordance with the Payment Guidelines.

The example below is intended to provide a simplified illustration of how Deferred Loss Amounts may be allocated and reallocated among multiple classes of Insured Obligations insured by one Policy under the Plan and the Payment Guidelines in one set of circumstances.

For present purposes, it is assumed that: (i) there is one Policy insuring two classes of Insured Obligations, Class A1 and Class A2, (ii) principal amounts under the Transaction Documents are paid first to the Class A1 bond, the most senior Insured Obligation (until its balance is reduced to zero) and then to the Insured Obligation in next order of priority, the Class A2 bond (until its balance is reduced to zero) (a “Sequential Pay Transaction”), (iii) the Insured Obligations are secured by one pool of mortgage loan collateral, where the outstanding principal balance of the Insured Obligations is not reduced by realized losses on the mortgage loans (an “Undercollateralized Transaction”), (iv) initially, only the Class A1 bond has a Deferred Loss Amount and (v) there are no Deferred Payments made. The example covers a period of two months and commences in month one, when the first reallocation of Deferred Loss Amounts between different classes of Insured Obligations occurs.

[1]	Capitalized terms and expressions not defined or explained herein have the meanings given to such terms in the Payment Guidelines. Amounts used in this example are representative only, and do not reflect any actual claims and are based on assumptions that may not be applicable to any particular policy. The calculations, and events specified in the example are based on assumptions made for illustrative purposes only and may not reflect what may occur in reality or in the future. The Rehabilitator will make determinations in respect of payments by the Segregated Account in his sole and absolute discretion, in accordance with the Plan and the Payment Guidelines.

1

Shown below are the monthly calculations and reallocation of Deferred Loss Amounts among two classes of Insured Obligations under the Payment Guidelines. The Deferred Loss Amounts are reallocated as a result of the payment in full of the most senior Insured Obligation in a Sequential Pay Transaction in accordance with the terms and conditions of the Transaction Documents.

Month One—Reallocation of Deferred Loss Amount among Insured Obligations of Sequential Pay Transaction

In month one, the Beginning Bond Balance for the Class A1 bond is $90 and for the Class A2 bond is $120 (A1). The Beginning Collateral Balance for this transaction is $130 (B1), reflecting prior realized losses of $80, resulting in the Transaction being undercollateralized by an equal amount. Principal collections received during the month from payments on the underlying mortgage loans (“Intrinsic Principal”) are $60 (E1). During the month, the collateral suffers no additional realized loss (G1), resulting in no Policy Claim for the month. There are no outstanding Permitted Policy Claims and the Rehabilitator has not declared a Deferred Payment, consequently, there are no Interim or Deferred Payments made on account of the Insured Obligations.

Because this is a Sequential Pay Transaction, Intrinsic Principal is paid first to the Class A1 senior bond to reduce the Beginning Bond Balance of the Class A1 bond by $60, resulting in an Ending Bond Balance for the Class A1 bond of $30 (I1) and since there is no additional Intrinsic Principal, there is no payment made to the Class A2 bond, leaving its Ending Bond Balance at $120 (I1). The $60 Intrinsic Principal reduces the Beginning Collateral Balance of $130 by $60, leaving an Ending Collateral Balance of $70 (J1).

The Beginning Deferred Amount for the Class A1 bond is $80 and for the Class A2 bond is $0 (D1).

The Accretion Amount for month one for Class A1 is $0.33 (K1), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $80 (D1). There is no Accretion Amount for Class A2 as it does not have any outstanding Deferred Amount.

At the beginning of the month, the Class A1 bond was $80 undercollateralized (C1) and the Class A2 bond had no undercollateralization (C1). After the payment of Intrinsic Principal of $60 to the Class A1 bond, the Class A1 bond’s share of the $80 undercollateralization is $30 and the Class A2 bond’s share of the $80 undercollateralization is $50.

The Deferred Loss Amount on the transaction as a whole has not been reduced by either Deferred Payments or Recovery Amounts, and remains unchanged at $80. However, the allocation of the Deferred Loss Amount among the two classes of Insured Obligations must be modified due to the reduction in Bond Balance of the Class A1 bonds below the Class A1 bond Deferred Loss Amount. This reduction in Bond Balance of the Class A1 bond results in a shift in the allocation of the undercollateralization of the Transaction to the Class A2 bond, requiring a corresponding shift of the Deferred Loss Amount from the Class A1 bond to the Class A2 bond.

2

The Deferred Loss Amount allocated to the Class A1 Bond is reduced from $80 to $30 (L1), reflecting the receipt by the Class A1 bond of $60 Intrinsic Principal and the reduction of its undercollateralization. The remaining $50 of Deferred Loss Amount is allocated to the Class A2 bond (L1).

The Ending Deferred Amount for the Class A1 bond is $30.33 (L1), which is the sum of: (i) the Beginning Deferred Amount of $80 (D1), plus (ii) the Accretion Amount of $0.33 (K1) minus (iii) the Deferred Loss Amount of $50 reallocated to the Class A2 bond from the Class A1 bond.

The Ending Deferred Amount for the Class A2 bond is $50 (L1), which is the sum of: (i) the Beginning Deferred Amount of $0 (D1), plus (ii) the Accretion Amount of $0 (K1) plus (iii) the Deferred Loss Amount of $50 reallocated to the Class A2 bond from the Class A1 bond.

UNDERCOLLATERALIZED TRANSACTION (Reallocation of Deferred Amounts Example)
Description	Beginning Bond Balance	Beginning Collateral Balance	Undercollaterization Allocation	Beginning Deferred Amounts	Intrinsic Principal	Intrinsic Principal Allocation	Collateral Realized Loss	Permitted Policy Claim Amount	Ending Bond Balance	Ending Collateral Balance	Accretion Amounts	Ending Deferred Amounts
	A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1
$60 Intrinsic Principal payment; $0 Collateral Realized Loss	$90 Class A1 $120 Class A2	$130	$80 Class A1 $0 Class A2	$80 Class A1 $0 Class A2	$60	$60 Class A1 $0 Class A2	—	—	$30 Class A1 $120 Class A2	$70	$.33 Class A1 $0 Class A2	$30.33 Class A1 $50 Class A2
Calculations									A1 - E1	B1 - E1	D1 x (4.98%/12)

Month Two - Reallocation of Deferred Loss Amount among Insured Obligations of Sequential Pay Transaction

In month two, the Beginning Bond Balance for Class A1 bond is $30 and for Class A2 bond is $120 (A2). The Beginning Collateral Balance for month two is $70 (B2) and the Transaction is undercollateralized by $80. Intrinsic Principal received is $50 (E2). During the month, the collateral suffers no additional realized loss (G2), resulting in no Policy Claim for the month. There are no outstanding Permitted Policy Claims, consequently, there are no Payments made to the Insured Obligations in respect of either Permitted Policy Claims or Deferred Amounts.

Because this is a Sequential Pay Transaction, Intrinsic Principal is paid first to Class A1 senior bond reducing the Beginning Bond Balance of Class A1 bond by $30, resulting in an Ending Bond Balance for the Class A1 bond of $0 (I2). The remainder of Intrinsic Principal of $20 is paid to the Class A2 bond reducing the Beginning Bond Balance of the Class A2 bond by $20, resulting in an Ending Bond Balance for the Class A2 bond of $100 (I2). The $50 Intrinsic Principal reduces the Beginning Collateral Balance of $70 by $50, leaving an Ending Collateral Balance of $20 (J2).

The Beginning Deferred Amount for the Class A1 bond is $30.33 and for the Class A2 bond is $50 (D2).

The Accretion Amount for month two for Class A1 bond is $0.13 (K2), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $30.33 (D2) and the Accretion Amount for Class A2 bond is $0.21 (K2), which represents accretion at the effective annual rate of 5.1% on the Beginning Deferred Amount of $50 (D2).

3

At beginning of the month, the Class A1 bond was $30 undercollateralized (C2) and the Class A2 bond was $50 undercollateralized (C2). After the payment of Intrinsic Principal, the Class A1 bond is fully paid and the Class A2 bond is undercollateralized by $80.

After the payment of the $50 of Intrinsic Principal to the Class A1 bond and Class A2 bond, the undercollateralization of the transaction, as a whole, remains unchanged at $80, but now resides solely with the Class A2 bond. The Deferred Loss Amount on the transaction as a whole remains unchanged at $80. However, the Deferred Loss Amounts among the two Classes of Insured Obligations must be reallocated due to the reduction in Bond Balance of the Class A1 bond that has shifted the allocation of the undercollateralization of the Transaction to the Class A2 bond.

The Deferred Loss Amount allocated to the Class A1 Bond is reduced from $30 to $0 (L2), reflecting the receipt of the Class A1 bond of $30 Intrinsic Principal. The Deferred Loss Amount of $30 that was allocated to the Class A1 bond is reallocated to the Class A2 bond, increasing its Deferred Loss Amount from $50 to $80 (L2). The Accretion Amount for the Class A1 bond of $0.46 remains with the Class A1 bond and is not reallocated (L2).

The Ending Deferred Amount for month two for Class A1 is $0.46 (L2), which is the sum of: (i) the Beginning Deferred Amount of $30.33 (D2), plus (ii) the Accretion Amount of $0.13 (K2) minus (iii) the Deferred Loss Amount of $30 reallocated to the Class A2 bond from the Class A1 bond.

The Ending Deferred Amount for month two for Class A2 is $80.21 (L2), which is the sum of: (i) the Beginning Deferred Amount of $50 (D2), plus (ii) the Accretion Amount of $0.21 (K2) plus (iii) the Deferred Loss Amount of $30 reallocated to the Class A2 bond from the Class A1 bond.

UNDERCOLLATERALIZED TRANSACTION (Reallocation of Deferred Amounts Example)
Description	Beginning Bond Balance	Beginning Collateral Balance	Undercollaterization Allocation	Beginning Deferred Amounts	Intrinsic Principal	Intrinsic Principal Allocation	Collateral Realized Loss	Permitted Policy Claim Amount	Ending Bond Balance	Ending Collateral Balance	Accretion Amounts	Ending Deferred Amounts
	A1	B1	C1	D1	E1	F1	G1	H1	I1	J1	K1	L1
$60 Intrinsic Principal payment; $0 Collateral Realized Loss	$90 Class A1 $120 Class A2	$130	$80 Class A1 $0 Class A2	$80 Class A1 $0 Class A2	$60	$60 Class A1 $0 Class A2	—	—	$30 Class A1 $120 Class A2	$70	$.33 Class A1 $0 Class A2	$30.33 Class A1 $50 Class A2
Calculations									A1 - E1	B1 - E1	D1 x (4.98%/12)
	A2	B2	C2	D2	E2	F2	G2	H2	I2	J2	K2	L2
$50 Intrinsic Principal payment; $0 Collateral Realized Loss	$30 Class A1 $120 Class A2	$70	$30 Class A1 $50 Class A2	$30.33 Class A1 $50 Class A2	$50	$30 Class A1 $20 Class A2	—	—	$0 Class A1 $100 Class A2	$20	$.13 Class A1 $.21 Class A2	$.46 Class A1 $80.21 Class A2
Calculations	I1	J1		L1					A2 - E2	B2 - E2	D2 x (4.98%/12)

4

Form of Indenture for Secured Notes

(see attached)

Draft — September 21, 2017

[AMBAC LSNI, LLC]

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee and Note Collateral Agent

[FORM OF]

INDENTURE

DATED AS OF [•], 2017

PROVIDING FOR THE ISSUANCE OF INSURED SECURED NOTES

i

ii

iii

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901.	Without Consent of Holders	58
Section 902.	With Consent of Holders	59
Section 903.	Execution of Amendments, Supplements or Waivers	61
Section 904.	Revocation and Effect of Consents	61
Section 905.	[Reserved]	61
Section 906.	Notation on or Exchange of Notes	61

ARTICLE X

REDEMPTION OF NOTES

Section 1001.	Applicability of Article	62
Section 1002.	Optional Redemption	62
Section 1003.	Election to Redeem; Notice to Trustee	62
Section 1004.	Selection by Trustee of Notes to Be Redeemed	62
Section 1005.	Notice of Redemption	63
Section 1006.	Deposit of Redemption Price	64
Section 1007.	Notes Payable on Redemption Date	64
Section 1008.	Notes Redeemed in Part	65
Section 1009.	Mandatory Redemption Trigger	65

ARTICLE XI

NOTE ENHANCEMENT

Section 1101.	Secured Notes Policy	65
Section 1102.	Claims	65
Section 1103.	Preference Claims, Etc.	65
Section 1104.	Trustee Assignment of Rights	66
Section 1105.	Surrender of Secured Notes Policy	67

ARTICLE XII

COLLATERAL AND SECURITY

Section 1201.	Collateral and Security Documents	67
Section 1202.	Release of Collateral	68
Section 1203.	[Reserved]	68
Section 1204.	Suits to Protect the Collateral	68
Section 1205.	Authorization of Receipt of Funds by the Trustee under the Note Security Documents	69

iv

Section 1206.	Purchaser Protected	70
Section 1207.	Powers Exercisable by Receiver or Trustee	70
Section 1208.	Reports and Certificates Relating to Collateral	70
Section 1209.	Note Collateral Agent	70
Section 1210.	Compensation and Indemnification	74
Section 1211.	The Note Security Documents	74
Section 1212.	Principal Proceeds Collateral Account	75
Section 1213.	Confidentiality	75

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Collateral Agreement
Exhibit D	Form of AAC Pledge
Exhibit E	Form of Ambac Note

v

INDENTURE, dated as of [•], 2017 (as amended, supplemented or otherwise modified from time to time, this “Indenture”), between Ambac LSNI, LLC, a [limited liability company incorporated under the laws of the Cayman Islands] and [wholly owned by [•]1], as issuer, and The Bank of New York Mellon, as Trustee and Note Collateral Agent.

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Notes.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with the terms of the Notes and this Indenture, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 101. Definitions.

“AAC” means Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.

“AAC Pledge Agreement” means that certain Pledge Agreement, substantially in the form attached hereto as Exhibit D, dated as of the Issue Date, by and between AAC and the Note Collateral Agent.

“AAC Secured Notes” mean the [•] in aggregate principal amount of Notes held by AAC from time to time.

“Affiliate” means, with respect to any specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the specified Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “controlled” have meanings correlative thereto. For the avoidance of doubt, no Person will be deemed to control another Person by virtue of acting in an agency, advisory, asset management, investment management, fiduciary or similar capacity.

[1]	NTD: To discuss ownership structure.

“Ambac Event of Default” means (i) an Event of Default under Section 601(c) hereof or (ii) the occurrence of any liquidation or wind-up proceedings initiated by the Company (including, for the avoidance of doubt, any liquidation or wind-up proceedings initiated pursuant to the Company’s constituting documents), other than pursuant to a transaction permitted by Article V.

“Ambac Note” means the $[2,146,000,000] senior secured note to be issued by AAC to the Company on the Issue Date, substantially in the form attached hereto as Exhibit E, which is secured by (a) the right to receive Tier I Net Proceeds, (b) the Tier I Proceeds Collateral Account, and (c) the Pledged Securities (and any Replacement Investments).

“Ambac Note Proceeds Collateral Account” means the “Ambac Note Proceeds Collateral Account” as defined in the Collateral Agreement.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 714 to act on behalf of the Trustee to authenticate Notes.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors, including any state law governed insurance rehabilitation proceeding.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body. Unless otherwise provided, “Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which a Paying Agent maintains its office).

“Capital Stock” of any Person means any and all shares or units of, rights to purchase, warrants or options for, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Collateral” means all the assets and properties subject to the Liens created by the Note Security Documents, which shall be comprised of (a) substantially all assets of the Company, including the Ambac Note, as set forth in the Collateral Agreement and which shall not include Excluded Assets, (b) the Principal Proceeds Collateral Account and (c) the Ambac Note Proceeds Collateral Account.

“Collateral Agreement” means the Collateral Agreement, substantially in the form attached hereto as Exhibit C, dated as of the Issue Date, between the Company and the Note Collateral Agent, as amended, restated, supplemented, waived, modified, renewed or replaced from time to time.

“Company” means Ambac LSNI, LLC, a [limited liability company incorporated under the laws of the Cayman Islands].

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by an Officer of the Company.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office on the Issue Date is located at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp).

“Custodian” means any receiver, trustee, assignee, liquidator, rehabilitator, custodian or similar official under any Bankruptcy Law.

“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

“Defaulted Interest Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 307.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Effective Date of the Plan Amendment” means the date on which the closing conditions of the Plan Amendment have been satisfied or waived by the Rehabilitator in his sole discretion.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Assets” means “Excluded Assets” as defined in the Collateral Agreement.

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“Foreign Jurisdiction” means a jurisdiction other than the United States of America or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and subject to the following sentence. If at any time the SEC permits or requires U.S. domiciled companies subject to the reporting requirements of the Exchange Act to use IFRS in lieu of GAAP for financial reporting purposes, the Company (or, any direct or indirect parent of the Company which is consolidated with the Company for reporting purposes) may elect by written notice to the Trustee to so use IFRS in lieu of GAAP and, upon any such notice, references herein to GAAP shall thereafter be construed to mean (a) for periods beginning on and after the date specified in such notice, IFRS as in effect from time to time and (b) for prior periods, GAAP as defined in the first sentence of this definition. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Holder” or “Noteholder” means the Person in whose name a Note is registered in the Note Register.

“IFRS” means International Financial Reporting Standards and applicable accounting requirements set by the International Accounting Standards Board or any successor thereto (or the Financial Accounting Standards Board, the Accounting Principles Board of the American Institute of Certified Public Accountants, or any successor to either such board, or the SEC, as the case may be), as in effect from time to time.

“Immaterial Disposition” means, with respect to Collateral other than the Ambac Note (or any right related thereto) or the Ambac Note Proceeds Collateral Account (or any assets credited thereto or on deposit therein), any transfer or disposition of such Collateral, in a single transaction or series of transactions, where the value of such disposed or transferred Collateral does not exceed $25,000 in any calendar year.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (c) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (d) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations

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under any synthetic lease, tax ownership/Synthetic Lease; and (e) guarantees and other contingent obligations in respect of any of the foregoing Indebtedness (but without duplication). The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer (save as outstanding on the Effective Date of the Plan Amendment). Notwithstanding anything to the contrary herein, “Indebtedness” shall not include (i) any obligations or liabilities (or any guarantee or similar obligation in respect thereof) in respect of equipment leases, real estate leases, and other operational leases, (ii) any ordinary intercompany payables among the Company and its Affiliates or Subsidiaries, and (iii) any derivatives and hedging activities. For the avoidance of doubt, “Indebtedness” shall also exclude any guarantee, contingent obligation, letter of credit, or similar obligation in respect of any item which is, of itself, and already included as, Indebtedness hereunder.

“Independent Manager” means, with respect to the Company, a member, manager or director who at the time of his or her appointment, at all times since such time, and during the five-year period preceding such appointment:

(i) is not an employee, director, member or officer of the Company, AAC, or any of their respective Affiliates;

(ii) is not a direct or indirect legal or beneficial owner of any interest in the Company, or AAC, or in any of their respective Affiliates; and

(iii) is not a member of the immediate family of a person described in clause (i) or (ii) above.

“interest,” with respect to the Notes, means interest on the Notes.

“Issue Date” means [    ], 2017, the date on which the Notes were originally issued.

“LIBOR Rate” means, for any Interest Period,

(a) the London interbank offered rate appearing on the ICE Benchmark Administration Limited page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page, as reasonably determined by AAC, from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, on the date that is two Business Days prior to the first day of such Interest Period and having a maturity equal to such Interest Period; in the event that no such rate is available to AAC, the applicable LIBOR Rate for the relevant Interest Period shall be the rate reasonably determined by AAC to be the arithmetic average of the rate per annum at which deposits in dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Trustee at approximately 11:00 A.M., London time, on the date that is two Business Days prior to the first day of such Interest Period; or

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(b) if no such page (or other source) is available under the foregoing clause (a), the rate which results from interpolating on a linear basis between: (x) the rate appearing on the ICE Benchmark Administration Limited page (or on any successor or substitute page of such service) for the longest period (for which that rate is available) which is less than the Interest Period and (y) the rate appearing on the ICE Benchmark Administration Limited page (or on any successor or substitute page of such service) for the shortest period (for which that rate is available) which exceeds the Interest Period, each as of approximately 11:00 A.M., London time, on the date that is two Business Days prior to the first day of such Interest Period; or

(c) if no such page (or other source) is available under the foregoing clauses (a) or (b), the arithmetic mean of the rates per annum as supplied to the Trustee at its request quoted by the Reference Banks to leading banks in the London interbank market as of approximately 11:00 A.M., London time, on the date that is two Business Days prior to the first day of such Interest Period for deposits in dollars of a duration equal to the duration of such Interest Period; provided that any Reference Bank that has failed to provide a quote in accordance with this clause (c) shall be disregarded for purposes of determining the mean; or

(d) if no such page (or other source) is available under the foregoing clauses (a), (b), or (c), such other method of calculating LIBOR floating rate notes as is then customary in the high yield debt markets in the United States as the Company shall reasonably choose in consultation with the Trustee.

Notwithstanding any of the foregoing, if the LIBOR Rate determined as provided above with respect to any Interest Period would be less than 1.00% per annum, then the LIBOR Rate with respect to such Interest Period shall be deemed to be 1.00% per annum.

“Lien” means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge or similar encumbrance.

“Maturity Date” means the earlier of (x) [•], [2022] and (y) the date that is five Business Days prior to the date on which Secured Notes are still outstanding and for which the OCI has approved for the repayment of all of the outstanding principal amount of all Surplus Notes issued by AAC.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Non U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Note Collateral Agent” means The Bank of New York Mellon, or its successor or assign, as collateral agent for the Holders, the Trustee and the other secured parties under this Indenture and the Note Security Documents.

“Note Security Documents” means the Collateral Agreement and the AAC Pledge Agreement, as amended, restated, supplemented, waived or otherwise modified from time to time.

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“Notes” mean the Company’s LIBOR Plus 5.00% Insured Secured Notes Due 2022 in an aggregate principal amount of $[2,146,000,000.00] (and any Notes issued in respect thereof pursuant to Section 304, 305, 306, 312(c), 312(d), or 1008).

“Obligations” means, with respect to any Indebtedness, any principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnification, reimbursement obligations, Guarantees of such Indebtedness (or of Obligations in respect thereof), other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

“OCI” means the Office of the Commissioner of Insurance of the State of Wisconsin and any successor thereto.

“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, any Managing Director or Senior Managing Director, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person. Unless otherwise specified, any requirement to provide an Officer’s Certificate hereunder shall mean Officer’s Certificate of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Outstanding” or “outstanding,” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made; or

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

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A Note does not cease to be Outstanding because the Company or any Affiliate of the Company holds the Note (and such Note shall be deemed to be outstanding for purposes of this Indenture); provided that in determining whether the Holders of the requisite amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes purchased after the Issue Date by the Company or any Affiliate of the Company from any Person that is not the Company or an Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows are so owned shall be so disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company; provided that neither the Company nor any of its Affiliates shall act as Paying Agent for purposes of Section 1103. The Company may have one or more additional Paying Agents, and the term “Paying Agent” includes any additional Paying Agent. The Trustee shall initially act as Paying Agent for the Notes.

“Payment Date” means (a) a Scheduled Interest Payment Date, (b) a Redemption Date and (c) the Maturity Date.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Place of Payment” means a city or any political subdivision thereof in which any Paying Agent appointed pursuant to Article III is located.

“Plan Amendment” means the Second Amended Plan of Rehabilitation of the Segregated Account filed in the Circuit Court for Dane County, State of Wisconsin [on September 1, 2017] in the rehabilitation proceeding commenced on March 24, 2010 with respect to the Segregated Account titled In re Segregated Account of Ambac Assurance Corporation, Case No. 10 CV 1576, as further amended, supplemented, or modified from time to time.

“Pledged Securities” means the “Pledged Securities” as defined in the Ambac Note.

“Predecessor Notes” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” as applied to the Capital Stock of any corporation or company means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Capital Stock of any other class of such corporation or company.

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“Principal Proceeds Collateral Account” means the “Principal Proceeds Collateral Account” as defined in the AAC Pledge Agreement.

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Redemption Amount” has the meaning given to such term in Section 1006.

“Redemption Date” when used with respect to any Note to be redeemed or purchased, means the date fixed for such redemption or purchase by or pursuant to this Indenture.

[“Reference Banks” means the principal London (or other applicable) offices of Bank of New York Mellon and such other banks as may be selected by the Trustee in consultation with the Company.]

“Regular Record Date” has the meaning given to such term in Section 314.

“Regulation S” means Regulation S under the Securities Act.

“Rehabilitation Court” means the Dane County Circuit Court in the State of Wisconsin.

“Rehabilitator” means the rehabilitator of the Segregated Account, appointed by the Rehabilitation Court, and such rehabilitator’s successors.

“Replacement Investments” means the “Replacement Investments” as defined in the Ambac Note.

“Resale Restriction Termination Date” means, with respect to any Note, the date that is one year (or such other period as may hereafter be provided under Rule 144 under the Securities Act or any successor provision thereto as permitting the resale by non-affiliates of Restricted Securities without restriction) after the later of the original issue date in respect of such Note and the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any Predecessor Note thereto).

“Responsible Officer” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, who has direct responsibility for the administration of this Indenture, including any vice president or assistant vice president, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Physical Note” means a Physical Note that is a Restricted Security.

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“Restricted Security” has the meaning assigned thereto in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to receive, at its request, and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“RMBS Litigation” means those certain lawsuits to which AAC and/or the Segregated Account are parties involving residential mortgage backed securities transactions insured by policies allocated to the Segregated Account, captioned: Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Sherwood, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cnty.) (Anderson, J.); and Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., Index No. 652321/2015 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); and any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings or any successor thereto.

“SEC” means the United States Securities and Exchange Commission.

“Section 3(c)(7)” means Section 3(c)(7) of the Investment Company Act of 1940, as amended.

“Secured Notes Policy” means the financial guaranty insurance policy number [•] issued by AAC on the Issue Date to the Trustee for the benefit of the Noteholders, irrevocably guaranteeing all principal and interest payments in respect of the Notes as and when such payments become due and owing, on the terms set forth herein.

“Secured Obligations” means “Obligations” as defined in the Collateral Agreement.

“Secured Parties” has the meaning assigned thereto in the Collateral Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Segregated Account” means the segregated account of the Company established under Wis. Stat. § 611.24(2) by the Company on March 24, 2010.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase or repayment of such Indebtedness at the option of the holder thereof upon the happening of any contingency).

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“Subsidiary” or “Subsidiaries” means, with respect to a specified Person, any corporation, partnership, limited partnership, limited liability company or other entity as to which the specified Person, directly or indirectly (including through one or more Subsidiaries), owns a majority of the outstanding shares of stock or other ownership interests having voting power under ordinary circumstances to elect directors of such corporation or other Persons performing similar functions for such entity.

“Surplus Notes” means the 5.1% Surplus Notes issued by AAC on June 7, 2010.

“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Tier I Net Proceeds” means the “Tier I Net Proceeds” as defined in the Ambac Note.

“Tier I Proceeds Collateral Account” means the “Tier I Proceeds Collateral Account” as defined in the Ambac Note.

“Total Proceeds” means “Total Proceeds” as defined in the Ambac Note.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” means, except as otherwise provided herein, the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unrestricted Security” means a Physical Note or a Global Note that does not bear the Private Placement Legend.

“Vice President” means, when used with respect to any Person, any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”

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Section 102. Other Definitions.

Term	Defined in Section
“Act”	108
“Agent Members”	312
“Authentication Order”	303
“Bloomberg”	311
“Deemed Representations”	313
“Defaulted Interest”	307
“DTC Participants”	311
“Event of Default”	601
“Expiration Date”	108
“Global Notes”	201
“Indenture”	Preamble
“Interest Period”	314
“Minimum Denomination”	302
“Note Register”	305
“Note Registrar”	305
“Operating Manager”	405
“Physical Notes”	201
“Private Placement Legend”	203
“Redemption Amount”	1006
“Regulation S Global Notes”	201
“Regulation S Physical Notes”	201
“Rule 144A Global Note”	201
“Rule 144A Physical Notes”	201
“Scheduled Interest Payment Date”	314
“Successor Company”	502

Section 103. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Indenture have the meanings assigned to them in this Indenture;

(2) “or” is not exclusive;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(4) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

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(5) all references to “$” or “dollars” shall refer to the lawful currency of the United States of America;

(6) the words “include,” “included” and “including,” as used herein, shall be deemed in each case to be followed by the phrase “without limitation,” if not expressly followed by such phrase or the phrase “but not limited to”;

(7) words in the singular include the plural, and words in the plural include the singular;

(8) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(9) any reference to a Section, Article or clause refers to such Section, Article or clause of this Indenture; and

(10) notwithstanding any provision of this Indenture, no provision of the TIA shall apply or be incorporated by reference into this Indenture or the Notes, except as specifically set forth in this Indenture.

Section 104. [Reserved].

Section 105. [Reserved].

Section 106. Reinstatement. If any claim is ever made solely in respect of Liens described by clause (5) of the definition of Permitted Liens (as defined in the Collateral Agreement) by holders of such Permitted Liens upon any Secured Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations under the Notes, this Indenture or the Note Security Documents and any such payee repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim to which the Company agrees that is effected by such payee with any such claimant (including, without limitation, AAC or the Company), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Company, and the Company shall be and remain liable to such payee under the Notes, this Indenture or the Note Security Documents for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 107. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

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Any certificate or opinion of an Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers to the effect that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 108. Acts of Noteholders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 701) conclusive in favor of the Trustee, the Company and any other obligor upon the Notes, if made in the manner provided in this Section 108.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other legal entity other than an individual, on behalf of such corporation or partnership or entity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

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(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, the Company or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

(e)

(i) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Notes; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date (or their duly designated proxies), and no other Holders, shall be entitled to take the relevant action, whether or not such Persons remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in Section 110.

(ii) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Notes entitled to join in the giving or making of (A) any notice of default, (B) any declaration of acceleration referred to in Section 602, (C) any request to institute proceedings referred to in Section 607(ii) or (D) any direction referred to in Section 612, in each case with respect to Notes. If any record date is set pursuant to this paragraph, the Holders of Outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Notes on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 110.

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(iii) With respect to any record date set pursuant to this Section 108, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Company or the Trustee, whichever such party is not setting a record date pursuant to this Section 108(e) in writing, and to each Holder of Notes in the manner set forth in Section 110, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 108, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

(iv) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

(v) Without limiting the generality of the foregoing, a Holder, including the Depositary, that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and the Depositary, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(vi) The Company may fix a record date for the purpose of determining the persons who are beneficial owners of interests in any Global Note held by the Depositary entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such persons, shall be entitled to make, give or take such request, demand, authorization direction, notice consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 109. Notices, etc., to Trustee, Note Collateral Agent and the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a) the Trustee by any Holder, the Note Collateral Agent or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp) or at any other address furnished in writing to the Company and the Note Collateral Agent by the Trustee;

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(b) the Note Collateral Agent by any Holder, the Trustee or by the Company or by any other obligor upon the Notes shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Note Collateral Agent at 101 Barclay Street, New York, NY 10286 (Attention: Corporate Trust – Dealing & Trading Grp) or at any other address furnished in writing to the Trustee and the Company by the Note Collateral Agent;

(c) the Company by the Trustee, the Note Collateral Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, to the Company at 1 State Street Plaza, New York, NY 10004 (Attention: General Counsel) or at any other address previously furnished in writing to the Trustee by the Company; and

(d) The Company, the Note Collateral Agent or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 110. Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or by overnight air courier guaranteeing next day delivery, to each Holder affected by such event, at such Holder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail notice of any event as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary (including delivery by electronic mail).

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Section 111. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 112. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of the Note Collateral Agent in this Indenture shall bind its successors.

Section 113. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 114. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 115. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE NOTE COLLATERAL AGENT, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES. EACH OF THE COMPANY, THE NOTE COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 116. Legal Holidays. In any case where any Scheduled Interest Payment Date, Redemption Date, or Stated Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal and premium (if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Scheduled Interest Payment Date, Redemption Date, or at the Stated Maturity, and no interest shall accrue on such payment for the intervening period.

Section 117. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under this Indenture, the Notes, the Note Security Documents, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

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Section 118. Exhibits and Schedules. All exhibits and schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 119. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 120. Force Majeure. In no event shall the Trustee or the Note Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee and the Note Collateral Agent shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).

Section 121. Tax Treatment. For federal, state and local income tax purposes, the Company and, by its acceptance of any Note, each Holder, agrees to treat the issuance of the Notes and the Ambac Note as the issuance by AAC of the Ambac Note directly to Holders, the Notes as evidencing beneficial interests in the Ambac Note and the Ambac Note as indebtedness of AAC.

Section 122. Agent for Service of Process. The Company has validly and effectively appointed [●], with offices on the date hereof at [●], as its authorized agent upon which process may be served in any action, suit or proceeding arising in connection with this Indenture and any Note Security Document. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York.

ARTICLE II

NOTE FORMS

Section 201. Forms Generally. The Notes (other than the AAC Secured Notes, which shall be Physical Notes at all times) and the Trustee’s certificate of authentication relating thereto, shall be in substantially the forms set forth, or referenced, in this Article II and Exhibit A attached hereto (as such forms may be modified in accordance with Section 301). The Notes may have such appropriate insertions, omissions, substitutions, notations, legends, endorsements,

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identifications and other variations as are required or permitted by law, stock exchange rule or depositary rule or usage, agreements to which the Company is subject, if any, or other customary usage, or as may consistently herewith be determined by the Officers of the Company executing such Notes, as evidenced by such execution (provided always that any such notation, legend, endorsement, identification or variation is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The issuance of Notes will be exempt from registration pursuant to Sections 4(a)(2) or 3(a)(10) of the Securities Act or another available exemption thereto. The Notes shall be issued in the form of one or more permanent Global Notes (as defined below) substantially in the form attached hereto as Exhibit A. Notes to be resold to QIBs in reliance on Rule 144A under the Securities Act shall be represented by one or more Global Notes (collectively, the “Rule 144A Global Note”). Notes to be resold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by one or more Global Notes (collectively, the “Regulation S Global Note” and collectively with the Rule 144A Global Note, the “Global Notes”). Each Global Note shall be deposited with the Trustee, as custodian for the Depositary or its nominee, in each case for credit to an account of an Agent Member, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Subject to the limitations on the issuance of certificated Notes set forth in Sections 312 and 313, Notes issued pursuant to Section 305 in exchange for or upon transfer of beneficial interests (x) in a Rule 144A Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Rule 144A Physical Notes”) or (y) in a Regulation S Global Note shall be in the form of permanent certificated Notes substantially in the form attached hereto as Exhibit A (as such form may be modified in accordance with Section 301) (the “Regulation S Physical Notes”), respectively, as hereinafter provided.

The Rule 144A Physical Notes and Regulation S Physical Notes shall be construed to include any certificated Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008, and the Rule 144A Global Notes and Regulation S Global Notes shall be construed to include any Global Notes issued in respect thereof pursuant to Section 304, 305, 306 or 1008. The Rule 144A Physical Notes and the Regulation S Physical Notes, collectively with any other certificated Notes issued and authenticated pursuant to this Indenture, are sometimes collectively herein referred to as the “Physical Notes.”

Section 202. Form of Trustee’s Certificate of Authentication. The Notes will have endorsed thereon a Trustee’s certificate of authentication in substantially the following form:

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This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer
Dated:

If an appointment of an Authenticating Agent is made pursuant to Section 714, the Notes may have endorsed thereon, in lieu of the Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON

as Trustee

By:
As Authenticating Agent

By:
As Authorized Officer
Dated:

Section 203. Restrictive and Global Note Legends. Each Global Note and Physical Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend set forth below (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 313(5):

“THE ISSUER OF THE NOTES EVIDENCED HEREBY HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT’). THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO (A) (1) THE COMPANY, (2) A PERSON WHO IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT OR (3) A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND (B) IN EACH OF CASES (2) AND (3) ABOVE ONLY TO PERSONS WHO ARE ALSO QUALIFIED

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PURCHASERS WITHIN THE MEANING OF SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT AND IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER AND A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING, (W) IS NOT A BROKER-DEALER THAT OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN $25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT ITS AFFILIATED PERSONS, (X) IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A, OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF SUCH PLAN, (Y) WAS NOT FORMED FOR THE PURPOSE OF INVESTING IN THE COMPANY AND (Z) UNDERSTANDS THAT THE COMPANY MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS NOTE FROM ONE OR MORE BOOK-ENTRY DEPOSITARIES. EACH PURCHASER OF THIS NOTE OR ANY BENEFICIAL INTERESTS THEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE INDENTURE GOVERNING THE SECURITIES EVIDENCED HEREBY (THE “INDENTURE”), AND WILL NOT TRANSFER ANY NOTES OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING. ANY PURPORTED TRANSFER OF ANY NOTES OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH HEREIN OR IN THE INDENTURE WILL BE VOID AB INITIO. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF ANY NOTES OR BENEFICIAL INTERESTS THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH NOTES OR SUCH BENEFICIAL INTERESTS VOID, OF NO FORCE AND EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY, ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT (THE “TRANSFER AGENT”), OR ANY OTHER INTERMEDIARY. IN ADDITION, THE COMPANY OR THE TRANSFER AGENT MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL SUCH NOTES OR SUCH BENEFICIAL INTERESTS TO AN ELIGIBLE PURCHASER.

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EACH PURCHASER OR TRANSFEREE OF THE NOTES OR ANY BENEFICIAL INTERESTS THEREIN WILL BE DEEMED TO REPRESENT AND WARRANT THAT FROM THE DATE OF ACQUISITION AND THROUGHOUT THE PERIOD OF HOLDING THE NOTES EITHER (A) IT IS NOT (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), THAT IS SUBJECT TO TITLE I OF ERISA, (II) A PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY ANY OF THE FOREGOING EMPLOYEE BENEFIT PLANS OR OTHER PLANS IN SUCH ENTITY, AND IS NOT PURCHASING THE NOTES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY OF THE FOREGOING, OR (B) ITS ACQUISITION AND HOLDING OF THE NOTES IS COVERED BY THE EXEMPTIVE RELIEF PROVIDED UNDER EITHER A PROHIBITED TRANSACTION EXEMPTION ISSUED BY THE U.S. DEPARTMENT OF LABOR OR THE STATUTORY EXEMPTION PROVIDED BY SECTION 408(b)(17) OF ERISA AND SECTION 4975(d)(20) OF THE CODE. IN ADDITION, EACH PURCHASER OR TRANSFEREE OF THE NOTES OR ANY BENEFICIAL INTERESTS THEREIN WILL BE DEEMED TO REPRESENT AND WARRANT THAT, FROM THE DATE OF ACQUISITION AND THROUGHOUT THE PERIOD OF HOLDING THE NOTES, EITHER (A) IT IS NOT A GOVERNMENTAL PLAN, FOREIGN PLAN, CHURCH PLAN OR OTHER PLAN SUBJECT TO LAW THAT IS SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”) OR (B) ITS ACQUISITION AND HOLDING OF THE NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAWS.”

Each Global Note and Physical Note shall also bear the following legend on the face thereof:

“WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, NO HOLDER OF NOTES NOR ANY HOLDERS OF BENEFICIAL INTERESTS IN ANY NOTES MAY ASSIGN, SELL, DISPOSE, HYPOTHECATE, REHYPOTHECATE OR OTHERWISE TRANSFER DIRECTLY OR INDIRECTLY, SYNTHETICALLY OR THROUGH ANY PARTICIPATION, OPTION, PUT, CALL OR OTHER DERIVATIVE ANY NOTES OR ANY RIGHTS TO ANY NOTES OR ANY BENEFICIAL INTERESTS THEREIN TO ANY DEFENDANT IN ANY RMBS LITIGATION (AS DEFINED IN THE INDENTURE) OR SIMILAR LITIGATION OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR ANY PERSON ACTING UNDER THEIR DIRECTION OR INFLUENCE.”

Each Global Note shall also bear the following legend on the face thereof:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN

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SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 312 AND 313 OF THE INDENTURE (AS DEFINED HEREIN).”

Each Global Note and each Physical Note issued with original issue discount for U.S. federal income tax purposes shall bear a legend in substantially the following form:

“THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES (“OID”). THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED BY CONTACTING [•],[•] OF AMBAC ASSURANCE CORPORATION, AT [•].”

ARTICLE III

THE NOTES

Section 301. Aggregate Principal Amount; Form of Notes. Notwithstanding anything in this Indenture to the contrary, the aggregate principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture shall not exceed $[2,146,000,000]. The form of the Notes is set forth in Exhibit A hereto.

Section 302. Denominations. The Notes shall be issuable only in fully registered form, without coupons, and only in minimum denominations of $2,000 (the “Minimum Denomination”) and integral multiples of $1,000 in excess thereof.

Section 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by one Officer of the Company. The signature of any such Officer on the Notes may be manual or by facsimile.

Notes bearing the manual or facsimile signature of an individual who was at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

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At any time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication; and the Trustee shall authenticate and deliver the Notes for original issue in the aggregate principal amount not to exceed $[2,146,000,000], upon a written order of the Company in the form of an Officer’s Certificate of the Company (an “Authentication Order”). Such Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, the “CUSIP”, “ISIN”, “Common Code” or other similar identification numbers of such Notes, if any, and whether the Notes are to be issued as one or more Global Notes or Physical Notes and such other information as the Company may include or the Trustee may reasonably request.

All Notes shall be dated the date of their authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 304. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and upon receipt of an Authentication Order the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series and tenor.

Section 305. Registrar and Paying Agent. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Company may have one or more co-registrars. The term “Note Registrar” includes any co-registrars.

The Company shall also maintain an office or agent within the United States where Notes may be presented for payment; provided, however, that at the option of the Company, payment of interest on a Note may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

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The Company initially appoints the Trustee as “Note Registrar” and “Paying Agent” in connection with the Notes until such time as it has resigned or a successor has been appointed. The Company may change the Paying Agent or Note Registrar for the Notes without prior notice to the Holders of Notes. The Company may enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. Any such agency agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of any such agent. If the Company fails to appoint or maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 707. The Company or any wholly owned domestic Subsidiary of the Company may act as Paying Agent (except for purposes of Section 1103) or, Note Registrar or transfer agent.

Upon surrender for transfer of any Note at the office or agency of the Company in a Place of Payment, in compliance with all applicable requirements of this Indenture and applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denominations and of a like tenor and aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued upon any transfer or exchange of Notes shall be (i) issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes and (ii) the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

Every Note presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required (a) to issue, transfer or exchange any Note during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1004 and ending at the close of business on the day of such mailing, or (b) to transfer or exchange any Note so selected for redemption in whole or in part.

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Section 306. Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated Note is surrendered to the Note Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Company or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Note Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, a Paying Agent and the Note Registrar from any loss that any of them may suffer if a Note is replaced.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and ratably with any and all other Notes duly issued hereunder.

The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 307. Payment of Interest Rights Preserved. Interest on any Note that is payable, and is punctually paid or duly provided for, on any Scheduled Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest specified in Section 314.

As contemplated by Section 301, any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Scheduled Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

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(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Defaulted Interest Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee and the Paying Agent of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Defaulted Interest Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor to be mailed, first class postage prepaid, to each Holder at such Holder’s address as it appears in the Note Register, not less than 10 days prior to such Defaulted Interest Record Date. Notice of the proposed payment of such Defaulted Interest and the Defaulted Interest Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered on such Defaulted Interest Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause (2), such payment shall be deemed practicable by the Trustee.

Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 308. Persons Deemed Owners. The Company, the Trustee, the Paying Agent and any agent of any of them may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 307) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

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Section 309. Cancellation. All Notes surrendered for payment, redemption, transfer, exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act).

Section 310. [Reserved].

Section 311. CUSIP Numbers, ISINs, Etc.

(a) The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (if then generally in use), and if so, the Trustee may use the CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes; that reliance may be placed only on the other identification numbers printed on the Notes; and that any redemption shall not be affected by any defect in or omission of such numbers. The Company will cause, to the extent reasonably practicable, each “CUSIP” obtained for the Notes to have an attached “fixed field” that contains “144A, “3c7” and GRLS” indicators (or similar indications to indicate that transfers of the Notes are limited to Qualified Purchasers).

(b) The Company shall request, from time to time, all third-party vendors to include appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions (or similar legends to indicate that transfers of the Notes are limited to Qualified Purchasers) on the Notes on screens maintained by such vendors. Without limiting the foregoing, the Company shall request that Bloomberg, L.P. (“Bloomberg”) include, to the extent reasonably practicable, the following on each Bloomberg screen containing information about the securities as applicable:

(i) the bottom of the “Security Display” page describing the Notes should state: “Iss’d under 144A/3c7” and “GRLS” (or a similar marker to indicate that transfers of the Notes are limited to Qualified Purchasers); and

(ii) a link on the “Security Display” page for the Notes to a “Disclaimer” page which should state:

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“These securities will not be and have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being offered in the United States in reliance on the exemption from registration under Rule 144A of the Securities Act to persons who are both (i) ‘qualified institutional buyers’ as defined in Rule 144A under the Securities Act and (ii) ‘qualified purchasers’ as defined under Section 2(a)(51) of the Investment Company Act of 1940, as amended.”

(c) To the extent reasonably practicable, the Company shall direct DTC to take the following steps in connection with the Notes:

(i) to include the “30” marker and, in lieu of the “GABS” marker or otherwise, the “GRLS” marker in the DTC 20-character security descriptor, and the 48-character additional descriptor for the Notes, or a similar marker or descriptor, to indicate that transfers are limited to Qualified Purchasers;

(ii) to cause (i) each physical DTC delivery order ticket delivered by DTC to purchasers to contain the 20-character security descriptors and (ii) each DTC delivery order ticket delivered by DTC to purchasers in electronic form to contain the “3c7” and “GRLS” indicators (or a similar indicator to indicate that transfers are limited to Qualified Purchasers) and the related user manual for participants, which will contain a description of relevant restrictions;

(iii) to send, on or prior to the Issue Date, an “Important Notice” to all participating organizations in DTC (“DTC Participants”) in connection with initial issuance of the Notes. The Company may instruct DTC from time to time (but not more frequently than every six months) to reissue the “Important Notice”;

(iv) to include the Company in DTC’s “Reference Directory” of Section 3(c)(7) offerings (or similar reference to indicate that transfers of the Notes are limited to Qualified Purchasers);

(v) to include in all “confirms” of trades of the Notes in DTC, CUSIP numbers with a “fixed field” attached to the CUSIP number that has the “3c7” and “GRLS” markers (or similar markers to indicate that transfers of the Notes are limited to Qualified Purchasers); and

(vi) to deliver to the Company from time to time a list of all DTC Participants holding an interest in the securities.

Section 312. Book-Entry Provisions for Global Notes.

(a) Each Note (other than the AAC Secured Notes, which shall be Physical Notes at all times) shall initially be issued as a Global Note and initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, in each case for credit to the account of an Agent Member, and (ii) be delivered to the Trustee as custodian for such Depositary. None of the Company, the Trustee nor any agent of the Company or Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or its custodian, or under such Global Notes. The Depositary may be treated by the Company, any other obligor upon the Notes, the Trustee, the Note Collateral Agent and any agent of any of them as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, any other obligor upon the Notes, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture (including the Note Security Documents) or the Notes.

(b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but, subject to the immediately succeeding sentence, not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may not be transferred or exchanged for Physical Notes unless (i) the Company has consented thereto in writing, or such transfer or exchange is made pursuant to the next sentence, and (ii) such transfer or exchange is in accordance with the applicable rules and procedures of the Depositary and the provisions of Sections 305 and 313. Subject to the limitation on issuance of Physical Notes set forth in Section 313(4), Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the relevant Global Note, if (i) the Depositary notifies the Company at any time that it is unwilling or unable to continue as Depositary for the Global Notes and a successor depositary is not appointed within 120 days; (ii) the Depositary ceases to be registered as a “Clearing Agency” under the Exchange Act and a successor depositary is not appointed within 120 days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes; or (iv) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from the Depositary to issue Physical Notes. Notwithstanding anything in the foregoing to the contrary, (x) AAC Secured Notes issued on the Issue Date shall be in the form of Physical Notes and (y) the Trustee and AAC shall promptly exchange any beneficial interest in Global Notes AAC acquires after the Issue Date for Physical Notes.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners for Physical Notes pursuant to Section 312(b), the Note Registrar shall record on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the beneficial interest in the Global Note being transferred, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and principal amount of authorized denominations.

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(d) In connection with a transfer of an entire Global Note to beneficial owners pursuant to Section 312(c), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary, Euroclear or Clearstream, as the case may be, in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of Rule 144A Physical Notes (in the case of any Rule 144A Global Note) or Regulation S Physical Notes (in the case of any Regulation S Global Note), as the case may be, of authorized denominations.

(e) The transfer and exchange of a Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 313) and the procedures therefor of the Depositary, Euroclear or Clearstream, as the case may be. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in a different Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the procedures of the Depositary or of Euroclear or Clearstream, as applicable, containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the relevant Global Note. Subject to Section 313, the Note Registrar shall, in accordance with such instructions, instruct the Depositary or Euroclear or Clearstream, as applicable, to credit to the account of the Person specified in such instructions a beneficial interest in such Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(f) Any Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 312(b) shall, unless such exchange is made on or after the Resale Restriction Termination Date applicable to such Note and except as otherwise provided in Section 203 and Section 313, bear the Private Placement Legend.

(g) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(h) Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any action taken by, or any failure to act by, the Depositary.

Section 313. Special Transfer Provisions.

(1) Transfer Procedures. A Note may be sold, transferred, assigned, participated, pledged or otherwise disposed of to any Person only if such sale, transfer, assignment, participation or pledge is in accordance with all transfer restrictions in this Indenture.

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(2) Forced Sale. Any purported transfer of any Notes or any beneficial interests therein that is in breach, at the time made, of any transfer restrictions set forth in the Indenture will be void ab initio. If at the time the Company determines in good faith that a holder or beneficial owner of any Notes or beneficial interests therein is in breach, at the time given, of any of the representations or agreements set forth herein, the Company shall consider the acquisition of such Notes or such beneficial interests void, of no force and effect and will not, at the discretion of the Company, operate to transfer any rights to the transferee notwithstanding any instructions to the contrary to the Company, its Note Registrar, or any other intermediary. In addition, the Company or the Note Registrar may require such acquirer or beneficial owner to sell such Notes or such beneficial interests to an Eligible Purchaser.

(3) Transfers to Non U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to any Non U.S. Person: the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

(a) such transferor delivers to the Note Registrar a certificate of transfer in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(b) if the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents required by the immediately preceding clause (a) and (y) written instructions given in accordance with the procedures of the Note Registrar and of the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Regulation S Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Regulation S Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(4) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non U.S. Persons outside of the United States): the Note Registrar shall register such transfer if it complies with all other applicable requirements of this Indenture (including Section 305) and,

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(a) the proposed transferor has delivered to the Note Registrar a transfer certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(b) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Note Registrar and the Company and the Trustee of (x) the documents, if any, required by the immediately preceding clause (a) and (y) written instruction given in accordance with the procedures of the Note Registrar and the Depositary or Euroclear or Clearstream, as applicable, whereupon (i) the Note Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of any Outstanding Physical Note) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (ii) either (A) if the proposed transferee is or is acting through an Agent Member holding a beneficial interest in a relevant Rule 144A Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of such Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest being so transferred or (B) otherwise the Company shall execute and (upon the receipt of an Authentication Order) the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

(5) Notices to Holders of Transfer Restrictions. Where this Indenture provides for notice to Holders of an annual report or other periodic report, with respect to the Company or AAC to holders of the Notes, the Company will also send a reminder notice (each, a “Reminder Notice”) to the holders of the Notes. Each Reminder Notice will state that (i) each holder of a Note (or an interest in a Note) must be able to make the representations set forth in Section 313(11) below (the “Deemed Representations”), (ii) the Notes (or interests in the Notes) are transferable only to purchasers deemed to have made the Deemed Representations and to have satisfied the other transfer restrictions applicable to the Notes, (iii) if any prospective transferee of the Notes (or an interest in the Notes) is determined not to be a Qualified Purchaser, then the Company will have the right (exercisable in its sole discretion) to refuse to honor such transaction, and (iv) if any security holder (or any holder of an interest in a security) is determined not to be a Qualified Purchaser, then the Company will have the right (exercisable in its sole discretion) to treat the transfer to such purchaser as null and void ab initio and require such purchaser to sell all of its securities (and all interests therein) to a transferee designated by the Company at the then current market price therefor. The Company will send a copy of each annual or other periodic report (and each Reminder Notice) to DTC with a request that DTC Participants forward them to the security holders or holders of an interest in Notes.

(6) Limitation on Issuance of Physical Notes. No Physical Note shall be exchanged for a beneficial interest in any Global Note, except in accordance with Section 312 and this Section 313. AAC Secured Notes, which shall be Physical Notes at all times, shall not be exchanged for a beneficial interest in any Global Note.

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(7) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act.

(8) Transfers to RMBS Litigation Defendants. Without the prior written consent of the Company, no holder of Notes nor any holders of beneficial interests in any Notes may assign, sell, dispose, hypothecate, rehypothecate or otherwise transfer directly or indirectly, synthetically or through any participation, option, put, call or other derivative any Notes or any rights to any Notes or beneficial interests therein to any defendant in any RMBS Litigation or similar litigation or any of their respective subsidiaries or affiliates or any person acting under their direction or influence.

(9) Other Transfers. The Note Registrar shall effect and register, upon receipt of a written request from the Company to do so, a transfer not otherwise permitted by this Section 313, such registration to be done in accordance with the otherwise applicable provisions of this Section 313, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion and counsel are satisfactory to the Company) to the effect that, and such other certifications or information as the Company or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 313. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 313.

(10) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this Section 313 (including all Notes received for transfer pursuant to Section 313). The Company shall have the right to require the Note Registrar to deliver to the Company, at the Company’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

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In connection with any transfer of any Note, the Trustee, the Note Registrar and the Company shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder and any transferee of any Note regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

(11) Deemed Transferee Representations. Upon transfer of any Note or a beneficial interest therein, the transferee shall be deemed to represent to the Company, Trustee and Note Registrar the following:

(a) It (i) (A) is a QIB and is acquiring the Notes for its own account or for the account of a QIB or (B) is a Non U.S. Person and is acquiring the Notes for its own account or for the account of a Non U.S. Person, and (ii) is a Qualified Purchaser and is acquiring Notes for its own account or for the account of a Qualified Purchaser, in each case not with a view to, or for offer or sale in connection with, any distribution of the Notes in violation of the Securities Act.

(b) It understands that the Notes have not been registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the Notes, such Notes may be offered, resold, pledged or otherwise transferred only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a QIB purchasing for its own account or the account of a QIB, not for distribution in violation of the Securities Act, in a transaction meeting the requirements of Rule 144A, (iii) pursuant to offers or sales to Non U.S. Persons occurring outside the United States within the meaning of Regulation S, or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (ii) through (iv) above only to persons who are Qualified Purchasers and in accordance with any applicable securities laws of any State of the United States, and that (B) it will, and each subsequent holder is required to, notify any subsequent purchaser of the Notes from it of the resale restrictions referred to in the immediately preceding clause (A) above and, prior to the transfer, in the case of (ii) through (iv) above, provide to AAC and the Company such certifications, legal opinions and other information as the AAC and the Company reasonably requires to confirm that such transfer is being made only pursuant to the transfer restrictions set forth above.

(c) It understands that any certificates representing the Notes will bear the Private Placement Legend, unless such Notes have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or unless otherwise agreed to by the Company and the holder thereof.

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(d) It understands that any certificates representing the Notes will bear the following legend, unless otherwise agreed to by the Company and the holder thereof:

WITHOUT THE PRIOR WRITTEN CONSENT OF THE NOTES ISSUER, NO HOLDER OF NOTES NOR ANY HOLDERS OF BENEFICIAL INTERESTS IN ANY NOTES MAY ASSIGN, SELL, DISPOSE, HYPOTHECATE, REHYPOTHECATE OR OTHERWISE TRANSFER DIRECTLY OR INDIRECTLY, SYNTHETICALLY OR THROUGH ANY PARTICIPATION, OPTION, PUT, CALL OR OTHER DERIVATIVE ANY NOTES OR ANY RIGHTS TO ANY NOTES OR ANY BENEFICIAL INTERESTS THEREIN TO ANY DEFENDANT IN ANY RMBS LITIGATION (AS DEFINED IN THE INDENTURE) OR SIMILAR LITIGATION OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR AFFILIATES OR ANY PERSON ACTING UNDER THEIR DIRECTION OR INFLUENCE.

(e) If a U.S person, it is not a broker-dealer that owns and invests on a discretionary basis less than $25 million in securities of unaffiliated issuers.

(f) If a U.S person, it is not a participant-directed employee plan, such as a 401(k) plan, as referred to in paragraph (a)(I)(i)(D) or (a)(1)(i)(E) of Rule I44A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan.

(g) If a U.S person, it was not formed for the purpose of investing in the Company.

(h) It will provide notice of the transfer restrictions described in this Indenture to any subsequent transferees.

(i) It acknowledges that the Company may receive a list of participants holding positions in the Notes from one or more book-entry depositaries.

(j) It may not transfer the Notes or beneficial interests therein except to a transferee who is a QIB or a Non U.S. Person and also a Qualified Purchaser and can make the same representations and agreements as set forth in this Section 313(11) on behalf of itself and each account for which it is purchasing.

(k) It is aware that the Company will not be registered under the Investment Company Act.

(l) It is not purchasing the Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

Section 314. Payment of Interest.

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(a) Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(b) Interest on the Outstanding principal amount of Notes will accrue at a per annum rate equal to the LIBOR Rate plus 5.00% and will be payable in cash on the last day of each calendar quarter of each year (each such quarter, an “Interest Period” and the last day of each such quarter, a “Scheduled Interest Payment Date”), commencing on [[         ], 20[         ]],2 to holders of record on the immediately preceding March 15, June 15, September 15, or December 15, respectively (each such March 15, June 15, September 15, and December 15, a “Regular Record Date”). Interest shall accrue on the Notes from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

ARTICLE IV

COVENANTS

Section 401. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal amount (and premium, if any) and interest on the Notes shall be considered paid on the date due if the Company shall have deposited with the Paying Agent (if other than the Company or a wholly owned domestic Subsidiary of the Company) as of 10:00 a.m. New York City time on the due date money in immediately available funds and designated for and sufficient to pay all principal amount (and premium, if any) and interest then due. At the option of the Company, payment of interest on a Note may be made through the Paying Agent by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notwithstanding anything to the contrary in this Indenture, the Paying Agent shall remit any payments (whether of interest or principal) on the AAC Secured Notes directly into the Principal Proceeds Collateral Account.

Section 402. Maintenance of Office or Agency.

(a) The Company shall maintain in the United States one or more offices or agencies where Notes may be presented or surrendered for payment, where Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that no service of legal process may be made against the Company at any office of the Trustee.

[2]	Insert First Interest Payment Date.

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(b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all purposes and may from time to time rescind such designations.

The Company hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Company where Notes may be presented or surrendered for payment or for transfer or exchange for so long as such Corporate Trust Office remains a Place of Payment in accordance with Section 305 hereof.

Section 403. Money for Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, any of such Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, it shall, on or prior to 10:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on, such Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as its own Paying Agent, the Company shall cause any Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 403, such Paying Agent shall

(1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any such payment of principal (and premium, if any) or interest;

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(4) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

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The Company may at any time, for the purpose of obtaining the satisfaction and discharge of such Notes, this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof unless an applicable abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Upon any bankruptcy of the Company, the Trustee shall be the Paying Agent.

Section 404. Special Purpose Entity. The Company (or any permitted successor thereof under Article V) shall be a special purpose company whose activities are restricted in its limited liability company agreement to (a) owning the Ambac Note, (b) performing its obligations under this Indenture, the Notes, the Secured Notes Policy, and the Note Security Documents, and (c) conducting such other activities as are reasonably necessary or appropriate to carry out the foregoing (including hiring an Operating Manager and Independent Managers as set forth in Section 405). The Company shall not incur any Indebtedness other than the Notes or have any assets other than the Collateral.

Section 405. Separate Existence of the Company The Company (or any permitted successor thereof under Article V) shall maintain its status as a separate legal entity from AAC and its other Affiliates. Without limiting the generality of the foregoing and subject to Section 404:

(a) The Company may enter into service agreements with its Affiliates, such that the employees of such Affiliates act on behalf of the Company; provided, however, that such employees shall at all times hold themselves out to third parties as representatives of the Company while performing duties under such service agreements.

(b) Any Affiliate of the Company that acts as an agent of the Company shall so act solely through express agencies; provided, however, that each such Person fully discloses to any third party the agency relationship with the Company; and provided, further, that such parties receive fair compensation or compensation consistent with regulatory requirements, as appropriate, from the Company for the services provided.

(c) The Company shall not act as an agent for any of its Affiliates.

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(d) The Company shall maintain its bank accounts, books and records separate from those of its Affiliates and any other Person, use the name “Ambac LSNI, LLC” in all correspondence, and use separate stationery, invoices and checks, except as otherwise required by applicable law.

(e) The Company shall maintain its own records, books, resolutions and agreements, and such books and records shall be adequate and sufficient to identify all of its assets.

(f) The Company shall prepare financial statements and accounting records for itself that are separate from the financial statements and accounting records of its Affiliates that clearly identify the Company’s individual assets and liabilities and segregate them from those of its Affiliates; provided, that the Company also may permit such financial statements to be part of consolidated financial statements of another Person which acknowledges that the Company is a separate entity.

(g) The Company shall not commingle funds or other assets of the Company with those of its Affiliates or any other Person, shall not maintain bank accounts or other depository accounts to which any of its Affiliates is an account party, into which any of its Affiliates makes deposits (other than payments) or from which any of its Affiliates has the power to make withdrawals.

(h) The Company shall hold its assets in its own name.

(i) The Company shall not permit any of its Affiliates to pay any of the Company’s operating expenses unless such operating expenses are paid by such Affiliate pursuant to an agreement between such Affiliate and the Company providing for the allocation of such expenses and such expenses are reimbursed by the Company out of its own funds. The Company shall not allow any Person to pay its debts, liabilities and expenses except as permitted by the immediately preceding sentence.

(j) The Company shall at all times hold itself out to the public as a legal entity separate and distinct from any other Person and shall act solely in its own name and through its duly authorized officers or agents and identify itself as a separate and distinct Person under its own name in order not to (i) mislead others as to the Person with which such other party is transacting business, or (ii) suggest that the Company is responsible for the debts of any third party (including any Affiliate of the Company, or any shareholder, partner, member, principal or Affiliate thereof). The Company shall correct any known misunderstandings regarding its separate identity from its Affiliates.

(k) Following the Issue Date, the Company shall not enter into any contract, agreement or arrangement with any of its Affiliates except in the ordinary course of its business and on terms and conditions at least as favorable to the Company as would be obtainable by the Company at the relevant time in a comparable arm’s-length transaction or series of transactions with a Person other than an Affiliate thereof, as determined by the Company.

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(l) The Company shall not consent to any of its Affiliates granting consensual Liens on the Company’s property.

(m) The Company shall maintain its assets in such a manner that it is or will not be unreasonably costly or difficult to segregate, identify or ascertain its assets from those of any other Person.

(n) The Company shall not assume, guarantee, become obligated for, pay, or hold itself out to be responsible for, the Indebtedness or obligations of any Affiliate or any other Person.

(o) The Company shall not make any loans or advances to its Affiliates.

(p) The Company shall not hold itself out as or be considered as a department or division of (i) any shareholder, partner, principal, member or Affiliate of the Company, (ii) any Affiliate of a shareholder, partner, principal, member or Affiliate of the Company, or (iii) any other Person or allow any Person to identify the Company as a department or division of that Person.

(q) The Company shall not conceal assets from any creditor, or enter into any transaction with the intent to hinder, delay or defraud creditors of the Company or the creditors of any other Person.

(r) The Company shall have at least one Independent Manager.

(s) The Company may hire a manager (an “Operating Manager”) on commercially reasonable terms (in addition to any Independent Managers) to conduct its business in accordance with this Section 405.

(t) The Company may be reimbursed by AAC for all reasonable, out-of-pocket expenses incurred by the Company (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Company) in connection with this Indenture, the Ambac Note, or the Secured Notes Policy (including the payment of any premium in respect thereof), any amendment, modification or waiver hereof or thereof, and any exercise of remedies or enforcement or preservation of rights hereunder or thereunder.

Section 406. Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that to the knowledge of such certifying Officer, no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto). For the avoidance of doubt, any failure by the Company to provide an Officer’s Certificate under this Section 406 shall be cured or deemed cured when the Company delivers such an Officer’s Certificate.

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Section 407. Amendments to the Ambac Note. The Company shall not amend, waive or otherwise modify any of the terms of the Ambac Note, except in accordance with Section 9 thereof.

Section 408. Obligations under Note Security Documents. The Company shall not repudiate any of its obligations under any Note Security Document.

Section 409. Transfers of Collateral. Other than pursuant to a transaction permitted by Article V, the Company shall not sell or otherwise transfer to any third party any of its ownership of the Collateral or any proceeds thereof (except to pay Obligations in respect of the Notes, this Indenture, and the Note Security Documents, pursuant to the provisions hereof and thereof), except for transfers of Collateral (other than the Ambac Note (or any right related thereto) or the Ambac Note Proceeds Collateral Account (or any assets credited thereto or on deposited therein)) which are (a) Immaterial Dispositions or (b) pursuant to a transaction where the proceeds of such transfer secure the Notes.

Section 410. Payments for Consent. The Company will not, and will not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes or any other Note Security Document unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that nothing in this Section 410 shall in any way restrict the right of the Company or any of its Affiliates to conduct open market purchases of the Notes.

ARTICLE V

Section 501. When the Company May Merge, etc. The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person; provided that the Company may consolidate with or merge with or into, or convey or transfer all (but not less than all) of its assets to any Person that is newly formed and has no previous operations, liabilities or assets, so long as:

(i) the resulting, surviving or transferee Person (the “Successor Company”) will be a newly-formed Person organized and existing under the laws of the United States of America (or any State thereof or the District of Columbia) [or the Cayman Islands];

(ii) if such Successor Company is not the Company, the following conditions are met:

(a) such Successor Company expressly assumes all the rights and obligations of the Company under the Notes, this Indenture, the Ambac Note and the Note Security Documents to which the Company is a party by duly authorizing, executing and delivering to the Trustee and the Note Collateral Agent a supplemental indenture and one or more other documents or instruments, in furtherance of the foregoing,

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(b) such Successor Company’s constitutive documents contain the limitations set forth in Section 405 with respect to such Successor Company,

(c) such Successor Company has taken all actions necessary or required for the Note Collateral Agent to continue to hold valid and perfected Liens on the Collateral, having the same priority as immediately prior to such transaction, and

(d) AAC delivers to (1) the Successor Company, a written consent of the transaction and a written reaffirmation of AAC’s Obligations under the Ambac Note and (2) to the Trustee and Note Collateral Agent, a written reaffirmation of AAC’s Obligations under the AAC Pledge Agreement,

(iii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Default will have occurred and be continuing; and

(iv) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this Section 501 and after giving effect to the transaction, the Successor Entity will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended; provided that in giving such opinion such counsel may rely on an Officer’s Certificate as to compliance with the foregoing clause (iii) and as to any matters of fact.

Section 502. Successor Company Substituted. Upon any transaction involving the Company in accordance with Section 501 in which the Company is not the Successor Company, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Indenture.

ARTICLE VI

REMEDIES

Section 601. Events of Default. An “Event of Default” means the occurrence of the following:

(a) a default in any payment of any amounts due under the Notes, continuing for a period of three Business Days;

(b) an “Event of Default” (as defined in the Ambac Note);

(c) failure of AAC to honor a valid claim for principal of the Notes under the Secured Notes Policy or failure of AAC to honor a valid claim for interest on the Notes under the Secured Notes Policy, in each case within three Business Days after receipt of such valid claim for payment;

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(d) the failure by the Company to comply with any other covenant contained herein or in the Note Security Documents continuing for 30 days after the earlier of (a) notice of such failure shall have been given to the Company by the Trustee or by the Holders of at least 15.0% in principal amount of the then Outstanding Notes with a copy to the Trustee and (b) the day on which the Company has actual knowledge of such failure;

(e) any representation, warranty, or certification made by the Company in the Indenture or any Note Security Documents being untrue in any material respect as of the date made; provided that such inaccuracy is not cured within 30 days after the earlier of (a) notice of such inaccuracy shall have been given to the Company by the Trustee or by the Holders of at least 15.0% in principal amount of the then Outstanding Notes with a copy to the Trustee and (b) the day on which the Company has actual knowledge of such inaccuracy;

(f) the taking of any of the following actions by the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A) the commencement of a voluntary case;

(B) the consent to the entry of an order for relief against it in an involuntary case;

(C) the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(D) the making of a general assignment for the benefit of its creditors; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property;

(C) orders the winding up or liquidation of the Company; and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. When a Default or an Event of Default is cured, it ceases.

So long as any of the Notes are Outstanding, the Company will deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. For the avoidance of doubt, any failure by the Company to provide a notice under this Section 601 shall be cured or deemed cured when the Company delivers a notice.

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Section 602. Acceleration of Maturity; Rescission and Annulment. If an Ambac Event of Default occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 15.0% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default) by written notice to the Company and the Trustee, in either case specifying in such notice the respective Ambac Event of Default and that such notice is a “notice of acceleration” may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

The Holders of 66 2/3% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default which has been accelerated) by notice to the Company and the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Ambac Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 603. Other Remedies; Collection Suit by Trustee. If an Ambac Event of Default occurs and is continuing, the Trustee and the Note Collateral Agent may, but are not obligated under this Section 603 to, pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Note Security Documents.

Section 604. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, the Note Collateral Agent and the Holders allowed in any judicial proceedings relative to the Company or any other obligor upon the Notes, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 707.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

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Section 605. Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee as provided hereunder without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 606. Application of Money Collected. Any money or property collected by the Trustee or the Note Collateral Agent pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee under Section 707;

Second: To the payment of all amounts due the Note Collateral Agent under Section 1210;

Third: To the payment of the amounts then due and unpaid upon the Notes for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively;

Fourth: to be held as Collateral in the Ambac Note Proceeds Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnifications obligations) on the Notes; and

Fifth: to the Company.

Section 607. Limitation on Suits. No Holder may pursue any remedy with respect to this Indenture or the Notes unless

(i) such Holder has previously given the Trustee written notice that an Ambac Event of Default is continuing,

(ii) Holders of at least 15.0% in principal amount of the Outstanding Notes (which contain such Ambac Event of Default) have requested the Trustee in writing to pursue the remedy;

(iii) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

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(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v) the Holders of 66 2/3% in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder, to obtain a preference or priority over another Holder or to enforce any right under this Indenture except in the manner herein provided and for the equal and ratable benefit of all Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 608. Legal Remedies. Notwithstanding anything to the contrary in this Indenture or any Note Document, no provision hereof or thereof shall prevent a holder of Notes or a beneficial interest therein from separately pursuing a claim arising out of or relating to any Event of Default hereunder (including for breach of contract or specific performance), regardless of whether an Ambac Event of Default has occurred and is then continuing. For the avoidance of doubt, nothing in this Section 608 shall grant or entitle the Trustee, the Note Collateral Agent or any holder of Notes or a beneficial interest therein to any rights to control the RMBS Litigation, take ownership of the RMBS Litigation or, except as provided in Section 602, accelerate the Notes.

Section 609. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor upon the Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 610. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and not prohibited by the penultimate paragraph of Section 1204, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy hereunder.

Section 611. Delay or Omission Not Waiver. No delay or omission of the Trustee, the Note Collateral Agent or of any Holder of any Note to exercise any right or remedy hereunder accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee, the Note Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Note Collateral Agent or by the Holders, as the case may be, but in each case only after the occurrence and continuance of an Ambac Event of Default.

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Section 612. Control by Holders. The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes (which contain the Ambac Event of Default for which a remedy is being enforced) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee; provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 701, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 613. Waiver of Past Defaults. The Holders of not less than 662/3% in aggregate principal amount of the Outstanding Notes (which contain such Default) may on behalf of the Holders of all the Notes waive any past Default hereunder and its consequences, except a Default

(i) in the payment of the principal of, or premium, if any, or interest on any Note, or of any payment of a valid claim under the Secured Notes Policy (which may only be waived with the consent of each Holder of Notes affected); or

(ii) in respect of a covenant or provision hereof that pursuant to the second paragraph of Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In case of any such waiver, the Company, any other obligor upon the Notes, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively.

Section 614. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture

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or the Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. This Section 614 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10.0% in principal amount of the Outstanding Notes (which contain the applicable Event of Default), or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the any Payment Date expressed in such Note.

Section 615. Waiver of Stay, Extension or Usury Laws. The Company (to the extent that it may lawfully do so) agrees that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other similar law wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of the principal of (or premium, if any) or interest on the Notes contemplated herein or in the Notes or that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

THE TRUSTEE

Section 701. Certain Duties and Responsibilities.

(a) Except during the continuance of an Ambac Event of Default,

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

(b) In case an Ambac Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

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(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of Section 701(a); (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 612.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 701 and Section 703.

Section 702. Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee must send within 90 days after it occurs, to all Holders as their names and addresses appear in the Note Register, notice of such Default hereunder known to the Trustee unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 703. Certain Rights of Trustee. Subject to the provisions of Section 701:

(1) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order thereof, and any resolution of any Person’s board of directors shall be sufficiently evidenced if certified by an Officer of such Person as having been duly adopted and being in full force and effect on the date of such certificate;

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(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Company;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) subject to Section 701, in case an Ambac Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) to the extent permitted by applicable law, the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(11) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein;

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(12) to the extent permitted by applicable law, the Trustee shall not be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage; and

(13) delivery of documents, information and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Section 704. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 705. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 708 and Section 713, may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

Section 706. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 707. Compensation and Reimbursement. The Company agrees,

(1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable out-of-pocket expenses incurred by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

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(3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the Trustee’s part, arising out of or in connection with the administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 601(f) or (g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Company need not pay for any settlement made without its consent. The provisions of this Section 707 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 708. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall eliminate such interest, apply to the SEC for permission to continue as Trustee with such conflict, or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture. The Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to the Notes, or a trustee under any other indenture between the Company and the Trustee.

Section 709. Corporate Trustee Required; Eligibility. There shall at all times be one (and only one) Trustee hereunder. The Trustee shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50.0 million. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 709 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 709, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VII.

Section 710. Resignation and Removal; Appointment of Successor. No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 711.

The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 711 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

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The Trustee may be removed at any time by the Holders of 33 1/3% in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

If at any time:

(1) the Trustee shall fail to comply with Section 708 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2) the Trustee shall cease to be eligible under Section 709 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 711. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of 33 1/3% in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 711, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 711, then, subject to Section 614, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 110. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 711. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become

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effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to above.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 712. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 713. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor) or realizing on certain property received by it in respect of such claims.

Section 714. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer, a copy of which instrument shall be promptly furnished to the Company. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication (or execution of a certificate of authentication) by the Trustee includes authentication (or execution of a certificate of authentication) by such Authenticating Agent. An Authenticating Agent has the same rights as any Note Registrar, Paying Agent or agent for service of notices and demands.

Section 715. Withholding. In order to comply with applicable tax laws (inclusive of rules, regulations and interpretations promulgated by competent authorities) related to this Indenture in effect from time to time (“Applicable Tax Law”) that a foreign financial institution, the

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Company, the Trustee or other party is (or has agreed to be) subject to, the Company agrees (i) upon the reasonable request of the Trustee to provide to the Trustee information about the Notes (including any modification to the terms of such Notes) that the Company has in its possession, sufficient to permit the Trustee to determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments to the extent necessary to comply with Applicable Tax Law, and (iii) pursuant to Section 707(3) and subject to the limitations set forth therein, to hold the Trustee harmless for any losses it may suffer to the extent it is complying with Applicable Tax Law. The terms of this section shall survive the termination of this Indenture.

ARTICLE VIII

HOLDERS’ LISTS AND REPORTS BY

TRUSTEE AND THE COMPANY

Section 801. The Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(1) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of the Notes as of such Regular Record Date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and to the extent and so long as the Trustee shall be the Note Registrar, no such list need be furnished pursuant to this Section 801.

Section 802. Preservation of Information; Communications to Holders. The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list, if any, furnished to the Trustee as provided in Section 801 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar; provided, however, that if and so long as the Trustee shall be the Note Registrar, the Note Register shall satisfy the requirements relating to such list. Neither the Company nor the Trustee nor any other Person shall be under any responsibility with regard to the accuracy of such list. The Trustee may destroy any list furnished to it as provided in Section 801 upon receipt of a new list so furnished.

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the TIA.

Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee, nor any agent of either of them, shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

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Section 803. Reports by Trustee. Within 60 days after each [•], beginning with [•], 2018, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto for so long as any Notes remain Outstanding. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee or any applicable listing agent with each stock exchange upon which any Notes are listed, with the SEC and with the Company. The Company shall notify the Trustee when any Notes are listed on any stock exchange, but any failure to so notify the Trustee shall not constitute a Default or Event of Default by the Company.

ARTICLE IX

AMENDMENT, SUPPLEMENT OR WAIVER

Section 901. Without Consent of Holders. Without the consent of (or notice to) any Holder, the Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), any Note or any Note Security Document, for any of the following purposes:

(1) to cure any ambiguity, mistake, omission, defect or inconsistency (as reasonably determined by the Company),

(2) to provide for the assumption by a successor of the obligations of the Company under this Indenture or any Note,

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes,

(4) to secure the Notes or to add to the Collateral (including to mortgage, pledge, hypothecate or grant any other Lien in favor of the Note Collateral Agent for the benefit of the Trustee and the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations with respect to the Notes, in any property or assets, including any that are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted, to or for the benefit of the Note Collateral Agent pursuant to this Indenture, any of the Note Security Documents or otherwise),

(5) to evidence a successor Trustee or Note Collateral Agent,

(6) to confirm and evidence the release, termination or discharge of any Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture or any of the Note Security Documents,

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(7) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

(8) [Reserved],

(9) [Reserved],

(10) [Reserved],

(11) to make any change that does not materially adversely affect the rights of any Holder (as reasonably determined by the Company), or

(12) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA (if applicable) or otherwise.

In addition, subject to the terms of Section 902, the Note Security Documents may be amended in accordance with the terms thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 903 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 902. With Consent of Holders. The Company, the Trustee and the Note Collateral Agent may amend or supplement this Indenture (including supplemental indentures hereto), the Notes, the Note Security Documents, as applicable, with the written consent of the Holders of not less than 66 2/3% in principal amount of Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and the Holders of not less than 66 2/3% in principal amount of Notes then Outstanding by written notice to the Trustee (including consents obtained in connection with a tender offer or exchange offer for Notes) may waive any existing Default or Event of Default or compliance by the Company with any provision of this Indenture or the Notes.

Notwithstanding the provisions of this Section 902, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 613, may not (with respect to any Notes held by a non-consenting Holder):

(i) reduce the principal amount of the Notes whose Holders must consent to an amendment or waiver;

(ii) reduce the rate of or extend the time for payment of interest on any Note;

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(iii) reduce the principal of or extend the Stated Maturity of any Note;

(iv) reduce the premium payable upon the redemption of any Note, or change the date on which any Note may be redeemed as described in Section 1002 and 1009;

(v) make any Note payable in money other than that stated in such Note;

(vi) amend or waive the legal right of any Holder of any Note to receive payment of principal of and interest on such Note on or after the respective Stated Maturity for such principal or interest payment date for such interest expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective Stated Maturity or interest payment date;

(vii) amend or waive Section 407; or

(viii) make any change in the amendment or waiver provisions described in this sentence.

In addition, notwithstanding anything to the contrary in this Article IX, without the consent of the Holders of at least 80.0% in principal amount of Notes then Outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), no amendment, supplement or waiver may (1) make any change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, that would release all or substantially all of the Collateral from the Liens of the Note Security Documents (except as permitted by the terms of this Indenture and the Note Security Documents) or would change or alter the priority of the security interests in the Collateral in any manner adverse to the Holders in any material respect, or (2) make any other change to any Note Security Document, or the specified provisions in this Indenture dealing with the Collateral or the Note Security Documents, or the application of trust proceeds of the Collateral pursuant to this Indenture, that would adversely affect the Holders in any material respect, in each case other than in accordance with the terms of this Indenture and the Note Security Documents.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 703 hereof, the Trustee will join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 902 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

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After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (i) through (viii) of Section 902, in which case the amendment supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

After an amendment, supplement or waiver under this Section 902 becomes effective, the Company shall mail to the Holders, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture or the effectiveness of any such amendment, supplement or waiver.

Section 903. Execution of Amendments, Supplements or Waivers. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel to the effect that the execution of such amendment, supplement or waiver is authorized or permitted or complies with this Indenture, that all conditions precedent to such amendment, supplement or waiver required by this Indenture have been complied with and that such amendment, supplement or waiver is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

Section 904. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Note or any Note that evidences all or any part of the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph of this Section 904, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note by written notice to the Trustee or the Company, received by the Trustee or the Company, as the case may be, before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver as set forth in Section 108.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder of Notes.

Section 905. [Reserved].

Section 906. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (if required by the Company and in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the

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Trustee. The Trustee shall (if required by the Company and in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

ARTICLE X

REDEMPTION OF NOTES

Section 1001. Applicability of Article. The Notes shall be redeemable in whole or in part before their Stated Maturity in accordance with this Article X.

Section 1002. Optional Redemption.

(a) At any time, the Company may, at its option, after the giving of notice pursuant to Section 1005, redeem the Notes in whole or in part, on one or more occasions, at a redemption price equal to 100% of the aggregate principal amount to be redeemed plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Scheduled Interest Payment Date falling prior to or on the Redemption Date pursuant to Section 307).

(b) Any redemption of Notes pursuant to this Section 1002 or notice thereof may, at the Company’s discretion, be subject to the satisfaction (or, waiver by the Company in its sole discretion) of one or more conditions precedent.

Section 1003. Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Company (or as required by Section 1009) of less than all of the Notes, the Company shall, at least five Business Days (but not more than 60 days (except that such notice may be delivered more than 60 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005)), prior to the date on which notice is required to be mailed or caused to be mailed to Holders pursuant to Section 1005, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed, but failure to so notify the Trustee shall not invalidate any notice given in accordance with Section 1005 and shall not constitute a Default or Event of Default by the Company.

Section 1004. Selection by Trustee of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee not more than 10 days prior to the Redemption Date (except that such notice may be delivered more than 10 days prior to the Redemption Date if the Redemption Date is delayed as provided in Section 1005), in the case of Physical Notes, on a pro rata basis, and, in the case of Global Notes, on a pro rata basis in accordance with the procedures of the Depositary, provided that if the operational arrangement of the Depositary then in effect do not allow for redemption on a pro rata basis, by lot in accordance with the procedures of the Depositary, in integral multiples of $1,000, although no Note of the Minimum Denomination in original principal amount or less will be redeemed in part.

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The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. On and after the Redemption Date, unless the Company defaults in the payment of the redemption price, interest will cease to accrue on Notes or portions thereof called for redemption.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note that has been or is to be redeemed.

Section 1005. Notice of Redemption. Subject to the final paragraph of Section 110, notice of redemption as provided in Section 1001 shall be given electronically or, at the Company’s option, by first-class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at such Holder’s address appearing in the Note Register.

Any such notice shall state:

(1) the expected Redemption Date;

(2) the redemption price (or the formula by which the redemption price will be determined);

(3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the portion of the respective principal amounts) of the Notes to be redeemed;

(4) that, on the Redemption Date, the redemption price will become due and payable upon each such Note, and that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest thereon shall cease to accrue from and after said date; and

(5) the place where such Notes are to be surrendered for payment of the redemption price.

The Company may provide in any redemption notice that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another Person designated in such notice; provided that no such designation shall relieve the Company from making such payment or performing such obligations if such other Person so designated shall fail to do the same in accordance with the terms hereof.

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In addition, if such redemption or notice is subject to satisfaction (or waiver by the Company in its sole discretion) of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been (or, in the Company’s sole determination, may not be) satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date as so delayed; provided that, for the avoidance of doubt, no mandatory redemption pursuant to Section 1009 may be conditional.

Notice of such redemption of Notes to be so redeemed at the election of the Company shall be given by the Company or, at the Company’s request (made to the Trustee at least five Business Days (or such shorter period as shall be reasonably satisfactory to the Trustee) prior to the date on which notice will be sent to Holders), by the Trustee in the name and at the expense of the Company. Any such request will set forth the information to be stated in such notice, as provided by this Section 1005.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 1006. Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 403) an amount of money sufficient to pay the redemption price of, premium, if any, and any accrued and unpaid interest on, all the Notes or portions thereof which are to be redeemed on that date (the “Redemption Amount”).

Section 1007. Notes Payable on Redemption Date. Notice of redemption having been given as provided in this Article X, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price specified herein and from and after such date (unless the Company shall default in the payment of the redemption price or the Paying Agent is prohibited from paying the redemption price pursuant to the terms of this Indenture) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with such notice, such Notes shall be paid by or on behalf of the Company at the redemption price. Installments of interest whose Scheduled Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

On and after any Redemption Date, if money sufficient to pay the redemption price of and any accrued and unpaid interest on Notes called for redemption shall have been made available in accordance with Section 1006, the Notes (or the portions thereof) called for redemption will cease to accrue interest and the only right of the Holders of such Notes (or portions thereof) will

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be to receive payment of the redemption price of and, subject to the last sentence of the preceding paragraph, any accrued and unpaid interest on such Notes (or portions thereof) to the Redemption Date. If any Note (or portion thereof) called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note (or portion thereof).

Section 1008. Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) and the Company shall execute and (upon receipt of an Authentication Order) the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered (or, if the Note is a global note, an adjustment shall be made to the schedule attached thereto).

Section 1009. Mandatory Redemption Trigger. Promptly, and in any event within one Business Day, after the receipt of proceeds of any redemption of (in whole or in part) of the Ambac Note, the Company shall be required to (i) deposit an amount equal to such proceeds in the Ambac Note Proceeds Collateral Account and (ii) use an amount equal to such proceeds to unconditionally initiate a redemption of the Notes pursuant to the terms of Section 1002; provided that such redemption shall occur between 10 and 30 days following the date of the receipt of such proceeds; provided further that the Company shall not be required to apply any amount in excess of the amount required to redeem all Outstanding Notes.

ARTICLE XI

NOTE ENHANCEMENT

Section 1101. Secured Notes Policy. The Notes shall have the benefit of the Secured Notes Policy.

Section 1102. Claims. If there occurs an Event of Default under Section 601(a) related to any regularly scheduled payment of principal or interest on the Notes, then the Trustee shall, no later than 12:00 noon New York City time, on the [second] Business Day after such Event of Default, make a claim under the Secured Notes Policy in an amount equal to the insufficiency in respect of such regularly scheduled principal or interest payment which precipitated such Event of Default in accordance with the terms and conditions of the Secured Notes Policy. All proceeds of claims upon the Secured Notes Policy shall be deposited with the Paying Agent and shall be used solely to pay the amount of such insufficiency (which, for the avoidance of doubt shall cure the related Event of Default), in accordance with the terms hereof.

Section 1103. Preference Claims, Etc.

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(a) On any day that the Trustee has actual knowledge or receives notice that any amount of regularly scheduled principal of or interest on the Notes previously paid to the Trustee or to a Holder has been subsequently recovered from the Trustee or such Holder pursuant to a final order of a court of competent jurisdiction that such payment constitutes an avoidable preference within the meaning of any applicable Bankruptcy Law to such Holder (a “Preference Claim”), Trustee shall make a claim within [two] Business Days upon the Secured Notes Policy for the full amount of such Preference Claim in accordance with the terms of the Secured Notes Policy. Any proceeds of any such Preference Claim received by the Trustee shall be paid directly to the Paying Agent for onward payment to the Holders pursuant to the terms hereof.

(b) The Trustee shall promptly notify AAC of either of the following as to which an authorized officer of the Trustee has received written notice:

(i) the commencement of any proceeding under any Bankruptcy Law by or against the Company; and

(ii) the making of any Preference Claim with respect to any payment of principal of or interest on the Notes.

The Trustee, the Note Collateral Agent and, by its acceptance of the Notes, each Holder, hereby agree that, so long as an Ambac Event of Default shall not have occurred and be continuing, AAC may at any time during the continuation of an proceeding under any Bankruptcy Law against the Company, direct all matters relating to such proceeding, including (A) all matters relating to any Preference Claim, (B) the direction of any appeal of any order relating to any Preference Claim at the expense of AAC and (C) the posting of any surety supersedeas or performance bond pending any such appeal.

Section 1104. Trustee Assignment of Rights. The Trustee, on behalf of the Holders, and the Note Collateral Agent, on behalf of the Secured Parties, shall assign to AAC, and acknowledges that AAC shall be subrogated to, in each case to the fullest extent permitted by applicable law, all of the Trustee’s, the Note Collateral Agent’s, and the Holders’ respective right, title and interest in the Notes and the Collateral to the extent of payments made by AAC under the Secured Notes Policy, including, for the avoidance of doubt, the rights of such Trustee and each Holder in the conduct of any proceeding under any Bankruptcy Law, including all rights of any party to an adversarial proceeding with respect to any court order issued in connection with any such proceeding. Such assignment shall not in any way limit any other rights of subrogation otherwise available to AAC; provided that such assignment shall provide that AAC shall agree (i) to postpone its rights of subrogation so long as any amounts then past due (without giving effect to any grace period) under the Notes, including principal and interest, if any thereon, remain outstanding and such outstanding amounts are Insured Obligations (as defined in the Secured Notes Policy) that have not been paid in full to Holders under the Secured Notes Policy and (ii) not to pursue, directly or indirectly, any remedy against or with respect to any Pledged Securities, Replacement Investments or proceeds thereof (other than interest income thereon) for the purposes of satisfying subrogated claims in respect of interest payments on the Notes. The Note Collateral Agent and the Trustee shall each take such action as reasonably requested by AAC in connection with such assignment.

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Section 1105. Surrender of Secured Notes Policy. The Trustee shall surrender the Secured Notes Policy to AAC upon expiration of the term of the Secured Notes Policy in accordance with the terms of the Secured Notes Policy.

ARTICLE XII

COLLATERAL AND SECURITY

Section 1201. Collateral and Security Documents. From and after the Issue Date, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under this Indenture, the Notes and the Note Security Documents, whether for principal of or premium, if any, or interest on the Notes, fees, expenses, indemnification or otherwise, shall be secured as provided in the Note Security Documents, which define the terms of the Liens that secure the Secured Obligations. The Trustee and the Company hereby acknowledge and agree that the Note Collateral Agent holds the Collateral in trust for the benefit of the Secured Parties, in each case pursuant and subject to the terms of the Note Security Documents. Each Holder, by accepting a Note, consents and agrees to the terms of the Note Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and this Indenture, in each case as the same may be in effect or may be amended, supplemented, waived or otherwise modified from time to time in accordance with their terms, and authorizes and directs the Note Collateral Agent to enter into the Note Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. Pursuant and subject to the terms of the Note Security Documents, from and after the Issue Date, the Company shall deliver to the Note Collateral Agent copies of all documents and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 1201, to reasonably assure and confirm to the Note Collateral Agent the security interest in the Collateral contemplated hereby, by the Note Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. From and after the Issue Date, the Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required to cause the Note Security Documents to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected Lien and security interest in and on all of the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, as and to the extent contemplated by the Note Security Documents, including making all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) or recordings and taking all other similar actions as are reasonably necessary or required by the Note Security Documents or that the Note Collateral Agent may reasonably request (to the extent required under the Note Security Documents) in order to maintain and perfect (at the sole cost and expense of the Company) the security interest and liens created by the Note Security Documents in the Collateral as a perfected security interest, in each case other than with respect to any

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Collateral the lien or security interest in or on which is not required to be maintained or perfected under the Note Security Documents. The Company shall continue to have the right to possess and control their property and assets constituting Collateral and exercise all rights with respect thereto, subject to the terms of the Note Security Documents.

Notwithstanding the foregoing, the Company will not be required to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case Collateral consisting of the Ambac Note Proceeds Collateral Account if the Ambac Note Proceeds Collateral Account is located in a Foreign Jurisdiction.

Section 1202. Release of Collateral. (a) Subject to Section 106, the Collateral shall be released from the Lien and security interest created by the Note Security Documents, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of the Note Security Documents or as provided by this Section 1202. Upon such release, all rights in the Collateral shall revert to the Company. The Company will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

(i) [Reserved];

(ii) pursuant to an amendment or waiver in accordance with Article IX;

(iii) pursuant to a transaction in compliance with Section 1103; or

(iv) payment in full of (x) the principal of, and premium, if any, together with accrued and unpaid interest on, the Notes and (y) all other Obligations under this Indenture and the Note Security Documents that are due and payable at or prior to the time such principal and premium, if any, together with accrued and unpaid interest, is paid.

(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense and upon receipt of an Officer’s Certificate, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to this Indenture or the Note Security Documents. Neither the Trustee nor the Note Collateral Agent shall be liable for any such release undertaken in good faith and in the absence of gross negligence or willful misconduct.

Section 1203. [Reserved].

Section 1204. Suits to Protect the Collateral. Upon the occurrence and during the continuation of an Ambac Event of Default, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may, or may direct the Note Collateral Agent to, take all actions it deems necessary or appropriate in order to:

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(a) enforce any of the terms of the Note Security Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations hereunder.

Subject to the provisions of the Note Security Documents, the Trustee shall have the power to, or direct the Note Collateral Agent to, institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that the Trustee reasonably believes are unlawful or in violation of any of the Note Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may reasonably deem expedient to preserve or protect the interests of the Note Collateral Agent and the Trustee and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Nothing in this Section 1204 shall be considered to impose any such duty or obligation to act on the part of the Trustee or Note Collateral Agent.

Notwithstanding the foregoing, and anything else in this Indenture or the Note Security Documents to the contrary, at all times, (a) AAC and the Segregated Account (if not merged with and into AAC) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way and (b) none of none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest in the Notes, or (z) the Note Collateral Agent shall sell, transfer, or assign (or direct the Company to sell, transfer, or assign) the Ambac Note without the prior written consent of AAC.

None of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any third party beneficiary rights under, relating to or in respect of the RMBS Litigation. Each of the Trustee, the Note Collateral Agent and, by its acceptance of the Notes, each Holder, agrees that it shall not, and further agrees that it shall procure that none of its affiliates, representatives, employees, directors, shareholders or agents shall, take any action, whether direct or indirect, that is intended to, or could be reasonably expected to, interfere with, or influence the value, settlement discussions, legal arguments, timing of, the prosecution or resolution, in any way whatsoever, any RMBS Litigation or other litigation to which AAC or the Segregated Account is a party.

Section 1205. Authorization of Receipt of Funds by the Trustee under the Note Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed by the Note Collateral Agent under the Note Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

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Section 1206. Purchaser Protected. In no event shall any purchaser or other transferee in good faith of any property or assets purported to be released hereunder be bound to ascertain the authority of the Note Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or assets be under any obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

Section 1207. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII, upon the Company with respect to the release, sale or other disposition of such property or assets may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 1208. Reports and Certificates Relating to Collateral. Any release of Collateral permitted by Section 1202 shall be deemed not to impair the Liens under this Indenture and the Collateral Agreement and the other Note Security Documents in contravention thereof.

Section 1209. Note Collateral Agent. (a) The Trustee and each of the Holders by acceptance of the Notes hereby designates and appoints the Note Collateral Agent as its collateral agent under this Indenture and the Note Security Documents and the Trustee and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Note Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Note Security Documents to exercise such powers and perform such duties as are expressly delegated to the Note Collateral Agent by the terms of this Indenture and the Note Security Documents, together with such powers as are reasonably incidental thereto. The Note Collateral Agent agrees to act as such on the express conditions contained in this Section 1209. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Note Security Documents, the Note Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Note Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Note Security Documents or otherwise exist against the Note Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Note Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Indenture, the Note Collateral Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any

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discretionary rights or taking or refraining from taking any actions that the Note Collateral Agent is expressly entitled to take or assert under this Indenture and the Note Security Documents, including the exercise of remedies pursuant to Article VI, and any action so taken or not taken shall be deemed consented to by the Trustee and the Holders.

(b) The Note Collateral Agent may execute any of its duties under this Indenture or the Note Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and the Note Collateral Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney-in-fact appointed with due care by it hereunder.

(c) No provision of this Indenture shall be construed to relieve the Note Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that (i) this paragraph does not limit the effect of the third and fourth sentences of Section 1209(a); and (ii) the Note Collateral Agent shall not be liable for any error of judgment made in good faith by the Note Collateral Agent, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts. The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Note Collateral Agent assumes no responsibility for their correctness. The Note Collateral Agent makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Note Collateral Agent represents that it is duly authorized to execute and deliver this Indenture and the Note Security Documents and perform its obligations hereunder and thereunder. The Note Collateral Agent shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof. None of the Note Collateral Agent or any of its agents shall be under any obligation to the Trustee or any Holder to ascertain or inquire as to the observance or performance by the Company of any agreements contained in, or conditions of, this Indenture or the Note Security Documents, or to inspect the properties, books or records of the Company.

(d) The Note Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Note Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Note Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article VI (subject to this Section 1209); provided, however, that unless and until the Note Collateral Agent has received any such request, the Note Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

(e) A resignation or removal of the Note Collateral Agent and appointment of a successor Note Collateral Agent shall become effective only upon the successor Note Collateral Agent’s acceptance of appointment as provided in this Section 1209(e). The Note Collateral Agent may resign in writing at any time by so notifying the Company and the Trustee at least 30 days prior to the proposed date of resignation. The Note Collateral Agent may be removed at any time by the Holders of 33 1/3% in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. The Company may remove the Note Collateral

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Agent if: (i) the Note Collateral Agent is removed as Trustee under this Indenture; (ii) the Note Collateral Agent fails to meet the requirements for being a Trustee under Section 709; or (iii) the Note Collateral Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Note Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. If the Note Collateral Agent resigns or is removed or if a vacancy exists in the office of Note Collateral Agent for any reason, the Company shall promptly appoint a successor Note Collateral Agent that complies with the eligibility requirements contained in this Indenture. If a successor Note Collateral Agent does not take office within 10 days after the retiring Note Collateral Agent resigns or is removed, the retiring Note Collateral Agent, the Company or the Holders of at least 10.0% in principal amount of the then-outstanding principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Note Collateral Agent. A successor Note Collateral Agent shall deliver a written acceptance of its appointment to the retiring Note Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Note Collateral Agent shall become effective, and the successor Note Collateral Agent shall have all the rights, powers and the duties of the Note Collateral Agent under this Indenture and the Note Security Documents. The successor Note Collateral Agent shall mail a notice of its succession to the Trustee. The retiring Note Collateral Agent shall promptly transfer all property and assets held by it as Note Collateral Agent to the successor Note Collateral Agent, provided that all sums owing to the Note Collateral Agent hereunder have been paid. Notwithstanding replacement of the Note Collateral Agent pursuant to this Section 1209(e), the Company’s obligations under this Section 1209 and Section 1211 shall continue for the benefit of the retiring Note Collateral Agent and the retiring Note Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Note Collateral Agent under this Indenture.

(f) The Note Collateral Agent shall be authorized to appoint co-note collateral agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Note Security Documents, neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Note Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Note Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(g) The Note Collateral Agent and the Trustee, as applicable, are authorized and directed to (i) enter into the Note Security Documents, (ii) bind the Holders on the terms as set forth in the Note Security Documents and (iii) perform and observe its obligations under the Note Security Documents. The Note Collateral Agent and Trustee are hereby authorized to take any action contemplated by the preceding sentence, and any such amendments, amendments and restatements, restatements or waivers of, or supplements, or other modifications to the Note

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Security Documents shall be effective notwithstanding the provisions of Article IX. It is hereby expressly acknowledged and agreed that in doing so the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements). The Note Collateral Agent and the Trustee, as applicable, each agrees at the Company’s expense to execute and deliver any amendment to, waiver of, or supplement to any Note Security Document authorized pursuant to Article IX.

(h) The Trustee agrees that it shall not (and shall not be obliged to), and shall not instruct the Note Collateral Agent to, unless specifically requested to do so by a majority of the Holders, take or cause to be taken any action to enforce its rights under this Indenture or against the Company, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(i) Neither the Note Collateral Agent nor the Trustee shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or has been encumbered, or that the Liens securing the Collateral have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of any Grantor’s (as defined in the Collateral Agreement) property constituting Collateral intended to be subject to the Lien and security interest of the Note Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Note Collateral Agent pursuant to this Indenture or any Note Security Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Note Collateral Agent may act in any manner it may in good faith deem appropriate, in its sole discretion and in accordance with this Indenture, and that the Note Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(j) The Note Collateral Agent (i) shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, or for any error of judgment made in good faith by an authorized officer, unless it is proved that the Note Collateral Agent was negligent in ascertaining the pertinent facts, (ii) shall not be liable for interest on any money received by it except as the Note Collateral Agent may agree in writing with the Company (and money held in trust by the Note Collateral Agent need not be segregated from other funds except to the extent required by law), and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Note Collateral Agent shall not be construed to impose duties to act.

73

(k) If at any time the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payment with respect to the Obligations arising under, or relating to, this Indenture, except for any such proceeds or payment received by the Trustee from the Note Collateral Agent pursuant to the terms of this Indenture, or (ii) any payment from the Note Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article VI, the Trustee shall promptly turn the same over to the Note Collateral Agent, in kind, and with any such endorsement as may be required to negotiate the same to the Note Collateral Agent.

(l) The Trustee and the Note Collateral Agent are each Holder’s agents for the purpose of perfecting the Holders’ security interest in assets that can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Note Collateral Agent thereof, and shall deliver such Collateral to the Note Collateral Agent or otherwise deal with such Collateral in accordance with the Note Collateral Agent’s instructions.

(m) The Note Collateral Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company as though the Note Collateral Agent was not the Note Collateral Agent hereunder and without notice to or consent of the Trustee. The Trustee and the Holders acknowledge that, pursuant to such activities, the Note Collateral Agent and its Affiliates may receive information regarding the Company (including information that may be subject to confidentiality obligations in favor of the Company) and acknowledge that the Note Collateral Agent shall not be under any obligation to provide such information to the Trustee or the Holders. Nothing herein shall impose or imply any obligation on the part of the Note Collateral Agent to advance funds.

Section 1210. Compensation and Indemnification. The Note Collateral Agent shall be entitled to the compensation and indemnification set forth in Section 707 (with the references to the Trustee therein applying herein to refer to the Note Collateral Agent).

Section 1211. The Note Security Documents. Each of the Trustee and the Note Collateral Agent is hereby directed and authorized to execute and deliver any Note Security Documents in which it is named as a party. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Note Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under or pursuant to, any Note Security Documents, the Trustee and Note Collateral Agent each shall have all of the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

74

Section 1212. Principal Proceeds Collateral Account. The Notes shall also be secured by the Principal Proceeds Collateral Account.

The deposit of proceeds from AAC Secured Notes into the Principal Proceeds Collateral Account and the pledge thereof shall be governed by the AAC Pledge Agreement.

Section 1213. Confidentiality. Each of the Note Collateral Agent and the Trustee agrees to keep any information supplied by the Company, any parent of the Company, or any of their respective Subsidiaries or on behalf of the Company or such parent, or any of their respective Subsidiaries or obtained by it based on a review of books and records relating to the Company, any parent of the Company or any of their respective Subsidiaries confidential from anyone other than its Affiliates (provided that each such Affiliate keeps such information confidential in accordance herewith) and to use (and cause such Affiliate to use) such information only in connection with the duties specifically set forth in this Indenture and the Note Security Documents; provided that nothing herein shall prevent the Note Collateral Agent, the Trustee or any such Affiliate from disclosing such information (a) upon the order of any court or administrative agency, (b) upon the request or demand of any regulatory agency or authority having jurisdiction over the Note Collateral Agent, the Trustee or any such Affiliate, (c) that had been publicly disclosed other than as a result of a disclosure by the Note Collateral Agent, the Trustee or any such Affiliate that is prohibited by the terms of this Section 1213, (d) already in the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s possession (other than information provided to the Note Collateral Agent, the Trustee or any such Affiliate known by the Note Collateral Agent, the Trustee or such Affiliate to be subject to any confidentiality agreement or undertaking in favor of the Company, any parent of the Company, or any of their respective Subsidiaries) prior to its receipt of such information from the Company or such parent or any of their respective Subsidiaries or from another Person supplying it on behalf of the Company or such parent or any of their respective Subsidiaries or from its review of books and records described above (as the case may be), (e) in connection with any litigation to which the Note Collateral Agent, the Trustee or any such Affiliate may be a party, to the extent compelled by legal process in such litigation, (f) to the extent necessary or advisable in connection with the exercise of any remedy hereunder, or (g) to the Note Collateral Agent’s, the Trustee’s or any such Affiliate’s legal counsel and independent auditors; provided that such counsel and auditors keep such information confidential in accordance herewith; provided that, in the case of clause (a), (b) or (e), the Note Collateral Agent or the Trustee, as applicable, shall, to the extent practicable and legally permissible, notify the Company of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment.

75

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

AMBAC LSNI, LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,
as Note Collateral Agent

By:
Name:
Title:

EXHIBIT A

Form of Note3

(FACE OF NOTE)

AMBAC LSNI, LLC

LIBOR Plus 5.00% Insured Secured Notes due [                ]

CUSIP No. [    ]4

No.                          $

Ambac LSNI, LLC, a [limited liability company incorporated under the laws of the Cayman Islands] (together with its successors and assigns, the “Company”), promise to pay to                     , or its registered assigns, the principal sum of $             ([                             ] United States Dollars) [(or such lesser or greater amount as shall be outstanding hereunder from time to time in accordance with Sections 312 and 313 of the Indenture referred to on the reverse hereof5 (the “Principal Amount”) on the earlier of (x) [         ], [         ] and (y) the date that is five Business Days prior to the date on which Secured Notes are still outstanding and for which the OCI has approved for the repayment of all of the outstanding principal amount of all Surplus Notes issued by AAC (each as defined in the Indenture).

The Company promises to pay interest quarterly in arrears on the last day of each calendar quarter of each year, commencing [                ], at a per annum rate equal to the LIBOR Rate (as defined in the Indenture) plus 5.00% (subject to adjustment as provided in the Indenture), until the Principal Amount is paid or made available for payment. Interest on this Note will accrue from the most recent Scheduled Interest Payment Date on which interest has been paid, or if no interest has been paid on the most recent Scheduled Interest Payment Date, from the Issue Date.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Scheduled Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15, June 15, September 15, or December 15 (whether or not a Business Day), as the case may be, next preceding such Scheduled Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in

[3]	Insert any applicable legends from Article II.
[4]	Insert applicable CUSIP.
[5]	Include only if the Note is issued in global form.

whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Defaulted Interest Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not more than 15 days nor less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office of the applicable Paying Agent, or such other office or agency of the Company maintained for that purpose; provided, however, that, at the option of the Company, payment of interest may be made by wire transfer of immediately available funds to the account designated to the Company by the Person entitled thereto or by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

[AMBAC LSNI, LLC], a [limited liability company incorporated under the laws of the Cayman Islands]

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
As Trustee

By
Authorized Signatory

Dated:

(REVERSE OF NOTE)

This Note is one of the duly authorized issue of LIBOR Plus 5.00% Insured Secured Notes due [                ] of the Company (herein called the “Notes”), issued under an Indenture, dated as of [•], 2017 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company, as issuer, and The Bank of New York Mellon, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture) and note collateral agent (herein called the “Note Collateral Agent”, which term includes any successor Note Collateral Agent under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, any other obligor upon this Note, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture and Holders are referred to the Indenture for a statement of such terms. To the maximum extent permitted by law, in the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Notes will be redeemable, at the Company’s option, in whole or in part, as provided in the Section 1002 of the Indenture. Under certain circumstances, the Notes will be mandatorily redeemable as provided in Section 1009 of the Indenture.

The Notes will not be entitled to the benefit of a sinking fund.

If an Ambac Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of and accrued but unpaid interest on the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided (including certain amendments that require the consent of each affected Holder), the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Notes (as such terms are defined in the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes (as such terms are defined in the Indenture), on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Ambac Event of Default with respect to the Notes, the Holders of not less than 15.0% in principal amount of the Notes at the time Outstanding (which contain such Ambac Event of Default) shall have made written request to the Trustee to pursue such remedy in respect of such Ambac Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense, and the Trustee shall not have received from the Holders of 66 2/3% in principal amount of Outstanding Notes (as such terms are defined in the Indenture) a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of security or indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, any other obligor in respect of this Note, the Trustee and any agent of the Company, such other obligor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Company, any other obligor upon this Note, the Trustee nor any such agent shall be affected by notice to the contrary.

No director, officer, employee, incorporator or stockholder, as such, of the Company, the parent of the Company, or any Subsidiary of any thereof shall have any liability for any obligation of the Company under the Indenture or the Notes, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Holder, by accepting this Note, hereby waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THIS NOTE AND (BY ITS ACCEPTANCE OF THIS NOTE) THE HOLDER HEREOF AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decreases in Principal Amount of this Global Note	Amount of increases in Principal Amount of this Global Note	Principal amount of this Global Note following such decreases or increases	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Ambac LSNI, LLC]

[Company address block]6

[NAME OF REGISTRAR]

[Registrar address block]7

Re: LIBOR Plus 5.00% Insured Secured Notes due [•] (the “Notes”)

Reference is hereby made to the Indenture, dated as of                     , 20     (the “Indenture”), among [Ambac LSNI, LLC], as issuer (the “Company”), and Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. As used herein, “Restricted Global Note” means a Global Note that is a Restricted Security.

                                     (the “Transferor”) owns and proposes to transfer the Notes or interest in such Notes specified in Annex A hereto, in the principal amount of $                     in such Notes or interests (the “Transfer”), to                         (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:]

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

[6]	NTD: Company to provide.
[7]	NTD: Trustee to provide.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903 or Rule 904 of Regulation S as applicable under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the Resale Restriction Termination Date, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Physical Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

4. The Transferor has provided notice of the transfer restrictions described in the Indenture to the Transferee.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:                 , 20

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(b)	☐ a Restricted Physical Note.

2.	After the Transfer the Transferee will hold, in accordance with the terms of the Indenture:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or

(b)	☐ a Restricted Physical Note; or

(c)	☐ an Unrestricted Physical Note.

EXHIBIT C

FORM OF COLLATERAL AGREEMENT

[To come]

C-1

EXHIBIT D

FORM OF AAC PLEDGE

[To come]

D-1

EXHIBIT E

FORM OF AMBAC NOTE

[To come]

E-1

Form of SPV Security Agreement for Secured Notes

(see attached)

Draft — September 21, 2017

[FORM OF]

COLLATERAL AGREEMENT

made by

[AMBAC LSNI, LLC],

in favor of

THE BANK OF NEW YORK MELLON

as Note Collateral Agent and Trustee

DATED AS OF [•], 2017

		Page

ARTICLE I

DEFINED TERMS

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	4

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1	Grant	4
Section 2.2	Excluded Assets	5
Section 2.3	Establishment of the Ambac Note Proceeds Collateral Account	5

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Company	6

ARTICLE IV

COVENANTS

Section 4.1	Covenants of the Company	8

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1	Proceeds to Be Turned Over to Note Collateral Agent	10
Section 5.2	Application of Proceeds	10
Section 5.3	Code and Other Remedies	10
Section 5.4	Waiver; Deficiency	11
Section 5.5	Control of RMBS Litigation	11

ARTICLE VI

THE NOTE COLLATERAL AGENT

Section 6.1	Duty of Note Collateral Agent	12
Section 6.2	Financing Statements	12

i

SCHEDULES

1	Notice Addresses of the Company
2	Perfection Matters

ii

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of [•], 2017, between [Ambac LSNI, LLC, a [limited liability company incorporated under the laws of the Cayman Islands] (the “Company”), and The Bank of New York Mellon, as Trustee and Note Collateral Agent (in such capacity, and together with its successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as such term is defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of [•], 2017 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), between the Company, and [•], as trustee and note collateral agent on behalf of the Holders, the Company has issued LIBOR Plus 5.00% Insured Secured Notes Due 2022 in an aggregate principal amount of $[2,146,000,000] (together with any notes issued in respect thereof pursuant to Sections 304, 305, 306, 312(c), 312(d) or 1008 of the Indenture, (the “Notes”)) upon the terms and subject to the conditions set forth therein;

WHEREAS, in accordance with the terms of the Indenture, the Company shall execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Trustee and Note Collateral Agent to enter into the Indenture on the Issue Date and to induce the Holders to purchase the Notes issued on the Issue Date, and in consideration of other valuable consideration (which receipt is hereby acknowledged), the Company hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms that are defined in the Code (as in effect on the date hereof) are used herein as so defined: account debtor, accounts, chattel paper, commercial tort claims, deposit accounts, documents, electronic chattel paper, goods, general intangibles, instruments, investment property, letters of credit, letter-of-credit rights, money, proceeds and securities account.

(b) The following terms shall have the following meanings:

“AAC”: Ambac Assurance Corporation, a Wisconsin-domiciled insurance company.

“Agreement”: this Collateral Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Ambac Event of Default”: as defined in the Indenture.

“Ambac Note”: as defined in the Indenture.

“Ambac Note Proceeds Collateral Account”: as defined in Section 2.3.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2.1.

“Company”: as defined in the Preamble hereto.

“Contracts”: all contracts, agreements, instruments and indentures in any form and portions thereof, to which the Company is a party or under which the Company or any property of the Company is subject, as the same may from time to time be amended, supplemented, waived or otherwise modified, including (i) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of the Company to damages arising thereunder and (iii) all rights of the Company to perform and to exercise all remedies thereunder.

“Excluded Assets”: as defined in Section 2.2.

“Foreign Jurisdiction”: a jurisdiction other than the United States of America or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Holder” or “Noteholder”: as defined in the Indenture.

“Indebtedness”: as defined in the Indenture.

“Indenture”: as defined in the recitals hereto.

“Issue Date”: as defined in the Indenture.

“Liens”: as defined in the Indenture.

“Note Collateral Agent”: as defined in the Preamble hereto.

2

“Note Documents”: the collective reference to the Indenture, the Notes, this Agreement, and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.

“Note Security Documents”: as defined in the Indenture.

“Notes”: as defined in the recitals hereto.

“Obligations”: the collective reference to: all obligations and liabilities of the Company in respect of the unpaid principal of and interest on (including interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes or the other Note Documents entered into or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such agreement or a termination of any transaction entered into pursuant to any such agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Company pursuant to the terms of the Indenture or any other Note Document).

“Permitted Liens”: (1) Liens securing the Obligations of the Company, (2) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP, as applicable, (3) statutory Liens of landlords, (4) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice in respect of obligations and (5) Liens arising by operation of law in favor of the Company’s attorneys, which the Company is undertaking in good faith to discharge.

“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity.

“RMBS”: residential mortgage-backed securities.

“RMBS Litigation”: as defined in the Indenture.

“Secured Parties”: the collective reference to the Trustee, the Note Collateral Agent, the Paying Agent, the Holders and the holders of any other Note Obligations, and each of their respective successors and assigns and their permitted transferees and endorsees.

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Other Definitional Provisions.

(c) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise expressly provided herein, any definition of or reference to any agreement (including this Agreement and the other Note Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein).

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) All references in this Agreement to any of the property described in the definition of the term “Collateral” or to any proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Grant. The Company hereby grants, to the Note Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of the Company, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Company, except as provided in Section 2.2. The grant of a security interest in the Collateral shall be, and is intended by the parties hereto to be, effective and respected in any liquidation or wind-up proceeding of the Company. The term “Collateral” means all right, title and interest of the Company in the following property (wherever located) whether now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest, (but excluding the Excluded Assets):

(a) the Ambac Note, all agreements and instruments related thereto and all rights in respect to the foregoing.

(b) all accounts;

(c) all money (including all cash);

(d) all chattel paper;

(e) all Contracts;

(f) all deposit accounts, including the Ambac Note Proceeds Collateral Account;

(g) all documents;

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(h) all goods;

(i) all general intangibles;

(j) all instruments;

(k) all investment property;

(l) all letters of credit and letter-of-credit rights;

(m) all commercial tort claims

(n) all books and records pertaining to any of the foregoing; and

(o) to the extent not otherwise included, all proceeds, accessions and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 2.2 Excluded Assets. No security interest is or will be granted pursuant to this Agreement or any other Note Security Document in any right, title or interest of the Company under or in, and “Collateral” shall not include (the following, the “Excluded Assets”) any assets over which the granting of such a security interest in such assets by the Company would be prohibited by any contract permitted under the Indenture, applicable law, regulation, permit, order or decree or the organizational or joint venture documents of any non-wholly owned Subsidiary (including permitted liens, leases and licenses), or requires a consent (to the extent that, with respect to any assets that would otherwise constitute Collateral, the Company has sought such consent using commercially reasonable efforts) of any Governmental Authority that has not been obtained (in each case after giving effect to the applicable anti-assignment provisions of the Code to the extent that the assignment of which is expressly deemed effective under the Code notwithstanding such prohibition).

Section 2.3 Establishment of the Ambac Note Proceeds Collateral Account. The Note Collateral Agent shall establish a single, segregated non-interest bearing deposit account in the State of New York and in the name of the Company which shall be designated as the “Ambac Note Proceeds Collateral Account.” For the purposes of Article 9 of the Uniform Commercial Code, the “bank’s jurisdiction” of the Note Collateral Agent shall be the State of New York. The proceeds of any redemption of the Ambac Note shall be deposited in the Ambac Note Proceeds Collateral Account. The only permitted withdrawal or application of funds on deposit in, or otherwise to the credit of, the Ambac Note Proceeds Collateral Account prior to the payment in full of the Obligations, shall be to redeem the Notes in accordance with the Indenture.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Note Collateral Agent on the date hereof that:

3.1.1 Title; No Other Liens. Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, the Company owns each item of the Collateral free and clear of any and all Liens securing Indebtedness. To the knowledge of the Company after due inquiry, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of the Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except, in each case, such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement or as relate to Permitted Liens or Liens for which termination statements will be duly filed on the Issue Date.

3.1.2 Perfected First Priority Liens.

(a) This Agreement is effective to create, as collateral security for the Obligations of the Company, valid and enforceable Liens on the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Except with regard to any rights in favor of the United States government as required by law (if any), upon the completion of the filings listed on Schedule 2, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein and excluding any commercial tort claims which cannot be perfected by a generic filing under the Code) perfected security interests in the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens of all other Persons securing Indebtedness and enforceable as such as against all other Persons, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.1.3 Jurisdiction of Organization. On the date hereof, the Company’s jurisdiction of organization, formation or registration is the Cayman Islands.

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3.1.4 Good Standing of the Company. The Company has been duly incorporated or organized (as applicable) and is validly existing as a corporation or a limited liability company (as applicable) in good standing under the laws of the jurisdiction in which it is chartered, formed, registered or organized, with power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under the Note Documents to which it is a party; and the Company has no business or operations in any other jurisdiction other than those conducted for the purpose described in Section 404 of the Indenture.

3.1.5 Note Documents The Note Documents to which the Company is a party have been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the counterparties thereto, as applicable), will be duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.1.6 Absence of Existing Defaults and Conflicts. The Company is not in violation of its charter or by-laws or comparable constituting documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party.

3.1.7 Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Note Documents to which the Company is a party, including the issuance of Notes contemplated thereby, and compliance with the terms and provisions hereof and thereof, will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter, articles, limited liability company agreement, by-laws or comparable constituting documents of the Company (other than any violation of or conflict with any such charter, articles, limited liability company agreement, by-laws or comparable constituting documents that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents), (b) any order, law, treaty, rule, regulation, judgment or determination applicable to the Company of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over the Company (other than any violation of or conflict with any such order, law, treaty, rule, regulation, judgment or determination that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party) or (c) the terms of any

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bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument to which the Company is a party or by which it is bound or by which any of its properties is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any such bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument (other than any conflict, breach or default or lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably likely to adversely affect the performance by the Company of its obligations under the Note Documents to which it is a party.

3.1.8 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) is required for the execution by the Company of the Note Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or for the performance by the Company of its obligations under the Note Documents to which it is a party, except those that have been already obtained.

ARTICLE IV

COVENANTS

Section 4.1 Covenants of the Company. The Company covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture;

4.1.1 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Company shall use commercially reasonable efforts to maintain the security interest created by this Agreement in the Collateral as a perfected security interest as and to the extent described in Section 3.1.2 and to defend the security interest created by this Agreement in the Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Company.

(b) Except as otherwise permitted by the Indenture, the Company will not impair the rights of the Note Collateral Agent in the Collateral.

(c) The Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required or reasonably requested by the Note Collateral Agent (acting at the direction of the requisite Holders pursuant to the terms of the Indenture and in each case at the sole expense of the Company), so as at all times to maintain the validity, perfection, enforceability and priority of the security interest in and Lien on the Collateral granted to the Note Collateral Agent herein or to enable the Note Collateral Agent to protect, exercise or enforce its rights hereunder and in the

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Collateral, including (i) immediately discharging all Liens on the Collateral other than Permitted Liens, (ii) filing any financing and continuation statements or similar documents, and (iii) promptly executing and delivering control agreements, and, during the continuance of an Ambac Event of Default, instruments of pledge, notices and assignments and other documents, in each case relating to the creation, validity, perfection, maintenance or continuation of the Note Collateral Agent’s security interest in and Lien on the Collateral; provided that, notwithstanding any other provision of this Agreement or any other Note Document, the Company will not be required (x) to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case, Collateral consisting of the Ambac Note or the Ambac Note Proceeds Collateral Account, if such Collateral consisting of the Ambac Note or the Ambac Note Proceeds Collateral Account is located in a Foreign Jurisdiction or (y) to deliver control agreements with respect to, or confer perfection by “control” over, any deposit, bank or securities account or other Collateral, other than with respect to the Ambac Note Proceeds Collateral Account.

(d) Upon the occurrence and during the continuance of an Ambac Event of Default, the Note Collateral Agent may liquidate, or notify any bank or securities intermediary subject to an account control agreement to liquidate, any deposit account or securities account or any related investment property maintained or held thereby and remit the proceeds thereof to the Note Collateral Agent.

4.1.2 Changes in Name, Jurisdiction of Organization, etc. The Company will give prompt written notice to the Note Collateral Agent of any change in its name or location (as determined by Section 9-307 of the Code) (whether by merger or otherwise) (and in any event within 30 days of such change), and within 10 days after such notice, the Company shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Note Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

4.1.3 Maintenance of Records. The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

4.1.4 Limitations on Liens. The Company shall not create or suffer to exist any Lien on or over the Ambac Note or its assets constituting Collateral, except Permitted Liens.

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ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 Proceeds to Be Turned Over to Note Collateral Agent. If an Ambac Event of Default shall occur and be continuing, and the Note Collateral Agent shall have instructed the Company to do so, all proceeds of Collateral received by the Company consisting of cash, checks and other cash equivalent items shall be held by the Company in trust for the Note Collateral Agent and the other Secured Parties, as applicable, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Note Collateral Agent, as applicable (or their respective agents appointed for purposes of perfection), in the exact form received by the Company (duly indorsed by the Company to the Note Collateral Agent, if required). All proceeds of Collateral while held by the Note Collateral Agent (or by the Company in trust for the Note Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations of the Company and shall not constitute payment thereof until applied as provided in Section 5.2.

Section 5.2 Application of Proceeds. It is agreed that if an Ambac Event of Default shall occur and be continuing, any and all proceeds of the Collateral received by the Note Collateral Agent (whether from the Company or otherwise) shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Company (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the Company then due and owing in the following order of priority:

First: to the payment of all amounts due the Trustee under Section 707 of the Indenture;

Second: to the payment of all amounts due the Note Collateral Agent under Section 1210 of the Indenture;

Third: to the payment of the amounts then due and unpaid upon the other Obligations of the Company ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of proceeds shall be made on a pro rata basis as between and among the Holders and their respective successors and assigns and their permitted transferees and endorsees;

Fourth: to be held as Collateral in the Ambac Note Proceeds Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnification obligations) on the Notes; and

Fifth: to the Company.

Section 5.3 Code and Other Remedies. If an Ambac Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law and Section 5.5, all rights and remedies of a secured party under

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the Code (whether or not the Code applies to the affected Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and Section 5.5 and solely during the continuance of an Ambac Event of Default, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Collateral Agent hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Company then due and owing, in the order of priority specified in Section 5.2. To the extent permitted by applicable law, (i) the Company waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 5.4 Waiver; Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full, the Notes, reimbursement obligations constituting Obligations of the Company and, to the extent then due and owing, all other Obligations of the Company and the reasonable fees and disbursements of any attorneys employed by the Note Collateral Agent or any other Secured Party to collect such deficiency.

Section 5.5 Control of RMBS Litigation. Notwithstanding any of the foregoing, or anything else in this Agreement, the Indenture or the other Note Documents to the contrary, at all times, AAC and the Segregated Account (if not merged with and into the Company) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and (a) none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall have any right to join or participate in the RMBS Litigation in any way and (b) none of (x) the Trustee, (y) any holder of the Notes or of any beneficial interest, or (z) the Note Collateral Agent shall sell, transfer, or assign (or direct the Company to sell, transfer, or assign) the Ambac Note.

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ARTICLE VI

THE NOTE COLLATERAL AGENT

Section 6.1 Duty of Note Collateral Agent. The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers. The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

Section 6.2 Financing Statements. Pursuant to any applicable law, the Company authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such filing offices at the Note Collateral Agent’s sole discretion and as the Note Collateral Agent reasonably determines appropriate to perfect or continue the perfection of the security interests of the Note Collateral Agent under this Agreement. The Note Collateral Agent agrees to notify the Company of any financing or continuation statement filed by it, provided that any failure to give notice shall not affect the validity or effectiveness of any such filing; provided, however, such authorization shall not relieve the Company from its obligation to take all actions necessary to perfect and maintain the perfection of the Note Collateral Agent’s Lien on the Collateral as provided herein, which includes the filing of any financing statements or continuation statements. The Company authorizes the Note Collateral Agent to use any collateral description reasonably determined by the Note Collateral Agent, including the collateral description “all personal property” or “all assets” or words of similar meaning in any such financing statements. All charges, expenses and fees that the Note Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Company to the Note Collateral Agent immediately upon demand. Notwithstanding the foregoing, nothing in this Section 6.2 obligates the Note Collateral Agent to file or record financing statements or other filing or recording documents or instruments with respect to the Collateral.

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Section 6.3 Custody and Related Services.

(a) With respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein, the Note Collateral Agent shall notify the Company of the date or dates by when such rights must be exercised or such action must be taken provided that the Note Collateral Agent has received, from AAC or the relevant depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Note Collateral Agent shall have no liability for failing to so notify the Company.

(b) The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Collateral held on behalf of the Company or any transaction related thereto. The Company shall indemnify the Note Collateral Agent for the amount of any Tax that the Note Collateral Agent or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Company (including any payment of Tax required by reason of an earlier failure to withhold). Notwithstanding the foregoing sentence, the Note Collateral Agent acknowledges that the Company is a disregarded entity for U.S. federal income tax purposes that is owned by a U.S. corporation and, therefore, agrees that no U.S. withholding Tax is required to be withheld on any payment made to the Company. The Note Collateral Agent shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Collateral and any proceeds or income from the sale, loan or other transfer of any Collateral. In the event that the Note Collateral Agent is required under applicable law to pay any Tax on behalf of the Company, the Note Collateral Agent is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, the Note Collateral Agent shall promptly notify the Company of the additional amount of cash required, and the Company shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by the Note Collateral Agent as specified herein. In the event that the Note Collateral Agent or the Company reasonably believes that the Company is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Company under any applicable law, the Note Collateral Agent shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Note Collateral Agent shall have received from the Company all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that the Note Collateral Agent reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, the Note Collateral Agent shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Company to the Note Collateral Agent hereunder. The Company hereby agrees to indemnify and hold harmless the Note Collateral Agent in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.

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Section 6.4 Authority of the Note Collateral Agent. The Company acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Company, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1209 of the Indenture.

Section 6.5 Rights of the Note Collateral Agent. The Bank of New York Mellon is acting under this Agreement solely in its capacity as Note Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Note Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were fully set forth herein.

Section 6.6 Power of Attorney. Upon the occurrence and continuance of an Ambac Event of Default, the Company hereby irrevocably makes, constitutes, and appoints the Note Collateral Agent (and any of the Note Collateral Agent’s officers, employees, or agents designated by the Note Collateral Agent) as the Company’s true and lawful attorney, with power to, subject to the provisions of Sections 5.2 and 5.5, (a) during the continuance of an Ambac Event of Default, if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 4.1.1 sign the name of the Company on any of the documents described in Section 4.1.1, (b) at any time that an Ambac Event of Default has occurred and is continuing, sign the Company’s name on any document relating to the Collateral of the Company, drafts against account debtors, or notices to account debtors, (c) send requests for verification of the Company’s accounts at any time when an Ambac Event of Default has occurred and is continuing, (d) during the continuance of an Ambac Event of Default, endorse the Company’s name on any of its payment items (including any and all of its collections) that may come into the Note Collateral Agent’s possession, (e) at any time that an Ambac Event of Default has occurred and is continuing, make, settle, and adjust disputes and claims respecting the Company’s accounts, chattel paper, or general intangibles directly with account debtors, for amounts and upon terms that the Note Collateral Agent determines to be reasonable, and the Note Collateral Agent may cause to be executed and delivered any documents and releases that the Note Collateral Agent determines to be necessary.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Note Collateral Agent, subject to Article IX of the Indenture; provided that any provision of this Agreement imposing obligations on the Company may be waived by the Note Collateral Agent in a written instrument executed by the Note Collateral Agent. In addition, the Indenture and any of the other Note Documents to which the Company is a party may be amended in accordance with the terms thereof.

Section 7.2 Notices. All notices, requests and demands to or upon the Note Collateral Agent or the Company hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon the Company shall be addressed to the Company at its notice address set forth on Schedule 1, unless and until the Company shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Ambac Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Note Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Company may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Note Collateral Agent, except as permitted hereby or by the Indenture.

Section 7.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.8 Integration. This Agreement and the other Note Documents represent the entire agreement of the Company, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Note Collateral Agent or any other Secured Party relative to subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

Section 7.9 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7.10 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Note Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.10 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Trustee or the Note Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 7.10 would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which the Note Collateral Agent (in the case of any other party hereto) or the Company (in the case of the Note Collateral Agent) shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.10 any punitive damages.

Section 7.11 Acknowledgments. The Company hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b) none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company, on the one hand, and the Note Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Company and the Secured Parties.

Section 7.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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Section 7.13 Releases.

(a) Subject to Section 106 of the Indenture, the Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1202 of the Indenture. Upon such release, all rights in the Collateral so released shall revert to the Company.

(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.

Section 7.14 Agent for Service of Process. The Company has validly and effectively appointed [•], with offices on the date hereof at [•], as its authorized agent upon which process may be served in any action, suit or proceeding arising in connection with the Note Documents. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the Borough of Manhattan, New York City, New York.

[Remainder of page left blank intentionally; signature page to follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

[AMBAC LSNI, LLC],

By:
Name:

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Acknowledged and Agreed to as

of the date hereof by:

The Bank of New York Mellon, in its capacity as Note Collateral Agent

By:
Name:
Title:

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SCHEDULE 1

NOTICE ADDRESS OF THE COMPANY

[    ]

with copies to:

Debevoise & Plimpton

919 Third Avenue

New York, New York 10022

Attention: Steven J. Slutzky and Scott B. Selinger

Facsimile: 212-909-6836

Telephone: 212-909-6000

Annex 1-A-1

SCHEDULE 2

PERFECTION MATTERS

UCC Filings

State	Filing Office	Document Filed

Annex 1-A-2

Form of Company Pledge Agreement for Secured Notes

(see attached)

Draft — September 21, 2017

[FORM OF]

PLEDGE AGREEMENT

made by

AMBAC ASSURANCE CORPORATION

in favor of

THE BANK OF NEW YORK MELLON

as Note Collateral Agent, Trustee and Paying Agent

Dated as of [•], 2017

		Page

ARTICLE I

DEFINED TERMS

Section 1.1	Definitions	1
Section 1.2	Other Definitional Provisions	3

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1	Grant	4
Section 2.2	Establishment of the Principal Proceeds Collateral Account	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1	Representations and Warranties of the Company	4

ARTICLE IV

COVENANTS

Section 4.1	Covenants of the Company	7

ARTICLE V

REMEDIAL PROVISIONS
Section 5.2	Application of Proceeds	10
Section 5.3	Code and Other Remedies	11
Section 5.3	Non-Recourse	11

ARTICLE VI

THE NOTE COLLATERAL AGENT

Section 6.1	Duty of Note Collateral Agent	12
Section 6.2	Financing Statements	12
Section 6.3	Custody and Related Services	13
Section 6.4	Authority of Note Collateral Agent	14
Section 6.5	Rights of the Collateral Agent	14

i

ii

SCHEDULES

1	Notice Address of the Company
2	Perfection Matters

iii

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of [•], 2017, (as amended, supplemented or otherwise modified from time to time, this “Agreement”), made between Ambac Assurance Corporation, a Wisconsin-domiciled insurance company (the “Company”), as pledgor, and The Bank of New York Mellon, as Trustee, Paying Agent and Note Collateral Agent (in such capacity, and together with its successors and assigns in such capacity, the “Note Collateral Agent”) for the Secured Parties (as such term is defined herein).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Indenture, dated as of [•], 2017 (as amended, amended and restated, waived, supplemented or otherwise modified from time to time, together with any agreement extending the maturity of, or restructuring, refunding, refinancing or increasing the Indebtedness under such agreement or successor agreements, the “Indenture”), between the [AMBAC LSNI, LLC] (the “Issuer”) and The Bank of New York Mellon, as trustee and note collateral agent on behalf of the Holders, the Issuer has issued LIBOR Plus 5.00% Insured Secured Notes Due 2022 in an aggregate principal amount of $[2,146,000,000] (together with any notes issued in respect thereof pursuant to Sections 304, 305, 306, 312(c), 312(d) or 1008 of the Indenture, the “Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, in accordance with the terms of the Indenture, the Company shall execute and deliver this Agreement to the Note Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Trustee and Note Collateral Agent to enter into the Indenture on the Issue Date and to induce the Holders to purchase the Notes issued on the Issue Date, and in consideration of other valuable consideration (which receipt is hereby acknowledged), the Company hereby agrees with the Note Collateral Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.

(b) The following terms shall have the following meanings:

“AAC Secured Notes”: as defined in the Indenture.

“AAC Notes Proceeds”: all principal and interest received by the Company as holder of the AAC Secured Notes.

“Agreement”: this Pledge Agreement, as the same may be amended, restated, supplemented, waived or otherwise modified from time to time.

“Ambac Event of Default”: as defined in the Indenture.

“Ambac Note”: as defined in the Indenture.

“Code”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Collateral”: as defined in Section 2.1.

“Company”: as defined in the Preamble hereto.

“Foreign Jurisdiction”: a jurisdiction other than the United States of America or a jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.

“Governmental Authority”: the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Holder” or “Noteholder”: as defined in the Indenture.

“Indebtedness”: as defined in the Indenture.

“Indenture”: as defined in the recitals hereto.

“Issuer”: [Ambac LSNI, LLC], a [Cayman Islands] limited liability company.

“Lien”: as defined in the Indenture.

“Note Collateral Agent”: as defined in the Preamble hereto.

“Note Documents”: the collective reference to the Indenture, the Notes, the Collateral Agreement, this Agreement and the other Note Security Documents, as the same may be amended, supplemented, waived, modified, replaced and/or refinanced from time to time in accordance with the terms hereof and Article IX of the Indenture.

“Note Security Documents”: as defined in the Indenture.

“Notes”: as defined in the recitals hereto.

“Obligations”: the collective reference to: all obligations and liabilities of the Issuer in respect of the unpaid principal of and interest on (including interest and fees (if any) accruing after the maturity of the Notes and interest and fees (if any) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like

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proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Issuer to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Notes or the other Note Documents entered into or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, amounts payable in connection with any such agreement or a termination of any transaction entered into pursuant to any such agreement, fees, indemnities, costs, expenses or otherwise (including all reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Trustee or Note Collateral Agent that are required to be paid by the Issuer pursuant to the terms of the Indenture or any other Note Document).

“Permitted Liens”: (1) Liens securing the Obligations of the Issuer, (2) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP, as applicable, (3) statutory Liens of landlords, (4) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice in respect of obligations and (5) Liens arising by operation of law in favor of the Company’s attorneys, which the Company is undertaking in good faith to discharge.

“Person”: any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, Governmental Authority or any other entity.

“Principal Proceeds Collateral Account”: as defined in Section 2.2.

“Proceeds”: all “proceeds” as such term is defined in the Code.

“RMBS Litigation”: as defined in the Indenture.

“Secured Parties”: the collective reference to the Trustee, the Paying Agent, the Note Collateral Agent, the Holders, and each of their respective successors and assigns and their permitted transferees and endorsees.

“Segregated Account”: as defined in the Indenture.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Annex references are to this Agreement unless otherwise specified. The words “include”, “includes”, and “including” shall be deemed to be followed by the phrase “without limitation”. Unless otherwise expressly provided herein, any definition of or reference to any agreement (including this Agreement and the other Note Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, supplemented, waived or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, waivers or modifications set forth herein).

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(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) All references in this Agreement to any of the property described in the definition of the term “Collateral”, or to any Proceeds thereof, shall be deemed to be references thereto only to the extent the same constitute Collateral.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Grant. The Company hereby grants to the Note Collateral Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations of the Issuer, a security interest in all right, title and interest of the Company in the following property (wherever located) whether now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(a) the Principal Proceeds Collateral Account;

(b) AAC Note Proceeds; and

(c) to the extent not otherwise included, all Proceeds and products of any of the foregoing.

Section 2.2 Establishment of the Principal Proceeds Collateral Account. . The Note Collateral Agent shall establish a single, segregated non-interest bearing deposit account in the State of New York and in the name of the Company which shall be designated as the “Principal Proceeds Collateral Account”. For purposes of Article 9 of the Uniform Commercial Code, the “bank’s jurisdiction” of the Note Collateral Agent shall be the State of New York. All AAC Note Proceeds shall be credited to the Principal Proceeds Collateral Account. The only permitted withdrawal or application of funds on deposit in, or otherwise to the credit of, the Principal Proceeds Collateral Account prior to the payment in full of the Obligations shall be to make payments in accordance with Sections 4.1.1 and 5.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Note Collateral Agent on the date hereof that:

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3.1.1 Title; No Other Liens. Except for the security interests granted to the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, the Company owns each item of the Collateral free and clear of any and all Liens securing Indebtedness. To the knowledge of the Company after due inquiry, no currently effective financing statement or other similar public notice with respect to any Lien securing Indebtedness on all or any part of the Collateral is on file or of record in any public office in the United States of America, any state, territory or dependency thereof or the District of Columbia, except, in each case, such as have been filed in favor of the Note Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement [or other than as listed on Schedule 2 hereto].

3.1.2 Perfected First Priority Liens.

(a) This Agreement is effective to create, as collateral security for the Obligations of the Issuer, valid and enforceable Liens on the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b) Except with regard to any rights in favor of the United States government as required by law (if any), upon the completion of the filings listed on Schedule 2, the Liens created pursuant to this Agreement will constitute valid Liens on and (to the extent provided herein) perfected security interests in the Collateral in favor of the Note Collateral Agent for the benefit of the Secured Parties, and will be prior to all other Liens on the Collateral of all other Persons securing Indebtedness, in each case other than Permitted Liens, and enforceable as such as against all other Persons, except as to enforcement, as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

3.1.3 Jurisdiction of Organization. On the date hereof, the Company’s jurisdiction of organization is Wisconsin.

3.1.4 Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Wisconsin, with power and authority (corporate or otherwise) to own, lease and operate its properties and conduct its business and to enter into and perform its obligations under the Note Documents to which the Company is a party; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which the Company is a party.

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3.1.5 Note Documents. Each of the Note Documents to which the Company is a party has been duly authorized by the Company, and when executed and delivered by the Company (assuming due authorization, execution and delivery by the counterparties thereto, as applicable), will be duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

3.1.6 Absence of Existing Defaults and Conflicts. The Company is not in violation of its charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, except such defaults that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party.

3.1.7 Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Note Documents to which the Company is a party, and compliance with the terms and provisions hereof and thereof, will not violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (a) the charter or by-laws of the Company (other than any violation of or conflict with any such charter or by-laws that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party), (b) any order, law, treaty, rule, regulation, judgment or determination applicable to the Company of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over the Company (other than any violation of or conflict with any such order, law, treaty, rule, regulation, judgment or determination that would not, individually or in the aggregate with all such other violations or conflicts, be reasonably likely to materially and adversely affect the ability of the Company to perform its obligations under the Note Documents to which it is a party) or (c) the terms of any bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument to which the Company is a party or by which it is bound or by which any of its properties is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of any such bond, debenture, note, other evidence of indebtedness, agreement, indenture, lease or other instrument (other than any conflict, breach or default or lien, charge or encumbrance that would not, individually or in the aggregate, be reasonably likely to materially and adversely affect the performance by the Company of its obligations under the Note Documents to which it is a party.

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3.1.8 Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) is required for the execution by the Company of the Note Documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or for the performance by the Company of its obligations under the Note Documents to which it is a party, except those that have been already obtained.

ARTICLE IV

COVENANTS

Section 4.1 Covenants of the Company. The Company covenants and agrees with the Note Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the release of all of the Collateral or the termination of this Agreement in accordance with the terms of the Indenture:

4.1.1 Payment Into Principal Proceeds Collateral Account. The Company hereby irrevocably directs the Paying Agent to pay any AAC Note Proceeds directly to the Principal Proceeds Collateral Account, and in the event that the Company receives any AAC Note Proceeds in any other manner, the Company shall promptly deposit such proceeds into the Principal Proceeds Collateral Account. Until the payment in full in cash of all Obligations (other than contingent indemnification obligations), the Company shall not withdraw any AAC Note Proceeds from the Principal Proceeds Collateral Account, except (i) to pay or redeem principal in respect of the Ambac Note (but not accrued interest thereon) as part of a transaction which results in a payment on, or redemption of, Notes pursuant to, and as required by, the procedures set forth in the Secured Notes Indenture, (ii) solely with AAC Note Proceeds consisting of interest payments on the Notes, to pay interest on the Ambac Note, or (iii) to withdraw such AAC Note Proceeds pursuant to Section 4.1.2. By its signature hereof, the Company, as holder of the AAC Secured Notes, acknowledges and irrevocably agrees to the provisions of the last sentence of Section 312(b) and the last sentence of Section 401 of the Indenture for the benefit of the Secured Parties.

4.1.2 Applicable Interest Payments Allowed. It is understood and agreed that, if

(A) the Company shall have made a payment of any interest on the Ambac Note (such payment, a “General Account Payment”) from a source other than

(i) interest income or accrued interest received in respect of Pledged Securities or Replacement Investments (each as defined in the Ambac Note) or

(ii) AAC Note Proceeds which consist of interest paid on the Notes, and

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(B) on the date of such General Account Payment, immediately after giving effect thereto, there were funds on deposit in the Principal Proceeds Collateral Account that have not subsequently been withdrawn consisting of AAC Note Proceeds which consist of interest paid on the Notes (“Available Interest Proceeds”), then, the Company may withdraw from the Principal Proceeds Collateral Account an amount equal to the lesser of:

(i) such Available Interest Proceeds and

(ii) such General Account Payment, less amounts withdrawn or that are intended to be withdrawn from the Tier I Proceeds Collateral Account (as defined in the Ambac Note) in respect of such General Account Payment pursuant to Section 8 of the Ambac Note, which such withdrawn amount shall be for the sole benefit of the Company and shall be automatically released from all liens securing the Notes.

4.1.3 RMBS Litigation. The Company shall pursue the RMBS Litigation diligently, in good faith and in a manner consistent with a plaintiff acting solely on its own account.

4.1.4 Delivery of Reports. The Company shall deliver to the Note Collateral Agent (if not otherwise publicly available on the EDGAR (or successor) filing system) copies of (i) its quarterly and annual reports that are filed with or furnished to the Securities and Exchange Commission (the “SEC”) on Forms 10-Q and 10-K, respectively, (ii) all current reports that are filed with or furnished to the SEC on Form 8-K, and (iii) all public press releases, in each case promptly after such reports or releases are filed, furnished, or released (as applicable) but solely to the extent such filings or releases contain material information in respect of the RMBS Litigation.

4.1.5 Delivery of Principal Proceeds Collateral Account Statement. The Note Collateral Agent agrees to allow the Noteholders access (including electronic access) to copies of all monthly account statements it delivers to the Company in respect of the Principal Proceeds Collateral Account.

4.1.6 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Company shall use commercially reasonable efforts to maintain the security interest created by this Agreement in the Collateral as a perfected security interest as and to the extent described in Section 3.1.2 and to defend the security interest created by this Agreement in the Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof) for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by the Company.

(b) Except as otherwise permitted by the Indenture, the Company will not impair the rights of the Note Collateral Agent in the Collateral.

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(c) The Company shall use commercially reasonable efforts to take any and all actions reasonably necessary or required or reasonably requested by the Note Collateral Agent (acting at the direction of the requisite Holders pursuant to the terms of the Indenture and in each case at the sole expense of the Company), so as at all times to maintain the validity, perfection, enforceability and priority of the security interest in and Lien on the Collateral granted to the Note Collateral Agent in this Agreement or to enable the Note Collateral Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens on the Collateral other than Permitted Liens, (ii) filing any financing and continuation statements or similar documents and (iii) promptly executing and delivering control agreements, and, during the continuance of an Ambac Event of Default, instruments of pledge, notices and assignments and other documents, in each case relating to the creation, validity, perfection, maintenance or continuation of the Note Collateral Agent’s security interest in and Lien on the Collateral; provided that, notwithstanding any other provision of this Agreement or any other Note Document, the Company will not be required (x) to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in any Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case, Collateral consisting of the Principal Proceeds Collateral Account or the AAC Note Proceeds, if such Collateral consisting of the Principal Proceeds Collateral Account or the AAC Note Proceeds is located in a Foreign Jurisdiction, or (y) to deliver control agreements with respect to, or confer perfection by “control” over, any deposit, bank or securities account or other Collateral, other than with respect to the Principal Proceeds Collateral Account or any other deposit, bank or securities account into which the AAC Note Proceeds may be deposited.

(d) Upon the occurrence and during the continuance of an Ambac Event of Default, the Note Collateral Agent may liquidate, or notify any bank or securities intermediary subject to an account control agreement to liquidate, any deposit account or securities account or any related investment property maintained or held thereby and remit the proceeds thereof to the Note Collateral Agent.

4.1.7 Changes in Name, Jurisdiction of Organization, etc. The Company will give prompt written notice to the Note Collateral Agent of any change in its name or location (as determined by Section 9-307 of the Code) (whether by merger or otherwise) (and in any event within 30 days of such change), and within 10 days after such notice, the Company shall deliver to the Note Collateral Agent copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Note Collateral Agent to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein.

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4.1.8 Maintenance of Records. The Company will keep and maintain at its own cost and expense reasonably satisfactory and complete records of its Collateral, including a record of all payments received and all credits granted with respect to such Collateral, and shall mark such records to evidence this Agreement and the Liens and the security interests created hereby.

4.1.9 Limitations on the Activities of the Company.

(a) The Company shall not sell, transfer, assign, withdraw or otherwise dispose of the AAC Secured Notes or the Collateral, except to make payments in accordance with Sections 4.1.1 and 5.1 and pursuant to Section 4.1.2.

(b) The Company shall not create or suffer to exist any Lien on or over the AAC Secured Notes or any assets that constitute Collateral, except Permitted Liens.

4.1.10 Payments for Consent. The Company will not, and will not permit any of its Affiliates to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes or any other Note Security Document unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement; provided that nothing in this Section 4.1.10 shall in any way restrict the right of the Company or any of its Affiliates to conduct open market purchases of the Notes.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 Application of Proceeds. It is agreed that if an Ambac Event of Default shall occur and be continuing, any and all Proceeds of the Collateral received by the Note Collateral Agent (whether from the Company or otherwise), including pursuant to Section 4.1.6(d), shall be held by the Note Collateral Agent for the benefit of the Secured Parties as collateral security for the Obligations of the Issuer (whether matured or unmatured), and/or then or at any time thereafter may, in the sole discretion of the Note Collateral Agent, be applied by the Note Collateral Agent against the Obligations of the Issuer then due and owing in the following order of priority:

First: to the payment of all amounts due the Trustee under Section 707 of the Indenture;

Second: to the payment of all amounts due the Note Collateral Agent under Section 1210 of the Indenture;

Third: to the payment of the amounts then due and unpaid upon the other Obligations of the Issuer ratably, without preference or priority of any kind, according to the amounts due and payable on such Obligations; provided that any such application of proceeds shall be made on a pro rata basis as between and among the Holders and their respective successors and assigns and their permitted transferees and endorsees;

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Fourth: to be held as Collateral in the Principal Proceeds Collateral Account to secure all Obligations under or in respect of the Notes until the payment in full in cash of all Obligations (other than contingent indemnifications obligations) on the Notes; and

Fifth: to the Company.

Section 5.2 Code and Other Remedies. If an Ambac Event of Default shall occur and be continuing, the Note Collateral Agent, on behalf of the Secured Parties, may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations to the extent permitted by applicable law, all rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and solely during the continuance of an Ambac Event of Default, the Note Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Note Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law, the Note Collateral Agent or any other Secured Party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived and released. The Note Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.3, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Note Collateral Agent hereunder, including reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Issuer then due and owing, in the order of priority specified in Section 5.2. To the extent permitted by applicable law, (i) the Company waives all claims, damages and demands it may acquire against the Note Collateral Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of any of the Note Collateral Agent or such other Secured Party, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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Section 5.3 Non-Recourse. Notwithstanding anything in this Agreement, the Indenture or any other Note Document to the contrary, the Note Collateral Agent agrees that (i) the obligations of the Company under this Agreement are expressly limited recourse obligations of the Company, and such obligations shall be payable solely from, limited to, and shall in no event exceed, the value of the Collateral, and (ii) upon the collection, sale or disposition of, or other realization upon, the Collateral by or on behalf of the Note Collateral Agent or any Secured Party, whether pursuant to Article V of this Agreement or otherwise, the obligations of the Company under this Agreement shall be irrevocably and indefeasibly terminated and shall not be subject to reinstatement under any circumstance.

ARTICLE VI

THE NOTE COLLATERAL AGENT

Section 6.1 Duty of Note Collateral Agent. The Note Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Note Collateral Agent deals with similar property for its own account. None of the Note Collateral Agent or any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or any other Person or, except as otherwise provided herein, to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Note Collateral Agent and the other Secured Parties hereunder are solely to protect the Note Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Note Collateral Agent or any other Secured Party to exercise any such powers. The Note Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and to the maximum extent permitted by applicable law, neither they nor any of their officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except as otherwise provided herein or for their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and nonappealable decision).

Section 6.2 Financing Statements. Pursuant to any applicable law, the Company authorizes the Note Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such filing offices at the Note Collateral Agent’s sole discretion and as the Note Collateral Agent reasonably determines appropriate to perfect or continue the perfection of the security interests of the Note Collateral Agent under this Agreement; provided, however, such authorization shall not relieve the Company from its obligation to take all actions necessary to perfect and maintain the perfection of the Note Collateral Agent’s Lien on the Collateral as provided for herein, which includes the filing of any financing statements or continuation statements. All charges, expenses and fees that the Note Collateral Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by the Company to the Note Collateral Agent immediately upon demand. Notwithstanding the foregoing, nothing in this Section 6.2 obligates the Note Collateral Agent to file or record financing statements or other filing or recording documents or instruments with respect to the Collateral. The Note Collateral Agent agrees to notify the Company of any financing or continuation statement filed by it, provided that any failure to give such notice shall not affect the validity or effectiveness of any such filing.

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Section 6.3 Custody and Related Services.

(a) With respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein, the Note Collateral Agent shall notify the Company of the date or dates by when such rights must be exercised or such action must be taken provided that the Note Collateral Agent has received, from the Issuer or the relevant depository, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, the Note Collateral Agent shall have no liability for failing to so notify the Company.

(b) The Company shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Collateral held on behalf of the Company or any transaction related thereto. The Company shall indemnify the Note Collateral Agent for the amount of any Tax that the Note Collateral Agent or any withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Company (including any payment of Tax required by reason of an earlier failure to withhold). Notwithstanding the foregoing sentence, the Note Collateral Agent acknowledges that the Company is a U.S. corporation for U.S. federal income tax purposes and, therefore, agrees that no U.S. withholding Tax is required to be withheld on any payment made to the Company. The Note Collateral Agent shall, or shall instruct the applicable withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Collateral and any proceeds or income from the sale, loan or other transfer of any Collateral. In the event that the Note Collateral Agent is required under applicable law to pay any Tax on behalf of the Company, the Note Collateral Agent is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, the Note Collateral Agent shall promptly notify the Company of the additional amount of cash required, and the Company shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by the Note Collateral Agent as specified herein. In the event that the Note Collateral Agent or the Company reasonably believes that the Company is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Company under any applicable law, the Note Collateral Agent shall, or shall instruct the applicable withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that the Note Collateral Agent shall have received from the Company all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that the Note Collateral Agent reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, the Note Collateral Agent shall have no responsibility for the accuracy or validity of any forms or

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documentation provided by the Company to the Note Collateral Agent hereunder. The Company hereby agrees to indemnify and hold harmless the Note Collateral Agent in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Company, its successors and assigns, notwithstanding the termination of this Agreement.

Section 6.4 Authority of the Note Collateral Agent. The Company acknowledges that the rights and responsibilities of the Note Collateral Agent under this Agreement with respect to any action taken by the Note Collateral Agent or the exercise or non-exercise by the Note Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement or any amendment, supplement or other modification of this Agreement shall, as between the Note Collateral Agent and the Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Note Collateral Agent and the Company, the Note Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority. The Note Collateral Agent shall have the benefit of the rights, privileges and immunities contained in Section 1209 of the Indenture.

Section 6.5 Rights of the Note Collateral Agent. The Bank of New York Mellon is acting under this Agreement solely in its capacity as Note Collateral Agent under the Indenture and not in its individual capacity. In acting hereunder, the Note Collateral Agent shall be entitled to all of the rights, privileges and immunities granted to it under the Indenture, as if such rights, privileges and immunities were fully set forth herein.

Section 6.6 Power of Attorney. Upon the occurrence and continuance of an Ambac Event of Default, the Company hereby irrevocably makes, constitutes, and appoints the Note Collateral Agent (and any of the Note Collateral Agent’s officers, employees, or agents designated by the Note Collateral Agent) as the Company’s true and lawful attorney, with power to, subject to the provisions of Section 5.2, (a) during the continuance of an Ambac Event of Default, if the Company refuses to, or fails timely to execute and deliver any of the documents described in Section 4.1.6 sign the name of the Company on any of the documents described in Section 4.1.6, (b) at any time that an Ambac Event of Default has occurred and is continuing, sign the Company’s name on any document relating to the Collateral of the Company, drafts against account debtors, or notices to account debtors, (c) send requests for verification of the Company’s accounts at any time when an Ambac Event of Default has occurred and is continuing, (d) during the continuance of an Ambac Event of Default, endorse the Company’s name on any of its payment items (including any and all of its collections) that may come into the Note Collateral Agent’s possession, (e) at any time that an Ambac Event of Default has occurred and is continuing, make, settle, and adjust disputes and claims respecting the Company’s accounts, chattel paper, or general intangibles directly with account debtors, for amounts and upon terms that the Note Collateral Agent determines to be reasonable, and the Note Collateral Agent may cause to be executed and delivered any documents and releases that the Note Collateral Agent determines to be necessary.

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ARTICLE VII

MISCELLANEOUS

Section 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Note Collateral Agent, subject to Article IX of the Indenture; provided that any provision of this Agreement imposing obligations on the Company may be waived by the Note Collateral Agent in a written instrument executed by the Note Collateral Agent. In addition, the Indenture and any of the other Note Documents may be amended in accordance with the terms thereof.

Section 7.2 Notices. All notices, requests and demands to or upon the Note Collateral Agent or the Company hereunder shall be effected in the manner provided for in Section 109 of the Indenture; provided that any such notice, request or demand to or upon the Company shall be addressed to the Company at its notice address set forth on Schedule 1, unless and until the Company shall change such address by notice to the Note Collateral Agent given in accordance with Section 109 of the Indenture.

Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. None of the Note Collateral Agent or any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 hereof or Article IX of the Indenture), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Ambac Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Note Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Note Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Note Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 7.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Note Collateral Agent and the Secured Parties and their respective successors and assigns; provided that the Company may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Note Collateral Agent, except as permitted hereby or by the Indenture.

Section 7.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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Section 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.7 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 7.8 Integration. This Agreement and the other Note Documents to which the Company is a party represent the entire agreement of the Company, the Note Collateral Agent and the other Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Note Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Note Documents to which the Company is a party.

Section 7.9 Security Interest Absolute. To the maximum extent permitted by law, all rights of the Note Collateral Agent, all security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including any of the Note Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Note Documents, or any other agreement or instrument relating thereto;

(c) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or

(d) any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Company.

To the maximum extent permitted by law, the Company hereby waives any right to require the Note Collateral Agent to: (A) proceed against or exhaust any security held from the Company; or (B) pursue any other remedy in the Note Collateral Agent’s power whatsoever.

Section 7.10 Postponement of Subrogation. The Company hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Obligations (other than contingent indemnification obligations).

Section 7.11 Reinstatement. If any claim is ever made solely in respect of Liens described in clause (5) of the definition of Permitted Liens by holders of such Permitted Liens upon any Secured Party for repayment or recovery of any amount or amounts received in

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payment or on account of any of the Obligations and any such payee repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim to which the Company agrees that is effected by such payee with any such claimant (including, without limitation, the Issuer), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of the Issuer, and the Company shall be and remain liable to such payee hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 7.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court,” and together with the New York Supreme Court, the “New York Courts”) and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Note Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 7.13 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Trustee or the Note Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment, (iii) if all such New York Courts decline jurisdiction over any Person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction and (iv) in the event a legal action or proceeding is brought against any party hereto or involving any of its assets or property in another court (without any collusive assistance by such party or any of its Subsidiaries or Affiliates), such party from asserting a claim or defense (including any claim or defense that this Section 7.13 would otherwise require to be asserted in a legal proceeding in a New York Court) in any such action or proceeding;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or at such other address of which the Note Collateral Agent (in the case of any other party hereto) or the Company (in the case of the Note Collateral Agent) shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.13 any punitive damages.

Section 7.14 Acknowledgments. The Company hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Note Documents to which it is a party;

(b) none of the Note Collateral Agent or any other Secured Party has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Note Documents, and the relationship between the Company, on the one hand, and the Note Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Company and the Secured Parties.

Section 7.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 7.16 Releases.

(a) Subject to Section 7.11, the Collateral shall be released from the Lien and security interest created by this Agreement, all without delivery of any instrument or performance of any act by any party, at any time or from time to time in accordance with the provisions of Section 1202 of the Indenture. Upon such release, all rights in the Collateral so released shall revert to the Company.

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(b) The Note Collateral Agent and, if necessary, the Trustee shall, at the Company’s expense, execute, deliver or acknowledge such instruments or releases to evidence and shall do or cause to be done all other acts reasonably requested by the Company to effect, in each case as soon as is reasonably practicable, the release of any Collateral permitted to be released pursuant to the Indenture.

[Remainder of page left blank intentionally; signature page to follow.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

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Acknowledged and Agreed to as of the date hereof by:

The Bank of New York Mellon, in its capacity as Note Collateral Agent

By:
Name:
Title:

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SCHEDULE 1

NOTICE ADDRESS OF THE COMPANY

[    ]

with copies to:

Debevoise & Plimpton

919 Third Avenue

New York, New York 10022

Attention: Steven J. Slutzky and Scott B. Selinger

Facsimile: 212-909-6836

Telephone: 212-909-6000

SCHEDULE 2

PERFECTION MATTERS

UCC Filings

State	Filing Office	Document Filed

Other Liens

Annex 1-A-2

Form of Note Issued by the Company to the SPV

(see attached)

Draft — September 21, 2017

[FORM OF]

PROMISSORY NOTE AND SECURITY AGREEMENT

Amount:	[New York, New York]
$[2,146,000,000.00]	, 2017

FOR VALUE RECEIVED, the undersigned, Ambac Assurance Corporation, a Wisconsin-domiciled insurance company (the “Ambac Note Issuer”), hereby promises to pay to Ambac LSNI, LLC, a [Cayman Islands] limited liability company (together with its successors or assigns, the “Holder”), [Two Billion One Hundred Forty Six Million Dollars ($2,146,000,000.00)], together with interest, as described below. Reference is made herein to that certain Indenture (the “Secured Notes Indenture”), dated as of the date hereof (the “Issue Date”), by and between the Holder, as issuer and The Bank of New York Mellon, as Trustee and Note Collateral Agent (the “Note Collateral Agent”); capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Secured Notes Indenture on the Issue Date.

1.	Payment of Interest; Maturity. Interest on this promissory note (this “Note”) will accrue from the Issue Date at a rate per annum equal to the LIBOR Rate (as defined below) plus 5.00%, and shall be payable in cash on the last day of each calendar quarter of each year (each such quarter, an “Interest Period” and each such date, a “Interest Payment Date”) until the earlier of (x) [•], [2022] and (y) provided that the Secured Notes are still outstanding, the date that is five Business Days prior to the date which the Office of the Commissioner of Insurance of the State of Wisconsin has approved for the repayment of all of the outstanding principal amount of all Surplus Notes issued by the Ambac Note Issuer (the “Maturity Date”). Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. All outstanding principal hereunder and all accrued but unpaid interest thereon will be due and payable on the Maturity Date.

“LIBOR Rate” has the meaning given to such term in the Secured Notes Indenture.

2.	Optional Payment Date. This Note may be redeemed, in whole or in part, at the option of the Ambac Note Issuer in its sole discretion, on any Interest Payment Date, without penalty or premium. Such redemption shall be (i) accompanied by a payment of all regularly scheduled interest accrued and unpaid due on this Note to, but not including, the applicable Secured Notes Redemption Date, (ii) applied to principal on this Note on the Secured Notes Redemption Date arising as a result of the redemption of this Note, and (iii) funded in immediately available funds directly into the Ambac Note Proceeds Collateral Account.

“Secured Notes Redemption Date” means, with respect to any redemption of the Secured Notes resulting from an optional payment or a mandatory prepayment of this Note, the date of redemption of such Secured Notes that will be specified in the notice of redemption delivered in connection therewith in accordance with the Secured Notes Indenture.

3.	Mandatory Redemption. Promptly, and in any event within four Business Days after the receipt (whether directly or indirectly) of any Tier I Net Proceeds, the Ambac Note Issuer shall (i) apply an amount (the “Mandatory Redemption Amount”) equal to the lesser of (a) the amount of such Tier I Net Proceeds and (b) all outstanding principal and accrued and unpaid interest on this Note to redeem this Note, in whole or in part, as applicable and (ii) fund such Mandatory Redemption Amount directly into the Ambac Note Proceeds Collateral Account; provided, that any non-cash Tier I Net Proceeds shall be deemed to be received upon the determination of the Fair Market Value of such non-cash Tier I Net Proceeds by the Appraiser. Such redemption shall be applied, on the Secured

Notes Redemption Date arising as a result of such redemption of this Note, to the maximum amount of principal on this Note that can be repaid with such Mandatory Redemption Amount, along with, and taking into account, any accrued but unpaid interest on such principal to but excluding the applicable Secured Notes Redemption Date at the time of such payment.

4.	Deemed Redemption. If any outstanding principal on any of the Secured Notes are repaid or redeemed from any source (including, without limitation, the Secured Notes Policy), other than from proceeds of this Note, the principal balance of this Note shall be deemed to be repaid in amount equal to such payment and the outstanding principal balance of this Note shall be correspondingly reduced.

5.	Expenses; Indemnity. The Ambac Note Issuer agrees to (a) pay all reasonable, out-of-pocket expenses incurred by the Holder (including, without limitation, the reasonable fees, charges and disbursements of counsel for the Holder) in connection with this Note, the Secured Notes Indenture, or the Secured Notes Policy (including the payment of any premium in respect thereof), any amendment, modification or waiver hereof or thereof, and any exercise of remedies or enforcement or preservation of rights hereunder or thereunder and (b) to pay, indemnify or reimburse the Holder for, and hold the Holder harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Note (other than those resulting from the gross negligence or willful misconduct of the Holder).

6.	Grant of Security Interest. The Ambac Note Issuer hereby grants the Holder a security interest in all of the Collateral of the Ambac Note Issuer (whether now owned or hereafter acquired) as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity or otherwise) of the obligations of the Ambac Note Issuer hereunder.

“Collateral” means the following property (wherever located) now owned or at any time hereafter acquired by the Ambac Note Issuer or in which the Ambac Note Issuer now has or at any time in the future may acquire any right, title or interest:

(a) the right to receive Tier I Net Proceeds,

(b) the Tier I Proceeds Collateral Account,

(c) the Pledged Securities (and any Replacement Investments), and

(d) to the extent not otherwise included, all proceeds (as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code) and products of any of the foregoing.

“Appraiser” means, with respect to the determination of the Fair Market Value of any Tier I Net Proceeds not consisting of cash, any of (i) FTI Consulting, (ii) Duff & Phelps, (iii) Goldin Associates, (iv) Alvarez & Marsal, (v) Guggenheim Partners, (vi) BlackRock, (vii) Credit Suisse Group, (xiii) Goldman Sachs, (ix) Lazard, (x) Centerview Partners, or (xi) any of their respective successors selected by the Ambac Note Issuer to act as the appraiser in making such determination so long as such Person is an independent third party with respect to the Ambac Note Issuer, the Person(s) paying such Tier I Net Proceeds and their respective Affiliates; provided that if at the time an appraisal is required by the terms of the Secured Notes Indenture, none of the foregoing entities remains (x) in existence or (y) an independent third party with respect to the Ambac Note Issuer, the Person(s) paying such Tier I Net Proceeds and their respective Affiliates, “Appraiser” shall mean any nationally recognized investment bank, appraiser or accounting firm selected by the Ambac Note Issuer to act as the appraiser in making such determination so long as such Person is an independent third party with

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respect to the Ambac Note Issuer, the Person(s) paying such Tier I Net Proceeds and their respective Affiliates. For purposes of determining whether any Person is “independent” for purposes of this definition, no such Person shall fail to be independent solely by reason of its ownership of any Secured Note or beneficial interests therein.

“Eligible Investment” means (a) United States dollars, money market funds, and overnight deposits, (b) United States government obligations and other obligations which are directly guaranteed or insured by the United States government, (c) obligations of entities sponsored by, but not directly guaranteed or insured by, the United States, (d) corporate obligations (including securities issued under SEC Rule 144(a)) issued by United States domiciled legal entities and rated BBB- or higher by S&P Global Ratings (“S&P”) or Baa3 or higher by Moody’s Investor Service (“Moody’s”) or an equivalent rating by any successor to S&P or Moody’s, and (e) residential mortgage-backed or asset-backed securities which are (i) rated BBB- or higher by S&P or Baa3 or higher by Moody’s or an equivalent rating by any successor to S&P or Moody’s or (ii) insured by the Ambac Note Issuer.

“Fair Market Value” means the fair market value with respect to any Tier I Net Proceeds not consisting of cash as determined by an Appraiser in a written appraisal that is addressed to the Ambac Note Issuer or the Board of Directors of the Ambac Note Issuer.

“Permitted Liens” means (a) Liens securing the obligations under this Note, (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Ambac Note Issuer in accordance with GAAP, as applicable, (c) statutory Liens of landlords, (d) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice in respect of obligations, (e) Liens arising by operation of law in favor of the Ambac Note Issuer’s attorneys, which the Ambac Note Issuer is undertaking in good faith to discharge and (f) Liens arising from the “control” (within the meaning of the Uniform Commercial Code) of the Tier I Proceeds Collateral Account by the Note Collateral Agent.

“Pledged Securities” means Eligible Investments which have an aggregate fair market value within five Business Days of the Issue Date of at least $350,000,000; provided, that the fair market value of securities described by clause (e)(ii) of the definition of Eligible Investment shall be determined by the price quoted by International Data Corporation’s (“IDC”) pricing service (or, if such service is unavailable, by such other unaffiliated third-party service provider as the Ambac Note Issuer shall reasonably select); provided, further, that Pledged Securities shall not include any consideration received in respect of Eligible Investments pursuant to the Plan Amendment (including any Secured Notes received by the Ambac Note Issuer) (any such Eligible Investments whose holders receive such consideration, “Plan Securities”) and the fair market value of such Plan Securities on the Issue Date shall be calculated net of any such consideration by subtracting the Pledged Securities Adjustment from the IDC quoted price of such Plan Securities.

“Pledged Securities Adjustment” means, at any date of determination for any Plan Security, an amount equal to (a) the Pre-Record Date Deferred Amount (as defined in the Plan Amendment) for such Plan Security multiplied by (b) the Surplus Note Price divided by the Surplus Note Accreted Amount.

“Replacement Investments” any Eligible Investment other than investments that meet the definition in clause (e)(ii) of the definition of Eligible Investment.

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“RMBS Litigation” means those certain lawsuits to which the Ambac Note Issuer and/or the Segregated Account are parties involving residential mortgage backed securities transactions insured by policies allocated to the Segregated Account, captioned: Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 651612/2010 (N.Y. Sup. Ct. N.Y. Cnty.) (Bransten, J.); Ambac Assurance Corp. et al. v. First Franklin Fin. Corp. et al., Index No. 651217/2012 (N.Y. Sup. Ct. N.Y., Cnty.) (Sherwood, J.); Ambac Assurance Corp. et al., v. Nomura Credit & Capital, Inc. et al., Index No. 651359/2013 (N.Y. Sup. Ct. N.Y., Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc. et al., Index No. 653979/2014 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., No. 14 CV 3511 (Wis. Cir. Ct. Dane Cnty.) (Anderson, J.); and Ambac Assurance Corp. et al. v. Countrywide Home Loans, Inc., Index No. 652321/2015 (N.Y. Sup. Ct. N.Y. Cnty.) (Friedman, J.); and any successor proceeding against the same parties (or any of their successors) with respect to substantially the same claims.

“Surplus Note Accreted Amount” means, at any date of determination, an amount equal to (a) (1) the outstanding principal amount of Surplus Notes multiplied by (2) 1.051 raised to the seventh power plus (b) (1) the outstanding principal amount of Surplus Notes multiplied by (2) (y) .051 multiplied by (z) the number of days elapsed (on the basis of a 360-day year of twelve 30-day months) since the most recent June 7th on such date of determination divided by 360.

“Surplus Note Price” means, at any date of determination is the “Last” price at which the Surplus Notes have traded with a minimum size of $500,000 as reported by Bloomberg function “TDH” corresponding to such CUSIP on the close of business on the immediately preceding Business Day on which the Surplus Notes have so traded.

“Surplus Notes” means the 5.1% Surplus Notes issued on June 7, 2010 issued by the Ambac Note Issuer (CUSIP # EI520693).

“Tier I Net Proceeds” means any Total Proceeds received by, or on behalf of, the Ambac Note Issuer with an aggregate dollar value since the Issue Date of less than or equal to $1,400,000,000.

“Tier I Proceeds Collateral Account” means one or more segregated securities accounts established in the name of, and maintained by, the Ambac Note Issuer, which shall be established with the Note Collateral Agent and subject to a control agreement or control agreements in form and substance reasonably satisfactory to the Note Collateral Agent which perfect the security interest granted to the Holder and which provide that for purposes of Articles 8 and 9 of the Uniform Commercial Code the securities intermediary’s jurisdiction, and the choice of law for purposes of the Hague Securities Convention, is the State of New York.

“Total Proceeds” means any proceeds of any of the RMBS Litigation received by, or on behalf of, the Ambac Note Issuer pursuant to any final and non-appealable judgment, settlement or other arrangement by the Ambac Note Issuer at any time or from time to time while this Note is outstanding. For all purposes under this Note, the dollar value of Total Proceeds shall be calculated as follows: (a) the dollar amount of proceeds received directly by the Ambac Note Issuer in cash will be deemed to equal the amount of such cash, (b) the dollar amount of any non-cash proceeds received directly by the Ambac Note Issuer shall be deemed to equal the Fair Market Value of such non-cash proceeds, and (c) the dollar amount of any cash or non-cash proceeds received by others for the benefit, in whole or in part, of the Ambac Note Issuer will be deemed to equal the Fair Market Value to the Ambac Note Issuer of such proceeds, in each case less all amounts paid or payable to reinsurers in connection with the receipt any such Total Proceeds.

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7.	Covenants.

a.	The Ambac Note Issuer shall:

A.	maintain in the United States one or more offices or agencies where this Note may be presented or surrendered for payment;

B.	direct any defendant in the RMBS Litigation to pay any cash Tier I Net Proceeds directly into the Tier I Proceeds Collateral Account; provided that the failure on the part of any such defendant to so pay shall not constitute a Default hereunder;

C.	pursue the RMBS Litigation, in good faith, and in a manner consistent with a plaintiff acting solely on its own account;

D.	use commercially reasonable efforts to maintain the security interest created by this Note in the Collateral as a perfected security interest as and to the extent described herein for the purpose of obtaining or preserving the full benefits of this Note and of the rights and powers herein granted by the Ambac Note Issuer;

E.	use commercially reasonable efforts to take any and all actions reasonably necessary or required or requested by the Holder (in each case at the sole expense of the Ambac Note Issuer), so as at all times to maintain the validity, perfection, enforceability and priority of the security interest in and Lien on the Collateral granted to the Holder in this Note or to enable the Holder to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens on the Collateral, other than Permitted Liens, (ii) filing any financing and continuation statements or similar documents, and (iii) promptly executing and delivering control agreements relating to the creation, validity, perfection, maintenance or continuation of the Holder’s security interest in and Lien on the Collateral; provided that, notwithstanding any other provision of this Note, the Ambac Note Issuer will not be required (x) to take any action in any Foreign Jurisdiction, or required by the laws of any such Foreign Jurisdiction, or to enter into any security agreement or pledge agreement governed by the laws of any such Foreign Jurisdiction, in order to create any security interests (or other Liens) in Collateral located or titled in such Foreign Jurisdiction, or in order to perfect any security interests (or other Liens) in any such Collateral, other than in each case, Collateral consisting of the Tier I Proceeds Collateral Account or the Pledged Securities if such Collateral consisting of the Tier I Proceeds Collateral Account or the Pledged Securities is located in a Foreign Jurisdiction or (y) to deliver control agreements with respect to, or confer perfection by “control” over, any deposit accounts, bank or securities account or other Collateral, other than with respect to the Tier I Proceeds Collateral Account or any deposit, bank or securities account in which the Pledged Securities may be held;

F.	give prompt written notice to the Holder of any change in its name or location (as determined by Section 9-307 of the Uniform Commercial Code) (whether by merger or otherwise) (and in any event within 30 days of such change); provided that, promptly thereafter, the Ambac Note Issuer shall deliver to the Holder copies (or other evidence of filing) of all additional filed financing statements and other documents reasonably necessary to maintain the validity, perfection and priority of the security interests created hereunder and other documents reasonably requested by the Holder to maintain the validity, perfection and priority of the security interests as and to the extent provided for herein;

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G.	if the Ambac Notes Issuer receives any Tier I Net Proceeds that are not in the form of cash, use its commercially reasonable efforts to promptly obtain an appraisal from an Appraiser setting forth the Fair Market Value of such non-cash Tier I Net Proceeds;

H.	take any and all actions necessary to maintain the senior unsubordinated status of the obligations of the Ambac Note Issuer under this Note in relation to any of its subordinated Indebtedness; and

I.	establish and maintain the Tier I Proceeds Collateral Account in the State of New York and, on or prior to the Issue Date, deposit the Pledged Securities therein.

“Foreign Jurisdiction” means a jurisdiction other than the United States of America or any other jurisdiction in which the Company is organized, incorporated, formed, registered or domiciled.

b.	The Ambac Note Issuer shall not:

A. sell, transfer, assign, withdraw or otherwise dispose of any assets funded in the Tier I Proceeds Collateral Account, except (i) any consideration received in respect of Eligible Investments pursuant to the Plan Amendment (including any Secured Notes received by the Ambac Note Issuer), (ii) to pay obligations hereunder, (iii) in any transaction (including a swap for other assets owned by the Ambac Note Issuer) where the proceeds of such transaction are (x) promptly deposited in the Tier I Proceeds Collateral Account and remain subject to the Liens securing this Note, (y) have a fair market value no less than the assets so withdrawn, sold, transferred, assigned or otherwise disposed of, and (z) are retained in cash or invested in assets that meet the definition of Replacement Investments, or (iv) in any withdrawal or transfer pursuant to Section 8; amounts withdrawn, sold, transferred, assigned, or otherwise disposed of pursuant to the foregoing clauses (i), (ii) and (iii) shall, automatically and without further action on the part of the Holder or the Ambac Note Issuer, be released of any and all liens in respect of this Note; provided that notwithstanding anything to the contrary in this Note, (a) proceeds from the sale or other disposition of any Pledged Securities or Replacement Investments (other than in respect of accrued interest) and (b) payments on Pledged Securities or Replacement Investments (other than interest income or in respect of accrued interest thereon), in each case, shall not be applied to the payment of interest on this Note.

B. sell, transfer or assign (x) the right to receive Tier I Net Proceeds (except in connection with contingency fee arrangements with counsel) or (y) the Tier I Proceeds Collateral Account;

C. liquidate, wind-up, or merge into, or consolidate with, any Person unless such Person expressly assumes all obligations under this Note simultaneously with the consummation of such merger or consolidation; or

D. create or suffer to exist any Lien on or over its assets that constitute Collateral, except Permitted Liens.

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8.	Applicable Interest Payments. It is understood and agreed that, if

a.	the Ambac Note Issuer shall have made a payment of any interest on this Note (such payment, a “General Account Payment”) from a source other than

A. interest income or accrued interest received in respect of Pledged Securities or Replacement Investments or

B. interest on the AAC Secured Notes, and

b.	on the date of such General Account Payment, immediately after giving effect thereto, there were funds on deposit in the Tier I Proceeds Collateral Account that have not subsequently been withdrawn consisting of interest income or accrued interest on any Pledged Securities or Replacement Investments (“Available Interest Proceeds”),

then, the Ambac Note Issuer may withdraw from the Tier I Proceeds Collateral Account an amount equal to the lesser of:

A.	such Available Interest Proceeds and

B.	such General Account Payment, less amounts withdrawn or that are intended to be withdrawn from the Principal Proceeds Collateral Account (as defined in the AAC Pledge Agreement) in respect of such General Account Payment pursuant to Section 4.1.2 of the AAC Pledge Agreement, which such withdrawn amount shall be for the sole benefit of the Ambac Note Issuer and shall be automatically released from all liens securing this Note.

9.	Default. An “Event of Default” means the occurrence of the following, which shall continue until cured (if such default is capable of cure):

A. the Ambac Note Issuer fails to pay principal (other than at the Maturity Date) when due; provided that in the case of a failure to pay principal (other than at the Maturity Date) when due as a result of an administrative or technical error or omission such failure continues for three business days;

B. the Ambac Note Issuer fails to pay interest or other amounts (other than principal) due hereunder, in each case within three business days after such interest or other amount is due and unpaid;

C. the Ambac Note Issuer fails to pay principal at the Maturity Date;

D. the taking of the following actions by the Ambac Note Issuer pursuant to or within the meaning of any Bankruptcy Law (i) the commencement of a voluntary case, (ii) the consent to the entry of an order for relief against it in an involuntary case, (iii) the consent to the appointment of a Custodian of it or for any substantial part of its property or (iv) the making of a general assignment for the benefit of its creditors; or

E. a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Ambac Note Issuer in an involuntary case, (ii) appoints a Custodian of the Ambac Note Issuer or for any substantial part of its property, or (iii) orders the winding up or liquidation of the Ambac Note Issuer, in each case if such order or decree remains unstayed and in effect for 60 days.

“Bankruptcy Law” means Title 11, United States Code, or any similar federal, state or foreign law for the relief of debtors, including any state law governed insurance rehabilitation proceeding.

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“Custodian” means any receiver, trustee, assignee, liquidator, rehabilitator, custodian or similar official under any Bankruptcy Law.

10.	Remedies. Subject to Section 16, if an Event of Default shall occur and be continuing, the Holder may (but shall not be obligated to) exercise, in addition to all other rights and remedies granted to it in this Note to the extent permitted by applicable law, all rights and remedies of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code applies to the affected Collateral) and under any other applicable law and in equity. Without limiting the generality of the foregoing, to the extent permitted by applicable law and not prohibited by Sections 14 or 16, the Holder, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Ambac Note Issuer or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances (but shall not be obligated to), forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to any existing reserved rights or licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Holder or any other secured party or elsewhere upon such terms and conditions as it may reasonably deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. To the extent permitted by law and not prohibited by Sections 14 or 16, the Holder or any other secured party shall have the right, upon any such sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Ambac Note Issuer, which right or equity is hereby waived and released. The Ambac Note Issuer further agrees, at the Note Collateral Agent’s request, to assemble the Collateral and make it available to the Holder at places which the Holder shall reasonably select, whether at the Ambac Note Issuer’s premises or elsewhere. The Holder shall apply the net proceeds of any action taken by it pursuant to this section, after deducting all reasonable and documented out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Holder, including reasonable attorneys’ fees and disbursements, to the payment of the obligations of the Ambac Note Issuer then due and owing under this Note, and only after the payment by the Holder of any other amount required by any provision of law, including Section 9-615(a)(3) of the Uniform Commercial Code, need the Holder account for the surplus, if any, to the Ambac Note Issuer. To the extent permitted by applicable law, (i) the Ambac Note Issuer waives all claims, damages and demands it may acquire against the Holder or any other secured party arising out of the repossession, retention or sale of the Collateral, other than any such claims, damages and demands that may arise from the breach of the terms of this Note or the gross negligence or willful misconduct of the Holder, and (ii) if any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. For the avoidance of doubt, nothing in this Section 10 shall grant or entitle the Trustee under the Secured Notes Indenture, the Note Collateral Agent under the Secured Notes Indenture, or the holders of Secured Notes or a beneficial interest therein to any rights to control the RMBS Litigation, take ownership of the RMBS Litigation, accelerate this Note, or sell, transfer or assign this Note. Notwithstanding anything to the contrary in this Note, the Holder shall not pursue any remedy against or with respect to any Pledged Securities, Replacement Investments, or proceeds thereof (other than interest income thereon) for the purpose of making any payment of interest on this Note, unless acting with the prior written approval of holders of a majority in aggregate principal amount of Secured Notes then Outstanding.

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11.	Amendment, Supplement or Waiver.

(a)	The Ambac Note Issuer and the Holder may amend or supplement this Note and the Holder may waive any existing default or Event of Default or noncompliance by the Ambac Note Issuer with any provision of this Note, in each case, in writing; provided that any such amendment, supplement or waiver will only be effective if the Note Collateral Agent (acting on behalf of holders of Secured Notes (“Secured Noteholders”) holding no less than 66 2⁄3% in aggregate principal amount of Secured Notes then Outstanding) shall have provided a written consent thereto; provided, further, that the consent of the Note Collateral Agent (acting on behalf of each affected Secured Noteholder) shall be required for any amendment, supplement or waiver that:

A. reduces the rate of or extend the time for payment of interest on this Note;

B. reduces the principal of or extend the Maturity Date of this Note;

C. modifies the terms of Section 3 hereof;

D. makes this Note payable in money other than that stated in this Note; or

E. modifies the terms of this Section 11.

Notwithstanding anything to the contrary in the foregoing, without the consent of the Note Collateral Agent acting on behalf of holders of Secured Notes holding at least 80.0% in principal amount of Secured Notes then Outstanding (including through consents obtained in connection with a tender offer or exchange offer for Secured Notes), no amendment, supplement or waiver may make any change to this Note that would (1) release all or substantially all of the Collateral from the Liens granted hereby, (2) change or alter the priority of the security interests in the Collateral in any manner adverse to the Secured Noteholders in any material respect, or (3) otherwise modify any provisions herein dealing with the Collateral that would adversely affect the Secured Noteholders in any material respect, in each case, other than in accordance with the terms hereof.

(b)	Any amendments, supplements or waivers in respect of this Note that have not been effected in accordance with Section 11.A shall be void ab initio.

(c)	The Trustee under the Secured Notes, the Note Collateral Agent under the Secured Notes, and the holders of Secured Notes are third-party beneficiaries of this Section 11.

12.	Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Ambac Note Issuer and the Holder each agree to submit to the exclusive jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York in any action or proceeding arising out of or relating to this Note. EACH OF THE AMBAC NOTE ISSUER AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTION CONTEMPLATED HEREBY.

13.	Severability. If any provision of this Note or the application thereof to any party or circumstance is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Note being severable in any such instance.

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14.	Successors. It is agreed and acknowledged that the Holder is granting a security interest in this Note and the rights hereunder (including the Tier I Proceeds Collateral Account) to the Note Collateral Agent for the benefit of the Secured Parties to secure the obligations of the Holder under the Secured Notes Indenture and the Secured Notes. The Ambac Note Issuer agrees for the benefit of the Note Collateral Agent and the Secured Parties that it will not grant “control” within the meaning of Articles 8 and 9 of the Uniform Commercial Code to anyone other than the Holder or the Note Collateral Agent and any such grant to anyone other than the Holder or the Note Collateral Agent shall be void ab initio. If an Ambac Event of Default under the Secured Notes Indenture has occurred and is continuing, the Note Collateral Agent under the Secured Notes Indenture may, but is not obligated to, exercise all rights of the Holder hereunder on behalf of the holders of the Secured Notes (with any proceeds resulting from such exercise or otherwise being applied as set forth in the Collateral Agreement); provided that upon the occurrence of an Ambac Event of Default listed in clause (ii) of the definition thereof, this Note shall be automatically assigned to the Note Collateral Agent without any further action on the part of any person and the Note Collateral Agent may exercise every right and power under this Note as the Holder hereunder; provided, further, that once assigned to the Note Collateral Agent, this Note shall not be transferable or assignable by such Note Collateral Agent or any other person without the prior written consent of the Ambac Note Issuer; provided, further, that, subject to Section 19, upon the payment in full of all Obligations (other than contingent indemnification obligations) of the Secured Notes, this Note shall be deemed to be fully satisfied, paid, and discharged. Except as provided above, this Note shall not be transferable or assignable by the Holder without the prior written consent of the Ambac Note Issuer (whether or not an Event of Default has occurred and is continuing). The Ambac Note Issuer may not assign or otherwise transfer any of its obligations under this Note without the prior written consent of the Holder. The terms of this Note be binding upon and shall inure to the benefit of the Ambac Note Issuer and the Holder and their respective permitted successors and assigns.

15.	Record of Principal Payments. After any payment of principal on this Note, the Ambac Note Issuer shall, and is hereby authorized by the Holder to, make a record of such payment on Schedule A hereto; provided, that any failure to make such a record shall in no way affect the outstanding principal balance of this Note, which shall in any event be reduced by the amount of such payment.

16.	Control of RMBS Litigation. Notwithstanding anything in this Note to the contrary, at all times, (a) the Ambac Note Issuer and the Segregated Account (if not merged with and into the Ambac Note Issuer) will control the RMBS Litigation in all respects (including, without limitation, all decisions as to strategy, settlement, pursuit and abandonment), and none of (w) the Trustee under the Secured Notes Indenture, (x) any holder of the Secured Notes or of any beneficial interest therein, (y) the Note Collateral Agent under the Secured Notes Indenture, or (z) the Holder shall have at any time any right to join or participate in the RMBS Litigation in any way.

17.	Tax Treatment. For federal, state and local income tax purposes, the Ambac Note Issuer and the Holder each agree to treat the issuances of this Note and the Secured Notes as the issuance by the Ambac Note Issuer of this Note directly to the holders of the Secured Notes, the Secured Notes as evidencing beneficial interests in this Note, and this Note as indebtedness of the Ambac Note Issuer.

18.	Legal Holidays. In any case where any amounts due under this Note is due and payable on any day that is not a Business Day, then (notwithstanding any other provision of this Note) payment of such amount may be made on the next succeeding Business Day with the same force and effect as if made on the date originally due, and no interest shall accrue on such payment for the intervening period.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close or are closed in New York City.

10

19.	Reinstatement. If any claim is ever made solely in respect of Liens described by clause (e) of the definition of Permitted Liens by holders of such Permitted Liens upon the Holder for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations under this Note and the Holder repays all or part of said amount by reason of (i) any judgment, order or decree of any court or administrative body having jurisdiction over the Holder or any of its property or (ii) any settlement or compromise of any such claim to which the Ambac Note Issuer agrees that is effected by the Holder with any such claimant (including, without limitation, the Ambac Note Issuer), then and in such event the Ambac Note Issuer agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Ambac Note Issuer, notwithstanding any revocation hereof or the cancellation of any instrument evidencing any liability of the Ambac Note Issuer, and the Ambac Note Issuer shall be and remain liable to Holder hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Holder; provided that, notwithstanding anything to the contrary herein, if any amount is reinstated pursuant to Section 106 of the Secured Notes Indenture, an equivalent amount shall be reinstated hereunder to the extent not already reinstated pursuant to this Section 19 without giving effect to this proviso and the Ambac Note Issuer shall be and remain liable to Holder hereunder for such amount so reinstated to the same extent as if such amount had never originally been received by the Holder.

{Signature Page Follows}

11

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed and delivered as of the date first written above.

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

[Signature Page to the Ambac Note]

Acknowledged and Agreed:

AMBAC LSNI, LLC,
as Holder

By:
Name:
Title:

[Signature Page to the Ambac Note]

Schedule A – Record of Principal Payments

Date of Principal Payment	Amount of Principal Payment	Remaining Outstanding Principal Balance of the Note

Form of Secured Notes Insurance Policy Issued by the Company

(see attached)

Draft — September 21, 2017

Home Office:	Administrative Office:

Ambac Assurance Corporation c/o CT Corporation Systems 44 East Mifflin Street Madison, Wisconsin 53703	Ambac Assurance Corporation One State Street Plaza New York, New York 10004 Telephone: (212) 668-0340

[FORM OF]

Financial Guaranty Insurance Policy

Policy Number: [•]

Obligor:	[AMBAC LSNI, LLC], a [Cayman Islands] limited liability company, as the issuer (the “Issuer”).

Effective Date: [Effective Date of Amended Plan]

Obligations: Floating Rate Notes due [•] issued by the Issuer in the initial aggregate principal amount of approximately $[2,146,000,000] (the “Notes”) issued pursuant to the Indenture, dated as of [•], 2017 (the “Indenture”) between the Issuer and its successors and assigns, and Bank of New York Mellon, as Trustee (in such capacity, and together with its successors and assigns in such capacity, the “Insured Party”) and Note Collateral Agent.

Ambac Assurance Corporation (“Ambac”), a Wisconsin stock insurance corporation, in consideration of the payment of the Secured Notes Policy Premium and subject to the terms of this Policy (including the endorsement hereto), hereby agrees unconditionally and irrevocably to pay to or on behalf of the Insured Party that portion of the Insured Obligations which shall become Due for Payment but shall be unpaid by reason of Nonpayment during the term of this Policy.

Except as provided in the following paragraph, Ambac will make any such payments which are due under this Policy to or as directed by the Insured Party within three (3) Business Days following receipt on a Business Day by Ambac of a Notice in the form of Exhibit A to this Policy. Payments due under this Policy will be satisfied by payment by Ambac to or as directed by the Insured Party, in accordance with the relevant Notice; provided that if such Notice is received after 12:00 noon, New York City time, on any Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by Ambac is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by Ambac for purposes of this paragraph. Such payments of the Insured Obligations to or as directed by the Insured Party shall be made only upon presentation of an instrument of assignment from the Insured Party substantially in the form of Exhibit C to this Policy transferring to Ambac all rights to receive the Insured Obligations, to the extent of such payment. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation or other contractual rights otherwise available to Ambac in respect of such payments. The Insured Party shall take such action and deliver such instruments as may be reasonably requested or required by Ambac to effectuate such assignment, subrogation or otherwise the purpose or provisions of this Policy.

In the event the Insured Party has notice that any payment of the Insured Obligations which has become Due for Payment and which is made to the Insured Party by or on behalf of the Issuer has been deemed a Preference Amount during the term of this Policy, the Insured Party will be entitled to payment from Ambac to the extent of such recovery if sufficient funds are not otherwise available from any source. Ambac will pay any Insured Obligation that is a Preference Amount on the third Business Day following receipt on a Business Day by Ambac of (i) a Notice substantially in the form of Exhibit B to this Policy, attaching a certified copy of the final, non-appealable order of a court in such insolvency proceeding to the effect requiring the return of such Preference Amount paid during the term this Policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Insured Party (a “Preference Amount Order”), (ii) an assignment substantially in the form of Exhibit C to this Policy, duly executed by the Insured Party, irrevocably assigning to Ambac all rights and claims of the Insured Party relating to or arising under the Indenture or otherwise with respect to such Preference Amount, (iii) appropriate instruments to effect the appointment of Ambac as agent for the Insured Party in any legal proceeding related to such Preference Amount, such instruments being in a form satisfactory to Ambac and (iv) a Notice appropriately completed and executed by the Insured Party; provided that if such documents are received after 12:00 noon, New York City time, on any Business Day, they will be deemed to be received on the following Business Day; provided, further, that Ambac shall not be obligated to make any payment in respect of any Preference Amount representing any amount of the Insured Obligations prior to the time Ambac would have been required to make a payment in respect of such amounts pursuant to the other provisions of this Policy. Such payments shall be disbursed to the Insured Party, subject to delivery of (a) the items referred to in clauses (i)-(v) above to Ambac, and (b) evidence satisfactory to Ambac that the return of such Preference Amount has been made by the Insured Party to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such final Preference Amount Order.

Payment to or as directed by the Insured Party pursuant to a Notice shall discharge the obligations of Ambac under this Policy to the extent of such payment, whether or not payment is properly applied by or on behalf of the Insured Party, as the case may be. Once payment in full of an Insured Obligation has been made in the manner referred to above, Ambac shall have no further obligation under this Policy in respect of such Insured Obligation.

Ambac shall be fully subrogated to all of the rights of the Insured Party and each Holder to the extent of any payments made by Ambac pursuant to this Policy; provided that such rights of subrogation shall be postponed so long as any amounts then past due (without giving effect to any grace period) under the Notes, including principal and interest, if any thereon, remain outstanding and such outstanding amounts are Insured Obligations that have not been paid in full to the Holders; provided further that Ambac shall not pursue, directly or indirectly, any remedy against or with respect to any Pledged Securities, Replacement Investments (each as defined in the Ambac Note) or proceeds thereof (other than interest income or in respect of accrued interest thereon) for the purposes of satisfying subrogated claims in respect of interest payments on the Notes.

This Policy is not cancelable by Ambac for any reason, including the failure of Ambac to receive payment of any Secured Notes Policy Premium due in respect of this Policy. The Secured Notes Policy Premium is not refundable for any reason. This Policy does not insure against loss of any prepayment or any acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment or the deeming of any payment of the Insured Obligations to be a Preference Amount. There shall be no accelerated payment due under this Policy unless such accelerated payment is made at the sole option of Ambac, including in the event of a payment default by or insolvency of the Obligor.

Force Majeure Event. Nothing in this Policy shall be construed to require payment to the extent any force majeure event or governmental act prevents Ambac from performing its obligations under this Policy or such performance is otherwise rendered impossible, in which event Ambac agrees to (i) use commercially reasonable efforts to perform its obligations under this Policy notwithstanding such force majeure event, governmental act or impossibility of performance and (ii) perform its obligations under this Policy promptly following cessation of such force majeure event, governmental act or impossibility of performance.

Additional Funds. In the event that, after Ambac has received a Notice under this Policy, the Insured Party receives additional funds (“Additional Funds”) for application towards the Insured Obligations which shall become Due for Payment or Preference Amount, as the case may be, with respect to which such Notice was delivered, or if such Additional Funds have actually been applied towards the Insured Obligations which have become Due for Payment or Preference Amount, as the case may be, the Insured Party shall immediately deliver to Ambac a written notice of the same (such notice, an “Additional Funds Notice”), which Additional Funds Notice shall set forth the amount of the Additional Funds and the date of such receipt.

In the event that Ambac has not yet disbursed any amount payable with respect to such Notice under this Policy by the time of its receipt of such an Additional Funds Notice, such Notice shall be deemed to be automatically amended by reducing the amount claimed thereunder by an amount equal to the amount of such Additional Funds and Ambac shall reduce the amount it will disburse under this Policy with respect to the relevant Insured Obligations which have become Due for Payment or Preference Amount, as the case may be, by an amount equal to the amount of such Additional Funds. In the event that Ambac has disbursed the amount payable with respect to such Notice under this Policy by the time of its receipt of such Additional Funds Notice, the Insured Party shall promptly transfer to Ambac an amount equal to the amount of such Additional Funds, together with actual interest accrued on such amount (if any) during the period such Additional Funds were held by the Insured Party.

Notices. All notices to be given hereunder to Ambac shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered to Ambac as follows:

One State Street Plaza

New York, NY 10004

Attention: General Counsel

Ambac may specify a different address or addresses in a notice mailed or delivered to the Insured Party. Electronic mail shall be deemed to constitute notice under this section upon confirmation of receipt.

Transfer: Assignment. This Policy is neither transferable nor assignable, except as specified herein or as provided in the Exhibits hereto, in whole but not in part, to a successor Trustee pursuant to the terms of the Indenture. The Insured Party shall deliver prior written notice of any such transfer to Ambac substantially in the form of Exhibit D hereto.

Agreement of Policyholders. By accepting this Policy, policyholders hereby acknowledge and confirm that any payment made under this Policy constitutes both a) valid payment of Insured Obligations and b) to the extent any payment made under this Policy is a payment of principal under the Indenture, a deemed dollar-for-dollar repayment on the Ambac Note pursuant to the terms thereof.

Term; Surrender of Policy. The Insured Party shall surrender this Policy to Ambac for cancellation upon expiration of the term of this Policy, together with a notice substantially in the form of Exhibit E hereto. The term of this Policy shall be the period from and including the date of issuance hereof to and including the latest of (i) the date on which all Insured Obligations which have become Due for Payment have been paid, (ii) the date on which any period during which any payment of Insured Obligations which have become Due for Payment could have been avoided in whole or in part as a preference payment pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, expires, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of the later of (i) and (ii), the date on which a final and nonappealable order in resolution of each such proceeding has been entered, provided that, if the Holders are required to return any Preference Amount as a result of such proceedings, then the term of this Policy shall terminate on the date on which Ambac has made all payments required to be made under the terms of this Policy in respect of all such Preference Amount.

Applicable Law. This Policy shall be governed by and interpreted under the laws of the State of New York.

Exclusions From Insurance Guaranty Funds.

THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

Other Matters.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

Any capitalized terms not defined herein shall have the meaning given such terms in the endorsement attached hereto.

In witness whereof, Ambac has caused this Policy to be duly executed on its behalf by its duly authorized officers.

AMBAC ASSURANCE CORPORATION

Effective Date: [•]

Financial Guaranty Insurance Endorsement

Policy Number: [•]

Attached to and forming part of Policy No. [•] (the “Policy”)	Effective Date of Endorsement: [•]

Policy	for: Floating Rate Notes due [•] issued by the Issuer in the initial aggregate principal amount of approximately $[2,146,000,000] (the “Notes”) issued pursuant to the Indenture, dated as of [•], 2017 (the “Indenture”) between the Issuer and its successors and assigns, and Bank of New York Mellon, as Trustee (in such capacity, and together with its successors and assigns in such capacity, the “Insured Party”) and Note Collateral Agent.

The Policy to which this endorsement is attached and of which it forms a part is hereby amended as follows:

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, without giving effect to any subsequent amendment or modification thereof unless approved in writing by Ambac. For purposes of this Policy, the following terms shall have the following meanings:

“Due for Payment” means, with respect to any Insured Obligation, such amount that is due and payable as scheduled pursuant to the Indenture and the Notes issued and in effect as of the date hereof (without amendment). Due for Payment does not refer to any earlier date upon which payment of any Insured Obligations may become due, by reason of optional prepayment, acceleration of maturity or otherwise.

“Holder” means each holder of an Insured Obligation.

“Insured Obligations” means the regularly scheduled Interest Payments, Principal Payment due at maturity and outstanding Principal Payment due as a result of a mandatory redemption required to be paid to the Insured Party under Section 1009 of the Indenture and the Notes, whether by or on behalf of the Issuer. For the avoidance of doubt, Insured Obligations shall include only the Payments required under the Indenture and the Notes issued and in effect as of the date hereof (without amendment). In no event shall Insured Obligations include (a) any principal due by reason of the acceleration or optional prepayments thereof, (b) any late charges or interest due under the Indenture or (c) any taxes, withholding or gross-up obligations of any kind.

“Insured Party” means The Bank of New York Mellon, as Trustee for the benefit of the holders of the Notes.

“Interest Payment Date” has the meaning set forth in the Indenture.

“Nonpayment” means, as of any Interest Payment Date, the failure of the Issuer to have provided funds to the Insured Party sufficient for payment of the Insured Obligations that are then Due for Payment.

“Notice” means a notice, substantially in the form of Exhibit A, B or C as applicable, to this Policy, duly executed by the Insured Party.

“Preference Amount” means any amount previously distributed to the Insured Party on the Insured Obligations that is recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

“Secured Notes Premium” means the premium payable for issue of this Policy, to be paid on the date of execution of this Policy in an amount equal to [$1,115,000].

7

EXHIBIT A

TO FINANCIAL GUARANTY INSURANCE POLICY NUMBER: [•]

INSURED OBLIGATIONS NOTICE UNDER FINANCIAL

GUARANTY INSURANCE POLICY NUMBER: [•]

Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: General Counsel

The undersigned individual, a duly authorized officer of [•], as trustee (the “Trustee”) under the Indenture by and between [AMBAC LSNI, LLC] (“Issuer”) and the Trustee, hereby certifies to Ambac Assurance Corporation (“Ambac”), with reference to Financial Guaranty Insurance Policy Number [•] (the “Policy”) issued by Ambac in respect of the Insured Obligations, that:

1.	The Insured Party has calculated that the amount in respect of the Insured Obligations that [will be] [was] Due for Payment on _________ [Date] exceeds the amount that [will be] [was] available for payment to the Trustee pursuant to the Indenture and the Note, by an amount equal to $____________________________________________________ (the “Shortfall”). Of such Shortfall, $_________ represents regularly interest principal payments and $_________ represents principal payments due at maturity and $_________ represents due by operation of the mandatory redemption provisions in Section 1009 of the Indenture.

2.	The Insured Party has not heretofore made a demand under the Policy with respect to all or a portion of the Shortfall.

3.	The Insured Party directs that payment of such amounts be made by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to Insured Party, as follows: [specify wiring instructions].

4.	The Insured Party hereby agrees that, following receipt of such payment from Ambac, it shall (a) apply such amounts in accordance with the Indenture; (b) not apply such funds for any other purpose; (c) not commingle such funds with other funds held by it; and (d) maintain an accurate record of such payments and the corresponding claim on the Policy and proceeds thereof.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

IN WITNESS WHEREOF, the Insured Party has executed and delivered this Notice under the Policy as of the [    ] day of [            ], [            ].

[•], as Insured Party

By:
Name:
Title:

EXHIBIT B

TO FINANCIAL GUARANTY INSURANCE POLICY NUMBER: [•]

PREFERENCE AMOUNT NOTICE UNDER FINANCIAL

GUARANTY INSURANCE POLICY NUMBER: [•]

Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: General Counsel

The undersigned individual, a duly authorized officer of [•], as trustee (the “Trustee”) and note collateral agent under the Indenture by and between [AMBAC LSNI, LLC] (“Issuer”) and the Note Collateral Agent, hereby certifies to Ambac Assurance Corporation (“Ambac”), with reference to Financial Guaranty Insurance Policy Number [•] (the “Policy”) issued by Ambac in respect of the Insured Obligations, that:

1.	A payment previously made under the Indenture has become a Preference Amount, as indicated in the attached Order.

2.	The Insured Party hereby certifies that the Order has been entered and is not subject to stay.

3.	The amount of the Preference Amount is $_________ and consists of scheduled interest payments on the Notes in the amount of $____ paid on_________, and scheduled interest payments on Notes in the amount of $_________ paid on_________, _________, and principal payments of the Secured Notes due at maturity in the amount of $_________ paid on _________, _________, and regularly scheduled principal payments of the Notes due as a result of mandatory redemption under the provisions of Section 1009 in the Indenture in the amount of $ _________ paid on _________, ____________________________________.

4.	The Insured Party has not heretofore made a demand for any part of such Preference Amount.

5.	The Insured Party directs that payment of such amounts be made to it by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [ACCOUNT];

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

IN WITNESS WHEREOF, the Insured Party has executed and delivered this Notice under the Policy as of the [            ] day of [                ], [            ].

[•], as Insured Party

By:
Name:
Title:

EXHIBIT C

TO FINANCIAL GUARANTY INSURANCE POLICY NUMBER: [•]

FORM OF ASSIGNMENT OF CLAIMS

Dated as of _________, _____

Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: General Counsel

Reference is made to Financial Guaranty Insurance Policy Number [•] dated [•] (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”) relating to that portion of Floating Rate Notes due [•] issued by the Issuer in the initial aggregate principal amount of approximately $[2,146,000,000] (the “Notes”) issued pursuant to the Indenture, dated as of [•], 2017 (the “Indenture”) between the Issuer and its successors and assigns, and Bank of New York Mellon, as Trustee (in such capacity, and together with its successors and assigns in such capacity, the “Trustee”) and Note Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy and, if not defined therein, in the Indenture.

Insured Party hereby represents that regularly scheduled interest payments in an amount equal to $• and/or principal payments due at maturity or due to mandatory redemption in an amount equal to $• have become Due for Payment on the Notes, but are unpaid by reason of Nonpayment (collectively, the “Nonpayment Amounts”).

In connection with the payment by Ambac of such Nonpayment Amounts pursuant to the Policy, the Insured Party hereby irrevocably and unconditionally sells, assigns, transfers, conveys and delivers to Ambac all of the Insured Party’s right, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, which the Insured Party now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Nonpayment Amounts. The Insured Party hereby represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by the Insured Party.

The Trustee, on behalf of itself and the Holders, hereby appoints Ambac, to the fullest extent permitted by applicable Law, as agent and attorney-in-fact for the Note Collateral Agent and each Holder in any legal proceeding relating to the Insured Obligations (with respect to and to the extent of the payment made by Ambac under the Policy). The Trustee, on behalf of itself and the Holders, hereby agrees (without limiting the generality of the preceding sentence) that Ambac may at any time during the continuation of any proceeding by or against the Issuer or any of its property, direct all matters relating to such proceeding with respect to and to the extent of the payment made by Ambac under the Policy, including without limitation, (a) all matters relating to any claim in connection with insolvency proceeding seeking the avoidance as a preferential transfer of any payment made with respect to the Insured Obligations (a “Preference Claim”), (b) the direction of any appeal of any order relating to any Preference Claim, at the expense of Ambac, and (c) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that Ambac shall be subrogated to, and the Trustee on its behalf and on behalf of each Holder, thereby delegates and assigns, to the fullest extent permitted by applicable law, the rights of the Trustee and each Holder in the conduct of any proceeding with respect to and to the extent of the payments made by Ambac under the Policy, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

The foregoing acknowledgments are in addition to, and not in limitation of, rights of subrogation and other contractual rights otherwise available to Ambac in respect of such payments; provided that Ambac’s rights of subrogation shall be postponed so long as any amounts then past due (without giving effect to any grace period) under the Notes, including principal and interest, if any thereon, remain outstanding and such outstanding amounts are Insured Obligations that have not been paid in full to the Holders; provided further that Ambac shall not pursue, directly or indirectly, any remedy against or with respect to any Pledged Securities, Replacement Investments (each as defined in the Ambac Note) or proceeds thereof (other than interest income or in respect of accrued interest thereon) for the purposes of satisfying subrogated claims in respect of interest payments on the Notes. The Insured Party shall take such action and deliver such instruments as may be reasonably requested or required by Ambac to effectuate the purpose or provisions of this Policy.

This assignment shall be governed by the laws of the State of New York.

[•], as Insured Party

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

EXHIBIT D

TO FINANCIAL GUARANTY INSURANCE POLICY NUMBER: [•]

FORM OF NOTICE OF ASSIGNMENT OF POLICY

Dated as of _________, ______

Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: General Counsel

Reference is made to Financial Guaranty Insurance Policy Number [•] dated [•] (the “Policy”) issued by Ambac Assurance Corporation relating to that portion of an offering in the initial aggregate principal amount of approximately $[2,146,000,000] issued pursuant to that certain Indenture, dated as of [•], 2017 (the “Indenture”) between the Issuer and [•], as Trustee (in such capacity, and together with its successors and assigns in such capacity, the “Trustee”)and Note Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy and, if not defined therein, in the Indenture.

The undersigned Trustee (the “Withdrawing Trustee”) has transferred and assigned (and hereby confirms to you such transfer and assignment) all of its rights in, to and under the Policy to • [insert the name of the successor Trustee] in its capacity as the successor trustee under the Indenture (the “Successor Trustee”) and confirms that the Withdrawing Trustee no longer has any rights under or interest in the Policy. The Withdrawing Trustee and the Successor Trustee have indicated on the face of the Policy that it has been transferred and assigned to the Successor Trustee.

The Successor Trustee hereby certifies that it is a duly authorized transferee under the terms of the Policy and is accordingly entitled, upon presentation of the document(s) called for therein, to receive payment thereunder.

IN WITNESS WHEREOF, the Withdrawing Trustee and the Successor Trustee have executed and delivered this Notice of Transfer as of the • day of •, •.

•, as Withdrawing Trustee

By:
Name:
Title:

•, as Successor Trustee

By:
Name:
Title:

EXHIBIT E

FORM OF NOTICE OF TERMINATION

Dated as of _________, ______

Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

Attention: General Counsel

Reference is made to Financial Guaranty Insurance Policy Number [•] dated [•] (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”) relating to that portion of an offering in the initial aggregate principal amount of approximately $[2,146,000,000] issued pursuant to that certain Indenture, dated as of [•], 2017 (the “Indenture”) between the Issuer [•], as Trustee and Note Collateral Agent. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy and, if not defined therein, in the Indenture.

The undersigned, a duly authorized officer of the Insured Party, hereby certifies to Ambac that the term of the Policy has expired.

The original of the Policy is enclosed herewith.

IN WITNESS WHEREOF, the Insured Party has executed and delivered this certificate as of the • day of •, •.

[•]

By:
Name:
Title:

Exhibit B

1.	Confidential Offering Memorandum and Consent Solicitation Statement;

2.	Letter of Transmittal and Consent; and

3.	Holder Eligibility Letter.